     As filed with the Securities and Exchange Commission on July 22, 1998
                                           Registration Statement No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 4832                                59-3212788
   (State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer Identification
    incorporation or organization)          Classification Code Number)                      Number)

                             ---------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------

                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
              (Address, including zip code, and telephone number,
                      including area code, of registrants'
                          principal executive offices)

                             ---------------------

                           ANTHONY L. MORRISON, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:
                           DAVID L. PERRY, JR., ESQ.
                              HOLLAND & KNIGHT LLP
                        625 N. FLAGLER DRIVE, SUITE 700
                         WEST PALM BEACH, FLORIDA 33401
                             PHONE: (561) 833-2000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                        AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
             TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED         PER SHARE(1)      OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------------------------------
13 1/4% Cumulative Junior Exchangeable Preferred
  Stock, par value $.001 per share...............    20,000 shares          $10,000          $200,000,000           $59,000
---------------------------------------------------------------------------------------------------------------------------------
13 1/4% Exchange Debentures due 2006.............         (2)                 --                  --                  (2)
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 13 1/4% Exchange Debentures due
  2006...........................................         (3)                 --                  --                  (3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate liquidation preference and liquidation preference per share of the 13 1/4% Cumulative Junior Exchangeable Preferred Stock being offered in exchange for outstanding securities of the registrant.
(2) Such indeterminate principal amount of Registrant's 13 1/4% Exchange Debentures due 2006 as may be issuable upon exchange of the 13 1/4% Cumulative Junior Exchangeable Preferred Stock. Pursuant to Rule 457(i), no additional registration fee is required.
(3) This Registration Statement covers the Guarantees of the 13 1/4% Exchange Debentures due 2006 to be issued by each of the Registrant's subsidiaries, for which no additional consideration is to be received and therefore no additional registration fee is required.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                               PRIMARY
                                                          STATE OR OTHER       STANDARD          I.R.S.
                                                          JURISDICTION OF     INDUSTRIAL        EMPLOYER
                                                          INCORPORATION/    CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
                          ----                            ---------------   --------------   --------------
PAXSON COMMUNICATIONS MANAGEMENT COMPANY................     Florida             8741          59-3212233
EXCEL MARKETING ENTERPRISES, INC........................     Florida             7313          59-2907133
PAXSON COMMUNICATIONS TELEVISION, INC...................     Florida             4833          59-3283729
PAXSON COMMUNICATIONS OF ATLANTA-14, INC................     Florida             4833          59-3235962
PAXSON ATLANTA LICENSE, INC.............................     Florida             4833          59-3291854
PAXSON COMMUNICATIONS OF BOSTON-60, INC.................     Florida             4833          59-3283737
PAXSON BOSTON LICENSE, INC..............................     Florida             4833          59-3283741
PAXSON COMMUNICATIONS OF DALLAS-68, INC.................     Florida             4833          59-3283742
PAXSON DALLAS LICENSE, INC..............................     Florida             4833          59-3283743
PAXSON COMMUNICATIONS OF NEW LONDON-26, INC.............     Florida             4833          59-3283739
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC...........     Florida             4833          59-3283731
PAXSON PHILADELPHIA LICENSE, INC........................     Florida             4833          59-3283730
PAXSON COMMUNICATIONS OF MIAMI-35, INC..................     Florida             4833          65-0471066
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC...............     Florida             4833          59-3233735
PAXSON SAN JOSE LICENSE, INC............................     Florida             4833          59-3233733
PAXSON COMMUNICATIONS OF TAMPA-66, INC..................     Florida             4833          59-3227558
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC............     Florida             4833          59-3295991
PAXSON LOS ANGELES LICENSE, INC.........................     Florida             4833          59-3295992
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC............     Florida             4833          59-3295983
PAXSON COMMUNICATIONS OF ST. LOUIS-13, INC..............     Florida             4833          59-3295985
PAXSON MINNEAPOLIS LICENSE, INC.........................     Florida             4833          59-3295988
PAXSON COMMUNICATIONS OF ORLANDO-56, INC................     Florida             4833          59-3297996
PAXSON COMMUNICATIONS OF HOUSTON-49, INC................     Florida             4833          76-0461469
PAXSON HOUSTON LICENSE, INC.............................     Florida             4833          76-0461475
INFOMALL TV NETWORK, INC................................    Delaware             7313          59-3298735
PAXSON COMMUNICATIONS OF CLEVELAND-67, INC..............     Florida             4833          59-3319725
PAXSON COMMUNICATIONS OF WASHINGTON-60, INC.............     Florida             4833          59-3319720
PAXSON WASHINGTON LICENSE, INC..........................     Florida             4833          59-3319719
PAXSON COMMUNICATIONS OF PHOENIX-13, INC................     Florida             4833          59-3295991
PAXSON PHOENIX LICENSE, INC.............................     Florida             4833          65-0625875
INFOMALL LOS ANGELES, INC...............................     Florida             4833          58-2217093
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC..............     Florida             4833          65-0625874
PAXSON COMMUNICATIONS OF DENVER-59, INC.................     Florida             4833          65-0603895
PAXSON COMMUNICATIONS OF NEW YORK-43, INC...............     Florida             4833          65-0611723
PAXSON NEW YORK LICENSE, INC............................     Florida             4833          65-0611721
PAXSON COMMUNICATIONS OF AKRON-23, INC..................     Florida             4833          65-0611718
PAXSON AKRON LICENSE, INC...............................     Florida             4833          65-0611729
PAXSON COMMUNICATIONS OF DAYTON-26, INC.................     Florida             4833          31-1446001
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC...........     Florida             4833          65-0628620
PAXSON COMMUNICATIONS OF ALBANY-55, INC.................     Florida             4833          65-0628627

                                                                               PRIMARY
                                                          STATE OR OTHER       STANDARD          I.R.S.
                                                          JURISDICTION OF     INDUSTRIAL        EMPLOYER
                                                          INCORPORATION/    CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
                          ----                            ---------------   --------------   --------------
PAXSON COMMUNICATIONS OF RALEIGH DURHAM-47, INC.........     Florida             4833          65-0628624
PAXSON COMMUNICATIONS L.P.T.V., INC.....................     Florida             4833          65-0641981
PAXSON DAYTON LICENSE, INC..............................     Florida             4833          65-0645190
PAXSON DENVER LICENSE, INC..............................     Florida             4833          65-0645191
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.............     Florida             4833          65-0643775
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.............     Florida             4833          65-0653894
PAXSON GREENSBORO LICENSE, INC..........................     Florida             4833          65-0653901
PAXSON COMMUNICATIONS OF TULSA-44, INC..................     Florida             4833          65-0653898
PAXSON SPORTS VENTURES COMPANY..........................     Florida             7313          65-0684001
PCC DIRECT, INC.........................................     Florida             7313          65-0684251
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC..........     Florida             4833          65-0682182
PAXSON ALBANY LICENSE, INC..............................     Florida             4833          65-0736665
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.............     Florida             4833          65-0685880
PAXSON SACRAMENTO LICENSE, INC..........................     Florida             4833          65-0685878
PAXSON COMMUNICATIONS OF SEATTLE-33, INC................     Florida             4833          65-0686130
PAXSON SEATTLE LICENSE, INC.............................     Florida             4833          65-0717339
PAXSON COMMUNICATIONS OF SAN JUAN, INC..................     Florida             4833          58-2219553
PAXSON COMMUNICATIONS OF BOSTON-46, INC.................     Florida             4833          65-0686132
PAXSON COMMUNICATIONS OF PHOENIX-51, INC................     Florida             4833          65-0686052
PAXSON COMMUNICATIONS OF LITTLE ROCK-42, INC............     Florida             4833          65-0688715
PAXSON LITTLE ROCK LICENSE, INC.........................     Florida             4833          65-0688718
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.............     Florida             4833          65-0688713
PAXSON BIRMINGHAM LICENSE, INC..........................     Florida             4833          65-0688718
PAXSON SPORTS OF MIAMI, INC.............................     Florida             7313          59-3227303
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.........     Florida             4833          65-0717339
PAXSON SALT LAKE CITY LICENSE, INC......................     Florida             4833          65-0748582
PAXSON OKLAHOMA CITY LICENSE, INC.......................     Florida             4833          65-0741346
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.............     Florida             4833          65-0735951
PAXSON COMMUNICATIONS OF SCRANTON-64, INC...............     Florida             4833          65-0735747
PAXSON SCRANTON LICENSE, INC............................     Florida             4833          65-0735746
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC............     Florida             4833          65-0712686
PAXSON KANSAS CITY LICENSE, INC.........................     Florida             4833          65-0712711
PAXSON MILWAUKEE LICENSE, INC...........................     Florida             4833          65-0740615
PAXSON COMMUNICATIONS OF HARTFORD-18, INC...............     Florida             4833          65-0725446
PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.............     Florida             4833          65-0731832
PAXSON COMMUNICATIONS OF DETROIT-31, INC................     Florida             4833          65-0735187
PAXSON DETROIT LICENSE, INC.............................     Florida             4833          65-0735190
PAXSON PITTSBURGH LICENSE, INC..........................     Florida             4833          65-0735178
PAXSON COMMUNICATIONS OF ROANOKE-38, INC................     Florida             4833          65-0741687
PAXSON ROANOKE LICENSE, INC.............................     Florida             4833          65-0741692

                                                                               PRIMARY
                                                          STATE OR OTHER       STANDARD          I.R.S.
                                                          JURISDICTION OF     INDUSTRIAL        EMPLOYER
                                                          INCORPORATION/    CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
                          ----                            ---------------   --------------   --------------
PAXSON COMMUNICATIONS OF FRESNO-61, INC.................     Florida             4833          65-0742713
PAXSON FRESNO LICENSE, INC..............................     Florida             4833          65-0742709
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC..............     Florida             4833          65-0744429
PAXSON TENNESSEE LICENSE, INC...........................     Florida             4833          65-0744418
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC...........     Florida             4833          65-0744431
PAXSON CEDAR RAPIDS LICENSE, INC........................     Florida             4833          65-0744422
PAXSON COMMUNICATIONS OF BUFFALO-51, INC................     Florida             4833          65-0744433
PAXSON BUFFALO LICENSE, INC.............................     Florida             4833          65-0744425
PAXSON COMMUNICATIONS OF GREEN BAY-14, INC..............     Florida             4833          65-0744427
PAXSON GREEN BAY LICENSE, INC...........................     Florida             4833          65-0744417
PAXSON COMMUNICATIONS OF TUCSON-46, INC.................     Florida             4833          65-0744426
PAXSON TUCSON LICENSE, INC..............................     Florida             4833          65-0744415
PAXSON COMMUNICATIONS OF NEW YORK-31, INC...............     Florida             4833          65-0752309
PAXSON MIAMI-35 LICENSE, INC............................     Florida             4833          65-0752329
PAXSON TAMPA-66 LICENSE, INC............................     Florida             4833          65-0752325
PAXSON COMMUNICATIONS OF HAWAII-66, INC.................     Florida             4833          65-0754528
PAXSON HAWAII LICENSE, INC..............................     Florida             4833          65-0754523
PAXSON COMMUNICATIONS OF LOS ANGELES-63, INC............     Florida             4833          65-0759231
PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC............     Florida             4833          65-0766945
PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC...........     Florida             4833          65-0771647
PAXSON FAYETTEVILLE LICENSE, INC........................     Florida             4833          65-0771656
OCEAN STATE TELEVISION, L.L.C...........................    Delaware             4833          59-3500171
UNITED BROADCAST GROUP II, INC..........................      Texas              4833          01-1758633
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.............     Florida             4833          65-0780847
PAXSON CHARLESTON LICENSE, INC..........................     Florida             4833          65-0780849
JETSTAR DEVELOPMENT, INC................................     Florida                           65-0779396
PAX NET, INC............................................    Delaware             4833          65-0789886
PAXSON TELEVISION PRODUCTIONS, INC......................     Florida             7812          65-0791898
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC...............     Florida             4833          65-0795912
PAXSON SYRACUSE LICENSE, INC............................     Florida             4833          65-0795915
PAXSON COMMUNICATIONS OF DECATUR-23, INC................     Florida             4833          65-0808800
PAXSON DECATUR LICENSE, INC.............................     Florida             4833          65-0808801
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC................     Florida             4833          65-0804519
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC..............     Florida             4833          65-0804455
PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC............     Florida             4833          65-0804451
PAXSON COMMUNICATIONS OF PORTLAND-23, INC...............     Florida             4833          65-0806275
PAXSON ORLANDO LICENSE, INC.............................     Florida             4833          65-0806278
PAXSON COMMUNICATIONS OF CHICAGO-38, INC................     Florida             4833          65-0806274
PAXSON CHICAGO LICENSE, INC.............................     Florida             4833          59-3498673
PAXSON COMMUNICATIONS OF NORFOLK-49, INC................     Florida             4833          65-0814356
PAXSON ALBUQUERQUE LICENSE, INC.........................     Florida             4833          65-0813266
PAXSON COMMUNICATIONS OF DAVENPORT-67, INC..............     Florida             4833          65-0813879
PAXSON DAVENPORT LICENSE, INC...........................     Florida             4833             *

                                                                               PRIMARY
                                                          STATE OR OTHER       STANDARD          I.R.S.
                                                          JURISDICTION OF     INDUSTRIAL        EMPLOYER
                                                          INCORPORATION/    CLASSIFICATION   IDENTIFICATION
                          NAME                               FORMATION          NUMBER           NUMBER
                          ----                            ---------------   --------------   --------------
PAXSON COMMUNICATIONS OF DES MOINES-39, INC.............     Florida             4833          65-0813632
PAXSON DES MOINES LICENSE, INC..........................     Florida             4833          65-0813637
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.............     Florida             4833          65-0813242
PAXSON GREENVILLE LICENSE, INC..........................     Florida             4833          65-0813243
PAXSON COMMUNICATIONS OF JACKSON-51, INC................     Florida             4833          65-0815794
PAXSON JACKSON LICENSE, INC.............................     Florida             4833          65-0815796
PAXSON COMMUNICATIONS OF MOBILE-61, INC.................     Florida             4833          65-0815802
PAXSON MOBILE LICENSE, INC..............................     Florida             4833          65-0815806
PAXSON COMMUNICATIONS OF ODESSA-30, INC.................     Florida             4833          65-0813873
PAXSON ODESSA LICENSE, INC..............................     Florida             4833          65-0813869
PAXSON PORTLAND LICENSE, INC............................     Florida             4833          65-0812841
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.............     Florida             4833          65-0813244
PAXSON SHREVEPORT LICENSE, INC..........................     Florida             4833          65-0813247
PAXSON COMMUNICATIONS OF SPOKANE-34, INC................     Florida             4833          65-0815799
PAXSON SPOKANE LICENSE, INC.............................     Florida             4833          65-0815800
PAXSON COMMUNICATIONS OF ST. CROIX-15, INC..............     Florida             4833          65-0815807
PAXSON ST. CROIX LICENSE, INC...........................     Florida             4833          65-0815808
PAXSON COMMUNICATIONS OF SPRINGFIELD-34, INC............     Florida             4833          65-0813669
PAXSON SPRINGFIELD LICENSE, INC.........................     Florida             4833          65-0812840
S & E NETWORK, INC......................................   Puerto Rico           4833          58-2219553
CHANNEL 56 OF ORLANDO, INC..............................     Florida             4833          59-3288262
TRAVEL CHANNEL ACQUISITION CORPORATION..................    Delaware             4833          65-0766049
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC........     Florida             4833          65-0823013
PAXSON COMMUNICATIONS OF LEXINGTON-67, INC..............     Florida             4833          65-0826029
PAXSON LEXINGTON LICENSE, INC...........................     Florida             4833          65-0826033
PAXSON COMMUNICATIONS OF PORTLAND-22, INC...............     Florida             4833          65-0826031
PAXSON SALEM LICENSE, INC...............................     Florida             4833          65-0826037
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC............     Florida             4833          65-0826035
PAXSON COMMUNICATIONS OF FARGO-27, INC..................     Florida             4833          65-0831708
PAXSON TULSA LICENSE, INC...............................     Florida             4833          65-0829209
PAXSON KNOXVILLE LICENSE, INC...........................     Florida             4833          65-0829210
PAX NET TELEVISION PRODUCTIONS, INC.....................     Florida             7812          65-0830580
PAXSON COMMUNICATIONS OF WAUSAU-46, INC.................     Florida             4833          65-0831709
PAXSON WAUSAU LICENSE, INC..............................     Florida             4833          65-0834744
PAXSON FARGO LICENSE, INC...............................     Florida             4833          65-0834741
PAXSON COMMUNICATIONS LICENSE COMPANY, LLC..............    Delaware             4833             *
COCOLA MEDIA CORPORATION OF SAN FRANCISCO...............   California            4833          77-0448296
CHANNEL 44 OF TULSA, INC................................    Delaware             4833          86-0838608
COCOLA MEDIA CORPORATION OF FLORIDA.....................    Delaware             4833          77-0406411

---------------

* Applied for.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 22, 1998
PROSPECTUS
                                  $200,000,000

(PAXSON LOGO)
                       PAXSON COMMUNICATIONS CORPORATION

OFFER TO EXCHANGE SHARES OF ITS 13 1/4% CUMULATIVE JUNIOR EXCHANGEABLE PREFERRED STOCK, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OUTSTANDING SHARES OF ITS 13 1/4% CUMULATIVE JUNIOR EXCHANGEABLE
                                PREFERRED STOCK

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON ________ ,
                             1998, UNLESS EXTENDED
                             ---------------------

    Paxson Communications Corporation (the "Company") hereby offers to exchange, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Exchange Offer"), up to 20,000 shares of the Company's new 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share (the "New Junior Preferred Stock") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") for up to 20,000 shares of the Company's outstanding 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share (the "Original Junior Preferred Stock"). The Original Junior Preferred Stock and the New Junior Preferred Stock are sometimes referred to herein collectively as the "Junior Preferred Stock."

    The terms of the New Junior Preferred Stock are substantially identical in all respects (including liquidation preference, dividend rate and maturity) to the terms of the Original Junior Preferred Stock for which it may be exchanged pursuant to this Exchange Offer, except that shares of the New Junior Preferred Stock will be freely transferable by holders thereof (other than as provided in the next paragraph) and issued free of any covenant restricting transfer absent registration. For a complete description of the terms of the New Junior Preferred Stock, see "Description of the New Junior Preferred Stock and New Exchange Debentures". There will be no cash proceeds to the Company from the Exchange Offer.

    The Original Junior Preferred Stock was sold on June 10, 1998, in a transaction not registered under the Securities Act in reliance upon exemptions provided therein (the "Private Offering"). Accordingly, shares of Original Junior Preferred Stock may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Junior Preferred Stock is being offered to satisfy the obligations of the Company under the Registration Rights Agreement (as defined herein) relating to the Original Junior Preferred Stock. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." Every holder receiving shares of New Junior Preferred Stock in the Exchange Offer, other than a broker-dealer, will represent that it is not engaging in or intending to engage in a distribution of such shares of New Junior Preferred Stock. The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on the positions expressed in these no-action letters addressed to other parties in other transactions, shares of New Junior Preferred Stock issued pursuant to the Exchange Offer in exchange for shares of Original Junior Preferred Stock may be offered for resale, resold or otherwise transferred by the holders thereof (other than any holder which is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such shares of New Junior Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such shares of New Junior Preferred Stock. Any holder who acquired shares of Original Junior Preferred Stock in the Private Offering and who participates in the Exchange Offer for the purpose of participating in a distribution of the New Junior Preferred Stock may not rely on these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale. This Prospectus may not be used by such holders to satisfy these requirements. Each broker-dealer that receives shares of New Junior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such shares of New Junior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution." Broker-dealers may use this Prospectus, as amended or supplemented, in connection with resales of the shares of New Junior Preferred Stock received in exchange for the shares of Original Junior Preferred Stock where such shares of Original Junior Preferred Stock were acquired by such broker-dealer as a result of market making activities or other such trading. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

    There is no established trading market for the Junior Preferred Stock. Any shares of Original Junior Preferred Stock not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list the New Junior Preferred Stock on any securities exchange. To the extent that shares of Original Junior Preferred Stock are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered shares of Original Junior Preferred Stock could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Original Junior Preferred Stock or the New Junior Preferred Stock. The Junior Preferred Stock is expected to be eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market.

    The Exchange Offer is not conditioned on any minimum number of shares of Original Junior Preferred Stock being tendered for exchange. The Exchange Offer will expire at 5:00 P.M., New York time, on ________ __ , 1998, unless extended (the "Expiration Date"). The date of acceptance for exchange of shares of Original Junior Preferred Stock will be the first business day following the Expiration Date. Shares of Original Junior Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise, such tenders are irrevocable. The Company will pay all expenses incident to the Exchange Offer.
                                                        (continued on next page)
                             ---------------------

     HOLDERS OF ORIGINAL JUNIOR PREFERRED STOCK SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 18.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
 ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR INADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is ________ , 1998.

(continued from cover page)

    Holders of the Junior Preferred Stock are entitled to receive, when, as and if declared by the board of directors of the Company out of funds legally available therefor, cash dividends or, subject to certain conditions, dividends in the form of additional shares of Junior Preferred Stock. All dividends on the Junior Preferred Stock will be cumulative, whether earned or declared, from the Issue Date and will be payable at a rate equal to 13 1/4% per annum of the liquidation preference per share, payable semi-annually beginning November 15, 1998 and accumulating from the Issue Date. Dividends may be paid, at the Company's option, on any dividend payment date, either in cash or by the issuance of additional shares of Junior Preferred Stock (and payment of cash in lieu of fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. If dividends for any period ending after May 15, 2003, are paid in additional shares of Junior Preferred Stock, the dividend rate will increase by 1% per annum for such dividend payment period.

    The Junior Preferred Stock is redeemable, at the Company's option, in whole or in part, at any time on or after May 15, 2003, at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to May 15, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings (as defined herein) or Major Asset Sales (as defined herein) to redeem up to an aggregate of 35% of the shares of Junior Preferred Stock (whether initially issued or issued in lieu of cash dividends) at 113.25% of the aggregate liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the redemption date. The Company is required to redeem all of the then outstanding Junior Preferred Stock on November 15, 2006 at a redemption price of 100% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption. Upon a Change of Control (as defined herein), the Company is required to offer to purchase each holder's Junior Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. The Junior Preferred Stock ranks junior to all other existing classes of preferred stock and senior to the Convertible Preferred Stock (as defined herein) and to the Common Stock (as defined herein). As of March 31, 1998, pro forma for the Transactions (as defined herein), there would have been outstanding $350.7 million of Indebtedness (as defined herein) and $228.0 million aggregate liquidation preference of Preferred Stock ranking senior to the Junior Preferred Stock.

     Subject to certain conditions, the Junior Preferred Stock is exchangeable in whole or in part on a pro rata basis, at the option of the Company, on any dividend payment date, for the Company's 13 1/4% Exchange Debentures due 2006 (including any such securities paid in lieu of cash interest, as described herein, the "New Exchange Debentures"); provided, that immediately after giving effect to any such partial exchange, certain minimum amounts of Junior Preferred Stock and/or New Exchange Debentures remain outstanding. Interest on the New Exchange Debentures will be payable at a rate of 13 1/4% per annum and will accrue from the date of issuance thereof. Interest on the New Exchange Debentures will be payable semi-annually in cash or, at the option of the Company, on or prior to May 15, 2003, in additional New Exchange Debentures, in arrears on each May 15 and November 15, commencing on the first such date after the exchange of Junior Preferred Stock for the New Exchange Debentures. The New Exchange Debentures will mature on November 15, 2006 and will be redeemable, at the option of the Company, in whole or in part, on or after May 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to an aggregate of 35% of the aggregate principal amount of New Exchange Debentures (whether issued in exchange for Junior Preferred Stock or in lieu of cash interest payments) at the redemption prices set forth herein, plus, without duplication, accrued and unpaid interest to the redemption date; provided, that after any such redemption certain minimum amounts of New Exchange Debentures and/or Junior Preferred Stock remain outstanding. Upon a Change of Control, each holder of the New Exchange Debentures is entitled to require the Company to purchase such holder's New Exchange Debentures (whether issued in exchange for Junior Preferred Stock or in lieu of cash interest payments) at the redemption prices set forth herein, plus, without duplication, accrued and unpaid interest to the redemption date; provided, that after any such redemption certain minimum amounts of New Exchange Debentures and/or Junior Preferred Stock remain outstanding. Upon a Change of Control, each holder of the New Exchange Debentures is entitled to require the Company to purchase such holder's New Exchange Debentures at a price equal to 101% of the principal amount thereof, plus, without duplication, accrued and unpaid interest to the date of purchase.

    The New Exchange Debentures will be subordinated to all existing and future Senior Debt (as defined herein) of the Company. In addition, the New Exchange Debentures will rank pari passu with the Company's 11 5/8% Senior Subordinated Notes due 2002 (the "Existing Notes") and any of the Company's Existing Exchange Debentures (as defined herein) and will rank pari passu or senior to any Indebtedness that expressly provides that it ranks pari passu or subordinate to the New Exchange Debentures, as the case may be. The New Exchange Debentures will be unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis, by each of the Company's subsidiaries (the "Guarantors") and will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors. As of March 31, 1998, pro forma for the Transactions, there would have been $122.7 million of Indebtedness ranking senior to the New Exchange Debentures and $228.0 million ranking pari passu with the New Exchange Debentures.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration Statement on Form S-4 with respect to the shares of New Junior Preferred Stock being offered hereby (including all exhibits and amendments thereto the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained by mail from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information regarding the Company, the address of which is http://www.sec.gov. Reports, proxy statements, and other information concerning the Company can also be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006.
                             ---------------------

            FORWARD-LOOKING STATEMENTS AND ASSOCIATED CONSIDERATIONS

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE IDENTIFIED BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED. THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE" AND SIMILAR EXPRESSIONS IDENTIFY CERTAIN OF SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATES ON WHICH THEY WERE MADE. ALL STATEMENTS HEREIN, OTHER THAN THOSE CONSISTING SOLELY OF HISTORICAL FACTS, THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE, INCLUDING SUCH THINGS AS BUSINESS STRATEGY, MEASURES TO IMPLEMENT STRATEGY, COMPETITIVE STRENGTHS, GOALS, PROJECTED REVENUES, COSTS AND OTHER FINANCIAL RESULTS, REFERENCES TO FUTURE SUCCESS AND OTHER EVENTS MAY BE FORWARD-LOOKING STATEMENTS. STATEMENTS HEREIN ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSIS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS AND POTENTIAL FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS IT BELIEVES ARE APPROPRIATE IN THE CIRCUMSTANCES. WHETHER ACTUAL RESULTS, EVENTS AND DEVELOPMENTS WILL CONFORM WITH THE COMPANY'S EXPECTATIONS IS SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES AND IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE REFERENCED IN, CONTEMPLATED BY OR UNDERLYING ANY FORWARD-LOOKING STATEMENTS HEREIN, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. READERS ARE CAUTIONED NOT TO

PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FACTORS TO CONSIDER IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND THE OTHER INFORMATION CONTAINED HEREIN AND WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS OR OTHERWISE ADVERSELY AFFECT THE COMPANY'S BUSINESS INCLUDE THOSE SET FORTH IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and the Company's Proxy Statement, dated March 18, 1998, for the Company's 1998 Annual Meeting of Shareholders as heretofore filed by the Company with the Commission pursuant to the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any information contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401, Attention: Director of Investor Relations (telephone number (561) 659-4122).

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     All market rank, total market television household data and total market cable television household data has been obtained from U.S. Television Household Estimates for September 1997 and cable household data for January 1998, as prepared by Nielsen Media Research ("Nielsen") for each designated market area ("DMA"), except that television and cable household data for San Juan has been obtained from Strategic Research Corporation as of April 1998 and television and cable household data for Christiansted, U.S.V.I. has been obtained from BIA Consulting as of January 1998. The Company has sought to obtain the most recent data available and does not assume responsibility for the accuracy or completeness of such data.

     Set forth below are certain terms commonly used in the broadcast television industry that are used in this Memorandum. Unless the context otherwise requires, such terms shall have the respective meanings set forth below.

1996 Act...................  The Telecommunications Act of 1996.

Communications Act.........  Communications Act of 1934, as amended.

DMA or market..............  Designated Market Area. There are 211 DMAs in the
                             United States with each county in the continental United States assigned uniquely to one DMA. Ranking of DMAs is based upon Nielsen estimates of the number of television households.

EBITDA.....................  Operating income (loss) excluding nonrecurring items including 1997 compensation associated with Paxson Radio asset sales and relocation costs, plus time brokerage fees, depreciation, amortization and other non-cash charges, including amortization of programming rights, and option plan compensation, minus programming payments (including a ratable portion of programming deposits). Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

FCC........................  Federal Communications Commission.

Local/national spot
  advertising..............  Broadcast television advertising consisting primarily of spots of 30 seconds and shorter duration designed to reach targeted individual or groups of television markets included within a particular programmer's distribution system. Local spots are sold to local advertisers within a given television market. National spots are sold to national advertisers within a group or groups of television markets.

Network spot advertising...  Broadcast television advertising consisting primarily of spots of 30 seconds and shorter duration aired on a particular programmer's distribution system.

Prime time.................  Monday through Saturday 8:00 PM to 11:00 PM and
                             Sunday 7:00 PM to 11:00 PM.

Time brokerage agreement...  An agreement under which a television programmer agrees to purchase from a broadcast station licensee substantially all of the broadcast time on a station, provides programming and sells advertising during the purchased time, receives all the revenue derived from advertising sold during the purchased time, pays certain expenses of the station and performs other functions, with the licensee retaining responsibility for ultimate control of the station in accordance with FCC policies. A time brokerage agreement is also known in the broadcast industry as a "local marketing agreement." See "Business -- Federal Regulation of Broadcasting."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus and in the documents incorporated by reference herein. Except as otherwise indicated by the context, references in this Prospectus to the "Company" include Paxson Communications Corporation and its direct and indirect subsidiaries. Capitalized terms used without definition in the following summary are defined elsewhere in this Prospectus. Unless otherwise indicated, pro forma information in this Prospectus gives effect to the Transactions (as defined).

                                  THE COMPANY

     Paxson Communications Corporation owns and operates the largest group of broadcast television stations in the United States. The Company commenced its television operations in early 1994 in anticipation of the deregulation of the broadcast industry and has expanded in response to federal regulatory changes that increased the number of broadcast television stations permitted under common ownership. Upon the completion of the Transactions, the Company will have 88 owned, operated or affiliated stations (including six low-power stations) in 85 U.S. markets containing over 74 million broadcast television households, or approximately 74% of all U.S. television households (including Puerto Rico and the Virgin Islands), and will be the only television broadcaster with full-power stations in all of the top 20 U.S. markets and in 43 of the top 50 U.S. markets. Management believes that the Company has created a valuable national television broadcast distribution infrastructure that would be both expensive and difficult to replicate. The Company has obtained two appraisals which have valued its pro forma owned and operated stations in a range between $1.5 billion and $1.9 billion (see "Business -- Appraisals"). As of March 31, 1998, the pro forma book value of the Company's assets was approximately $1.4 billion.

     The Company intends to launch its PAX NET programming service on August 31, 1998. PAX NET is the brand name for the programming that the Company expects to provide, 24 hours per day and seven days per week, to its owned, operated or affiliated television stations and to certain cable systems and satellite television providers. PAX NET programming will generally consist of family-friendly, traditional entertainment programs that have had, or are having, successful first runs on television in terms of audience ratings. Management believes that the value of the Company's extensive broadcast properties will be enhanced by converting to PAX NET programming from the current long-form paid programming inTV format. The Company intends to sell airtime for "spot" advertisements during PAX NET programming to commercial advertisers, enabling the Company to participate in the approximately $37 billion local, national and network television spot advertising market rather than the management-estimated $2 billion long-form paid programming market into which the Company currently sells nearly all of its available airtime. Management believes that the launch of PAX NET will enable the Company to combine many of the favorable attributes of traditional television networks and network-affiliated television stations under one operation.

     In general, broadcast television networks provide spot advertisers with significant "reach," or access to viewers, through their extensive nationwide distribution systems. Although most networks own stations in some of the top 20 U.S. markets, they are able to provide nationwide reach only through affiliation agreements with non-owned stations (a "network affiliate") which agree to broadcast network-provided programming during certain times of the day, including prime time. Most broadcast television networks invest considerable financial resources to either develop or obtain new first-run programming, the success of which is dependent upon attaining sufficient audience ratings and advertising support. Substantially all of a network's revenues are derived from the sale of advertising airtime during network programs.

     Network-affiliated stations are typically independently-owned rather than network-owned. A network affiliate broadcasts network-provided programming at times stipulated by the network. At all other times, the network affiliate may broadcast other programming, such as syndicated shows and other non-network programming, which it generally purchases or produces. As part of its agreement with the network, an affiliate relinquishes to the network substantially all of the commercial airtime available during network programming hours, including the desirable prime time periods. The network affiliate retains control of nearly all of the commercial airtime available during non-network programming hours, which it is able to sell to local and national spot advertisers who typically pay rates that are more than 50% higher per viewer than those paid by network advertisers. Network-affiliated stations must incur significant costs for programming and promotion during non-network programming hours to generate revenue.

     Management believes that the launch of PAX NET will enable the Company to combine under one operation many of the favorable characteristics of traditional television networks and network-affiliated television stations described above. Similar to traditional television networks, the Company will provide advertisers with nationwide reach through its extensive television distribution system. Since the Company owns and operates almost all of its television distribution system, it will receive advertising revenue from the entire broadcast day, unlike a traditional network, which receives advertising revenue only from commercials aired during limited network programming hours. To maximize revenues, the Company intends to allocate its advertising inventory among local, national and network advertisers purely according to demand, rather than allocating airtime to network advertisers as mandated by a network affiliation agreement. Further, the Company expects that its station group will enjoy various economies of scale due to its size and centralized operations, resulting in programming, promotional, research, engineering, accounting and administrative expenses that are substantially lower per station than those of a typical network-affiliated station.

                               BUSINESS STRATEGY

     The Company will seek to maximize its cash flow by maintaining an efficient operating structure and centralizing many functions that traditionally are managed at the local station level, optimizing the mix of advertising sales to achieve the highest possible rates and providing viewers with a schedule of high-quality destination programming. The principal components of the Company's business strategy are as follows:

     - Maintain a Centralized, Low-Cost Operating Structure. The Company intends to maintain a low-cost operating structure by centralizing many station functions, including programming, promotions, advertising, research, engineering, accounting and sales traffic control. Under its current inTV format, the Company averages twelve employees per station. In anticipation of the launch of PAX NET, each of the Company's stations will be adding an average of six local sales and sales-related employees whose compensation will be largely dependent upon the amount of local advertising sold. Accordingly, the Company estimates that each of its stations will average only 18 employees, compared to an average of 100 employees at network-affiliated stations, and an average of 60 employees at independent stations in markets of similar size to the Company's. Unlike other stations, the Company's stations will not be required to purchase programming individually since they will broadcast PAX NET programming 24 hours per day. In addition, the Company's stations will not produce local news programs, thereby avoiding the significant costs often associated with such production.

       As part of its low-cost operating strategy, the Company intends to promote the PAX NET brand and each of its local television stations by utilizing a centralized advertising and promotional program. All print and radio promotional advertisements will be produced at the Company's headquarters, which will avoid duplicating such operations at the local stations and the associated local promotional personnel expenses. All advertisements and other promotional material will share the same basic content but will be customized to identify and highlight each local market. Management believes that the Company will have substantial leverage to negotiate volume discounts on the procurement of print materials and media time used to promote PAX NET programming and the Company's television stations.

     - Achieve Programming Economies of Scale. The Company seeks to achieve economies of scale as it purchases PAX NET programming for all of its stations. The Company has purchased programming centrally and will be able to deliver its programming by satellite to its stations 24 hours per day and seven days per week. Each station will offer substantially the same programming schedule. Generally, the Company has negotiated license agreements entitling it to exclusive nationwide distribution rights (regardless of delivery medium) for a fixed cost, independent of the number of households which will receive such programming. By utilizing a centralized programming acquisition strategy, the Company expects to incur programming costs per station significantly lower than those of comparable television stations in similar markets.

     - Maximize Advertising Sell-Through and Revenue. Following the launch of PAX NET, the Company will have access to multiple sources of advertising revenue: network spot, national spot, local spot and long-form paid programming. Industry data has shown that an advertiser seeking to target viewers within specific markets typically purchases airtime at rates 50% to 100% higher per viewer than those for a single commercial aired across an entire network. Since networks and station affiliates are usually owned by different entities, the allocation of spots between local, national and network advertisers is relatively fixed by an affiliation agreement. The Company, however, will retain the flexibility to allocate airtime among various categories of advertisers and will seek to maximize revenue by optimizing the mix of advertising time it sells among local, national and network advertisers as well as its current base of long-form paid programming advertisers. To better allocate its available advertising airtime, the Company is implementing a new proprietary sales traffic system designed to deliver to the Company's sales force accurate and timely data on its available advertising inventory and the demand for its inventory.

     - Provide Proven Family-Friendly Programming. The Company intends to build the brand recognition of and attract viewers to PAX NET by offering syndicated family-oriented programming which achieved successful audience ratings during its original network run. Certain of the programs purchased by the Company (Touched By An Angel, Promised Land and Diagnosis Murder) are still in production, and their new episodes continue to attract significant viewership. The Company has generally sought to purchase one-hour dramas since management believes that such programming is more cost efficient than programs of shorter duration. Consistent with its family-friendly programming strategy, the Company has agreed to air original children's programming produced by a subsidiary of The Walt Disney Company. As the brand recognition of PAX NET becomes established, management believes that PAX NET will become a "destination channel" to which viewers will turn regularly for family-friendly programming, and that PAX NET will attract advertisers who want to reach the broad and desirable viewer demographics attracted by such programming.

     - Continue Airing Profitable Long-Form Paid Programming. The Company intends to carry a reduced but still significant schedule of long-form paid programming, including infomercials, primarily during the day on weekends and during certain hours of weekday mornings. Under its current inTV programming format, the Company has generated in excess of 30% of its revenue from weekend daytime programming. Management believes that network-affiliated stations charge rates for long-form paid programming which are several times the Company's current rates for similar time periods and that as PAX NET becomes established as a "destination channel," the Company can increase its long-form paid programming rates to such levels. In addition, since the Company will reduce its inventory of airtime available to long-form paid programmers upon the launch of PAX NET, management believes that the Company will be able to sell such airtime at premium rates. As a result, management believes that long-form paid programming will provide a significant and stable base of revenue for the Company as it implements the entertainment component of its PAX NET strategy.

     - Expand PAX NET Distribution. Pro forma for the Transactions, the Company's station group will serve markets comprising approximately 74% of all U.S. television households (including Puerto Rico and the Virgin Islands). The Company intends to continue expanding the distribution of its PAX NET programming service through the addition of broadcast television station affiliates as well as certain cable systems and satellite television providers. The Company intends to expand its distribution to reach as many U.S. television households as possible in an economically beneficial manner. The Company has entered into an agreement with a subsidiary of Tele-Communications, Inc. ("TCI"), whereby the Company will receive cable carriage of its PAX NET programming on TCI cable systems in certain markets not currently served by the Company's broadcast television station group. The Company continues to seek to enter into distribution agreements to reach other markets not currently served by its television group, with the goal of generating incremental revenue from additional distribution outlets and leveraging its relatively fixed cost operating structure to increase cash flow.

STATION PORTFOLIO

     The following table lists the owned, operated or affiliated stations which the Company anticipates will air PAX NET programming. This list includes pending transactions and stations currently under construction. The Company does not expect that all stations will be completed or will air PAX NET programming by the announced date of PAX NET's launch. See footnotes to table for additional information.

                        PAX NET TELEVISION DISTRIBUTION

                 (TELEVISION AND CABLE HOUSEHOLDS IN THOUSANDS)

NATIONAL                                                                          TOTAL           TOTAL
TV MARKET                                                                     MARKET CABLE      MARKET TV
  RANK       MARKET(1)                    STATION                  CHANNEL    HOUSEHOLDS(2)   HOUSEHOLDS(2)
---------    ---------                    -------                  -------    -------------   -------------
  1          New York, NY                 WPXN                       31           4,825           6,756
  2          Los Angeles, CA              KPXN                       30           3,133           5,009
  3          Chicago, IL                  WCFC(3)                    38           1,950           3,140
  4          Philadelphia, PA             WPPX                       61           2,033           2,659
  5          San Francisco, CA            KKPX                       65           1,640           2,298
  6          Boston, MA                   WPXB                       60           1,694           2,174
  6          Boston, MA*                  WBPX(4)                    46              --              --
  7          Washington, D.C.             WPXW                       66           1,331           1,928
  7          Washington, D.C.             WWPX(5)                    60              --              --
  8          Dallas, TX                   KPXD(6)                    68             989           1,899
  9          Detroit, MI                  WPXD                       31           1,191           1,782
  10         Atlanta, GA                  WPXA                       14           1,144           1,675
  11         Houston, TX                  KPXB                       49             918           1,624
  12         Seattle, WA                  KWPX                       33           1,104           1,514
  13         Cleveland, OH                WVPX                       23           1,026           1,469
  14         Minneapolis, MN              KPXM                       41             746           1,448
  15         Tampa, FL                    WXPX                       66           1,043           1,436
  16         Miami, FL                    WPXM                       35             993           1,386
  17         Phoenix, AZ                  KBPX                       13             755           1,289
  17         Phoenix, AZ*                 KPPX(7)(8)                 51              --              --
  18         Denver, CO                   KPXC                       59             741           1,199
  19         Pittsburgh, PA               Channel 40(3)              40             899           1,140
  20         Sacramento, CA*              KSPX                       29             726           1,127
  21         St. Louis, MO                WPXS(5)                    13             585           1,109
  22         Orlando, FL                  WOPX                       56             796           1,041
  24         Portland, OR                 KPXG                       22             611             976
  25         Indianapolis, IN             WIPX-LP(9)                 51             618             957
  27         Hartford, CT*                WHPX(4)                    26             792             916
  29         Raleigh, NC                  WFPX                       62             512             826
  29         Raleigh, NC                  WRPX(5)                    47              --              --
  31         Kansas City, MO              KPXE                       50             518             792
  32         Milwaukee, WI                WPXE(5)                    55             477             791
  33         Nashville, TN                WNPX                       28             496             789
  34         Columbus, OH                 WCPX-LP(9)                 62             473             739
  36         Salt Lake City, UT           KUWB(10)                   30             387             690
  36         Salt Lake City, UT           KCSG(13)                    4              --              --
  37         Grand Rapids, MI             WZPX(5)                    43             412             659
  38         San Antonio, TX*             Channel 26(7)(8)           26             422             649
  39         Norfolk, VA                  WPXV                       49             474             636
  40         Buffalo, NY                  WAQF(3)(7)                 51             475             630
  41         New Orleans, LA*             WPXL                       49             455             623
  42         Memphis, TN*                 WFBI                       50             390             614
  43         West Palm Beach, FL          WPXP(11)                   67             496             593
  44         Oklahoma City, OK            KOPX                       62             374             593
  46         Greensboro, NC               WGPX                       16             367             577

NATIONAL                                                                          TOTAL           TOTAL
TV MARKET                                                                     MARKET CABLE      MARKET TV
  RANK       MARKET(1)                    STATION                  CHANNEL    HOUSEHOLDS(2)   HOUSEHOLDS(2)
---------    ---------                    -------                  -------    -------------   -------------
  47         Wilkes-Barre, PA*            WQPX(7)(8)                 64             452             566
  48         Albuquerque, NM              Channel 14(3)(7)(15)       14             332             560
  49         Providence, RI               WPXQ(7)(12)                69             433             559
  51         Birmingham, AL               WPXH                       44             363             547
  52         Albany, NY                   WYPX                       55             376             509
  53         Dayton, OH                   WDPX                       26             351             503
  54         Jacksonville, FL             WPXJ-LP(9)                 41             376             502
  55         Fresno, CA                   KPXF                       61             263             496
  56         Little Rock, AR*             KYPX(7)(8)                 42             301             481
  57         Charleston, WV*              WKRP(7)(8)                 29             353             480
  58         Tulsa, OK                    KTPX                       44             299             468
  61         Las Vegas, NV                KVPX-LP(9)                 59             302             450
  62         Mobile, AL                   Channel 61(3)(7)(15)       61             324             450
  64         Knoxville, TN*               WPXK                       54             299             441
  66         Toledo, OH                   WLMB(13)                   40             274             408
  67         Lexington, KY                WAOM(3)(7)                 67             277             403
  68         Roanoke, VA                  WPXR                       38             263             402
  69         Des Moines, IA               Channel 39(3)(7)(15)       39             233             383
  70         Green Bay, WI                WPXG(7)                    14             226             381
  71         Honolulu, HI*                KPXO(7)                    66             333             380
  72         Syracuse, NY*                WAUP(7)(8)                 56             279             378
  73         Spokane, WA                  Channel 34(7)              34             233             375
  75         Rochester, NY(14)            WAQF(3)(7)                 51             267             367
  76         Shreveport, LA               Channel 21(7)              21             217             366
  80         Portland, ME                 Channel 23(7)(8)           23             266             350
  81         Champaign, IL                WPXU                       23             249             331
  83         Ft. Myers, FL                W57CJ(9)                   57             253             320
  86         Chattanooga, TN              W55CD(9)                   55             217             310
  87         Cedar Rapids, IA             KPXR                       48             198             308
  89         Davenport, IA                Channel 67(3)(7)(15)       67             202             302
  90         Jackson, MS                  Channel 51(3)(7)(15)       51             177             297
  95         Evansville, IN               WTSN(9)(13)                63             168             274
 105         Lansing, MI(14)              WZPX(5)                    43             157             236
 106         Greenville, NC               WEPX(3)(7)                 38             152             234
 120         Eugene, OR                   KROZ(13)                   36             138             210
 121         Monterey/Salinas, CA(14)     KKPX                       65             160             206
 131         Bakersfield, CA(14)          KPXF                       61             129             176
 136         Wausau-Rhinelander, WI*      WAZW(3)(7)                 46              86             163
 150         Odessa, TX                   Channel 30(7)(8)           30              98             134
 156         Anchorage, AK                KDMD(13)                   33              72             122
 159         Palm Springs, CA             KVCC(9)(13)                58             102             112
 187         Tuscaloosa, AL               WJRD(9)(13)                49              48              59
  NR         Juneau, AK                   KUBD(13)                    4               5               5
  NR         San Sebastian, PR            WJWN                       38              --              --
  NR         Ponce, PR                    WKPV                       20              --              --
  NR         San Juan, PR                 WJPX                       24             661           1,140
  NR         Christiansted, VI            Channel 15(3)(8)(15)       15              18              36
                                                                                 ------          ------
             TOTAL PAX NET
             COVERAGE(2)                                                         49,993          74,332
                                                                                 ======          ======

---------------

   * Operated or to be operated pursuant to a time brokerage agreement; except as noted, the Company has an agreement and/or an option to acquire a 100% ownership interest.

 NR Not ranked

 (1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.

 (2) Figures represent total cable and television households in each market only and are not necessarily indicative of the number of households reached by each station in its market; "--" indicates second station in market; totals do not double count markets where the Company has more than one station.

 (3) Pending acquisition.

 (4) The Company does not own, and has no option to acquire, the station; station will become an affiliate upon acquisition by DP Media, Inc. and the Company will have a right of first refusal upon a proposed sale of the station.

 (5) Affiliate station; the Company has an option to acquire, or first right of refusal upon a proposed sale of, the station.

 (6) The Company has an 80% ownership interest in this station.

 (7) Station is currently under construction or not operating commercially.

 (8) 49% ownership interest with an option for the remaining 51%.

 (9) A low power station; other low power stations the Company owns or operates, which simulcast programs aired on an owned and operated full-power television station in the same market, are not presented.

(10) The Company has a contract to exchange this station for station KUPX, channel 16, in Salt Lake City.

(11) 90% ownership interest.

(12) 50% ownership interest.

(13) Affiliate station.

(14) Additional markets served by an out-of-market station.

(15) Application for construction permit pending.

                                COMPANY HISTORY

     The Company was founded in 1991 by Lowell W. "Bud" Paxson who personally financed the Company's early growth and continues to lead the Company as majority stockholder and chief executive officer. Mr. Paxson has been at the forefront of several innovative broadcasting concepts over the last fifteen years, including his leadership role in the early growth of electronic retailing as the creator and co-founder of Home Shopping Network, Inc. and Silver King Communications, Inc. Mr. Paxson was one of the first radio operators to take advantage of changes in the law applicable to multiple radio station ownership and the overall number of stations permitted under common ownership as he built Florida's largest radio group. In 1997, the Company sold two business segments, Paxson Radio and Paxson Network-Affiliated Television. Paxson Radio's assets, which included the Company's radio and billboard operations and an agreement to purchase three additional radio stations, were sold for aggregate consideration of approximately $629 million, consisting of approximately $602 million of cash and the assumption of the purchase commitment for the three stations, resulting in a pre-tax gain of approximately $305 million. Paxson Network-Affiliated Television's assets, which consisted of two traditional network affiliated stations, were sold for aggregate consideration of approximately $119 million, resulting in a gain of approximately $69 million.

     Since commencing its television operations in early 1994, the Company has established the largest owned and operated broadcast television station group in the United States. The Company's stations currently broadcast long-form paid programming, consisting primarily of infomercials, under its inTV format. Upon the launch of PAX NET, the Company's stations will air traditional entertainment programming and a reduced amount of long-form paid programming. See
"Business -- Business Strategy." The Company's Class A Common Stock is listed on the American Stock Exchange under the symbol "PAX". The Company's principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401 and its telephone number is (561) 659-4122.

                              RECENT DEVELOPMENTS

     On June 10, 1998, the Company completed the Private Offering and issued 20,000 shares of Original Junior Preferred Stock with an aggregate liquidation preference of $200 million, generating net proceeds to the Company of $190 million. Concurrently with the Private Offering, the Company issued and sold $75 million aggregate liquidation preference of 9 3/4% Series A Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred Stock"), and warrants to purchase an aggregate of 240,000 shares of Class A Common Stock at an exercise price of $16.00 per share in a private placement not registered under the Securities Act (the "Convertible Preferred Offering" and, collectively with the Private Offering, the "Offerings"), generating net proceeds to the Company of $71.5 million.

     In May 1998, the Company refinanced substantially all of its outstanding debt under its existing credit facility with a $122 million senior credit facility maturing June 2002 (the "Credit Facility"). Under the terms of the Credit Facility, the outstanding debt is secured by substantially all of the Company's assets and bears interest at a base rate plus 1.75% or LIBOR plus 2.75%, at the Company's option. The Credit Facility requires the Company to maintain compliance with certain financial ratios subsequent to March 2000 and contains other restrictions. The Credit Facility requires quarterly principal payments commencing December 31, 2000.

     On May 14, 1998, the Company announced the appointment of Jeffrey Sagansky as the Company's Chief Executive Officer and President. Prior to joining the Company, Mr. Sagansky served as co-president of Sony Pictures Entertainment since October 1996. From September 1994 to October 1996, Mr. Sagansky served as executive vice president of Sony Corp. of America. Prior to joining Sony, he was president of CBS Entertainment, where under his leadership CBS developed such critically acclaimed series as Touched By An Angel, Dr. Quinn, Medicine Woman, Promised Land, The Nanny, Chicago Hope, Picket Fences and Northern Exposure.

     Also on May 14, 1998, the Company announced the election of William E. Simon Jr., to the position of vice chairman of the Company. Mr. Simon is the executive director of William E. Simon & Sons, L.L.C., a private investment firm and merchant bank. As part of the Convertible Preferred Offering, an affiliate of

Mr. Simon purchased from the Company $10 million aggregate liquidation preference of Convertible Preferred Stock and warrants to purchase 32,000 shares of Class A Common Stock at an exercise price of $16.00 per share. The Company also issued to such affiliate additional warrants entitling the holder to purchase 155,500 shares of Class A Common Stock at an exercise price of $16.00 per share.

                                THE TRANSACTIONS

     In conjunction with the Private Offering and the Convertible Preferred Offering, the Company intends to effect the Proposed Acquisitions and the Sale Transactions (collectively with the Private Offering, the Convertible Preferred Offering and the application of the proceeds thereof, the "Transactions").

THE PROPOSED ACQUISITIONS

     The Company has entered into agreements (subject to various conditions including the receipt of regulatory approvals) to acquire or operate 30 additional television stations for total consideration of $414.8 million, of which $78.6 million has been funded as of March 31, 1998 in the form of advances and escrow deposits. The Company expects to spend the balance of $336.2 million to acquire such stations and $88.4 million in capital expenditures to complete the construction of certain new stations and to upgrade certain of the Company's existing stations. The station acquisitions and capital expenditures are collectively referred to herein as the "Proposed Acquisitions." See "The Transactions -- The Proposed Acquisitions." The Company is adding the Proposed Acquisitions primarily to expand the reach of its broadcast television distribution infrastructure and to increase its national presence.

THE SALE TRANSACTIONS

     The Company has entered into agreements to sell or monetize its investment in four broadcast television stations, one radio station and a minor league hockey team for aggregate net proceeds of $78.1 million (collectively, the "Sale Transactions"). The Company anticipates completing the Sale Transactions during 1998. See "The Transactions -- The Sale Transactions."

                               THE EXCHANGE OFFER

Resale.....................  20,000 shares ($200.0 million aggregate liquidation preference) of Original Junior Preferred Stock were sold in the Private Offering by the Company on June 10, 1998 to CIBC Oppenheimer Corp. (the "Initial Purchaser"). The holders of Original Junior Preferred Stock and New Junior Preferred Stock are collectively referred to herein as the "Holders." The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. The Company has not, however, sought its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on these interpretations by the staff of the Commission, the Company believes that the shares of New Junior Preferred Stock issued pursuant to this Exchange Offer in exchange for shares of Original Junior Preferred Stock may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such shares of Original Junior Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such shares of New Junior Preferred Stock are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any persons to participate, in the distribution of such shares of New Junior Preferred Stock. Holders of shares of Original Junior Preferred Stock accepting the Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met.

                             Any Holder who participates in the Exchange Offer for the purpose of participating in a distribution of the shares of New Junior Preferred Stock may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. This prospectus may not be used by such Holders for any secondary resale. A secondary resale transaction in the United States by a Holder who is using the Exchange Offer to participate in the distribution of shares of New Junior Preferred Stock must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer (other than an "affiliate" of the Company) that receives shares of New Junior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it acquired the shares of Original Junior Preferred Stock as the result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such shares of New Junior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of shares of New Junior Preferred Stock received in exchange for shares of Original Junior Preferred Stock where such shares of Original Junior Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, pursuant to
                             Section 4(3) of the Securities Act, all dealers effecting transactions in the shares of New Junior Preferred Stock, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. The Company has agreed that, for a period of 180 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no- action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

The Exchange Offer.........  The Company is offering to exchange pursuant to the
                             Exchange Offer up to $200.0 million aggregate liquidation preference of shares of New Junior Preferred Stock for up to $200.0 million aggregate liquidation preference of shares of Original Junior Preferred Stock. The terms of the shares of New Junior Preferred Stock are substantially identical in all respects (including liquidation preference, dividend rate and maturity) to the terms of the shares of Original Junior Preferred Stock for which they may be exchanged pursuant to the Exchange Offer, except that the shares of New Junior Preferred Stock are freely transferable by Holders thereof (other than as provided herein), and are not subject to any covenant restricting transfer absent registration under the Securities Act. See "The Exchange Offer -- Terms of the Exchange" and "The Exchange Offer -- Procedures for Tendering."

                             The Exchange Offer is not conditioned upon any minimum number of shares of Original Junior Preferred Stock being tendered for exchange.

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time on                     , 1998,
                             unless extended (the "Expiration Date").

Conditions of the Exchange
  Offer....................  The Company's obligations to consummate the
                             Exchange Offer are subject to certain conditions. See "The Exchange Offer -- Conditions to the Exchange Offer." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to the
                             Expiration Date; otherwise, all tenders will be irrevocable.

Procedures for Tendering
  Shares of Original Junior
  Preferred Stock..........  See "The Exchange Offer -- Procedures for
                             Tendering."

Federal Income Tax
  Consequences.............  The exchange of shares of Original Junior Preferred
                             Stock for shares of New Junior Preferred Stock should not be a taxable exchange for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Effect on Holders of the
  Original Junior Preferred
  Stock....................  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered shares of Original Junior Preferred Stock pursuant to the terms of this Exchange Offer, the Company will have fulfilled its obligations contained in the Registration Rights Agreement and, accordingly, there will be no increase in the interest rate on the shares of Original Junior Preferred Stock pursuant to the applicable terms of the Registration Rights Agreement due to the Exchange Offer. Holders of the shares of Original Junior Preferred Stock who do not tender their shares of Original Junior Preferred Stock will be entitled to all the rights and limitations applicable thereto under the certificate of designations relating to the shares of Original Junior Preferred Stock except for any rights which by their terms terminate or cease to have further effect as a result of the making of, and the acceptance for exchange of all validly tendered shares of Original Junior Preferred Stock pursuant to, the Exchange Offer. All untendered shares of Original Junior Preferred Stock will continue to be subject to applicable restrictions on transfer under the Securities Act. To the extent that shares of Original Junior Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered shares of Original Junior Preferred Stock could be adversely affected.

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is The Bank of New York (the "Exchange
                             Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent."

Use of Proceeds............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

THE NEW JUNIOR PREFERRED STOCK

     The Exchange Offer applies to the 20,000 shares of Original Junior Preferred Stock outstanding as of the date hereof. The terms of the New Junior Preferred Stock will be identical in all material respects to the terms of the Original Junior Preferred Stock, except that the issuance and exchange of the shares of New Junior Preferred Stock will have been registered under the Securities Act and, therefore, such shares will not be subject to certain restrictions on transfer and the certificates representing such shares will not bear legends indicating restrictions on transfer.

Issuer.....................  Paxson Communications Corporation.

Securities Offered.........  20,000 shares (the "Shares") of 13 1/4% Cumulative
                             Junior Exchangeable Preferred Stock, par value $.001 per share, plus any additional shares of such stock issued from time to time in lieu of cash dividends (the "Junior Preferred Stock").

Liquidation Preference.....  $10,000 per share, plus accumulated and unpaid dividends.

Optional Redemption........  The Junior Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or after May 15, 2003 at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to May 15, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings (as defined) or Major Asset Sales (as defined) to redeem up to an aggregate of 35% of the aggregate principal amount of Junior Preferred Stock (whether initially issued or issued in lieu of cash dividends) at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption there is at least (i) $75.0 million aggregate liquidation preference of Junior Preferred Stock or (ii) $130.0 million combined aggregate liquidation preference of Junior Preferred Stock and aggregate principal amount of New Exchange Debentures outstanding, and that such redemption occurs within 90 days following the closing of such Public Equity Offering or Major Asset Sale.

Mandatory Redemption.......  The Company is required, subject to certain conditions, to redeem all of the Junior Preferred Stock outstanding on November 15, 2006 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

Dividends..................  At a rate equal to 13 1/4% per annum of the liquidation preference per share, payable semi-annually beginning November 15, 1998 and accumulating from the Issue Date. Dividends may be paid, at the Company's option, on any dividend payment date, either in cash or by the issuance of additional shares of Junior Preferred Stock (and payment of cash in lieu of fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that after May 15, 2003, dividends are paid in additional shares of Junior Preferred Stock the dividend rate will increase by 1% for such dividend payment period.

Dividend Payment Dates.....  May 15 and November 15, commencing November 15,
                             1998.

Voting.....................  The Junior Preferred Stock will be non-voting, except as otherwise required by law and except in certain circumstances described herein, including
                             (i) amending certain rights of the holders of the Junior Preferred Stock and (ii) the issuance of any class of equity securities that ranks pari passu with or senior to the Junior Preferred Stock (other than certain additional shares of Public Preferred Stock (as defined) or pari passu securities issued to finance the redemption by the Company of the Private Preferred Stock (as defined) and certain additional shares of the Public Preferred Stock issuable in lieu of cash dividends in accordance with the current terms of the Public Preferred Stock).

Exchange Provisions........  Exchangeable into the New Exchange Debentures, at the Company's option, subject to certain conditions in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any such partial exchange, there shall be outstanding shares of Junior Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of New Exchange Debentures. Subject to certain conditions, the Company has agreed to exchange all outstanding Junior Preferred Stock for New Exchange Debentures when such an exchange is permitted under the terms of certain of its Indebtedness and capital stock.

Ranking....................  The Junior Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to all classes of common stock and to the Convertible Preferred

                             Stock and junior to all other classes of preferred stock of the Company outstanding upon consummation of the Exchange Offer.

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, offer to purchase all outstanding shares of Junior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the Junior Preferred Stock in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

Certain Restrictive
Provisions.................  The Certificate of Designation will contain certain restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to: (i) incur additional Indebtedness;
                             (ii) issue additional preferred stock ranking senior to or pari passu with the Junior Preferred Stock; (iii) pay dividends or make certain other restricted payments; or (iv) merge or consolidate with or sell all or substantially all of their assets to any other person.

THE NEW EXCHANGE DEBENTURES

Issue......................  13 1/4% Exchange Debentures due 2006 issuable in exchange for the Junior Preferred Stock in an aggregate principal amount equal to the liquidation preference of the Junior Preferred Stock so exchanged, plus, without duplication, accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date"), plus any additional New Exchange Debentures issued from time to time in lieu of cash interest.

Maturity Date..............  November 15, 2006.

Interest Rate and Payment
Dates......................  The New Exchange Debentures will bear interest at a rate of 13 1/4% per annum. Interest will accrue from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semi-annually in cash (or, at the option of the Company, on or prior to May 15, 2003, in additional New Exchange Debentures) in arrears on each May 15 and November 15, commencing with the first such date after the Exchange Date.

Optional Redemption........  The New Exchange Debentures are redeemable, at the option of the Company, in whole or in part, at any time on or after May 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to 35% of the aggregate principal amount of the New Exchange Debentures (whether issued in exchange for Junior Preferred Stock or in lieu of cash interest payments), at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption, there is at least (i) $75.0 million aggregate principal amount of New Exchange Debentures or (ii) $130.0 million combined aggregate liquidation preference of Junior Preferred Stock and aggregate principal amount of New Exchange Debentures outstanding and that such redemption occurs within 90 days following the closing of such Public Equity Offering or Major Asset Sale.

Ranking....................  The New Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company. In addition, the New Exchange Debentures will be effectively subordinated to all existing and future Indebtedness of the Company's subsidiaries. The New Exchange Debentures will rank pari passu with the Company's 11 5/8% Senior Subordinated Notes (the "Existing Notes") and will rank pari passu or senior to any Indebtedness that expressly provides that it ranks pari passu or subordinate to the New Exchange Debentures, as the case may be.

Guarantees.................  The New Exchange Debentures will be unconditionally guaranteed, jointly and severally, on a
                             subordinated basis by each of the Guarantors (the "Guarantees"). The New Exchange Debenture Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors. See "Description of the New Exchange Debentures -- Guarantees."

Change of Control..........  In the event of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all outstanding New Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the New Exchange Debentures in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all. See "Risk Factors -- Change of Control" and "Description of Junior Preferred Stock and New Exchange Debentures -- New Exchange
                             Debentures -- Change of Control."

Certain Covenants..........  The indenture governing the New Exchange Debentures
                             (the "New Exchange Indenture") will contain certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to: (i) incur additional Indebtedness; (ii) pay dividends or make certain other restricted payments; (iii) sell assets; (iv) enter into certain transactions with affiliates; or (v) merge or consolidate with or sell all or substantially all of their assets to any other person.

     For a more complete description of the Junior Preferred Stock and New Exchange Debentures, including the definitions of certain capitalized terms used above, see "Description of Junior Preferred Stock and New Exchange Debentures."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Junior Preferred Stock.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary historical and pro forma financial data, insofar as it relates to each of the five years in the period ended December 31, 1997, has been derived from annual financial statements, including the consolidated balance sheets at December 31, 1996 and 1997 and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997 and the notes thereto appearing elsewhere herein. The data for the three months ended March 31, 1997 and 1998 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The summary historical financial data should be read in conjunction with the information contained in the Company's consolidated financial statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Selected Historical and Pro Forma Financial Data" included elsewhere herein.

     The unaudited summary pro forma balance sheet data gives effect to the consummation of the Transactions as if such transactions had taken place on March 31, 1998. The unaudited pro forma dividends and accretion on preferred stock give effect to the consummation of the Transactions as if the Transactions had taken place at the beginning of each period presented. Certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus. See "Unaudited Pro Forma Balance Sheet Data" appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of the Company's actual or future financial position or results of operations.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                       MARCH 31,
                                                  ----------------------------------------------------   -------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
Total revenues..................................  $  1,982   $  4,227   $ 31,784   $ 62,333   $ 88,421   $ 18,937   $ 31,665
Operating expenses, excluding depreciation,
  amortization, compensation associated with
  Paxson Radio asset sales and option plan
  compensation..................................     4,932      7,221     26,081     46,364     75,241     14,593     27,678
Compensation associated with Paxson Radio asset
  sales(a)......................................        --         --         --         --      9,700         --         --
Option plan compensation(b).....................        --         --      9,052      6,976      3,370        714        307
Depreciation and amortization...................       321      1,653      4,648     12,888     22,044      4,080      7,950
                                                  --------   --------   --------   --------   --------   --------   --------
Operating loss..................................    (3,271)    (4,647)    (7,997)    (3,895)   (21,934)      (450)    (4,270)
Interest expense................................      (170)    (6,216)   (17,151)   (31,526)   (37,728)    (8,735)   (10,505)
Interest income.................................       113        359      1,651      6,741      9,495      1,316      6,180
Other income (expense), net.....................         7         83       (488)    (1,756)    (5,722)       146       (246)
Gain on sale of television stations.............        --         --         --         --         --         --     14,330
Equity in loss of unconsolidated investment.....        --         --         --         --     (2,493)        --     (1,290)
                                                  --------   --------   --------   --------   --------   --------   --------
(Loss) income from continuing operations before
  income tax (provision) benefit and
  extraordinary item............................    (3,321)   (10,421)   (23,985)   (30,436)   (58,382)    (7,723)     4,199
Income tax (provision) benefit..................    (2,960)     1,680      1,280         --     21,879         --     (1,557)
Discontinued operations(c)......................    (4,671)     3,979       (142)     4,217    251,193       (736)        --
Extraordinary item(d)...........................      (457)        --    (10,626)        --         --         --         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income...............................   (11,409)    (4,762)   (33,473)   (26,219)   214,690     (8,459)     2,642
Dividends and accretion on preferred stock and
  common stock warrants(e)......................      (151)    (3,386)   (13,297)   (21,908)   (26,277)    (6,272)    (7,082)
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income attributable to common
  stock.........................................  $(11,560)  $ (8,148)  $(46,770)  $(48,127)  $188,413   $(14,731)  $ (4,440)
                                                  ========   ========   ========   ========   ========   ========   ========
Basic and diluted earnings per share(f)(g):
Loss from continuing operations.................  $  (0.21)  $  (0.36)  $  (1.05)  $  (1.20)  $  (1.17)  $  (0.28)  $  (0.07)
Discontinued operations.........................     (0.15)      0.12         --       0.10       4.67      (0.02)        --
Extraordinary item..............................     (0.01)        --      (0.31)        --         --         --         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income...............................  $  (0.37)  $  (0.24)  $  (1.36)  $  (1.10)  $   3.50   $  (0.30)  $  (0.07)
                                                  ========   ========   ========   ========   ========   ========   ========
Weighted average common shares outstanding......    31,582     33,430     34,430     43,837     53,808     48,778     59,589
Cash dividends declared.........................        --         --         --         --         --         --         --
OTHER DATA:
EBITDA(h).......................................  $ (2,949)  $ (2,556)  $  7,123   $ 19,487   $ 30,186   $  5,356   $ 10,575
Capital expenditures(i).........................        --      2,767     12,581     30,203     36,260      9,262     14,147
Pro forma dividends and accretion on preferred
  stock(j)......................................                                                62,951                15,963

                                                                  AT MARCH 31, 1998
                                                              -------------------------
                                                                ACTUAL     PRO FORMA(K)
                                                              ----------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents(l)................................  $  154,286    $   69,331
Working capital.............................................     134,817        49,707
Total assets................................................   1,074,597     1,374,149
Total debt..................................................     350,713       350,713
Redeemable preferred stock..................................     218,068       478,608
(see footnotes on the following page)

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) Bonuses paid to certain members of the Company's management in connection with their efforts in assimilating, operating, and arranging for the sale of the Company's radio stations and related properties in 1997.
(b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Continuing Operations" and "Management -- Stock Incentive Plans."
(c) Includes in 1997 a gain on disposal of discontinued operations of $254.7 million, net of applicable income taxes.
(d) Extraordinary item reflects an extraordinary loss of $457,000 and $10.6 million in 1993 and 1995, respectively, associated with the write-off of capitalized financing costs on debt retired.
(e) Dividends and accretion on preferred stock and common stock warrants for the years ended December 31, 1993 to 1997 and the three months ended March 31, 1997 and 1998 represent non-cash dividends and accretion on the Company's mandatorily redeemable securities. See "Description of Capital Stock."
(f) The Company computes per share data in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Due to losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.
(g) Loss per share data and weighted average shares outstanding for the years ended December 31, 1993 and 1994 give retroactive effect to (i) the Company's recapitalization related to the merger with The American Network Group, Inc.; and (ii) a stock dividend on common shares outstanding on January 1, 1995.
(h) EBITDA is defined as operating income (loss), excluding non-recurring items (including 1997 compensation associated with Paxson Radio asset sales and relocation costs), plus time brokerage fees, depreciation, amortization and other non-cash charges, including amortization of programming rights and option plan compensation, minus programming payments (including a ratable portion of programming deposits). EBITDA, as so defined, may not be comparable to similarly titled measures used by other companies.
(i) Includes all capital expenditures by the Company's inTV and corporate segments including expenditures associated with the upgrade and conversion of acquired and operated television stations to the inTV format.
(j) The pro forma dividends and accretion on preferred stock give effect to the consummation of the Transactions as if the Transactions had taken place at the beginning of each period presented.
(k) The pro forma balance sheet data as of March 31, 1998 gives effect to the consummation of the Transactions as if the Transactions had occurred on March 31, 1998.
(l) Includes cash, cash equivalents and restricted cash.

                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors in addition to the other information set forth in this Prospectus in evaluating an investment in the Junior Preferred Stock.

HIGH LEVEL OF INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS AND SATISFY PREFERRED STOCK DIVIDEND REQUIREMENTS

     The Company is highly leveraged. At March 31, 1998, pro forma for the Transactions, the Company would have had outstanding $350.7 million of Indebtedness and redeemable preferred stock with an aggregate liquidation preference of $503.0 million. In addition, subject to restrictions in the Credit Facility and the indenture (the "Existing Indenture") governing the Existing Notes, and in the terms of the Company's Junior Cumulative Compounding Redeemable Preferred Stock (the "Private Preferred Stock") and redeemable
12 1/2% Cumulative Exchangeable Preferred Stock (the "Public Preferred Stock," and collectively with the Private Preferred Stock, the "Existing Preferred Stock"), the Company may incur additional indebtedness and issue additional shares of preferred stock from time to time to finance acquisitions or capital expenditures or for other corporate purposes. Interest expense for the years ended December 31, 1995, 1996 and 1997 was $17.1 million, $31.5 million and $37.7 million, respectively.

     The level of the Company's indebtedness could have important consequences to investors in the Securities, including: (i) a significant portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future, if needed, may be limited; (iii) the Company's leveraged position and covenants contained in the Credit Facility (or any replacement thereof) and the Existing Indenture could limit its ability to expand and make capital improvements and acquisitions; (iv) the Credit Facility and the Existing Indenture and the Existing Preferred Stock contain certain restrictive covenants, including covenants that restrict or prohibit the payment of dividends or other distributions by the Company to its stockholders; and (v) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and economic conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and may have significantly greater operating and financing flexibility than the Company.

     The Company also has substantial dividend and redemption obligations under the Existing Preferred Stock. Until December 22, 1999, the Company has the option to defer cash payment of accrued dividends on the Private Preferred Stock, in which case all dividends which have accrued as of January 1 and July 1 of each year are added to the liquidation price thereof. Dividends accumulate on the Private Preferred Stock at an annual rate of 12% of the liquidation price thereof. To date, the Company has paid no cash dividends on the Private Preferred Stock, and as of December 31, 1997, there was an aggregate of $13.9 million in accumulated and unpaid dividends thereon. The Company is obligated to redeem on December 22, 2003, out of unrestricted funds legally available therefor, all of the shares of the Private Preferred Stock then outstanding, at a redemption price equal to the liquidation price for such shares, as of the redemption date, plus the amount of all accumulated and unpaid dividends thereon, payable in cash. Dividends accumulate on the Public Preferred Stock at an annual rate of 12 1/2% of the liquidation price thereof. Until October 31, 2002, the Company has the option to pay dividends thereon either in cash or by the issuance of additional shares of Public Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. To date, the Company has paid no cash dividends on the Public Preferred Stock, and as of December 31, 1997, the Company has issued additional shares of Public Preferred Stock in lieu of cash dividends with an aggregate liquidation preference equal to $20.8 million and an additional $3.6 million of unpaid dividends have accumulated thereon. The Company is required, subject to certain conditions, to redeem all of the Public Preferred Stock outstanding on October 31, 2006. Holders of shares of the Existing Preferred Stock are entitled to require the Company to redeem their shares of Existing Preferred Stock upon the occurrence of a bankruptcy or similar event relating to the Company, and holders of the Private Preferred Stock are entitled to require the Company to redeem their shares of Private Preferred Stock upon a default by the Company under the terms of the Stockholders Agreement (as defined). The failure or inability of the Company to pay amounts which become payable with respect to the Existing Preferred Stock could have adverse consequences to the holders of the Junior Preferred Stock. See "Description of Capital
Stock -- Private Preferred Stock" and "-- Public Preferred Stock."

     The Company's ability to pay cash dividends on, and satisfy its redemption obligations in respect of, the Junior Preferred Stock and to satisfy its debt obligations and its dividend and redemption obligations with respect to the Existing Preferred Stock will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. If the Company is unable to service its indebtedness or make required cash payments with respect to its Preferred Stock (as defined), it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There is no assurance that any of these strategies could be effected on satisfactory terms, if at all, and the implementation of any of these alternative strategies could have a negative impact on the value of the Junior Preferred Stock. In the event of a liquidation of the Company, the Junior Preferred Stock would be subordinate in right of payment to the Company's indebtedness and its Existing Preferred Stock, as well as to any preferred stock which the Company may issue ranking senior to the Junior Preferred Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

HISTORY OF NET LOSSES; INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

     Prior to 1998, the Company had incurred losses from continuing operations in each of its fiscal years since inception. As a result of the foregoing, for the years ended December 31, 1995, 1996 and 1997, the Company's earnings were insufficient to cover combined fixed charges and preferred stock dividend requirements by approximately $32.6 million, $49.7 million and $84.2 million, respectively. The Company expects to continue to experience net losses in the foreseeable future, principally as a result of PAX NET startup costs and non-cash charges for depreciation and amortization expense related to fixed assets and goodwill relating to acquisitions, including the Proposed Acquisitions, which may be greater than the net losses experienced by the Company in the past.

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

     The Credit Facility prohibits the payment of cash dividends on the Junior Preferred Stock through the maturity of the borrowings under the Credit Facility in 2002. Dividends on the Junior Preferred Stock may be paid, at the Company's option, on any dividend payment date either in cash or by the issuance of additional shares of Junior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, provided that if any dividend payable subsequent to May 15, 2003, is not paid in full in cash, the per annum dividend rate will be increased by 1.0% for that dividend payment period.

     The terms of the Private Preferred Stock provide that the Company may not declare or pay any cash dividends or make any cash distributions in respect of the Junior Preferred Stock until all accrued and unpaid dividends on the Private Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Private Preferred Stock, monies sufficient for such purpose have been set aside. The Existing Indenture and the terms of the Public Preferred Stock also limit the ability of the Company to pay cash dividends to holders of its capital stock, as will the terms of the Existing Exchange Debentures if issued.

     In addition to the foregoing limitations, under Delaware law the Company is permitted to pay dividends on its capital stock, including the Junior Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a Company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the Board of Directors to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there is no assurance that the Company will be able to pay cash dividends on the Junior Preferred Stock.

RISKS ASSOCIATED WITH THE LAUNCH OF PAX NET

     The Company announced in November 1997 that it intends to launch PAX NET, a new television programming service, on August 31, 1998. As the Company intends to operate PAX NET differently from traditional television and cable networks and independent stations, and believes its revenues and expenses will likewise be different, the Company's strategies with respect to PAX NET cannot be tested against traditional television and cable network and independent station data or experiences. The success of the Company's stations will depend largely upon the programming PAX NET offers and the Company's cost of obtaining such programming. The Company seeks to acquire programming for PAX NET which will generate sufficient ratings to enable the Company to capture advertising revenues exceeding the Company's programming costs and other expenses. The Company has made certain assumptions in formulating its strategies including, among others, the Company's ability to achieve certain ratings, sell out its advertising time at targeted rates, locate and hire a significant number of additional employees which the Company expects will be necessary for the launch of PAX NET, operate its stations at the anticipated staffing levels, achieve targeted cost savings through the centralization of certain tasks for its multiple stations, sell time utilizing limited outside sales representatives, attract affiliates and acquire additional stations, and continue to sell time for long-form paid programming during the day and on weekends, at anticipated rates. There can be no assurance that the PAX NET programming obtained by the Company will generate sufficient audience ratings for the profitable operation of PAX NET or that the Company's programming costs will not prove excessive in relation to its advertising revenues, nor can there be any assurance that any of the Company's assumptions regarding the start-up and operation of PAX NET will prove correct.

RELIANCE ON TELEVISION PROGRAMMING

     One of the Company's most significant operating cost components will be television programming. There can be no assurance that the Company will not be exposed in the future to increased programming costs which may materially adversely affect the Company's operating results. Acquisitions of program rights may be made several years in advance and may require multi-year commitments, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.

RANKING OF THE JUNIOR PREFERRED STOCK

     The Junior Preferred Stock will rank junior in right of payment upon liquidation to all existing and future indebtedness of the Company and to all shares of preferred stock of the Company (including the Existing Preferred Stock) other than preferred stock which by its terms ranks on a parity with or junior to the Junior Preferred Stock. The Junior Preferred Stock will rank senior in right of payment upon liquidation to the Convertible Preferred Stock and the Common Stock. As of March 31, 1998, pro forma for the Transactions, the Company would have had outstanding approximately $350.7 million of Indebtedness and $228.0 million aggregate liquidation preference of preferred stock ranking senior to the Junior Preferred Stock. See "Description of Junior Preferred Stock and New Exchange Debentures."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Credit Facility and the Existing Indenture contains certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, make investments, pay dividends or make certain other restricted payments, consummate certain asset sales, consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility requires the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The Company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there can be no assurance that they will be met. In the event of a default under the Credit Facility, the lenders may declare the indebtedness thereunder immediately due and payable, which would result in a default under the Existing Notes. There can be no assurance that the Company would have sufficient assets to pay indebtedness then outstanding under the Credit Facility and the Existing Notes. Any refinancing of the Credit Facility is likely to contain similar restrictive covenants.

RESTRICTIONS IMPOSED BY TERMS OF EXISTING PREFERRED STOCK

     The terms of the Private Preferred Stock provide that the Company may not declare or pay any cash dividends or make any cash distributions in respect of the Junior Preferred Stock until all accrued and unpaid dividends on the Private Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Private Preferred Stock, monies sufficient for such purpose have been set aside. So long as any shares of Existing Preferred Stock remain outstanding, the Company may not directly or indirectly purchase, redeem, exchange or otherwise acquire the Junior Preferred Stock. The dividend rate on the Private Preferred Stock will increase to an annual rate of 30%: (i) upon the occurrence of certain bankruptcy events; (ii) upon a change of control of the Company, as defined in the Stockholders Agreement; (iii) upon the failure to choose a successor to Mr. Paxson in the event of his death or incapacity as provided in the Stockholders Agreement; (iv) if the Company incurs indebtedness in excess of that permitted by certain financial leverage ratios; (v) upon the failure to pay cash dividends thereon on or after December 22, 2000, equal to the amount of dividends payable in any twelve month period; or (vi) if the Private Preferred Stock remains outstanding after December 22, 2003. Such increased dividend rate shall remain in effect for so long as any such event continues and will increase by 5% on each anniversary of such event or, in the case of a bankruptcy event, upon the failure of the Company to redeem the Private Preferred Stock at the request of the holders thereof. See "Description of Capital Stock -- Private Preferred Stock."

     The terms of the Public Preferred Stock restrict the Company's ability to declare or pay any cash dividends or make any cash distributions in respect of the Junior Preferred Stock, unless the Company is permitted by the terms thereof to make certain restricted payments. Similar restrictions limit the Company's ability to, directly or indirectly, purchase, redeem, exchange or otherwise acquire the Junior Preferred Stock. Further, the terms of the Public Preferred Stock, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, issue additional preferred stock ranking senior or pari passu with the Junior Preferred Stock, or merge or consolidate with or sell all or substantially all of their assets to any other person. The Company's failure to comply with such covenants permit holders of a majority of the outstanding shares of Junior Preferred Stock, voting as a class, to under certain circumstances elect the lesser of two directors of the Company or that number of directors of the Company that constitute at least 25% of the Company's Board of Directors. See "Description of Capital Stock -- Public Preferred Stock." Upon a "Change of Control" (as defined in the terms of the Public Preferred Stock), the Company will be required to offer to purchase all of the shares of Public Preferred Stock then outstanding at 101% of the then effective liquidation preference plus, without duplication, accumulate and pay dividends to the repurchase date.

DEPENDENCE ON KEY PERSONNEL

     The Company's business depends upon its ability to attract and retain skilled managers and other personnel, including its executive officers and other key employees. The loss of the services of certain executive officers, especially Lowell W. Paxson, could have a material adverse effect on the Company's operating results. In addition, in the event of Mr. Paxson's death, the Company may be required, in certain circumstances, to make an offer to repurchase the Existing Notes and to redeem the Private Preferred Stock. See "Certain Relationships and Related Transactions -- Stockholders Agreement." There can be no assurance that if such an event were to occur, the Company would have, or would have access to, sufficient funds to satisfy such repurchase or redemption obligations. Mr. Paxson has an employment agreement that expires on December 31, 1999, unless terminated sooner as permitted therein. See "Management -- Employment Agreements."

"MUST CARRY" REGULATIONS

     Management believes that the Company's growth and success of its television operations has and will continue to depend materially upon its access to households served by cable television systems. Pursuant to the 1992 Cable Act, broadcasters are required to elect, every three years, to exercise either certain "must carry" or retransmission consent rights in connection with the carriage of their signals by cable systems in their local market. By electing the "must carry" rights, a broadcaster can demand carriage on a specified channel on cable systems within its DMA, provided the broadcaster's television signal can be delivered to the cable system operator's cable head end at a specified strength. These "must carry" rights are not absolute, and their exercise depends on variables such as the number of activated channels on a cable system, the location and size of a cable system, and the amount of duplicative programming on a broadcast station. Therefore, under certain circumstances, a cable system can decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. The Company's television stations have elected the "must carry" alternative. The Company's elections of retransmission or "must carry" status will continue until the next required election date of October 1, 1999. If the law were changed to eliminate or materially alter "must carry" rights, the Company could suffer adverse effects.

GOVERNMENT REGULATION

     Each of the Company's television stations operates pursuant to one or more licenses issued by the Federal Communications Commission (the "FCC") that expire at different times, some of which are currently up for renewal. The Company may apply to renew those licenses, and third parties may challenge those applications. The license term for broadcast television stations is eight years. Although the Company has no reason to believe that its licenses will not be renewed in the ordinary course, there can be no assurance that the licenses will be renewed.

     The television broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules and policies require FCC consent to assignments of FCC licenses and transfers of control of corporations or other entities holding broadcast licenses. Congress and the FCC currently have under consideration and may in the future adopt new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, adversely affect the ownership and operation of the Company's broadcast properties, as well as the Company's business strategies. In addition, relaxation of existing multiple ownership and cross-ownership rules and policies by the FCC, as provided in the Telecommunications Act of 1996 (the "1996 Act"), removes certain restrictions on larger media, entertainment and telecommunications companies, some with greater access to capital and resources than the Company, from competing with the Company for the acquisition of media properties and the negotiation of programming arrangements. Changes in the FCC's rules following passage of the 1996 Act, such as elimination of restrictions on the offering of multiple network services by the existing major television networks, the relaxation of restrictions on the participation by the regional Bell holding companies in cable television and other direct-to-home video technologies, the removal of nationwide restrictions and the relaxation of local restrictions on radio broadcast ownership and the relaxation of restrictions on nationwide broadcast television ownership could accelerate the existing trend toward vertical integration in the telecommunications, media and home entertainment industries and cause the Company to face more formidable competition in the future. See "Business -- Federal Regulation of Broadcasting."

     The Communications Act requires the prior approval of the FCC for the transfer of control of an FCC licensee. Under certain circumstances, the exercise by holders of the Junior Preferred Stock of their rights to elect directors to the Board of Directors and the exercise by holders of other Preferred Stock of similar rights may constitute a transfer of control of the Company for FCC purposes and may therefore be subject to prior FCC approval or other limitations.

MULTIPLE OWNERSHIP RULES; TIME BROKERAGE AGREEMENTS

     Current FCC rules prohibit ownership interests in two or more television stations with overlapping service areas. The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who directly or indirectly have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments) are generally deemed to be attributable, as are the interests of officers and directors of a corporate parent of a broadcast licensee. Changes in the rule for attributing the ownership of media interests for purposes of the FCC's multiple ownership and cross-ownership rules could require that the Company restructure or divest itself of some of its existing broadcast interests.

     The 1996 Act eliminated the existing restrictions on the number of television stations that a single entity may own nationwide and increased the nationwide ceiling for national television audience reach to 35% of the television households, with UHF stations counting as only 50% of their respective market television households. Congress also has directed the FCC to institute a proceeding to review its present rules to determine whether to retain, modify or eliminate its present restrictions on the number of television stations in which a single entity may hold an attributable interest within a single market.

     Prior to passage of the 1996 Act, the FCC initiated rule making proceedings to consider proposals to modify its television ownership restrictions, including rule makings that may permit ownership, in some circumstances, of two television stations with overlapping service areas, and these rule making procedures may be incorporated in the proceedings required by the 1996 Act. The FCC also is considering in these proceedings whether to adopt restrictions on television time brokerage agreements. The television duopoly and one-to-a-market rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has time brokerage agreements in those markets where the Company owns a television station. In addition, if the FCC were to decide that the provider of programming services under time brokerage agreements should be treated as having an attributable ownership in the television station it programs, and if it did not relax the corresponding duopoly rules, or if the FCC were to adopt restrictions on time brokerage agreements without grandfathering existing time brokerage agreements, the Company could be required to renegotiate or terminate certain of its time brokerage agreements. The 1996 Act specifies, however, that none of the provisions relating to broadcast ownership shall be construed to prohibit the origination, continuation or renewal of any television time brokerage agreement that is in compliance with the regulations of the FCC. The Committee Report accompanying the 1996 Act notes that the Act grandfathers time brokerage agreements in existence upon enactment of the Act and allows time brokerage agreements in the future, consistent with the FCC's rules. Nevertheless, if in individual cases the FCC were to find that the licensee of a station with which the Company has a time brokerage agreement failed to maintain control over its operations as required by FCC rules and policies, the licensee of the time brokerage agreement and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations. See
"Business -- Federal Regulation of Broadcasting."

CHANGE OF CONTROL

     A "change of control" (as defined in the Credit Facility) constitutes an event of default under the Credit Facility. In the event of a "change of control" (as defined in the Existing Indenture), the Company will be required to offer to purchase all of the outstanding Existing Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of repurchase. In the event of a "change of control" (as defined with respect to the Junior Preferred Stock), the Company will be required to offer to purchase all of the shares of the Junior Preferred Stock then outstanding at 101% of the then effective liquidation preference thereof plus, without duplication, accumulated and unpaid dividends thereon to the repurchase date. A "change of control" (as defined with respect to the Private Preferred Stock) will require the Company to pay a significantly higher dividend on the Private Preferred Stock, unless it is redeemed. A "change of control" (as defined with respect to the Public Preferred Stock), will require the Company to offer to purchase all of the shares of Public Preferred Stock then outstanding at 101% of the then effective liquidation preference plus, without duplication, accumulated and unpaid dividends to the repurchase date. The repurchase by the Company of the Existing Notes or the Public Preferred Stock upon a change of control could also cause a default under the Credit Facility. There can be no assurance that in the event of any such changes of control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to repay its indebtedness under the Credit Facility, repay the Existing Notes, or pay the required purchase price for the shares of Junior Preferred Stock and Public Preferred Stock tendered by holders upon a change of control. In such event, the Company could be required to seek third-party financing to the extent it did not have sufficient available funds to meet its purchase obligations, and there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. Further, the Existing Indenture and the terms of the Existing Preferred Stock restrict the Company's ability to repurchase shares of Junior Preferred Stock, including upon a change of control. See "Description of Capital Stock" and "Description of Indebtedness."

CERTAIN TAX CONSIDERATIONS

     Distributions on the Junior Preferred Stock, whether paid in cash or in additional shares of Junior Preferred Stock, will be taxable as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits. A holder's initial tax basis in any additional shares of Junior Preferred Stock distributed by the Company in lieu of cash dividend payments on the Junior Preferred Stock ("Dividend Shares") will equal the fair market value of such Dividend Shares on their date of distribution. In addition, depending upon the fair market value of shares of Junior Preferred Stock on the date of their issuance, holders may be required to include additional amounts of income based on the difference between (x) the fair market value of such shares on the date of their issuance and (y) the amount payable in redemption of such shares, unless the difference is de minimis under the applicable standard (such difference being referred to as "Preferred Stock Discount"). If shares of Junior Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Junior Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

     The Company structured the disposition of its radio division in 1997 in a manner that management currently believes will permit it to defer recognizing for income tax purposes up to approximately $305 million of gain (before deferred taxes). Such deferral could be contested by the Internal Revenue Service ("IRS"). Based on the advice of counsel, management believes that, in the event of a challenge by the IRS of these tax positions, it is more likely than not that the Company would prevail. Should the IRS successfully challenge the Company on these matters, the Company could be subject to a material current tax liability.

DISCRETION OF MANAGEMENT CONCERNING USE OF PROCEEDS

     A portion of the net proceeds of the Offerings is anticipated to be used to fund the Proposed Acquisitions and related capital expenditures. It is anticipated that pending such use, such proceeds will be invested in certain short-term investments. Such funds, with the Company's existing working capital, will constitute a significant amount of funds available to the Company, as to the application of which management will have substantial discretion, including funding additional broadcast and non-broadcast acquisition opportunities that may arise that are not included in the Proposed Acquisitions. There can be no assurance the Company will deploy such funds in a manner that will enhance the financial condition of the Company. See "Use of Proceeds."

ABILITY TO MANAGE GROWTH

     Since inception, the Company has experienced rapid growth, primarily through acquisitions. Rapidly growing businesses frequently encounter unforeseen expenses and delays in completing acquisitions, as well as difficulties and complications in integrating acquired operations without disruption to overall operations. In addition, such rapid growth may adversely affect the Company's operating results because of many factors, including capital requirements, transitional management and operating adjustments, and interest costs associated with acquisition debt. There can be no assurance that the Company will successfully integrate recently acquired and future acquired operations or successfully manage the costs often associated with rapid growth. The Company continuously evaluates the acquisition or operation of additional television stations.

TIME BROKERAGE AGREEMENTS -- RIGHTS OF PREEMPTION AND TERMINATION

     The Company operates 14 television stations pursuant to time brokerage agreements, which stations are not owned by the Company. All of the Company's time brokerage agreements allow, in accordance with FCC rules, regulations and policies, preemption of the Company's programming by the FCC licensee of each station with which the Company has a time brokerage agreement. In addition, each time brokerage agreement provides that under certain limited circumstances it may be terminated by the FCC licensee. Accordingly, there can be no assurance that the Company will be able to air all of the programming expected to be aired on those stations with which it has a time brokerage agreement or that the Company will receive the expected advertising revenue from the sale of advertising in such programming. Although management believes that the terms and conditions of each of the Company's time brokerage agreements should enable the Company to air and utilize the programming and other non-broadcast license assets of the respective stations, there can be no assurance that early terminations of the time brokerage agreements or unexpected preemptions of all or a significant part of the programming by the FCC licensee of such stations will not occur. An early termination of the Company's time brokerage agreements or repeated and material preemptions of programming could adversely affect the Company's operations. In addition, the Company's time brokerage agreements generally have expiration dates ranging from seven to ten years. The Company expects its future time brokerage agreements to have terms of not more than ten years. There can be no assurance that the Company will be able to negotiate extensions of its time brokerage agreements on terms satisfactory to the Company.

INDUSTRY AND ECONOMIC CONDITIONS; SEASONALITY

     The profitability of the Company's television stations is subject to various factors that influence the television broadcasting industry as a whole. The Company's television stations may be affected by numerous factors, including changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, technological changes, proposals to eliminate the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance television station acquisitions and operations. The Company cannot predict which, if any, of these or other factors might have a significant impact on the television broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, the Company's broadcasting revenue is likely to be adversely affected by a recession or downturn in the United States economy or other events or circumstances that adversely affect advertising activity. In addition, the Company's operating results in individual geographic markets could be adversely affected by local regional economic downturns. Seasonal revenue fluctuations are common in the television broadcasting industry and result primarily from fluctuations in advertising expenditures by local retailers. Because of the short operating history of inTV and the start-up nature of PAX NET, the Company's ability to assess the effects of seasonality on inTV or PAX NET is limited. It appears, however, that inTV experiences its highest revenues during the first and fourth fiscal quarters.

COMPETITION

     The Company's television stations are located in highly competitive markets. The financial success of each of the Company's television stations depends, to a significant degree, upon its audience ratings, its share of the overall television sales within its geographic market, the economic health of the market and the popularity of its programming. The audience ratings and advertising of such individual stations are subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue and operating cash flow of the Company. The Company's television stations compete for audience share and advertising revenue directly with other television stations and with other media within their respective markets. Each of the Company's television stations is subject to competition from companies that, in some instances, have or may, in the future, obtain greater resources than the Company and its ability to compete successfully in its broadcasting markets may be impeded.

     In addition, increased competition for viewers in the cable industry may result from technological advances, such as digital compression technology, which allow cable systems to expand channel capacity; the further deployment of fiber optic cable, which has the capacity to carry a much greater number of channels than coaxial cable; and "multiplexing," in which programming services offer more than one feed of their programming. The number of choices available to the Company's television stations' viewing audience as a result of such technological advances may lead to a reduction in the Company's market share. There can be no assurance that the Company will be able to obtain or maintain significant audience ratings and advertising revenue.

     The Company will compete for advertising revenue with other television programming services described above, as well as with other national and international television programming services, superstations, broadcast television networks, local over-the-air television stations, radio and print media, in addition to alternative delivery services that now exist or are expected to develop in the future. More generally, the Company competes with various other leisure-time activities such as home videos, movie theaters, personal computers and other alternative sources of entertainment and information. See "Business -- Competition."

TECHNOLOGY CHANGES

     Television broadcasting is also subject to competition with new media technologies that are being developed or have been introduced, such as direct satellite-to-home video programming and so-called video dial tone in which telephone or other companies provide broad-band wire links for the delivery of video programming to homes by independent program suppliers. Further, the Company may be subject to other changes in technology and the manner in which businesses and individual households adopt such technologies and embrace new communication and distribution channels available via the Internet, World Wide Web, and other similar broadband networks. Prospective technology enhancements may allow for increased economic, distribution and communication efficiencies which may impact the Company. The Company cannot predict the effect, if any, that these or other new technologies may have on the industries in which the Company operates, or on the Company. See "Business -- Federal Regulation of Broadcasting."

LACK OF PUBLIC MARKET FOR THE JUNIOR PREFERRED STOCK; RESTRICTIONS ON RESALE

     There is no existing trading market for the Junior Preferred Stock, and there can be no assurance regarding the future development of a market for the Junior Preferred Stock, or the ability of holders of the Junior Preferred Stock to sell their Junior Preferred Stock or the price at which such holders may be able to sell their Junior Preferred Stock. If such a market were to develop, the Junior Preferred Stock could trade at prices that may be lower than the initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the Junior Preferred Stock. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the Junior Preferred Stock may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Junior Preferred Stock, or that an active market for the Junior Preferred Stock will develop. The Company does not intend to apply for listing or quotation of the Junior Preferred Stock on any securities exchange or stock market; however, it is expected that the Junior Preferred Stock will be eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market of the National Association of Securities Dealers, Inc.

LIMITATIONS OF APPRAISALS

     Separate appraisals (collectively, the "Appraisals") of certain assets of the Company were prepared by BIA Consulting, Inc. ("BIA") and Communications Equity Associates, Inc. ("CEA") (collectively, the "Appraisers"). Each Appraisal was prepared in accordance with certain procedures, and pursuant to certain methodologies, as set forth therein. The Appraisals represent the analysis and opinion of each of the Appraisers as of each of their respective dates, subject to the assumptions and limitations set forth therein, have not been updated since they were originally issued, and may not be indicative of the present or future values of properties of the Company upon liquidation or resale. The Appraisals are based upon a number of estimates and assumptions that, while considered reasonable by the Appraiser issuing such Appraisal, are subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company or the ability of the Appraisers to accurately assess and estimate, and are based upon assumptions with respect to future business decisions and conditions which are subject to change. The opinions of value set forth in the Appraisals and the actual values of the assets appraised therein will vary, and those variations may be material. The inclusion in this Memorandum of the opinions of value set forth in the Appraisals should not be regarded as a representation by the Company as to the accuracy of such opinions nor can there be any assurance that the opinions of value set forth in the Appraisals will be achieved upon the liquidation of the Company or sale of the assets valued in the Appraisals. Neither the Company nor the Initial Purchaser nor any of their respective agents or representatives assumes responsibility for the accuracy or adequacy of the Appraisals. Prospective purchasers of the Securities are cautioned not to place undue reliance on the Appraisals. The Company does not intend to have the Appraisals updated or otherwise revised to reflect events or circumstances of which it becomes aware after the date thereof or to reflect the occurrence of unanticipated events. See "Business -- Appraisals."

DEVELOPMENT OF PROPRIETARY SALES TRAFFIC SYSTEM

     The Company is developing a new proprietary sales traffic system designed to deliver to the Company's sales force accurate and timely data on its available advertising inventory and the demand for its inventory. The Company intends to implement its sales traffic system prior to the PAX NET launch in order to meet the needs of PAX NET and better allocate its available advertising airtime. When first put to use by the Company, the sales traffic system may contain undetected difficulties or defects that, despite testing by the Company, are uncovered only after it has been employed by the Company's sales force. There can be no assurance that such difficulties will not be encountered, causing significant operational difficulties or delays in the sale and allocation of its available advertising airtime or requiring significant design modifications, either of which could adversely affect the Company's ability to sell advertising airtime to maximize revenues.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of shares of Original Junior Preferred Stock who do not exchange their shares for shares of New Junior Preferred Stock pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such shares of Original Junior Preferred Stock which apply as a consequence of the offer and sale of the Original Junior Preferred Stock pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, shares of Original Junior Preferred Stock may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or applicable state securities laws. The Company does not anticipate that it will register the shares of Original Junior Preferred Stock under the Securities Act. To the extent that shares of Original Junior Preferred Stock are tendered and accepted in connection with the Exchange Offer, any trading market for remaining shares of Original Junior Preferred Stock could be adversely affected.

     Issuance of shares of New Junior Preferred Stock for shares of Original Junior Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such shares of Original Junior Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of shares of Original Junior Preferred Stock desiring to tender such shares in exchange for shares of New Junior Preferred Stock should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of shares of Original Junior Preferred Stock for exchange. Shares of Original Junior Preferred Stock that are not tendered or that are tendered but not accepted by the Company for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The shares of Original Junior Preferred Stock were sold by the Company on June 10, 1998 to the Initial Purchaser who resold them to certain qualified institutional buyers in the Private Offering. In connection with the Private Offering, the Company entered into a Preferred Stock Registration Rights Agreement with the Initial Purchaser (the "Registration Rights Agreement"), which requires that within 60 days following the issuance of the shares of Original Junior Preferred Stock, the Company file with the Commission a registration statement under the Securities Act with respect to an issue of shares of New Junior Preferred Stock of the Company identical in all material respects to the shares of Original Junior Preferred Stock, use its best efforts to cause such registration statement to become effective under the Securities Act with 150 days following the issuance of the shares of Original Junior Preferred Stock, and upon the effectiveness of that registration statement, offer to the Holders of the Original Junior Preferred Stock the opportunity to exchange their shares of Original Junior Preferred Stock for a like number of shares of New Junior Preferred Stock, which will be issued without a restrictive legend. The purpose of the Exchange Offer is to fulfill the Company's obligations under the Registration Rights Agreement. The shares of Original Junior Preferred Stock were initially represented by a single global Certificate in registered form, registered in the name of Cede & Co., a nominatee of The Depository Trust Company, New York, New York ("DTC"), as depositary.

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2,
1993). The Company has not, however, sought its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that the shares of New Junior Preferred Stock issued pursuant to the Exchange Offer in exchange for shares of Original Junior Preferred Stock may be offered for resale, resold and otherwise transferred by a Holder thereof other than (i) a broker-dealer who purchased such shares of Original Junior Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such shares of New Junior Preferred Stock are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such shares of New Junior Preferred Stock. Holders of shares of Original Junior Preferred Stock accepting the Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any Holder who participates in the Exchange Offer for the purpose of participating in a distribution of the shares of New Junior Preferred Stock may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. This Prospectus may not be used by such Holders for any secondary resale. A secondary resale transaction in the United States by a Holder who is using the Exchange Offer to participate in the distribution of shares of New Junior Preferred Stock must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.

     Each broker-dealer that receives shares of New Junior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it acquired the shares of Original Junior Preferred Stock as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such shares of New Junior Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of shares of New Junior Preferred Stock received in exchange for shares of Original Junior Preferred Stock where such shares of Original Junior Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities

Act. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other retransfer of shares of New Junior Preferred Stock.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, Holders of shares of Original Junior Preferred Stock in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     As described above, the shares of Original Junior Preferred Stock were sold to the Initial Purchaser and resold by the Initial Purchaser to certain qualified institutional buyers on June 10, 1998, and there is currently a limited trading market for them. To the extent shares of Original Junior Preferred Stock are tendered and accepted in the Exchange Offer, the number of outstanding shares of Original Junior Preferred Stock will decrease. Following the consummation of the Exchange Offer, Holders of shares of Original Junior Preferred Stock will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity for the market for the shares of Original Junior Preferred Stock could be adversely affected. See "Risk Factors -- Consequence of Failure to Exchange."

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the "Exchange Offer"), the Company will accept any and all shares of Original Junior Preferred Stock validly tendered, and not theretofore withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue one share of New Junior Preferred Stock ($10,000 liquidation preference) in exchange for each outstanding share of Original Junior Preferred Stock accepted in the Exchange Offer, as promptly as practicable after the Expiration Date. Holders may tender some or all of their shares of Original Junior Preferred Stock pursuant to the Exchange Offer. The Exchange Offer is not conditioned upon any minimum number of shares of Original Junior Preferred Stock being tendered for exchange.

     The form and terms of the shares of New Junior Preferred Stock are identical in all material respects to the form and terms of the shares of Original Junior Preferred Stock except that the shares of New Junior Preferred Stock will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Junior Preferred Stock will be issued pursuant to a Certificate of Designation relating thereto, which will be identical in all material respects with the Certificate of Designation relating to the Original Junior Preferred Stock, except for the provisions thereof relating to the consequences of the Company's failure to conduct the Exchange Offer. Upon issuance of shares of New Junior Preferred Stock in exchange for shares of Original Junior Preferred Stock, the shares of Original Junior Preferred Stock so exchanged shall be cancelled and restored to the status of authorized but unissued shares of preferred stock of the Company, undesignated as to class or series.

     Holders of shares of Original Junior Preferred Stock do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange and exchanged shares of Original Junior Preferred Stock validly tendered for exchange when, as and if the Company gives oral or written notice to the Exchange Agent of acceptance of the tenders of such shares of Original Junior Preferred Stock for exchange. Exchange of shares of Original Junior Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made by deposit of tendered shares of Original Junior Preferred Stock with the Exchange Agent, which will act as agent for the tendering Holders for the purpose of receiving shares of New Junior Preferred Stock from the Company and transmitting such shares of New Junior Preferred Stock to tendering Holders. In all cases, any exchange of shares of New Junior Preferred Stock for shares of Original Junior Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such shares of Original Junior Preferred Stock (or of a confirmation of a book-entry transfer of such shares of Original Junior Preferred Stock in the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in "-- Procedures for Tendering" below)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents. For a description of the procedures for tendering shares of Original Junior Preferred Stock pursuant to the Exchange Offer, see "-- Procedures for Tendering."

     If any tendered shares of Original Junior Preferred Stock are not accepted for exchange because of an invalid tender, or due to the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted shares of Original Junior Preferred Stock will be returned without expense to the tendering Holders thereof (or in the case of shares of Original Junior Preferred Stock tendered by book-entry transfer, such shares of Original Junior Preferred Stock will be credited to the account of such Holder maintained at the Book-Entry Transfer Facility), as promptly as practicable after the expiration or termination of the Exchange Offer.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of a Letter of Transmittal (or facsimile thereof), waive any right to receive notice of acceptance of their shares of Original Junior Preferred Stock for exchange.

     Holders who tender shares of Original Junior Preferred Stock in the Exchange Offer will not be required to pay brokerage commission or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of shares of Original Junior Preferred Stock pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     This Prospectus, together with the Letter of Transmittal, is being sent to registered Holders of shares of Original Junior Preferred Stock as of
       , 1998.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Expiration Date shall be 5:00 p.m. New York City time on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer.

     The Company reserves the right, at any time and from time to time, in its sole discretion (subject to its obligations under the Registration Rights Agreement) (i) to delay accepting any shares of Original Junior Preferred Stock or to delay the issuance and exchange of shares of New Junior Preferred Stock for shares of Original Junior Preferred Stock, (ii) to extend the Exchange Offer or, if any of the conditions set forth below under "-- Conditions to the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iii) to amend the terms of the Exchange Offer in any manner.

     If the Company extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing any exchanging the shares of New Junior Preferred Stock for, any shares of Original Junior Preferred Stock, or is unable to accept for exchange of, or issue shares of New Junior Preferred Stock for, any shares of Original Junior Preferred Stock pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Company, retain all shares of Original Junior Preferred Stock tendered, and such shares of Original Junior Preferred Stock may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The adoption by the Company of the right to delay acceptance for exchange of, or the issuance and the exchange of the shares of New Junior Preferred Stock, for any shares of Original Junior Preferred Stock is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that the

Company pay the consideration offered or return the shares of Original Junior Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. The term "business day" shall mean any day other than Saturday, Sunday or a federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to make public, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service. Any such announcement of an extension of the Exchange Offer shall be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer.

PROCEDURES FOR TENDERING

     Only a Holder of shares of Original Junior Preferred Stock may tender such shares of Original Junior Preferred Stock in the Exchange Offer. To tender in the Exchange offer, the Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documents, to the Exchange Agent so that delivery is received prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for the tendered shares of Original Junior Preferred Stock must be received by the Exchange Agent along with the Letter of Transmittal, or such shares of Original Junior Preferred Stock must be tendered pursuant to the procedures for book-entry transfer described below and a confirmation of receipt of such tendered shares of Original Junior Preferred Stock must be received by the Exchange Agent, in each case, prior to 5:00 p.m., New York City time, on the Expiration Date, or (ii) the tendering Holder must comply with the guaranteed delivery procedures described below.

     NO LETTERS OF TRANSMITTAL, CERTIFICATES REPRESENTING SHARES OF ORIGINAL JUNIOR PREFERRED STOCK OR ANY OTHER REQUIRED DOCUMENTATION SHOULD BE SENT TO THE COMPANY. SUCH DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT.

     The tender by a Holder of shares of Original Junior Preferred Stock made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute a binding agreement between such tendering Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer.

     The method of delivery of shares of Original Junior Preferred Stock and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transaction for such Holders or for assistance concerning the Exchange Offer.

     Any beneficial owner whose shares of Original Junior Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivery such owner's shares of Original Junior Preferred Stock, either make appropriate arrangements to register ownership of the shares of Original Junior Preferred Stock in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered Holder of any shares of Original Junior Preferred Stock (which term includes any participants in DTC whose name appears on a security position listing as the owner of the shares of Original Junior Preferred Stock) or if delivery of the shares of Original Junior Preferred Stock is to be made to a person other than the registered Holder, such shares of Original Junior Preferred Stock must be endorsed or accompanied by a properly completed bond power, in either case signed by such registered Holder as such registered Holder's name appears on such shares of Original Junior Preferred Stock with the signature on the shares of Original Junior Preferred Stock or the bond power guaranteed by an Eligible Institution (as defined herein).

     If the Letter of Transmittal or any shares of Original Junior Preferred Stock or bond powers are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, must submit with the Letter of Transmittal evidence satisfactory to the Company of their authority to so act.

     Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the shares of Original Junior Preferred Stock tendered pursuant thereto are (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal,
(ii) for the account of an Eligible Institution, or (iii) for the account of DTC. See Instruction 4 in the Letter of Transmittal. In the event that signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (any of which is referred to herein as an "Eligible Institution").

     The Exchange Agent will establish an account with respect to the shares of Original Junior Preferred Stock at DTC (the "Book-Entry Transfer Facility") for the purpose of the Exchange Offer promptly after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make delivery of the shares of Original Junior Preferred Stock by causing the Book-Entry Transfer Facility to transfer such shares of Original Junior Preferred Stock into the Exchange Agent's Notes account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. ALTHOUGH DELIVERY OF SHARES OF ORIGINAL JUNIOR PREFERRED STOCK MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER IN THE EXCHANGE AGENTS ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) WITH ALL REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED AND CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, EXCEPT AS OTHERWISE PROVIDED BELOW UNDER THE CAPTION
"-- GUARANTEED DELIVERY PROCEDURES." DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form (including time of receipt), acceptance and withdrawal of tendered shares of Original Junior Preferred Stock will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all shares of Original Junior Preferred Stock determined by the Company not to be validly tendered or any shares of Original Junior Preferred Stock the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular shares of Original Junior Preferred Stock. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived by the Company in its full discretion, any defects or irregularities in connection with tenders of shares of Original Junior Preferred Stock will render such tenders invalid unless such defects or irregularities are cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of shares of Original Junior Preferred Stock, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Any shares of Original Junior Preferred Stock received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, as provided for herein, will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any shares of Original Junior Preferred Stock that remain outstanding subsequent to the Expiration Date, or, as set forth herein, to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase shares of Original Junior Preferred Stock in the open market, privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their shares of Original Junior Preferred Stock and (i) whose shares of Original Junior Preferred Stock are not immediately available, or (ii) who cannot deliver their shares of Original Junior Preferred Stock (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may nevertheless effect a tender of shares of Original Junior Preferred Stock if all of the following conditions are met:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, hand delivery or overnight courier) setting forth the name and address of the Holder, any certificate number(s) of such shares of Original Junior Preferred Stock and the principal amount of shares of Original Junior Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the shares of Original Junior Preferred Stock (or a confirmation of a book-entry transfer of such shares of Original Junior Preferred Stock in the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal will be deposited Exchange Agent's account at the Book-Entry Transfer Facility and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered shares of Original Junior Preferred Stock in proper form for transfer (or a confirmation of book-entry transfer of such shares of Original Junior Preferred Stock into the Exchange Agent's Notes account at the Book-Entry Transfer Facility) and all other documents required by the Letter Transmittal are received by the Exchange Agent with five New York Stock Exchange trading days after the Expiration Date.

     A Notice of Guaranteed Delivery is being sent to Holders along with the Prospectus and the Letter of Transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of shares of Original Junior Preferred Stock may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date, as such term is defined above under the caption
" -- Expiration Date; Extensions; Amendments; Termination." If the Company extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the shares of New Junior Preferred Stock for, any shares of Original Junior Preferred Stock or is unable to accept for exchange of, or issue and exchange the shares of New Junior Preferred Stock for, any shares of Original Junior Preferred Stock pursuant to the Exchange Offer for any reason, then without prejudice to the Company's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Company, retain all shares of Original Junior Preferred Stock tendered, and such shares of Original Junior Preferred Stock may not be withdrawn except as otherwise provided herein, subject to Rule 14e-1(c) under the Exchange Act, which provides that the person making an issuer tender offer shall either pay the consideration offered or return tendered securities, promptly after the termination or withdrawal of the offer.

     To withdraw a tender of shares of Original Junior Preferred Stock in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its offices as set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the shares of Original Junior Preferred Stock to be withdrawn (the "Depositor"), (ii) specify the serial numbers on the particular certificates evidencing the shares of Original Junior Preferred Stock to be withdrawn and the name of the registered Holder thereof (if certificates have been delivered or otherwise identified to the Exchange Agent) or the name and number of the account at DTC to be credited with withdrawal of the shares of Original Junior Preferred Stock (if the shares of Original Junior Preferred Stock have been tendered pursuant to the procedures for book-entry transfer), (iii) be signed by the Holders in the same manner as the original signature on the Letter of Transmittal by which shares of Original Junior Preferred Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the registrar (the "Registrar") with respect to the shares of Original Junior Preferred Stock register the transfer of such shares of Original Junior Preferred Stock into the name of the person withdrawing the tender and (iv) specify the name in which any such shares of Original Junior Preferred Stock are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any shares of Original Junior Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of New Junior Preferred Stock will be issued with respect thereto unless the shares of Original Junior Preferred Stock so withdrawn are validly tendered. Properly withdrawn shares of Original Junior Preferred Stock may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer and without prejudice to the Company's other rights under the Exchange Offer, the Company shall not be required to accept for exchange, or exchange shares of New Junior Preferred Stock for any shares of Original Junior Preferred Stock, and may amend or terminate the Exchange Offer as provided herein before the acceptance of such shares of Original Junior Preferred Stock, if, among other things:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred, which might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) the shares of New Junior Preferred Stock to be received by Holders of shares of Original Junior Preferred Stock in the Exchange Offer, upon receipt, will not be transferable by such Holders (other than as "affiliates" of the Company) without restriction under the Securities Act and Exchange Act and without material restriction under the blue sky laws of substantially all of the states of the United States

     (subject, in the case of Restricted Holders, to any requirements that such persons comply with the Prospectus Delivery Requirements).

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may, subject to its obligations under the Registration Rights Agreement to use its best efforts to consummate the Exchange Offer, (i) terminate the Exchange Offer and return all tendered shares of Original Junior Preferred Stock to tendering Holders, (ii) extend the Exchange Offer and, subject to withdrawal rights as set forth in "-- Withdrawal of Tenders" above, retain all such shares of Original Junior Preferred Stock until the expiration of the Exchange Offer as so extended, (iii) waive such condition and, subject to any requirement to extend the period of time during which the Exchange Offer is open, exchange all shares of Original Junior Preferred Stock validly tendered for exchange by the Expiration Date and not withdrawn, or (iv) delay acceptance or exchange of, or delay the issuance and exchange of shares of New Junior Preferred Stock for, any shares of Original Junior Preferred Stock until satisfaction or waiver of such conditions to the Exchange Offer even though the Exchange Offer has expired. The Company's right to delay acceptance for exchange of, or delay the issuance and exchange of shares of New Junior Preferred Stock for, shares of Original Junior Preferred Stock tendered for exchange pursuant to the Exchange Offer is subject to provisions of applicable law, including, to the extent applicable, Rule 14e-1(c) promulgated under the Exchange Act, which requires that the Company pay the consideration offered or return the shares of Original Junior Preferred Stock deposited by or on behalf of Holders of shares of Original Junior Preferred Stock promptly after the termination or withdrawal of the Exchange Offer. For a description of the Company's right to extend the period of time during which the Exchange Offer is open and to amend, delay or terminate the Exchange Offer, see "-- Expiration Date; Extensions; Amendments; Termination" above. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Registered or Certified Mail:

     The Bank of New York
     101 Barclay Street
     New York, New York 10286

     Attn: Reorganization Section, Floor 21W

     By Overnight Courier or By Hand:

     The Bank of New York
     101 Barclay Street
     New York, New York 10286

     Attn: Reorganization Section, Floor 21W

     By Facsimile:

     (212) 571-3083

     Confirm by Telephone:

     (212) 815-6333

FEES AND EXPENSES

     The expense of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail, however, additional solicitation may be made by telegraph, telephone or in person by officer and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or other soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000. Such expenses include fees and expenses of the Exchange Agent, Trustee, Paying Agent and Registrar, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of shares of Original Junior Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing shares of New Junior Preferred Stock, or shares of Original Junior Preferred Stock not tendered or acceptable for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holders of the shares of Original Junior Preferred Stock tendered, or if tendered shares of Original Junior Preferred Stock are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of shares of Original Junior Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The shares of New Junior Preferred Stock will be recorded at the same carrying value as the shares of Original Junior Preferred Stock as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be treated as part of the issuance costs of the Junior Preferred Stock.

                                THE TRANSACTIONS

THE PROPOSED ACQUISITIONS

     The Company has entered into agreements (subject to various conditions including the receipt of regulatory approvals) to acquire, invest in, purchase the assets of, or finance the acquisition of assets of and enter into time brokerage or affiliation agreements with respect to, the television stations listed below, for total consideration of $414.8 million, of which $78.6 million has been funded as of March 31, 1998 in the form of advances and escrow deposits. The Company expects to spend an additional $88.4 million in capital expenditures to complete the construction of certain new stations and to upgrade certain of the Company's existing stations. The Company currently anticipates completing the Proposed Acquisitions during 1998.

                                                                           PURCHASE
STATION                                             MARKET(1)               PRICE
-------                                             ---------           --------------
                                                                        (IN THOUSANDS)
WCFC(2)..................................  Chicago, IL                     $135,000
WFBI/WCCL(3)(4)..........................  Memphis, TN/New Orleans, LA       55,000
CH40.....................................  Pittsburgh, PA                    35,000
KPXG*....................................  Portland, OR                      30,000
WPXP*....................................  West Palm Beach, FL               19,468
KSPX(3)..................................  Sacramento, CA                    17,000
CH26(3)..................................  San Antonio, TX                   13,500
KPPX(3)..................................  Phoenix, AZ                       12,000
WPXU*....................................  Champaign, IL                      9,250
WKRP(3)..................................  Charleston, WV                     8,070
WAOM.....................................  Lexington, KY                      8,000
WAUP(3)..................................  Syracuse, NY                       6,750
CH61.....................................  Mobile, AL                         6,750
WQPX(3)..................................  Wilkes-Barre, PA                   6,160
CH34.....................................  Spokane, WA                        5,677
KPXO(3)..................................  Honolulu, HI                       5,000
WPXK(3)..................................  Knoxville, TN                      5,000
CH14.....................................  Albuquerque, NM                    4,650
CH21.....................................  Shreveport, LA                     3,938
CH67.....................................  Davenport, IA                      3,900
CH39.....................................  Des Moines, IA                     3,750
CH23(3)..................................  Portland, ME                       3,550
WEPX(3)..................................  Greenville, NC                     3,550
WAQF.....................................  Buffalo, NY                        3,000
KYPX(3)..................................  Little Rock, AR                    2,850
CH51.....................................  Jackson, MS                        2,250
KWOK(2)..................................  San Francisco, CA                  2,215
WAZW(3)..................................  Wausau-Rhinelander, WI             2,000
CH30(3)..................................  Odessa, TX                         1,306
CH15(3)..................................  Christiansted, VI                    200
                                                                           --------
Total station acquisitions...............                                   414,784
Expected station capital expenditures....                                    88,426
Less: advances and escrow deposits.......                                   (78,630)
                                                                           --------
Net Proposed Acquisitions................                                  $424,580
                                                                           ========

---------------

 * Acquisition closed subsequent to March 31, 1998.

(1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.

(2) The Company has agreed to transfer its interest in KWOK, upon acquisition, as additional non-cash consideration in connection with its acquisition of WCFC.

(3) Operated or to be operated by the Company pursuant to a time brokerage agreement.

(4) $36.0 million of the purchase price is not due until December 1999; $15.0 million of the purchase price is attributable to the buyout of existing affiliation agreements.

     The Company regularly considers the acquisition of broadcasting and other properties and businesses, and at any given time is in various stages of considering such opportunities. Typically, the consummation of potential acquisitions is subject to various contingencies, including regulatory approvals. Consummation of potential acquisition opportunities other than the Proposed Acquisitions may also be subject to, among other things, the Company obtaining additional financing and waivers or consents from its lenders and holders of the Existing Preferred Stock. There can be no assurance that the Company could obtain any such needed consents or waivers or additional financing on terms acceptable to it, nor can there be any assurance that the Company will consummate all of the Proposed Acquisitions or other potential acquisition opportunities that may arise.

     Company investments in broadcast properties (including certain of the Proposed Acquisitions as noted above) involve arrangements with third parties, including time brokerage agreements, as well as the co-ownership of certain television stations. Such investments in broadcast properties permit the Company to have a presence in additional markets and to enjoy many, but not all, of the benefits of ownership while at the same time remaining in compliance with FCC regulations. For a description of the Company's relationships with such third parties, see "Business -- Time Brokerage Agreements and Other Interests in Broadcast Stations." The Company has structured its relationships with these third parties in a manner designed to ensure strict compliance with the FCC's rules and regulations governing television station ownership.

THE SALE TRANSACTIONS

     The Company has entered into agreements to sell or monetize its investment in four broadcast television stations, one radio station and a minor league hockey franchise for aggregate net proceeds of $78.1 million. The Company anticipates completing the Sale Transactions during 1998:

                                                              TELEVISION
                                                                MARKET
                           ASSET                                 RANK          AMOUNT
                           -----                              ----------   --------------
                                                                           (IN THOUSANDS)
WNGM -- Atlanta, GA*........................................      10          $ 50,000
WBPX -- Boston, MA..........................................       6            15,500
WHPX -- Hartford, CT........................................      27            15,000
WPXE -- Milwaukee, WI*......................................      32             6,000
Radio Station...............................................      --             1,000
Hockey Team, net*...........................................      --             1,334
                                                                              --------
                                                                                88,834
Less: WNGM Option Exercise..................................                   (10,709)
                                                                              --------
          Net Proceeds from the Sale Transactions...........                  $ 78,125
                                                                              ========

---------------

* Sale closed subsequent to March 31, 1998.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the Exchange Offer. The net proceeds to the Company of the Offerings were approximately $261.5 million and, together with net proceeds from the Sale Transactions and cash on hand, shall be used to fund the Proposed Acquisitions and fund the launch of PAX NET.

     The following table illustrates the estimated sources and uses of funds on a pro forma basis as if the Transactions were consummated on March 31, 1998:

                                                                  (IN THOUSANDS)
SOURCES:
Original Junior Preferred Stock.............................         $200,000
Convertible Preferred Stock.................................           75,000
Net proceeds from asset sales...............................           78,125
Cash on hand................................................           84,955
                                                                     --------
          Total sources.....................................         $438,080
                                                                     ========
USES:
Fund the Proposed Acquisitions, net of advances and escrow
  deposits (excluding expected station capital
  expenditures).............................................         $336,154
Fund expected station capital expenditures..................           88,426
Transaction fees and expenses...............................           13,500
                                                                     --------
          Total uses........................................         $438,080
                                                                     ========

                                 CAPITALIZATION

     The following table sets forth the actual and pro forma cash and capitalization of the Company as of March 31, 1998. Pro forma capitalization gives effect to the Transactions as if the Transactions had taken place on March 31, 1998. This table should be read in conjunction with the information contained in "Unaudited Pro Forma Balance Sheet Data" and the Company's consolidated financial statements and notes thereto appearing elsewhere herein.

                                                                 AT MARCH 31, 1998
                                                              -----------------------
                                                               ACTUAL    PRO FORMA(A)
                                                              --------   ------------
                                                                  (IN THOUSANDS)
Cash(b).....................................................  $154,286    $   69,331
                                                              ========    ==========
Long-term debt (including current maturities)
  Senior credit facility(c).................................  $120,000    $  120,000
  11 5/8% senior subordinated notes.........................   228,042       228,042
  Other long-term debt......................................     2,671         2,671
                                                              --------    ----------
          Total debt........................................   350,713       350,713
Private preferred stock(d)..................................    44,189        44,189
Public preferred stock(d)...................................   173,879       173,879
Junior preferred stock(e)...................................        --       190,000
Convertible preferred stock(f)..............................        --        70,540
Other equity(g).............................................   369,180       408,092
                                                              --------    ----------
          Total capitalization..............................  $937,961    $1,237,413
                                                              ========    ==========

---------------

(a) Gives effect to the Transactions as if the Transactions had taken place on March 31, 1998.
(b) Consists of cash, cash equivalents and restricted cash. Restricted cash of $17.0 million will be used solely to pay interest on the Credit Facility.
(c) In May 1998, the Company refinanced its outstanding debt under its existing revolving credit facility with the Credit Facility. See "Description of Indebtedness -- Credit Facility."
(d) See "Description of Capital Stock".
(e) The $200.0 million initial liquidation preference of the Junior Preferred Stock has been reduced to its carrying value by approximately $10.0 million of estimated fees and expenses related to the Junior Preferred Stock.
(f) Reflects the issuance by the Company of $75.0 million of Convertible Preferred Stock, net of issuance costs of approximately $3.5 million and the allocation of $960,000 of proceeds to the Warrants issued in connection with the Convertible Preferred Offering. See "Unaudited Pro Forma Balance Sheet Data."
(g) Other equity is comprised of Common Stock, class A and B common stock warrants, stock subscription notes receivable, additional paid-in capital deferred option plan compensation and retained earnings.

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

     The unaudited pro forma balance sheet data as of March 31, 1998 gives effect to the consummation of the Transactions as if the Transactions had taken place on March 31, 1998. See "The Transactions" for a description of the Proposed Acquisitions and Sale Transactions. The unaudited pro forma balance sheet data is based upon available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma balance sheet data should be read in conjunction with the Company's consolidated financial statements and notes thereto appearing elsewhere herein. The unaudited pro forma balance sheet data is not necessarily indicative of the Company's actual or future financial position.

                     UNAUDITED PRO FORMA BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                                         AT MARCH 31, 1998
                                                              ----------------------------------------
                                                                           TRANSACTION
                                                               COMPANY     ADJUSTMENTS      PRO FORMA
                                                              ----------   ------------     ----------
                          ASSETS:
Current Assets:
  Cash and cash equivalents.................................  $  137,286     $190,000(a)    $   52,331
                                                                               78,125(b)
                                                                               71,500(c)
                                                                             (424,580)(d)
  Restricted cash...........................................      17,000                        17,000
  Accounts receivable, net..................................       4,925                         4,925
  Prepaid expenses and other current assets.................       3,342          (55)(b)        3,287
                                                              ----------     --------       ----------
         Total current assets...............................     162,553      (85,010)          77,543
Property and equipment, net.................................     141,144      115,426(d)       251,392
                                                                               (5,178)(b)
Intangible assets, net......................................     536,789      387,784(d)       922,016
                                                                               (2,557)(b)
Investment in broadcast properties..........................     106,848      (61,503)(d)       14,326
                                                                              (31,019)(b)
Investment in cable network.................................      55,551                        55,551
Other assets, net...........................................      71,712      (17,127)(d)       53,321
                                                                               (1,264)(b)
                                                              ----------     --------       ----------
         Total assets.......................................  $1,074,597     $299,552       $1,374,149
                                                              ==========     ========       ==========
             LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable and accrued liabilities..................  $   13,359     $    100(b)    $   13,459
  Accrued interest..........................................      13,873                        13,873
  Current portion of long-term debt.........................         504                           504
                                                              ----------     --------       ----------
         Total current liabilities..........................      27,736          100           27,836
Deferred gain...............................................      12,100                        12,100
Deferred income taxes.......................................      97,304                        97,304
Long-term debt..............................................     122,167                       122,167
Senior subordinated notes, net 11 5/8%......................     228,042                       228,042
Redeemable junior preferred stock 12%.......................      44,189                        44,189
Exchangeable preferred, net 12 1/2%.........................     173,879                       173,879
Redeemable junior preferred stock...........................          --      200,000(a)       190,000
                                                                              (10,000)(a)
Convertible preferred, net..................................          --       75,000(c)        70,540
                                                                               (3,500)(c)
                                                                                 (960)(c)
Class A common stock........................................          52                            52
Class B common stock........................................           8                             8
Class A and B common stock warrants.........................       1,154          960(c)         2,114
Stock subscription notes receivable.........................      (2,813)                       (2,813)
Additional paid-in-capital..................................     292,527                       292,527
Deferred option plan compensation...........................      (1,899)                       (1,899)
Retained earnings...........................................      80,151       37,952(b)       118,103
                                                              ----------     --------       ----------
         Total liabilities, redeemable securities and common
           stockholders' equity.............................  $1,074,597     $299,552       $1,374,149
                                                              ==========     ========       ==========


                     (See footnotes on the following page)

                NOTES TO UNAUDITED PRO FORMA BALANCE SHEET DATA

(a) To reflect the issuance by the Company of $200.0 million of Junior Preferred Stock, net of issuance costs of approximately $10.0 million, as if such issuance had taken place on March 31, 1998.
(b) To reflect the Sale Transactions as if such transactions had occurred on March 31, 1998, as follows (in thousands):

Sale of television broadcast stations, net of approximately
  $10,700 used to exercise the Company's options to acquire
  interests in such stations................................  $45,291
Collection of amounts due under financing arrangements
  related to investments in broadcast properties............   30,500
Sale of radio station.......................................    1,000
Sale of hockey franchise, net of prior deposits received of
  approximately $666........................................    1,334
                                                              -------
                                                              $78,125
                                                              =======

(c) To reflect the issuance by the Company of $75.0 million of Convertible Preferred Stock, net of issuance costs of approximately $3.5 million, as if such issuance had taken place on March 31, 1998. The Convertible Preferred Stock was issued with warrants to acquire 240,000 shares of the Company's Class A Common Stock for $16.00 per share. The aggregate fair value of the Warrants has been estimated at approximately $960,000 which has been allocated to the Warrants in the pro forma balance sheet.

(d) To reflect the Proposed Acquisitions as if they had taken place on March 31, 1998.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical and pro forma financial data, insofar as it relates to each of the five years in the period ended December 31, 1997, has been derived from annual financial statements including the consolidated balance sheets at December 31, 1996 and 1997 and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997 and the notes thereto appearing elsewhere herein. The data for the three months ended March 31, 1997 and 1998 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The selected historical financial data should be read in conjunction with the information contained in the Company's consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The unaudited summary pro forma balance sheet data gives effect to the consummation of the Transactions as if the Transactions had taken place on March 31, 1998. The unaudited pro forma dividends and accretion on preferred stock data give effect to the consummation of the Transactions as if the Transactions had taken place at the beginning of each period presented. Certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus. See "Unaudited Pro Forma Balance Sheet Data" appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of the Company's actual or future financial position or results of operations.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                       MARCH 31,
                                                  ----------------------------------------------------   -------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
Total revenues..................................  $  1,982   $  4,227   $ 31,784   $ 62,333   $ 88,421   $ 18,937   $ 31,665
Operating expenses, excluding depreciation,
  amortization, compensation associated with
  Paxson Radio asset sales and option plan
  compensation..................................     4,932      7,221     26,081     46,364     75,241     14,593     27,678
Compensation associated with Paxson Radio asset
  sales(a)......................................        --         --         --         --      9,700         --         --
Option plan compensation(b).....................        --         --      9,052      6,976      3,370        714        307
Depreciation and amortization...................       321      1,653      4,648     12,888     22,044      4,080      7,950
                                                  --------   --------   --------   --------   --------   --------   --------
Operating loss..................................    (3,271)    (4,647)    (7,997)    (3,895)   (21,934)      (450)    (4,270)
Interest expense................................      (170)    (6,216)   (17,151)   (31,526)   (37,728)    (8,735)   (10,505)
Interest income.................................       113        359      1,651      6,741      9,495      1,316      6,180
Other income (expense), net.....................         7         83       (488)    (1,756)    (5,722)       146       (246)
Gain on sale of television stations.............        --         --         --         --         --         --     14,330
Equity in loss of unconsolidated investment.....        --         --         --         --     (2,493)        --     (1,290)
                                                  --------   --------   --------   --------   --------   --------   --------
(Loss) income from continuing operations before
  income tax (provision) benefit and
  extraordinary item............................    (3,321)   (10,421)   (23,985)   (30,436)   (58,382)    (7,723)     4,199
Income tax (provision) benefit..................    (2,960)     1,680      1,280         --     21,879         --     (1,557)
Discontinued operations(c)......................    (4,671)     3,979       (142)     4,217    251,193       (736)        --
Extraordinary item(d)...........................      (457)        --    (10,626)        --         --         --         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income...............................   (11,409)    (4,762)   (33,473)   (26,219)   214,690     (8,459)     2,642
Dividends and accretion on preferred stock and
  common stock warrants(e)......................      (151)    (3,386)   (13,297)   (21,908)   (26,277)    (6,272)    (7,082)
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income attributable to common
  stock.........................................  $(11,560)  $ (8,148)  $(46,770)  $(48,127)  $188,413   $(14,731)  $ (4,440)
                                                  ========   ========   ========   ========   ========   ========   ========
Basic and diluted earnings per share(f)(g):
Loss from continuing operations.................  $  (0.21)  $  (0.36)  $  (1.05)  $  (1.20)  $  (1.17)  $  (0.28)  $  (0.07)
Discontinued operations.........................     (0.15)      0.12         --       0.10       4.67      (0.02)        --
Extraordinary item..............................     (0.01)        --      (0.31)        --         --         --         --
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income...............................  $  (0.37)  $  (0.24)  $  (1.36)  $  (1.10)  $   3.50   $  (0.30)  $  (0.07)
                                                  ========   ========   ========   ========   ========   ========   ========
Weighted average common shares outstanding......    31,582     33,430     34,430     43,837     53,808     48,778     59,589
Cash dividends declared.........................        --         --         --         --         --         --         --
OTHER DATA:
EBITDA(h).......................................  $ (2,949)  $ (2,556)  $  7,123   $ 19,487   $ 30,186   $  5,356   $ 10,575
Capital expenditures(i).........................        --      2,767     12,581     30,203     36,260      9,262     14,147
Pro forma dividends and accretion on preferred
  stock(j)......................................                                                62,951                15,963
Ratio of earnings to combined fixed charges and
  preferred stock dividends(k)..................        --         --         --         --         --         --         --

                                                                  AT MARCH 31, 1998
                                                              --------------------------
                                                                ACTUAL     PRO FORMA(L)
                                                              ----------   -------------
BALANCE SHEET DATA:
Cash and cash equivalents(m)................................  $  154,286    $   69,331
Working capital.............................................     134,817        49,707
Total assets................................................   1,074,597     1,374,149
Total debt..................................................     350,713       350,713
Redeemable preferred stock..................................     218,068       478,608
(See footnotes on the following page)

           NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) Bonuses paid to certain members of the Company's management in connection with their efforts in assimilating, operating, and arranging for the sale of the Company's radio stations and related properties in 1997.
(b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Continuing Operations" and "Management -- Stock Incentive Plans."
(c) Includes in 1997 a gain on disposal of discontinued operations of $254.7 million, net of applicable income taxes.
(d) Extraordinary item reflects an extraordinary loss of $457,000 and $10.6 million in 1993 and 1995, respectively, associated with the write-off of capitalized financing costs on debt retired.
(e) Dividends and accretion on preferred stock and common stock warrants for the years ended December 31, 1993 to 1997 and the three months ended March 31, 1997 and 1998 represent non-cash dividends and accretion on the Company's mandatorily redeemable securities. See "Description of Capital Stock."
(f) The Company computes per share data in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Due to losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.
(g) Loss per share data and weighted average shares outstanding for the years ended December 31, 1993 and 1994 give retroactive effect to: (i) the Company's recapitalization related to the merger with The American Network Group, Inc.; and (ii) a stock dividend on common shares outstanding on January 1, 1995.
(h) EBITDA is defined as operating income (loss), excluding non-recurring items, (including 1997 compensation associated with Paxson Radio asset sales and relocation costs), plus time brokerage fees, depreciation, amortization and other non-cash charges, including amortization of programming rights and option plan compensation, minus programming payments (including a ratable portion of programming deposits). EBITDA, as so defined, may not be comparable to similarly titled measures used by other companies.
(i) Includes all capital expenditures by the Company's inTV and corporate segments including expenditures associated with the upgrade and conversion of acquired and operated television stations to the inTV format.
(j) The pro forma dividends and accretion on preferred stock give effect to the consummation of the Transactions as if the Transactions had taken place at the beginning of each period presented.
(k) For purposes of this calculation, earnings are defined as net income (loss) from continuing operations before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which management believes represents an appropriate interest factor. Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $3.4 million, $13.0 million, $32.6 million, $49.7 million, $84.2 million, $14.0 million and $5.8 million, for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and for the three-month periods ended March 31, 1997 and 1998, respectively.
(l) The pro forma balance sheet data as of March 31, 1998 gives effect to the consummation of the Transactions as if the Transactions had occurred on March 31, 1998.
(m) Includes cash, cash equivalents and restricted cash.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Since its inception in 1991, the Company has grown primarily through the acquisition or management of radio and television broadcast stations and radio networks, as well as subsequent improvement in the operation of these properties. Two of the Company's former business segments, Paxson Radio and Paxson Network-Affiliated Television, have been classified as discontinued operations in the consolidated financial statements for all periods presented as a result of the Company's sale of these operations during 1997.

     The Company currently operates a nationwide group of owned, operated or affiliated television stations carrying its proprietary programming service, which broadcasts long-form paid programming consisting primarily of infomercials. Certain of the Company's television stations were and continue to be operated under time brokerage and affiliation agreements for various periods. Pursuant to the time brokerage agreements, the stations' operating revenues and expenses are controlled by the Company and are included in its consolidated statements of operations. Pursuant to the affiliation agreements, the Company includes advertising revenue, related sales costs and affiliation fees in its consolidated statements of operations. The Company intends to launch its PAX NET programming service on August 31, 1998. PAX NET is the brand name for the programming that the Company expects to provide to its television stations, cable systems and satellite television providers. PAX NET programming will generally consist of family-friendly traditional entertainment television programs that have had or are having successful first runs on television. The Company also owns a 30% interest in The Travel Channel, L.L.C., a cable television network joint venture with Discovery Communications, Inc. ("DCI"). The Company's interest in the operating results of The Travel Channel, L.L.C. have been included in the consolidated financial statements using the equity method of accounting.

     The Company's operating data throughout the periods discussed have been impacted significantly by the timing and mix of television acquisitions throughout such periods. Operating revenues are derived from the sale of advertising to local and national advertisers. The Company's primary operating expenses include commissions on revenues, employee salaries and administrative expenses. Upon the launch of PAX NET, the Company will also incur significant expenses for syndicated program rights fees, ratings services and promotion. The costs of operating the Company's television stations do not vary significantly with revenue, with the exception of costs associated with sales commissions and agency fees. As such, upon obtaining a certain level of revenue sufficient to cover fixed costs, additional revenue levels have a significant impact on the operating results of an individual television station. The Company currently expects to continue acquiring additional stations which may have similar effects on the comparability of revenues, operating expenses, interest expense and operating cash flow as those described above.

     The Company's business is subject to various risks and uncertainties which may significantly reduce revenues and increase operating expenses. For example, a reduction in expenditures by television advertisers in the Company's markets may result in lower revenues. The Company may be unable to reduce expenses, including syndicated program rights fees and certain variable expenses, in an amount sufficient in the short term to offset lost revenues caused by poor market conditions. The broadcasting industry continues to undergo rapid technological change which may increase competition within the Company's markets as new delivery systems, such as direct broadcast satellite and computer networks, attract customers. The changing nature of audience tastes and viewing habits may affect the continued attractiveness of the Company's broadcasting stations to advertisers, upon whom the Company is dependent for its revenue.

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount (contingent or otherwise) of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The fair values of the Company's investments in broadcast properties are estimated based on recent market sale prices for comparable stations and markets and approximates their carrying value as of March 31, 1998. The fair values of the Company's long-term debt and the Existing Notes were estimated based on market rates of instruments with similar risks and maturities, and approximates the carrying value as of March 31, 1998. As a result of the foregoing, the estimates presented in the Company's financial statements are not necessarily indicative of the amounts that the Company could realize in a current market exchange and have not been comprehensively revalued for purposes of the Company's financial statements.

     Management believes that the Company's television stations comprise a valuable national television broadcasting distribution infrastructure. Upon the completion of the Transactions, the Company will have 88 owned, operated or affiliated stations (including six low-power stations) in 85 U.S. markets containing over 74 million broadcast television households, or approximately 74% of total U.S. television households (including Puerto Rico and the Virgin Islands), and will be the only television broadcaster with full-power stations in all of the top 20 U.S. markets and in 43 of the top 50 U.S. markets. In connection with the launch of its PAX NET programming service, the Company has entered into programming contracts to air syndicated television shows, as well as theatrical and made-for-television movies, from 1998 to 2005. As of March 31, 1998, such programming contracts require collective payments by the Company of approximately $328.2 million over such periods as follows (dollars in thousands):

1998........................................................  $ 41,291
1999........................................................    78,590
2000........................................................    73,480
2001........................................................    63,108
2002........................................................    32,353
Thereafter..................................................    39,419
                                                              --------
                                                              $328,241
                                                              ========

     The Company had $43.7 million of broadcast rights deposits recorded in other assets as of March 31, 1998. The Company continues to evaluate additional programming purchases. The Company expects that under PAX NET, selling expenses will remain proportionate to revenues and that revenues as well as promotional and programming expenses will increase significantly.

     See "-- Forward-Looking Statements and Associated Considerations" for a discussion of certain factors which could influence the Company's future performance and prospects.

DISCONTINUED OPERATIONS

     During 1997, the Company sold its interest in its Paxson Network-Affiliated Television and Paxson Radio segments. Losses from these segments in the three months ended March 31, 1997, net of tax, were $736,000. Paxson Network-Affiliated Television generated net income of approximately $10,000 and Paxson Radio incurred losses of approximately $746,000 in the three months ended March 31, 1997. Paxson Network-Affiliated Television and Paxson Radio generally experienced their lowest revenue in the first quarter of the year.

     Loss from operations of these segments in the three months ended March 31, 1997 was approximately $811,000. Paxson Network-Affiliated Television generated income from operations of approximately $10,000 and Paxson Radio incurred losses from operations of $821,000 in the three months ended March 31, 1997, respectively.

     Loss from operations of these segments in 1997, net of tax, was $3.6 million compared to income of $4.2 million in 1996. The losses in 1997 primarily reflect the sale of Paxson Network-Affiliated Television on July 31, 1997 and Paxson Radio on October 1, 1997 compared to full year results of operations for 1996. Paxson Network-Affiliated Television net losses were $937,000 in 1997 compared to net income of $354,000 in 1996. Paxson Radio net losses were $2.7 million in 1997 compared to net income of $3.9 million in 1996.

     Income from operations of these segments in 1996, net of tax, was $4.2 million compared to a loss of $142,000 in 1995. The improved results in 1996 were primarily related to Paxson Radio, which had income of $3.9 million in 1996 compared to a loss of $1.4 million in 1995. The increase in income in 1996 for Paxson Radio primarily reflects revenue increases from radio station and billboard faces due to acquisitions as well as revenue increases from existing stations. In 1996, Paxson Network-Affiliated Television had income of $354,000 compared to income of $1.3 million in 1995. The decline in income in 1996 for Paxson Network-Affiliated Television primarily reflects increased time brokerage fees paid to operate WTVX-TV, which became a Company operated station pursuant to a time brokerage agreement in August 1995.

     In connection with the disposal of its Network-Affiliated Television and Radio segments in 1997, the Company recorded gains of $68.7 million and $186.1 million, respectively, net of applicable income taxes. Net proceeds from the sale of these segments were approximately $722 million.

RESULTS OF CONTINUING OPERATIONS

     For purposes of this Prospectus, "operating cash flow" is defined as net income excluding non-cash items, nonrecurring items including 1997 compensation associated with Paxson Radio asset sales, discontinued operations and relocation costs, interest, other income, income taxes and time brokerage and affiliation agreement fees, less scheduled program rights payments (including a ratable portion of programming deposits). The Company has included operating cash flow data because the financial performance of broadcast companies is frequently evaluated based on some measure of cash flow from operations. Operating cash flow is not, and should not be used as, an indicator of or alternative to operating income, net income or cash flow as included elsewhere herein as it is not a measure of financial performance under generally accepted accounting principles.

  Three Months Ended March 31, 1998 and 1997

     Consolidated revenues for the three months ended March 31, 1998 increased 67% (or $12.8 million) to $31.7 million. This increase was primarily due to television station acquisitions and new time brokerage operations, with WPXN-TV in New York, which has been operated by the Company since June 30, 1997, accounting for $6.9 million of the increase. Same station television revenues increased $1.7 million.

     Operating expenses for the three months ended March 31, 1998 increased 85% (or $16.5 million) to $35.9 million. The increase was primarily due to higher direct expenses such as commissions which rise in proportion to revenues ($1.8 million), other non-direct costs, which were primarily due to operating new television stations and to startup costs for the launch of PAX NET ($5.7 million), higher depreciation and amortization, primarily related to assets acquired ($3.9 million), and increased time brokerage and affiliation agreement fees, primarily related to new time brokerage operations ($5.6 million), of which $3.6 million was attributable to WPXN-TV.

     Operating cash flow for the three months ended March 31, 1998 increased 97% (or $5.2 million) to $10.6 million. The increase in operating cash flow was primarily a result of television station acquisitions and new time brokerage operations, with WPXN-TV accounting for $5.4 million of the increase.

     Interest expense for the three months ended March 31, 1998 increased 20% to $10.5 million, primarily due to a greater level of senior debt throughout the period and higher interest rates. At March 31, 1998, total long-term debt and senior subordinated notes were $350.7 million, compared with the balance of $311.6 million outstanding one year prior.

     Interest income for the three months ended March 31, 1998 increased to $6.2 million, primarily due to higher levels of cash and cash equivalents and cash held by qualified intermediary resulting from segment asset sales, invested throughout the period.

     Cash (used in) provided by operations of approximately $(380,000) and $8.3 million for the three months ended March 31, 1998 and 1997, respectively, reflects the operating results of existing properties, acquisitions and time brokerage properties net of the deferred income tax provision, the equity in loss of unconsolidated investment and the increase in programming deposits. Cash provided by investing activities primarily reflects the use of the cash held by qualified intermediary and proceeds from sales of broadcast properties and the use of cash in investing activities for the acquisitions and investments discussed above, and purchases of equipment for these and existing properties. Cash provided by financing activities primarily reflects the proceeds from exercise of common stock options net of debt repayments. Non-cash activity relates to option plan compensation, stock issued for the acquisition of KPXR-TV, reciprocal trade and barter advertising revenue and expense and accretion of discount on senior subordinated notes, as well as dividends and accretion on the redeemable preferred stock.

  Years Ended December 31, 1997 and 1996

     Consolidated revenues for 1997 increased 42% (or $26.1 million) to $88.4 million from $62.3 million for 1996. This increase was primarily due to television station acquisitions and new time brokerage operations, with WPXN-TV in New York, which has been operated by the Company since June 30, 1997, accounting for $13.3 million of the increase.

     Operating expenses for 1997 increased 67% (or $44.2 million) to $110.4 million from $66.2 million for 1996. The increase was due to higher direct expenses such as commissions which rise in proportion to revenues ($4.0 million), one-time bonus compensation associated with Paxson Radio asset sales ($9.7 million), other non-direct costs, which were primarily due to operating new television stations ($11.3 million), higher depreciation and amortization primarily related to assets acquired ($9.2 million), and increased time brokerage agreement fees, primarily related to new time brokerage operations ($13.4 million, of which $10.3 million was attributable to WPXN-TV), all of which were partially offset by lower option plan compensation costs ($3.6 million).

     Operating cash flow for 1997 increased 55% (or $10.7 million) to $30.2 million, from $19.5 million for 1996. The increase in operating cash flow was primarily a result of television station acquisitions and new time brokerage operations, with WPXN-TV accounting for $10.5 million of the increase.

     The Company has issued options to purchase shares of Class A Common Stock to certain members of management and employees during 1997, 1996 and 1995 under its stock compensation plans. As of December 31, 1997, there were 3,605,461 options outstanding under these plans. Further, the Company recognized total option plan compensation expense, including amounts recorded in Income (loss) from discontinued operations, of approximately $6.5 million, $7.9 million and $10.8 million in 1997, 1996 and 1995, respectively, and expects that approximately $2.2 million of compensation expense will be recognized over the remaining vesting period of the outstanding options.

     Interest expense for 1997 increased to $37.7 million from $31.5 million for 1996, an increase of 20%, primarily due to a greater level of senior debt throughout the period. As a result of acquisitions, at December 31, 1997, total long-term debt and Existing Notes were $350.8 million, compared with the balance of $231.7 million outstanding one year prior.

     Interest income for 1997 increased to $9.5 million from $6.7 million, primarily due to greater levels of cash and cash equivalents and cash held by qualified intermediary invested during the second half of the period, primarily as a result of the receipt of the proceeds from the Network-Affiliated Television and Radio segments sales during 1997.

     At December 31, 1996 the Company had accumulated approximately $70 million of net operating losses available to offset future taxable income, $7.9 million of which were limited as to use. The gain realized upon the sale of Paxson Radio was substantially deferred for tax purposes. The remaining gain on the sale of the Paxson Radio and Paxson Network-Affiliated Television segments was offset through the use of net operating losses available at December 31, 1996 as well as losses generated from operations during 1997.

     The deferral of approximately $119 million of taxes on the approximately $305 million gain upon the sale of Paxson Radio could be contested by the IRS. Based on the advice of counsel, management believes that, in the event of a challenge by the IRS of the Company's tax positions, it is more likely than not that the Company would prevail. Should the IRS successfully challenge the Company on these matters, the Company could be subject to a material current tax liability.

     Cash (used in) provided by operating activities was $(38.6 million), $(1.1 million) and $11.0 million for 1997, 1996 and 1995, respectively. The increase in cash used primarily reflects the decrease in accounts payable as well as the payment of compensation associated with Paxson Radio asset sales. Cash used for investing activities of $58.5 million, $258.5 million and $105.6 million for 1997, 1996 and 1995, respectively, primarily reflects acquisitions of and investments in broadcast properties and purchases of equipment for acquired and existing properties net of the proceeds from the above segment sales and asset sales. Cash provided by financing activities of $117.9 million, $253.3 million and $141.1 million in 1997, 1996 and 1995, respectively, primarily reflects the proceeds from borrowings and proceeds of the Company's Class A Common Stock offering in April 1996 and Public Preferred Stock offering in October 1996, net of repayments and loan origination costs incurred. Non-cash activity relates to option plan compensation, stock issued for the Travel Channel, WPXW-TV and WFSJ-FM acquisitions, a note payable incurred with the WYPX-TV acquisition, reciprocal trade and barter advertising revenue and expense and accretion of discount on the Existing Notes, as well as dividends on the Company's Existing Preferred Stock and common stock warrants.

  Years Ended December 31, 1996 and 1995

     Consolidated revenues for 1996 increased 96% (or $30.5 million) to $62.3 million from $31.8 million for 1995. This increase was primarily due to television station acquisitions and new time brokerage operations.

     Operating expenses for 1996 increased 66% (or $26.4 million) to $66.2 million from $39.8 million for 1995. The increase was primarily due to higher direct expenses such as commissions which rise in proportion to revenues ($3.8 million), other non-direct costs, which are primarily due to operating new television stations ($13.8 million), higher depreciation and amortization, primarily related to assets acquired ($8.2 million), and increased time brokerage agreement fees, primarily related to new time brokerage operations ($2.7 million), all of which were partially offset by lower option plan compensation costs ($2.1 million).

     Operating cash flow for 1996 increased 174% (or $12.4 million) to $19.5 million, from $7.1 million for 1995. The increase in operating cash flow was primarily a result of television station acquisitions and new time brokerage operations.

     Interest expense for 1996 increased to $31.5 million from $17.2 million for 1995, an increase of 83%, primarily due to a higher level of debt outstanding throughout the period and higher borrowing rates. At December 31, 1996, total long-term debt and Existing Notes were $231.7 million, compared with the balance of $240.3 million outstanding one year prior. The balance sheets reflect the private sale of $230 million of Existing Notes at a discount netting $227.3 million before transaction costs on September 28, 1995.

     Interest income for 1996 increased to $6.7 million from $1.7 million, primarily due to greater levels of cash and cash equivalents invested throughout the period, primarily as a result of the receipt of the proceeds of the April 1996 Common Stock sale and the October 1996 sale of the Public Preferred Stock.

LIQUIDITY AND CAPITAL RESOURCES

     During 1997, the Company sold its network-affiliated television operations for gross proceeds of approximately $119 million and its radio operations (including billboards) for cash proceeds of approximately $602 million. Management anticipates that the proceeds from the above segment sales will be utilized primarily to fund the Proposed Acquisitions, related capital expenditures and programming payments discussed elsewhere herein and for general corporate purposes. The completion of each of the acquisitions discussed elsewhere herein is subject to a variety of factors and to the satisfaction of various conditions, including FCC approval, and there can be no assurance that any such acquisitions will be completed.

     The Company's working capital at March 31, 1998 and December 31, 1997 was $134.8 million and $86.9 million, respectively, and the ratio of current assets to current liabilities was 5.86:1 and 5.29:1 on such dates, respectively. Working capital increased primarily due to the return of approximately $66 million of cash held by qualified intermediary and not reinvested in like kind broadcasting properties during the first quarter of 1998. The Company does not anticipate paying current taxes on the non-deferred gain as it has sufficient net operating loss carryforwards to offset such gain.

     The Company's primary capital requirements are for the acquisition of broadcasting properties and related capital expenditures, syndicated programming payments, interest and principal payments on indebtedness and payments anticipated to be made under agreements whereby the Company obtains access to television households in markets not currently served by its broadcast television station group. The Existing Notes require semi-annual interest payments at a fixed rate and mature on October 1, 2002. The Company has $122 million in borrowings outstanding under the Credit Facility, which bear interest at floating rates and require interest payments on varying dates depending on the interest rate option selected by the Company. The Company is required to make quarterly principal payments under the Credit Facility commencing December 31, 2000. The Credit Facility matures on June 30, 2002.

     The Company's success will depend largely upon the programming that PAX NET offers and the Company's cost of obtaining such programming. The Company seeks to acquire programming for PAX NET which will generate sufficient ratings to enable the Company to capture advertising revenues exceeding the Company's programming costs and other expenses. The Company has made certain assumptions in formulating its strategies including, among others, the Company's ability to achieve certain ratings, sell advertising at certain rates, sell a majority of its time on a local basis at higher rates, sell out its time at targeted rates, locate and hire a significant number of additional employees which the Company expects will be necessary for the launch of PAX NET, operate its stations at the anticipated staffing levels, achieve targeted cost savings through the centralization of certain tasks for multiple stations, sell time utilizing limited outside sales representatives, attract affiliates and acquire additional stations, and continue to sell time for long-form paid programming during the day and on weekends, at anticipated rates. Should any one or more of these assumptions prove materially inaccurate, the Company's capital requirements for the launch and operation of PAX NET could be greater than currently anticipated.

     The Company believes that the proceeds of the Offerings, cash flow from operations, existing cash balances and additional capital expected to be made available to the Company through permitted purchase money borrowings of up to 5% of the Company's total fixed assets will provide sufficient financial resources to fund completion of the Proposed Acquisitions, capital expenditures on existing and acquired properties, syndicated program rights fees, debt service obligations and the Company's working capital requirements for the next twelve months. To the extent that the Company pursues future acquisitions or requires additional working capital, the Company may be required to obtain additional financing. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to it. The failure to generate significant cash flow from operations or to raise funds necessary to finance the Company's future cash requirements could adversely affect the Company's ability to pursue its business strategy. In addition, should the Company suffer a significant impairment to its cash flow from operations due to the occurrence of one or more adverse events, including those set forth under "Risk Factors," its liquidity could become insufficient on a short term basis, and it could have insufficient resources to repay indebtedness under the Credit Facility, the Existing Notes or other credit instruments when due or to make required payments on the Preferred Stock.

YEAR 2000 CONSIDERATIONS

     In the next two years, many companies will face potentially serious issues associated with the inability of existing data processing hardware and software to appropriately recognize calendar dates beginning in the year 2000. Many computer programs that can only distinguish the final two digits of the year entered may read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date, or are expected to be unable to compute payment, interest or delinquency. The Company is in the process of identifying the software applications and hardware devices expected to be impacted by this issue. The Company is currently developing a new billing and inventory system to be implemented prior to the launch of PAX NET in order to meet the needs of PAX NET. This new billing and inventory system will address the year 2000 compliance issues. The Company's general ledger system is not year 2000 compliant. As a result, and in order to accommodate the Company's future growth, the Company's management is in the process of evaluating third-party systems which are year 2000 compliant. While the Company expects that efforts on the part of current employees of the Company will be required to continue to monitor year 2000 activities, the Company does not expect the cost of addressing any year 2000 issue will be a material event or uncertainty that would have a material adverse effect on future operating results or financial condition.

                                    BUSINESS

GENERAL

     Paxson Communications Corporation owns and operates the largest group of broadcast television stations in the United States. The Company commenced its television operations in early 1994 in anticipation of the deregulation of the broadcast industry and has expanded in response to federal regulatory changes that increased the number of broadcast television stations permitted under common ownership. Upon the completion of the Transactions, the Company will have 88 owned, operated or affiliated stations (including six low-power stations) in 85 U.S. markets containing over 74 million broadcast television households, or approximately 74% of all U.S. television households (including Puerto Rico and the Virgin Islands), and will be the only television broadcaster with full-power stations in all of the top 20 U.S. markets and in 43 of the top 50 U.S. markets. Management believes that the Company has created a valuable national television broadcast distribution infrastructure that would be both expensive and difficult to replicate. The Company has obtained two appraisals which have valued its pro forma owned and operated stations in a range between $1.5 billion and $1.9 billion (see "-- Appraisals"). As of March 31, 1998, the pro forma book value of the Company's assets was approximately $1.4 billion.

     The Company was founded in 1991 by Lowell W. "Bud" Paxson who personally financed the Company's early growth and continues to lead the Company as majority stockholder and chairman of the Board of Directors. Mr. Paxson has been at the forefront of several innovative broadcasting concepts over the last fifteen years, including his leadership role in the early growth of electronic retailing as the creator and co-founder of Home Shopping Network, Inc. and Silver King Communications, Inc. Mr. Paxson was one of the first radio operators to take advantage of changes in the law applicable to multiple radio station ownership and the overall number of stations permitted under common ownership as he built Florida's largest radio group. In 1997, the Company sold two business segments, Paxson Radio and Paxson Network-Affiliated Television. Paxson Radio's assets, which included the Company's radio and billboard operations and an agreement to purchase three additional radio stations, were sold for aggregate consideration of approximately $629 million, consisting of approximately $602 million of cash and the assumption of the purchase commitment for the three stations, resulting in a pre-tax gain of approximately $305 million. Paxson Network-Affiliated Television's assets, which consisted of two traditional network affiliated stations, were sold for aggregate consideration of approximately $119 million, resulting in a gain of approximately $69 million.

     Since commencing its television operations in early 1994, the Company has established the largest owned and operated broadcast television station group in the United States. The Company's stations currently broadcast long-form paid programming, consisting primarily of infomercials, under its inTV format. Upon the launch of PAX NET, the Company's stations will air traditional entertainment programming and a reduced amount of long-form paid programming. See "-- Business Strategy."

LAUNCH OF PAX NET

     The Company intends to launch its PAX NET programming service on August 31, 1998. PAX NET is the brand name for the programming that the Company expects to provide, 24 hours per day and seven days per week, to its owned, operated or affiliated television stations and to certain cable systems and satellite television providers. PAX NET programming will generally consist of family-friendly, traditional entertainment programs that have had, or are having, successful first runs on television in terms of audience ratings. Management believes that the value of the Company's extensive broadcast properties will be enhanced by converting to PAX NET programming from the current long-form paid programming inTV format. The Company intends to sell airtime for "spot" advertisements during PAX NET programming to commercial advertisers, enabling the Company to participate in the approximately $37 billion local, national and network television spot advertising market rather than the management-estimated $2 billion long-form paid programming market into which the Company currently sells nearly all of its available airtime. Management believes that the launch of PAX NET will enable the Company to combine many of the favorable attributes of traditional television networks and network-affiliated television stations under one operation.

     In general, broadcast television networks provide spot advertisers with significant "reach," or access to viewers, through their extensive nationwide distribution systems. Although most networks own stations in some of the top 20 U.S. markets, they are able to provide nationwide reach only through affiliation agreements with non-owned stations which agree to broadcast network-provided programming during certain times of the day, including prime time. Most broadcast television networks invest considerable financial resources to either develop or obtain new first-run programming, the success of which is dependent upon attaining sufficient audience ratings and advertising support. Substantially all of a network's revenues are derived from the sale of advertising airtime during network programs.

     Network-affiliated stations are typically independently-owned rather than network-owned. A network affiliate broadcasts network-provided programming at times stipulated by the network. At all other times, the network affiliate may broadcast other programming, such as syndicated shows and other non-network programming, which it generally purchases or produces. As part of its agreement with the network, an affiliate relinquishes to the network substantially all of the commercial airtime available during network programming hours, including the desirable prime time periods. The network affiliate retains control of nearly all of the commercial airtime available during non-network programming hours, which it is able to sell to local and national spot advertisers who typically pay rates that are more than 50% higher per viewer than network advertisers. Network-affiliated stations must incur significant costs for programming and promotion during non-network programming hours to generate revenue.

     Management believes that the launch of PAX NET will enable the Company to combine under one operation many of the favorable characteristics of traditional television networks and network-affiliated television stations described above. Similar to traditional television networks, the Company will provide advertisers with nationwide reach through its extensive television distribution system. Since the Company owns and operates almost all of its television distribution system, it will receive advertising revenue from the entire broadcast day, unlike a traditional network, which receives advertising revenue only from commercials aired during limited network programming hours. To maximize the revenues, the Company intends to allocate its advertising inventory among local, national and network advertisers purely according to demand, rather than allocating airtime to network advertisers as mandated by a network affiliation agreement. Further, the Company expects that its station group will enjoy various economies of scale due to its size and centralized operations, resulting in programming, promotional, research, engineering, accounting and administrative expenses that are substantially lower per station than those of a typical network-affiliated station.

BUSINESS STRATEGY

     The Company will seek to maximize its cash flow by maintaining an efficient operating structure and centralizing many functions that traditionally are managed at the local station level, optimizing the mix of advertising sales to achieve the highest possible rates and providing viewers with a schedule of high-quality destination programming. The principal components of the Company's business strategy are as follows:

     - Maintain a Centralized, Low-Cost Operating Structure. The Company intends to maintain a low-cost operating structure by centralizing many station functions, including programming, promotions, advertising, research, engineering, accounting and sales traffic control. Under its current inTV format, the Company averages twelve employees per station. In anticipation of the launch of PAX NET, each of the Company's stations will be adding an average of six local sales and sales-related employees whose compensation will be largely dependent upon the amount of local advertising sold. Accordingly, the Company estimates that each of its stations will average only 18 employees, compared to an average of 100 employees at network-affiliated stations, and an average of 60 employees at independent stations in markets of similar size to the Company's. Unlike other stations, the Company's stations will not be required to purchase programming individually since they will broadcast PAX NET programming 24 hours per day. In addition, the Company's stations will not produce local news programs, thereby avoiding the significant costs often associated with such production.

       As part of its low-cost operating strategy, the Company intends to promote the PAX NET brand and each of its local television stations by utilizing a centralized advertising and promotional program. All print and radio promotional advertisements will be produced at the Company's headquarters, which will avoid duplicating such operations at the local stations and the associated local promotional personnel expenses. All advertisements and other promotional material will share the same basic content but will be customized to identify and highlight each local market. Management believes that the Company will have substantial leverage to negotiate volume discounts on the procurement of print materials and media time used to promote PAX NET programming and the Company's television stations.

     - Achieve Programming Economies of Scale. The Company seeks to achieve economies of scale as it purchases PAX NET programming for all of its stations. The Company has purchased programming centrally and will be able to deliver its programming by satellite to its stations 24 hours per day and seven days per week. Each station will offer substantially the same programming schedule. Generally, the Company has negotiated license agreements entitling it to exclusive nationwide distribution rights (regardless of delivery medium) for a fixed cost, independent of the number of households which will receive such programming. By utilizing a centralized programming acquisition strategy, the Company expects to incur programming costs per station significantly lower than those of comparable television stations in similar markets.

     - Maximize Advertising Sell-Through and Revenue. Following the launch of PAX NET, the Company will have access to multiple sources of advertising revenue: network spot, national spot, local spot and long-form paid programming. Industry data has shown that an advertiser seeking to target viewers within specific markets typically purchases airtime at rates 50% to 100% higher per viewer than those for a single commercial aired across an entire network. Since networks and station affiliates are usually owned by different entities, the allocation of spots between local, national and network advertisers is relatively fixed by an affiliation agreement. The Company, however, will retain the flexibility to allocate airtime among various categories of advertisers and will seek to maximize revenue by optimizing the mix of advertising time it sells among local, national and network advertisers as well as its current base of long-form paid programming advertisers. To better allocate its available advertising airtime, the Company is implementing a new proprietary sales traffic system designed to deliver to the Company's sales force accurate and timely data on its available advertising inventory and the demand for its inventory.

     - Provide Proven Family-Friendly Programming. The Company intends to build the brand recognition of and attract viewers to PAX NET by offering syndicated family-oriented programming which achieved successful audience ratings during its original network run. Certain of the programs purchased by the Company (Touched By An Angel, Promised Land and Diagnosis Murder) are still in production, and their new episodes continue to attract significant viewership. The Company has generally sought to purchase one-hour dramas since management believes that such programming is more cost efficient than programs of shorter duration. Consistent with its family-friendly programming strategy, the Company has agreed to air original children's programming produced by a subsidiary of The Walt Disney Company. As the brand recognition of PAX NET becomes established, management believes that PAX NET will become a "destination channel" to which viewers will turn regularly for family-friendly programming, and that PAX NET will attract advertisers who want to reach the broad and desirable viewer demographics attracted by such programming.

     - Continue Airing Profitable Long-Form Paid Programming. The Company intends to carry a reduced but still significant schedule of long-form paid programming, including infomercials, primarily during the day on weekends and during certain hours of weekday mornings. Under its current inTV programming format, the Company has generated in excess of 30% of its revenue from weekend daytime programming. Management believes that network-affiliated stations charge rates for long-form paid programming which are several times the Company's current rates for similar time periods and that as PAX NET becomes established as a "destination channel," the Company can increase its long-form paid programming rates to such levels. In addition, since the Company will reduce its inventory of airtime available to long-form paid programmers upon the launch of PAX NET, management believes that the Company will be able to sell such airtime to those long-form paid programmers willing to pay a premium for such airtime. As a result, management believes that long-form paid programming will provide a significant and stable base of revenue for the Company as it implements the entertainment component of its PAX NET strategy.

     - Expand PAX NET Distribution. Pro forma for the Transactions, the Company's station group will serve markets comprising approximately 74% of all U.S. television households (including Puerto Rico and the Virgin Islands). The Company intends to continue expanding the distribution of its PAX NET programming service through the addition of broadcast television station affiliates as well as certain cable systems and satellite television providers. The Company intends to expand its distribution to reach as many U.S. television households as possible in an economically beneficial manner. The Company has entered into an agreement with a subsidiary of Tele-Communications, Inc. ("TCI"), whereby the Company will receive cable carriage of its PAX NET programming on TCI cable systems in certain markets not currently served by the Company's broadcast television station group. The Company continues to seek to enter into distribution agreements to reach other markets not currently served by its television group, with the goal of generating incremental revenue from additional distribution outlets and leveraging its relatively fixed cost operating structure to increase cash flow.

PAX NET PROGRAMMING

     The Company has purchased programming for broadcast on PAX NET including:

Touched By An Angel                      Promised Land
Dr. Quinn, Medicine Woman                Diagnosis Murder
Highway to Heaven                        Life Goes On
I'll Fly Away                            Dave's World
Christy                                  The Father Dowling Mystery
Neon Rider                               Series
The New Flipper                          Love Boat
                                         Seventh Heaven

     In addition, the Company has purchased theatrical and made-for-television movies and agreed to air original children's programming of a subsidiary of The Walt Disney Company.

ADVERTISING

     Television stations derive their revenues primarily from the sale of national, regional and local advertising. All network-affiliated stations are required to carry advertising sold by its networks, reducing the amount of advertising available for sale directly by the station affiliates. Network affiliated stations are generally compensated for the broadcast of the network advertising by the network. The compensation paid is negotiated, station-by-station, based on a fixed formula, subject to certain adjustments. The station affiliates sell directly any remaining advertising time made available during network programming and all of the advertising during non-network programming, retaining all of the revenues received from the sales of such advertising, net of any commissions paid. The Company has entered into certain barter and cash-plus-barter arrangements whereby a national syndicated program distributor retains a portion of the available advertising time for the programming it supplies in exchange for no or reduced fees to the station for such programming.

     Spot advertising rates are based upon factors which include the size of the market in which the station operates, the audience ratings generated by the programming, the number of advertisers competing for available time, demographic characteristics of the market serviced by the station, the availability of alternative advertising media in the market, aggressive and knowledgeable sales forces and the development of projects, features and marketing programs that tie advertiser messages to programming. Long-form paid programming rates are primarily based on the number of television households reached, the effectiveness of the advertisement, the nature of the advertiser, the nature of the advertisement and ultimately the demand for available airtime by long-form paid programming advertisers. The Company attempts to maximize long-form paid programming revenue by increasing the number of television households reached, thereby providing advertisers with increased viewership.

     Following the launch of PAX NET, the Company will have access to multiple sources of advertising revenue: network spot, national spot, local spot and long-form paid programming. Industry data has shown that an advertiser seeking to target viewers within specific markets typically purchases airtime at a rate 50% to 100% higher per viewer than that for a single commercial aired across an entire network. Since networks and station affiliates are usually owned by different entities, the allocation of spots between local, national and network advertisers is relatively fixed by an affiliation agreement. The Company, however, will retain the flexibility to allocate airtime among various categories of advertisers and will seek to maximize revenue by optimizing the mix of advertising time it sells among local, national and network advertisers as well as its current base of long-form paid programming advertisers. To better allocate its available advertising airtime, the Company is implementing a new proprietary sales traffic system designed to deliver to the Company's sales force accurate and timely data on its available advertising inventory and the demand for its inventory.

     Local advertising time is sold by the Company's local sales force and is offered to merchants and businesses operating within a station's local market and local advertisers seeking to target viewers in specific markets, including retailers, insurance companies, automobile dealers, financial service providers and general merchandisers. National and network programming and time is sold by national advertising placement agencies and the Company's own in-house national and network sale force. National and network advertising appeals to advertisers who desire to reach viewers in targeted television markets and all television markets served by the Company's television distribution system, respectively. The Company maintains network and national sales offices in New York, Los Angeles, Chicago, Atlanta, Dallas, Detroit, San Francisco, Philadelphia and at the Company's headquarters in West Palm Beach.

DISTRIBUTION

     The television stations included in the Company's broadcast distribution group are either: (i) owned, in whole or in part, by the Company; (ii) operated by the Company pursuant to time brokerage agreements entered into with FCC licensees; or (iii) owned by independent television station operators that enter into affiliation agreements with the Company. Since January 1998, the Company has adopted new call letters for more than 40 of its television stations in an effort to more closely align each station's call letters with the letters in the words PAX NET.

     The Company has typically acquired non-network affiliated stations with marginal operating results that have been acquired at a relatively low cost compared to network affiliated stations. Certain of these stations are licensed by communities outside the center of major television markets, but within such markets' DMAs. By virtue of the "must carry" rules of the FCC, these stations are generally entitled to carriage on cable systems throughout the DMA. Through the exercise of "must carry" rights and the improvement of its stations' over-the-air signals, the Company has increased both its broadcast television and cable household coverage within its markets.

     The Company also seeks to continue expanding its distribution capacity by entering into agreements with cable system operators and satellite television providers pursuant to which it obtains access to television households and markets not currently served by its broadcast television station group. These agreements typically are expected to provide for the Company to pay fees or purchase advertising time at rates based upon the number of television households made available, and to provide a certain amount of advertising airtime.

COMPETITION

     The Company's television stations compete with the other television broadcasting stations in their respective market areas, as well as with other advertising media, including newspapers, radio, magazines, outdoor advertising, transit advertising, direct mail marketing and cable television networks. Competition within the television broadcasting industry occurs primarily in individual market areas, so a station in one market does not generally compete with stations in other market areas. In each of its markets, the Company's television stations face competition from other stations with substantial financial resources, including, in certain instances, stations whose programming is directed to the same demographic groups. In addition to management experience, factors that are material to competitive positions include a station's rank in its market, authorized power, assigned frequency, audience characteristics, local program acceptance and the programming characteristics of other stations in the market area.

     Although the television broadcasting industry is highly competitive, some barriers to entry exist. The operation of a television broadcasting station requires a license from the FCC, and the number of television stations that can operate in a given market is limited by the availability of stations that the FCC will license in that market. The television broadcasting industry historically has grown in terms of total revenue, despite the introduction of new technologies for the delivery of entertainment and information, such as cable, and direct satellite. There is no assurance that market fragmentation resulting from the application of new media technologies will not have an adverse effect on the television broadcasting industry.

     The Company's successful development of PAX NET is subject to obtaining sufficient audience ratings for its programming and converting such ratings into advertising revenue sufficiently greater than the related programming and other operating costs. PAX NET's family-friendly programming is subject to competition from several sources including certain programming of major broadcasting and cable networks targeted to family viewers.

TIME BROKERAGE AGREEMENTS AND OTHER INTERESTS IN BROADCAST STATIONS

     Time Brokerage Agreements. The Company has entered into time brokerage agreements with third parties pursuant to which the Company enjoys many, but not all, of the benefits of operating a television station while not owning the FCC license. The Company is currently operating, or will operate upon consummation of pending acquisitions or construction, pursuant to time brokerage agreements stations KAJW-TV, Phoenix, Arizona, KSPX-TV, Sacramento, California, Channel 26, San Antonio, Texas, WPXL-TV, New Orleans, Louisiana, WFBI-TV, Memphis, Tennessee, WPXP-TV, West Palm Beach, Florida, WQPX-TV, Wilkes-Barre, Pennsylvania, KYPX-TV, Little Rock, Arkansas, WKRP-TV, Charleston, West Virginia, WPXK-TV, Knoxville, Tennessee, KPXO-TV Honolulu, Hawaii and WAUP-TV, Syracuse, New York. The Company may in the future enter into other time brokerage agreements to operate stations prior to their acquisition or to enable the Company to operate additional television stations that it might not be able to own itself under current FCC multiple station ownership restrictions.

     The Company also operates or intends to operate pursuant to time brokerage agreements certain stations that the Company is not in the process of acquiring. The Company currently operates WHPX-TV, Hartford, Connecticut, and WBPX-TV, Boston, Massachusetts, under time brokerage agreements. The Company operates WHPX-TV pursuant to a time brokerage agreement with an entity owned and controlled by Steven Roberts and Michael Roberts jointly ("Roberts Broadcasting"), and operates WBPX-TV pursuant to a time brokerage agreement with The Christian Network, Inc.

     With limited exceptions, the time brokerage agreements that the Company enters into, other than in anticipation of an acquisition, involve a basic transaction structure. The Company (i) finances the acquisition by a third party of some or all of the assets of the brokered stations and secures such financing by encumbering such assets including, to the extent permitted under FCC rules and regulations, the FCC license and all of the capital stock of the acquiring company; and (ii) enters into a time brokerage agreement with the third party that allows the Company to operate the brokered station in accordance with FCC guidelines. In general, payments made to the FCC licensee under a time brokerage agreement are established based upon increases in expenses. Under FCC regulations, the FCC licensee remains primarily liable for those expenses, which include the indebtedness owed by such FCC licensee to the Company or to third parties. In certain circumstances, the Company may acquire certain tangible assets useful in the construction or operation of the brokered station and lease such assets to the brokered station. In addition, unless prohibited by FCC rules and regulations, the FCC licensee also grants the Company an option to purchase the station for an amount payable in cash together with the forgiveness of all indebtedness. The Company has no ownership interest in the parties with which it has entered into time brokerage agreements.

     Affiliation Agreements and Other Investments in Television Properties. The Company has several affiliation agreements with third parties, including DP Media, Inc. (an entity owned and controlled by members of Mr. Paxson's family). The affiliation agreements with DP Media, Inc. include the following television stations: WPXE(TV), Kenosha, Wisconsin; WWPX(TV) Martinsburg, West Virginia; WPXS(TV) Mt. Vernon, Illinois; WRPX(TV) Rocky Mount, North Carolina; and WZPX(TV) Battle Creek, Michigan. Upon DP Media's acquisition of WBPX-TV, Boston, Massachusetts, from CNI and WHPX-TV, Hartford, Connecticut, from Roberts Broadcasting, the Company will provide programming for such stations under an affiliation agreement. In connection with the Company's acquisition of WCFC-TV, Chicago, Illinois, the FCC required the Company to sell WPXE-TV, Kenosha, Wisconsin in order to comply with FCC multiple ownership rules. Accordingly, the Company sold WPXE-TV to DP Media and, in connection therewith, entered into an affiliation agreement pursuant to which WPXE-TV airs the Company's programming. The Company has options to acquire WWPX(TV) and WRPX(TV) and has or will have a right of first refusal upon any proposed sale of WPXS(TV), WZPX(TV) WHPX-TV and WBPX-TV.

     The Company advanced funds to finance the construction of KWOK-TV, San Francisco, California, and subsequently acquired the corporation holding an option to acquire the station from the licensee. Upon completion of the station's construction, the Company will exercise its option to acquire KWOK-TV, and then include the station as partial consideration for the Company's pending acquisition of WCFC-TV, Chicago, Illinois.

     The Company also extended financing for the construction of television station WPXP-TV, West Palm Beach, Florida, and subsequently acquired the corporation which owns 33% of the licensee, exercised an option to increase its ownership to 90%, and began operating WPXP pursuant to a time brokerage agreement with the licensee.

FEDERAL REGULATION OF BROADCASTING

     The FCC regulates television broadcast stations pursuant to the Communications Act. The Communications Act permits the operation of television broadcast stations only according to a license issued by the FCC upon a finding that the grant of the license would serve the public interest, convenience and necessity and to provide a fair, efficient and equitable distribution of broadcast service throughout the United States.

     The Communications Act empowers the FCC, among other things, to determine the frequencies, location and power of broadcast stations; to issue, modify, renew and revoke station licenses; to approve the assignment or transfer of control of broadcast licenses; to regulate the equipment used by stations; to impose fees for processing applications; and to impose penalties for violations of the Communications Act or FCC regulations. The FCC may revoke licenses for, among other things, false statements made to the FCC or willful or repeated violations of the Communications Act or of FCC rules. Legislation has been introduced from time to time to amend the Communications Act in various respects and the FCC from time to time considers new regulations or amendments to its existing regulations. The Telecommunications Act of 1996 (the "1996 Act") changed many provisions of the Communications Act and required the FCC to change its existing rules and adopt new rules in several areas affecting broadcasting.

     The following is a brief summary of certain provisions of the Communications Act and the rules of the FCC. Reference should be made to the Communications Act and the rules, orders, decisions and published policies of the FCC for further information on FCC regulation of television and radio broadcast stations.

     License Renewal. The Communications Act provides that a broadcast station license may be granted to an applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. In making licensing determinations, the FCC considers an applicant's legal, technical, financial and other qualifications. Broadcast station licenses are granted for specific, limited periods and upon application, are renewable for additional terms. The license term for both television and radio broadcast stations is eight years. The Company's full power licenses, and the licenses of stations with which the Company has time brokerage and affiliation agreements expire on the following dates:

OWNED TELEVISION STATIONS           MARKET(1)               LICENSE EXPIRATION
-------------------------           ---------               ------------------
WPXN......................  New York City               June 1, 1999
WIPX......................  New York City               April 1, 1999
KPXN......................  Los Angeles                 December 1, 1998

OWNED TELEVISION STATIONS           MARKET(1)               LICENSE EXPIRATION
-------------------------           ---------               ------------------
WPPX......................  Philadelphia                August 1, 1999
KWOK......................  San Francisco               December 1, 1998
KKPX......................  San Francisco               December 1, 1998
WPXB......................  Boston                      April 1, 1999
WPXW......................  Washington                  October 1, 2004
KPXD(3)...................  Dallas                      August 1, 1998
WPXD......................  Detroit                     October 1, 2005
WPXA......................  Atlanta                     April 1, 2005
KPXB......................  Houston                     August 1, 1998*
KWPX......................  Seattle                     February 1, 1999
WVPX......................  Cleveland                   October 1, 2005
KPXM......................  Minneapolis                 April 1, 2006
WXPX......................  Tampa                       February 1, 2005
WPXM......................  Miami                       February 1, 2005
KBPX......................  Phoenix                     October 1, 1998
KPPX(4)...................  Phoenix                     October 1, 1998
KPXC......................  Denver                      April 1, 2006
WOPX......................  Orlando                     February 1, 2005
WPXP......................  West Palm Beach             February 1, 2005
KPXG......................  Portland, OR                February 1, 1999
WFPX......................  Raleigh                     December 1, 2004
KPXE......................  Kansas City                 February 1, 2006
WPXE......................  Milwaukee                   December 1, 2005
WNPX......................  Nashville                   August 1, 2005
KUWB......................  Salt Lake City              October 1, 1998
WPXV......................  Norfolk                     October 1, 2004
KOPX......................  Oklahoma City               June 1, 2006
WGPX......................  Greensboro                  December 1, 2004
WQPX(4)...................  Wilkes-Barre                August 1, 1999
WPXQ(5)...................  Providence                  April 1, 1999
WPXH......................  Birmingham                  April 1, 2005
WYPX......................  Albany                      June 1, 1999
WDPX......................  Dayton                      October 1, 2005
KPXF......................  Fresno                      December 1, 1998
WKRP(4)...................  Charleston                  October 1, 2004
KTPX......................  Tulsa                       June 1, 2006
WPXR......................  Roanoke                     October 1, 2004
WPXG......................  Green Bay                   December 1, 2005
WAUP(4)...................  Syracuse                    June 1, 1999
WPXU......................  Champaign                   December 1, 2005
KPXR......................  Cedar Rapids                February 1, 2006
WJWN......................  San Sebastian, PR           February 1, 2005
WKPV......................  Ponce, PR                   February 1, 2005
WJPX......................  San Juan, PR                February 1, 2005

TIME BROKERAGE AND AFFILIATED
TELEVISION STATIONS                    MARKET(1)               LICENSE EXPIRATION
-----------------------------          ---------               ------------------
WBPX........................   Boston                      April 1, 1999
WWPX........................   Washington                  October 1, 2004
KSPX........................   Sacramento                  December 1, 1998
WPXS........................   St. Louis                   December 1, 2005
WHPX........................   Hartford/New Haven          April 1, 1999

TIME BROKERAGE AND AFFILIATED
TELEVISION STATIONS                    MARKET(1)               LICENSE EXPIRATION
-----------------------------          ---------               ------------------
WRPX........................   Raleigh                     December 1, 2004
WZPX........................   Grand Rapids                October 1, 2005
WCCL........................   New Orleans                 June 1, 2005
WFBI........................   Memphis                     August 1, 2005
KYPX(4).....................   Little Rock                 June 1, 2005
WPXK........................   Knoxville                   August 1, 2005
KPXO........................   Honolulu                    February 1, 1999

RADIO STATIONS(2)                   MARKET(1)               LICENSE EXPIRATION
-----------------                   ---------               ------------------
WHNZ-AM...................  Tampa/St. Petersburg        February 1, 2004
WYCL-FM...................  Pensacola                   February 1, 2004

---------------

  * License renewal pending.
(1) Each station is licensed by the FCC to serve a specific community which is included in the listed market.
(2) The formal call sign assigned by the FCC does not include the "AM" suffix and does not necessarily include the "FM" suffixes. These stations are contracted for sale.
(3) 80% owned
(4) 49% owned
(5) 50% owned.

     Generally, the FCC renews licenses without a hearing. The Communications Act authorizes the filing of petitions to deny during specified periods after the renewal applications have been filed. Interested parties, including members of the public, may file petitions to deny as a means to raise issues concerning the renewal applicant's qualifications. The FCC will renew broadcast licenses if the incumbent meets three requirements: (1) the station has served the public interest, convenience and necessity; (2) the licensee has not seriously violated the Communications Act or the FCC's rules; and (3) there have been no other violations, which, taken together, would constitute a pattern of abuse. If an applicant for renewal fails to satisfy this tripartite standard, the FCC nevertheless may renew the license on appropriate terms and conditions, including renewal for less than a full license term. The FCC may not consider applications for the channel by other parties until it first has decided to deny renewal to the incumbent. Before denying renewal to an incumbent, the FCC must first allow the licensee a hearing on the licensee's alleged failure to satisfy the statutory standard.

     Ownership Matters. The Communications Act requires the prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve an assignment of a broadcast license or a transfer of control of a broadcast licensee, the FCC considers, among other things, the financial and legal qualifications of the prospective assignee or transferee, including compliance with FCC restrictions on alien ownership and control, compliance with rules limiting the common ownership of certain attributable interests in broadcast, cable and newspaper properties, and the character qualifications of the transferee or assignee and the individuals or entities holding attributable interests in them.

     The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership, or other association or entity. In the case of corporations holding broadcast licenses, the interests of officers, directors, and those who, directly or indirectly, have the right to vote five percent or more of the corporation's stock are generally attributable, as are positions of an officer or director of a corporate parent of a broadcast licensee. The FCC treats all partnership interests as attributable, except for those limited partnership interests that are insulated under FCC policies. For insurance companies, certain regulated investment companies and bank trust departments, that hold stock for investment purposes only, such interests becomes attributable with the ownership of ten percent or more of the stock of the corporation holding broadcast licenses.

     The Communications Act permits an entity to hold an attributable interest in television stations reaching up to 35% of the United States television households. The FCC utilizes a UHF discount in determining the reach of UHF television stations by considering them to reach only fifty percent (50%) of the households within their markets. The FCC also has rules that limit the number of co-located television broadcast stations in which a single entity may own an attributable interest. No single entity may hold an attributable interest in television stations with overlapping Grade B service contours. The 1996 Act directs the FCC to conduct a rule making proceeding to determine whether these rules should be retained. The FCC has established a liberal waiver policy to permit common ownership of a radio station and a television station in any of the nation's 25 largest markets, and in some circumstances involving failed stations and in other situations where more stringent waiver standards can be met. The 1996 Act extends this waiver policy to the top 50 markets.

     The FCC's cross-ownership rules prohibit the common ownership of attributable interests in certain combinations of media outlets serving the same geographic area. Under these rules, a single entity may not have an attributable interest in: (i) both a radio station and a television station that serve specified overlapping areas; (ii) a daily newspaper and either a radio station or a television station that serve specified overlapping areas; or (iii) a television station and a cable television system that serve specified overlapping areas. The FCC has initiated proceedings to inquire whether it should change or eliminate its cross interest policy, covering joint ventures and common key employees. The policy does not necessarily prohibit these interests, but may require that the FCC consider whether they could have a significant adverse affect on programming diversity and competition in the market.

     In cases where one person or entity (such as Mr. Paxson in the case of the Company) holds more than 50% of the combined voting power of the common stock of a broadcasting corporation, a minority shareholder of the corporation generally would not acquire an attributable interest in the corporation. If a majority shareholder of a company (such as Mr. Paxson in the case of the Company) were no longer to hold more than 50% of the combined voting power of the common stock of the Company, the interests of minority shareholders that had theretofore been considered non-attributable could become attributable, with the result that any other media interests held by such shareholders would be combined with the media interests of such company for purposes of determining the shareholders' compliance with FCC ownership rules.

     Under the Communications Act, no FCC broadcast license may be held by a corporation of which any officer or director is an alien or of which more than one-fifth of its capital stock is owned or voted by aliens or their representatives or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country (collectively "Aliens"). Furthermore, the Communications Act provides that no FCC broadcast license may be granted to any corporation controlled by any other corporation of which more than one-fourth of its capital stock is owned of record or voted by Aliens if the FCC should find that the public interest would be served by the refusal of such license. Restrictions on alien ownership also apply, in modified form, to other types of business organizations, including partnerships.

     Programming and Operation. The Communications Act requires broadcasters to present programming that responds to community problems, needs and interests and to maintain certain records demonstrating such responsiveness.

     Broadcast of obscene or indecent material is regulated by the FCC as well as by state and federal law. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertising of contests and lotteries, and technical operations, including limits on radio frequency radiation. Pursuant to the Children's Television Act of 1990, the FCC has adopted rules limiting advertising in children's television programming and has required that television broadcast stations serve the educational and informational needs of children.

     Time Brokerage Agreements. Over the past several years a significant number of broadcast licensees, including the Company, have entered into time brokerage agreements. These arrangements are subject under FCC rules and regulations to maintenance by the licensee of each station of independent control over the programming and station operations of its own station.

     Typically, a time brokerage agreement is a programming agreement between two separately owned broadcast stations serving a common service area, whereby the licensee of one station programs substantial parts of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the licensee of the brokered station. The broker then sells advertising time during such program segments for its own account.

     The FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. In addition, it has specifically exempted time brokerage agreements from its cross-interest policy. Furthermore, the FCC has held that time brokerage agreements do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains ultimate responsibility for and control over operations of its broadcast station (including, specifically, control over station finances, licensee personnel and programming) and complies with applicable FCC rules and with antitrust laws.

     The FCC has no present rules on the attribution of television time brokerage agreements as it does with radio time brokerage agreements. The 1996 Act grandfathered time brokerage agreements existing at the time of its passage and included a provision that the broadcast ownership section of the 1996 Act is not to be construed to prohibit the origination, continuation or renewal of any television time brokerage agreement that complies with FCC regulations.

     "Must Carry"/Retransmission Consent. The Communications Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station subject to certain exceptions, or to negotiate for retransmission consent to carry the station. A cable system generally is required to devote up to one-third of its activated channel capacity for the mandatory carriage of local commercial television stations. Additionally, cable systems are required to obtain retransmission consent for all distant commercial television stations (except for commercial satellite-delivered independent super stations such as WTBS), commercial radio stations and certain low power television stations carried by such systems after October 6, 1993.

     The 1996 Act modified the way in which markets for carriage will be determined for purposes of the "must carry" rules. The 1996 Act provides that the FCC will determine a broadcast station's market by using commercial publications that delineate television markets based on viewing patterns. This modification has resulted in the FCC ruling that for the election period commencing January 1, 2000, a station's market will be defined by the DMA to which it has been designated. The FCC is authorized to entertain requests for expansion or other modification of television station markets, and is now required to resolve any market modification request within 120 days after the request is filed or within 120 days of enactment of the 1996 Act, whichever is later.

     Equal Employment Opportunity Requirements. The FCC's existing equal employment opportunity ("EEO") regulations and reporting forms used by television broadcast stations has been codified in the Communications Act. In addition, the FCC has adopted rules providing for a review of the EEO performance of each television station at the mid-point in its license term (in addition to an examination at renewal time) and for the FCC to inform the licensee of any improvements in recruiting practices that may be needed as a result of the review. The FCC recently proposed rules that would reduce the EEO record keeping and filing requirements of certain categories of stations.

     Syndicated Exclusivity/Territorial Exclusivity. The FCC has imposed on cable operators syndicated exclusivity rules and expanded existing network non-duplication rules. These syndicated exclusivity rules allow local broadcast stations to require that cable operators black out certain syndicated non-network programming carried on distant signals (that is, signals of broadcast stations, including so-called super stations, which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network affiliates to require that cable operators black out duplicating network broadcast programming carried on more distant signals that are not significantly viewed over the air.

     Television stations also may be subject to a number of other federal, state and local regulation, including regulations of the Federal Aviation Administration affecting tower height and marking, and federal, state and local environmental and land use restrictions and general business regulation, and a variety of local regulatory concerns.

     Proposed Changes. The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies involving a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience and advertising revenue for the Company's broadcast stations and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions.

     FCC Proceedings to Revise Broadcast Ownership Rules. The FCC has issued a further notice of proposed rule making which proposed the following changes in regulations governing television broadcasting: (i) modifying the reach discount as it applies to UHF stations; (ii) narrowing the geographic area where common ownership restrictions would be triggered by limiting it to overlapping Grade A contours and by permitting certain UHF/UHF or UHF/VHF overlaps; (iii) relaxing the rules prohibiting cross-ownership of radio and television stations in the same market; and (iv) treating television time brokerage agreements the same as radio time brokerage agreements, which would presently preclude certain television time brokerage agreements where the programmer owns or has an attributable interest in another television station in the same market. In June 1995, the FCC announced an interim policy for processing television transfer and assignment applications that include time brokerage agreements. Pending the adoption of new rules, the FCC has stated that it will not grant applications that propose a time brokerage arrangement if the arrangement also includes both debt financing by the time broker and an option for the time broker to purchase the brokered station. The FCC has stated that it will continue to grant applications with time brokerage arrangements if they include only one of those elements (that is, either debt financing by the broker or an option of the time broker to purchase). The FCC also issued a further notice of proposed rule making that combined several long-pending proceedings to consider changes in its ownership rules and policies.

     FCC Inquiry on Broadcast of Commercial Matter. The FCC also has initiated a notice of inquiry proceeding seeking comment on whether the public interest would be served by establishing limits on the amount of commercial matter broadcast by television stations. No prediction can be made at this time as to whether the FCC will propose any limits on commercial advertising at the conclusion of its deliberation or the effect the imposition of limits on the commercial matter broadcast by television stations would have upon the Company's operations.

     Advanced High Definition Television System. The FCC has adopted rules for implementing advanced (high definition) television ("ATV") in the United States. Implementation of ATV service should improve the technical quality of television broadcasts. In anticipation of the implementation of ATV operations, the FCC has adopted ATV technical standards and other rules necessary to protect the public interest. The FCC has conditioned ATV licenses on recapture of either the new ATV spectrum or television licensees' initial spectrum. Ten years after it first issues ATV licenses, the FCC must evaluate its regulation and public acceptance of ATV, including possible alternative uses of and reduction in ATV spectrum.

     The FCC is required to adopt rules permitting ATV licensees to offer "ancillary or supplementary services" on newly-available ATV spectrum, so long as such services are consistent with the FCC's ATV standards; do not derogate required ATV services, including high definition television; and are regulated in the same manner as similar non-ATV services. The FCC has decided that it will set aside specific new channel allotments for ATV service. Initial eligibility for these channels will be limited to existing television licensees.

     Beginning in May 2002 the Company will be required to air a certain number of broadcast hours in the ATV format.

EMPLOYEES

     As of April 30, 1998, the Company had approximately 505 full-time employees and 171 part-time employees. The substantial majority of the Company's employees are not represented by labor unions. The Company considers its relations with its employees to be good.

SEASONALITY

     Seasonal revenue fluctuations are common within the television broadcasting industry and result primarily from fluctuations in advertising expenditures. Because of the short operating history of inTV and the start-up nature of PAX NET, the Company's ability to assess the effects of seasonality on either inTV or PAX

NET is limited. It appears, however, that inTV experiences its highest revenues during the first and fourth calendar quarters.

TRADEMARKS AND SERVICE MARKS

     The Company has 4 federally registered trademarks and service marks with another 21 applications pending. It does not own any patents or patent applications.

APPRAISALS

     The Company has obtained appraisals from two independent media valuation firms which have valued the Company's owned and operated stations in a range between $1.5 billion and $1.9 billion. As of March 31, 1998, pro forma for the Transactions, the book value of the Company's assets was approximately $1.4 billion. BIA Consulting, Inc. has prepared a business valuation report which estimated the value as of March 1, 1998 of the Company's stations using different valuation methodologies. BIA estimated the value of the Company's owned and operated stations if sold individually at $1.5 billion and the value of the Company's owned and operated stations if sold to a single buyer in a range of $1.8 billion to $1.9 billion. CEA, whose principal was formerly a member of the Company's Board of Directors, has also prepared a business valuation report which estimated the value of the Company's owned or operated stations as of March 1, 1998 at between $1.5 billion and $1.8 billion, using comparable transactions to arrive at their opinion of the fair market value of the Company's stations. CEA supported this opinion of value using various other valuation methodologies. These valuations are subject to certain limiting conditions and assumptions and must be read in their entirety. In addition, these valuations represent only the appraisers' opinions with respect to value, and there can be no assurance that the Company's stations can be sold for the amounts stated therein.

PROPERTIES AND FACILITIES

     The following table sets forth information with respect to the Company's offices and its studios and broadcast tower locations. Management believes that the Company's properties are in good condition and are suitable for its operations.

                 MARKET(L)                      PROPERTY      OWNED/LEASED   LEASE EXPIRATION
                 ---------                      --------      ------------   ----------------
New York, NY................................  Studio             Leased      March 2001
                                              Offices            Leased      June 2000
Los Angeles, CA.............................  Tower              Leased      March 2006
                                              Studio/Offices     Leased      April 2008
                                              Tower              Leased      June 2005
Chicago, IL.................................  Offices            Leased      June 2000
Philadelphia, PA............................  Sales Office       Leased      July 1998
                                              Studio             Leased      September 2000
San Francisco, CA...........................  Tower              Leased      June 2020
                                              Sales Office       Leased      April 2003
                                              Studio/Offices     Leased      June 2005
Boston, MA..................................  Studio/Offices     Leased      February 2006
                                              Tower              Leased      February 2012
Washington, DC..............................  Tower               Owned
                                              Studio              Owned
Dallas, TX..................................  Studio             Leased      October 2001
                                              Tower              Leased      March 2016
Detroit, MI.................................  Studio             Leased      August 1999
                                              Tower               Owned
Atlanta, GA.................................  Tower              Leased      October 2015
                                              Studio/Offices     Leased      June 2001

                 MARKET(L)                      PROPERTY      OWNED/LEASED   LEASE EXPIRATION
                 ---------                      --------      ------------   ----------------
Houston, TX.................................  Tower               Owned
                                              Studio              Owned
Seattle, WA.................................  Tower              Leased      August 2002
                                              Studio             Leased      October 2000
Cleveland, OH...............................  Tower               Owned      May 2006
                                              Studio             Leased      October 1999
Minneapolis, MN.............................  Studio              Owned
                                              Tower               Owned
Tampa, FL...................................  WHNZ-AM Tower       Owned
                                              WXPX Tower         Leased      May 2004
                                              WXPX Studio        Leased      April 2001
Miami, FL...................................  Tower              Leased      October 1999
                                              Studio             Leased      July 2001
Phoenix, AZ.................................  KBPX Studio        Leased      September 1999
                                              KBPX Tower         Leased      October 2001
                                              KAJW Tower         Leased      June 2012
Denver, CO..................................  Studio             Leased      August 2001
                                              Tower              Leased      August 2003
Orlando, FL.................................  Tower              Leased      August 2015
                                              Tower               Owned
                                              Studio/Offices     Leased      Month to Month
Portland, OR................................  Tower              Leased      August 2001
Indianapolis, IN............................  Tower              Leased      June 1999
Raleigh/Fayetteville, NC....................  Studio             Leased      January 2003
                                              Tower              Leased      January 2003
Kansas City, MO.............................  Studio             Leased      August 2004
                                              Tower              Leased      August 2047
Milwaukee, WI...............................  Studio              Owned
                                              Tower              Leased      June 2012
Nashville, TN...............................  Studio             Leased      January 2003
                                              Tower              Leased      January 2013
Salt Lake City, UT..........................  Studio             Leased      July 2000
                                              Tower              Leased      January 1999
Norfolk, VA.................................  Studio             Leased      June 1998
                                              Tower              Leased      May 1999
West Palm Beach, FL.........................  Headquarters        Owned
                                              Annex              Leased      February 2000
                                              Undeveloped
                                              Land                Owned
Oklahoma City, OK...........................  Studio             Leased      October 2003
                                              Tower              Leased      September 2003
Greensboro, NC..............................  Tower              Leased      October 2011
                                              Studio             Leased      September 2002
Providence, RI..............................  Tower              Leased      August 2006
Birmingham, AL..............................  Studio             Leased      November 1999
                                              Tower               Owned
Albany, NY..................................  Tower               Owned
                                              Studio             Leased      November 2003
Dayton, OH..................................  Tower               Owned
                                              Studio              Owned
Fresno, CA..................................  Studio             Leased      Month to Month
                                              Tower              Leased      June 2000

                 MARKET(L)                      PROPERTY      OWNED/LEASED   LEASE EXPIRATION
                 ---------                      --------      ------------   ----------------
Jacksonville, FL............................  Tower              Leased      July 1998*
Little Rock, AR.............................  Tower              Leased      January 2012
Tulsa, OK...................................  Tower              Leased      December 2006
                                              Studio             Leased      February 2004
Las Vegas, NV...............................  Tower              Leased      April 2001
Knoxville, TN...............................  Tower              Leased      Year to Year
                                              Studio              Owned
Roanoke, VA.................................  Studio             Leased      December 2003
                                              Tower               Owned
Green Bay, WI...............................  Studio             Leased      December 2007
                                              Tower              Leased      January 2012
Champaign, IL...............................  Studio              Owned
                                              Tower               Owned
Cedar Rapids, IA............................  Studio             Leased      December 1999
                                              Tower               Owned
                                              Tower land         Leased      December 2015
Columbus, OH................................  Tower              Leased      August 1998
Puerto Rico.................................  Towers -- two       Owned
                                              Tower              Leased      Month to Month
                                              Studio             Leased      November 2001

---------------

 *  Lease currently being renegotiated.
(1) Market listed may differ from actual location.

LEGAL PROCEEDINGS

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, no material legal proceedings are pending to which the Company or any of its property is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's directors and executive officers.

                DIRECTORS                   AGE     POSITION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
                ---------                   ---     -----------------------------------------------
Lowell W. Paxson..........................  63    Chairman of the Board of the Company since 1991
                                                    (inception), and Chief Executive Officer of the
                                                    Company from 1991 to May 1998. President, Home
                                                    Shopping Network, Inc. ("HSN") from 1985 to 1990.
William E. Simon, Jr. ....................  46    Vice Chairman of the Company since May 1998.
                                                    Executive Director since 1988 of William E. Simon &
                                                    Sons, L.L.C., a private investment firm and
                                                    merchant bank. Director, Hanover Compressor
                                                    Company and Geologistics Corporation.
Jeffrey Sagansky..........................  46    President and Chief Executive Officer of the Company
                                                    since May 1998. Co-President of Sony Pictures
                                                    Entertainment since October 1996 and Executive
                                                    Vice President of Sony Corp. of America from 1994
                                                    to 1996. President of CBS Entertainment from 1990
                                                    to 1994.
James B. Bocock...........................  54    Co-President since May 1998, Chief Operating Officer
                                                    since 1991 and President 1991-1998 of the Company.
                                                    Vice President -- Broadcast Affiliations of HSN
                                                    from 1986 to 1991.
Arthur D. Tek.............................  48    Vice President and Chief Financial Officer of the
                                                    Company since 1992, and Treasurer of the Company
                                                    since 1994. Chief Financial Officer and Controller
                                                    from 1990 to 1992 of Chase Communications, Inc., a
                                                    television and radio broadcasting firm.
Bruce L. Burnham..........................  64    President since 1993 of The Burnham Group, a firm
                                                    providing consulting and marketing services to the
                                                    retail industry. Director, Forcenergy, Inc., and
                                                    J.B. Rudolph, Inc.
James L. Greenwald........................  71    Chairman and Chief Executive Officer from 1975 to
                                                    1994 of Katz Communications, Inc., a broadcast
                                                    advertising representative sales firm; Chairman
                                                    Emeritus since 1994. Director, Granite
                                                    Broadcasting Company and Source Media, Inc.

OTHER EXECUTIVE OFFICERS

            EXECUTIVE OFFICER               AGE     POSITION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
            -----------------               ---     -----------------------------------------------
Dean M. Goodman...........................  51    President, PAX NET Television since 1998. President
                                                    from 1995-1997 of the Company's inTV and Paxson
                                                    Network-Affiliated Television divisions. General
                                                    Manager from 1993 to 1995 of the Company's Miami
                                                    radio group. Executive Vice President until 1993
                                                    of the television and radio broadcast group of
                                                    Gilmore Broadcasting Corp.
Jon Jay Hoker.............................  59    President, Paxson Television Station Group since
                                                    1997. President from 1995-1997 of the Company's
                                                    Paxson Radio division. President from 1994 to 1995
                                                    of Paxson Networks, Inc. President from 1985 to
                                                    1994 of Hoker Broadcasting, a radio station
                                                    owner/operator.
S. William Scott..........................  65    President, Programming since January 1998.
                                                    Consultant to various media companies since 1987.
                                                    Director of the Company from February 1995 until
                                                    his resignation from the Board in February 1998.
Anthony L. Morrison.......................  37    Vice President, Secretary and General Counsel of the
                                                    Company since 1995. Attorney with the New York
                                                    office of O'Melveny & Meyers from 1990 to 1995.
Kenneth M. Gamache........................  36    Vice President and Controller of the Company since
                                                    1997. Chief Accounting Officer since 1994 and
                                                    Controller of the Company since 1993.
Seth A. Grossman..........................  33    Senior Vice President, Investor Relations and
                                                    Corporate Development since 1998. Vice President,
                                                    Corporate Development of the Company from
                                                    1997-1998. Director of Finance 1995-1997.

     All officers are elected until the next annual meeting of the Board of Directors or until their respective successors are chosen and qualified. Directors serve for a one-year term or until their successors are elected.

COMPENSATION OF DIRECTORS

     All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Mr. Burnham and Mr. Greenwald were granted certain options to purchase shares of Class A Common Stock in consideration for their services as directors of the Company, which commenced in 1996. In connection with Mr. Simon's election as Vice Chairman of the Board of Directors in May 1998, an affiliate of Mr. Simon received certain warrants to purchase shares of Class A Common Stock. See "Certain Relationships and Related Transactions -- William E. Simon, Jr." No other directors receive separate compensation for services rendered as a director.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995 for the Company's Chief Executive Officer and four highest paid executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                               ------------------
                                     ANNUAL COMPENSATION                           NUMBER OF
                                    ----------------------    OTHER ANNUAL         SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)     BONUS      COMPENSATION(2)   UNDERLYING OPTIONS   COMPENSATION
---------------------------  ----   ---------   ----------   ---------------   ------------------   ------------
Lowell W. Paxson.........    1997   $423,500    $1,875,000     $       --                --            $   --
  Chairman of the Board      1996    385,000            --             --                --                --
  of Directors*              1995    350,000            --             --                --                --
James B. Bocock..........    1997    325,000     1,885,000             --                --            33,500(3)(4)
  Co-President and Chief     1996    275,000            --        415,140           225,000            14,750(3)(4)
  Operating Officer          1995    225,000            --        164,325           850,000                --
Dean M. Goodman..........    1997    300,000     1,099,000             --                --            31,000(3)(4)
  President -- PAX           1996    250,000       101,200        289,340           150,000            13,500(3)(4)
  NET Television             1995    200,000        75,000        229,625           223,361                --
Jon Jay Hoker............    1997    300,000     1,581,000             --                --            26,200(3)(4)
  President -- Paxson        1996    250,000        50,000        201,280           150,000            13,500(3)(4)
  Television Station Group   1995    200,000        50,000        182,688           150,000                --
Arthur D. Tek............    1997    225,000       800,000      1,209,491                --            23,500(3)(4)
  Vice President,            1996    175,000            --        289,340           125,000             9,750(3)(4)
  Treasurer and Chief        1995    150,000            --             --           150,000             3,000(5)
  Financial Officer

---------------

 *  Mr. Paxson also served as Chief Executive Officer from 1991 to May 1998.
(1) Includes amount Named Executive Officer elected to defer pursuant to the Company's Profit Sharing Plan.
(2) Represents the difference between the price paid by the Named Executive Officer upon the exercise of certain of his options granted under the Stock Incentive Plan and the fair market value of the underlying Common Stock at the time of exercise.
(3) Includes the following Company contributions to supplemental retirement plans during 1997: Mr. Bocock -- $32,500; Mr. Goodman -- $30,000; Mr.
    Hoker -- $25,200; and Mr. Tek -- $22,500. Includes the following Company contributions to supplemental retirement plans during 1996: Mr.
    Bocock -- $13,750; Mr. Goodman -- $12,500; Mr. Hoker -- $12,500; and Mr.
    Tek -- $8,750.
(4) Includes $1,000 Company contributions to the Profit Sharing Plan during 1997 and 1996 for each of Messrs. Bocock, Goodman, Hoker, and Tek.
(5) Represents relocation allowance in excess of general allowance under Company's relocation plan.

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                     OPTIONS AT               IN-THE-MONEY
                                                                  DECEMBER 31, 1997        DECEMBER 31, 1997
                                     SHARES                   -------------------------   --------------------
OPTIONS                            ACQUIRED ON     VALUE      EXERCISABLE      NON-           EXERCISABLE/
NAME                                EXERCISE      REALIZED        (2)       EXERCISABLE     NON-EXERCISABLE
-------                            -----------   ----------   -----------   -----------   --------------------
Lowell W. Paxson.................        -0-     $      -0-         -0-           -0-               $-0-/$-0-
James B. Bocock..................        -0-            -0-     847,000       180,000       3,455,760/734,400
Dean M. Goodman..................        -0-            -0-     180,361       150,000         735,873/612,000
Jon Jay Hoker....................        -0-            -0-     269,000           -0-           1,097,520/-0-
Arthur D. Tek....................    152,000      1,209,491         -0-       100,000             -0-/408,000

---------------

(1) Based on the public trading price of the Class A Common Stock of $7.50 on December 31, 1997.
(2) Excludes securities underlying options which vested January 1, 1998 as follows: James B. Bocock -- 45,000; Dean M. Goodman -- 60,000; Arthur D. Tek -- 25,000.

STOCK INCENTIVE PLANS

     The Company established its Stock Incentive Plan in November 1994, its 1996 Stock Incentive Plan in October 1996, and its 1998 Stock Incentive Plan in June 1998 (collectively, the "Stock Incentive Plans"), to provide incentives to officers and other employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Stock Incentive Plans are administered by the Compensation Committee of the Company's Board of Directors.

     The Stock Incentive Plans provide for the granting of awards, in the form of incentive stock options, non-qualified stock options or restricted shares of Class A Common Stock, to officers and employees as determined by the Compensation Committee except that the class of persons eligible to receive awards under the 1996 and 1998 Stock Incentive Plans includes all persons performing services for the Company or any of its subsidiaries and all persons who have in the past performed such services (whether or not such persons are officers or employees of the Company or any such subsidiary), and all persons performing services relating to the Company in their capacity as an employee or independent contractor of a corporation or other entity providing such services to the Company. Under the Stock Incentive Plans, an aggregate of 11,343,575 shares have been made available for issuance pursuant to awards granted thereunder, and approximately 1,000,000 shares remain available for future awards.

     The exercise price per share of Class A Common Stock deliverable upon the exercise of each stock option granted under the Stock Incentive Plans is determined by the Compensation Committee at the date the stock option is granted and as provided in the terms of the Stock Incentive Plans. Stock options are exercisable in whole or in part on such date or dates as are determined by the Compensation Committee at the date of the grant. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Stock options expire on the date or dates determined by the Compensation Committee at the time the stock options are granted. Holders of more than ten percent (10%) of the combined voting power of the capital stock of the Company may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A Common Stock as of the date of the grant and the term of the option may not exceed five years.

     Nonqualified stock options granted under the Stock Incentive Plans are transferable, to the extent permitted by applicable law, to family members of the recipient, trusts for their benefit or partnerships of which they constitute all of the partners. Incentive stock options are nontransferable except by will or the laws of descent and distribution. If a participant's employment is terminated by reason of death, disability or retirement in accordance with the Company's normal retirement policies or by the Company other than for cause, options will continue to be exercisable after termination of employment for periods varying from 90 days to one year (provided that the option will not be exercisable beyond the expiration date established at the date of grant unless the Committee determines otherwise). If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

     The Compensation Committee also has the discretion to award restricted stock, which are shares of Class A Common Stock which are subject to forfeiture in whole or in part if the recipient's employment with the Company is terminated prior to the end of the restrictive period. Participants who receive restricted stock do not become 100% vested in their restricted stock until five years after the effective date of the award. During the restricted period prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with the Company is terminated because of death, disability or retirement. To date, the Committee has not awarded any restricted stock under the Stock Incentive Plans.

PROFIT SHARING PLAN

     The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan"). The Profit Sharing Plan provides that employees of the Company must complete one year of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the Profit Sharing Plan. Participants may elect to defer a specified percentage of their compensation into the Profit Sharing Plan on a pre-tax basis. The Company may, in its sole discretion, make matching contributions based on a percentage of deferred salary contributions at a percentage rate to be determined by the Board of Directors, which matching contributions may be in Company stock. In addition, the Company may make supplemental profit sharing contributions in such amounts as the Board of Directors may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, the participant's right to his or her profit sharing contribution vests 100%. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson has been employed as Chairman and, until May 1998, Chief Executive Officer of the Company under an employment agreement. The agreement provides that Mr. Paxson will be employed for a five and one-half year period commencing on June 30, 1994, unless sooner terminated. Mr. Paxson began receiving an annual base salary of $350,000 commencing on January 1, 1995, which increased to $385,000 in 1996, $423,500 in 1997, and will increase to $465,850 in 1998 and $500,000 in 1999. In addition to the base salary, Mr. Paxson may receive an annual bonus at the discretion of, and in an amount set by, members of the Compensation Committee that are not employees of the Company. Mr. Paxson's employment agreement is renewable for successive one-year terms, subject to good faith negotiation of its terms. Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and is reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including entertainment and travel. Mr. Paxson's employment agreement is terminable by the Board of Directors before expiration for good cause, as defined in the agreement, or by Mr. Paxson for good reason, as defined in the agreement. In the event of Mr. Paxson's permanent disability or death, the Company will pay Mr. Paxson, or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, or one year, in the case of death.

     Mr. Sagansky is employed as President and Chief Executive Officer of the Company for a four year term expiring June 30, 2002 pursuant to an employment agreement entered into in June 1998. The agreement provides for Mr. Sagansky to receive a base salary of $600,000 with 10% increases each July 1 (commencing July 1, 1999) and an annual bonus of up to twice his base salary based on the Company's achievement of targeted financial results. The Company has agreed to grant Mr. Sagansky options to purchase 1,200,000 shares of Class A Common Stock at an exercise price of $7.25 per share, which are to become exercisable at the rate of 30% after the first year of employment, 25% after each of the second and third years, and 20% after the fourth year. The Company has agreed to pay up to $200,000 of Mr. Sagansky's housing costs during the first year, and to pay Mr. Sagansky 5% of any syndication fees received by the Company for any Company-produced programming (after recouping production costs). Mr. Sagansky is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and is reimbursed for all reasonable expenses incurred in the discharge of his duties, including entertainment and travel. The Company may terminate Mr. Sagansky's employment for good cause, as defined in the agreement. If Mr. Sagansky's employment is terminated by reason of his disability or other than for good cause, or if Mr. Sagansky terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Sagansky his base salary, plus annual increases, and Mr. Sagansky will continue to be entitled to coverage under employee benefit plans, for the balance of the employment term, and except in the case of disability, Mr. Sagansky will continue to be entitled to receive any annual bonuses he would otherwise have received had he remained employed by the Company for the balance of the employment term. If Mr. Sagansky dies, the Company will pay Mr. Sagansky's estate his then existing salary for a period of one year and a pro rata bonus for the calendar year in which Mr. Sagansky dies.

     Mr. Bocock is employed as Co-President and Chief Operating Officer of the Company for a five year term commencing January 1, 1998 pursuant to an employment agreement entered into in June 1998. The agreement provides for Mr. Bocock to receive a base salary of $341,250 with at least 10% increases each

January 1 (commencing January 1, 1999) and an annual bonus. Mr. Bocock is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as the Company may determine, and is reimbursed for all reasonable expenses incurred in the discharge of his duties, including entertainment and travel. The Company may terminate Mr. Bocock's employment for good cause, as defined in the agreement. If Mr. Bocock's employment is terminated by reason of his disability or other than for good cause, or if Mr. Bocock terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Bocock his base salary for the balance of the employment term. If Mr. Bocock dies, the Company will pay Mr. Bocock's estate his then existing salary for a period of one year.

     Mr. Goodman is employed as President of PAX NET Television for a five year term commencing January 1, 1999 pursuant to an employment agreement entered into in June 1998. The agreement provides for Mr. Goodman to receive a base salary of $315,000 with at least 10% increases each January 1 (commencing January 1, 1999) and an annual bonus. Mr. Goodman is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as the Company may determine, and is reimbursed for all reasonable expenses incurred in the discharge of his duties, including entertainment and travel. The Company may terminate Mr. Goodman's employment for good cause, as defined in the agreement. If Mr. Goodman's employment is terminated by reason of his disability or other than for good cause, or if Mr. Goodman terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Goodman his base salary for the lesser of two years or the balance of the employment term in the case of disability; and for the balance of the employment term in all other cases. If Mr. Goodman dies, the Company will pay Mr. Goodman's estate his then existing salary for a period of one year.

     Mr. Hoker is employed as President of Paxson Television Station Group for a five year term commencing January 1, 1998 pursuant to an employment agreement entered into in June 1998. The agreement provides for Mr. Hoker to receive a base salary of $315,000 with at least 10% increases each January 1 (commencing January 1, 1999) and an annual bonus. Mr. Hoker is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as the Company may determine, and is reimbursed for all reasonable expenses incurred in the discharge of his duties, including entertainment and travel. The Company may terminate Mr. Hoker's employment for good cause, as defined in the agreement. If Mr. Hoker's employment is terminated by reason of his disability or other than for good cause, or if Mr. Hoker terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Hoker his base salary for the lesser of two years or the balance of the employment term in the case of disability; and for the balance of the employment term in all other cases. If Mr. Hoker dies, the Company will pay Mr. Hoker's estate his then existing salary for a period of one year.

     Mr. Tek is employed as Vice President, Treasurer and Chief Financial Officer of the Company for a five year term commencing January 1, 1998 pursuant to an employment agreement entered into in June 1998. The agreement provides for Mr. Tek to receive a base salary of $236,250 with at least 10% increases each January 1 (commencing January 1, 1999) and an annual bonus. Mr. Tek is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as the Company may determine, and is reimbursed for all reasonable expenses incurred in the discharge of his duties, including entertainment and travel. The Company may terminate Mr. Tek's employment for good cause, as defined in the agreement. If Mr. Tek's employment is terminated by reason of his disability or other than for good cause, or if Mr. Tek terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Tek his base salary for the lesser of two years or the balance of the employment term. If Mr. Tek dies, the Company will pay Mr. Tek's estate his then existing salary for a period of one year.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as to the shares of Common Stock beneficially owned on May 31, 1998, by each director and named executive officer, all directors and executive officers of the Company as a group, and any person who is known by the Company to be the beneficial owner of more than five percent of any class of the Company's Common Stock. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                             AMOUNT AND
                                                             NATURE OF                   AGGREGATE
                                                             BENEFICIAL                   VOTING
CLASS OF STOCK             NAME OF BENEFICIAL OWNER(1)       OWNERSHIP      % OF CLASS     POWER
--------------             ---------------------------       ----------     ----------   ---------
Class A Common Stock  Lowell W. Paxson                       23,357,543(2)     44.1%       17.2%
                      Landmark Communications, Inc.(3)        4,773,097         9.0%        3.5%
                      James B. Bocock                           949,850(4)      1.8%          *
                      Dean M. Goodman                           286,836(4)        *           *
                      Jon Jay Hoker                             316,325(4)        *           *
                      Arthur D. Tek                              93,350           *           *
                      Bruce L. Burnham                           25,850(4)        *           *
                      James L. Greenwald                          9,500(4)        *           *
                      Jeffrey Sagansky                                0           *           *
                      William E. Simon, Jr.                           0           *           *

                      All directors and executive officers
                      as a group                             25,294,604(5)     47.7%       18.6%

Class B Common Stock  Lowell W. Paxson                        8,311,639       100.0%       61.1%

                      All directors and executive officers
                      as a group                              8,311,639       100.0%       61.1%

---------------

  * Less than 1%
(1) Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.
(2) Does not include 8,311,639 shares of Class B Common Stock, each share of which is convertible into one share of Class A Common Stock. Mr. Paxson is the beneficial owner of all his shares of Class A Common Stock and Class B Common Stock through his control of Second Crystal Diamond, Limited Partnership and Paxson Enterprises, Inc.
(3) According to information contained in a Schedule 13D filed with the Securities and Exchange Commission (the "Commission"), dated July 21, 1997. Landmark Communications, Inc., whose address is 150 Brambleton Avenue, Norfolk, Virginia 23510, acquired such shares pursuant to an Asset Acquisition Agreement dated as of June 13, 1997 in connection with its sale to the Company of the assets related to The Travel Channel, and continues to hold such shares for investment purposes.
(4) Includes shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans as follows:
    James B. Bocock -- 892,000; Dean M. Goodman -- 240,361; Jon Jay
    Hoker -- 269,000; Bruce L. Burnham -- 8,500; James L. Greenwald -- 7,000.
(5) Includes 1,596,261 shares which may be acquired within sixty (60) days through the exercise of stock options granted under the Company's Stock Incentive Plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     THE CHRISTIAN NETWORK, INC. The Company has entered into several agreements with The Christian Network, Inc. and certain of its for-profit subsidiaries (individually and collectively referred to herein as "CNI"). CNI is a non-profit corporation to which Mr. Paxson, Chairman of the Board of the Company, has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

     INVESTMENT IN BROADCAST PROPERTIES. The Company has made loans and advances to CNI to finance television station acquisitions and related capital expenditures. Such loans generally have borne interest at the prime rate and been payable on demand. The highest aggregate outstanding balance of such loans since

January 1, 1995, was $26.3 million as of June 30, 1996. At March 31, 1998, the Company had approximately $15.5 million of advances to CNI to finance television station acquisitions recorded as investments in broadcast properties. During 1996, the Company acquired certain stations from CNI for total consideration of approximately $17.2 million. During 1997, the Company acquired television stations from CNI in Miami, Orlando and Tampa for total consideration of approximately $14 million. On December 30, 1997, the Company's advances to CNI totaling approximately $5.5 million under a demand note bearing interest at the prime rate were repaid out of the proceeds of the sale of television stations by CNI to the Company in full.

     KLDT-TV. During 1995, in connection with CNI securing the rights to acquire television station KLDT-TV in Dallas, Texas and, prior to such acquisition, operate the station pursuant to a time brokerage agreement, Mr. Paxson initially loaned CNI $1 million to make a deposit in respect to such acquisition and guaranteed the obligations of CNI under the purchase agreement and the time brokerage agreement. On January 9, 1996, the Company purchased such note from Mr. Paxson at its face value.

     During 1996, as a result of third-party challenges to the FCC license renewal application by KLDT-TV, CNI withdrew its application with the FCC for the license of KLDT-TV. In connection therewith, the Company, CNI and certain parties attempting to acquire KLDT-TV's FCC license entered into a settlement agreement whereby CNI, and as a result, the Company, would be repaid a total of $925,000 in connection with their cumulative investments in KLDT-TV. As a result of the settlement agreement, the Company recorded a charge to operations of approximately $252,000 in connection with its investment related to KLDT-TV.

     CNI AGREEMENT. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any actions under the CNI Agreement. There can be no assurance however, that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company.

     WORSHIP CHANNEL STUDIO. Since August 1, 1994, CNI and the Company have contracted for the Company to lease CNI's television production and distribution facility for the purpose of producing television programming. During the year ended December 31, 1997, the Company incurred rental charges in connection with this agreement of $231,000.

     AIRCRAFT LEASE. During 1997, the Company entered into a three year lease with a company owned by Mr. Paxson for a Boeing 727 aircraft. The lease provides for monthly payments of $63,600. The Company incurred rental costs under the lease of approximately $382,000 during 1997. Additionally, the Company has recorded at December 31, 1997 leasehold improvements of approximately $107,000 in connection with the lease.

     SPORTS VENTURES. During 1996, the Company invested in various ventures which would own and operate interests in two Arena Football League teams located in West Palm Beach and Miami, Florida, an inactive American Hockey League franchise for Palm Beach County, Florida, and a proposed sports arena in West Palm Beach, Florida. During 1996, the Company included in other expenses, net the write-off of approximately $1.2 million relating to its investments in the West Palm Beach Arena Football League team and the proposed sports arena and in connection with its acquisition of the Arena Football League team in Miami, Florida. During 1997, in conjunction with the decision to dispose of the Paxson Radio segment, the Company wrote-off its investments in the remaining sports ventures, resulting in a 1997 charge to other expenses, net of approximately $2.9 million which is net of anticipated proceeds from the sale of the hockey franchise which the Company has contracted to sell for $2.0 million.

     TODD COMMUNICATIONS, INC. In 1993, Mr. Paxson contributed to the Company a demand note receivable in the amount of approximately $1.8 million from Todd Communications, Inc., a company which owned WFSJ-FM (St. Augustine, Florida) and was beneficially owned by members of Mr. Paxson's family. The note receivable accrued interest at the short-term annual applicable federal rate prescribed by the Internal Revenue Service with the balance of principal and interest due upon demand. Todd Communications also had a note outstanding to Mr. Paxson in the principal amount of approximately $1.6 million. During June 1996, the Company acquired Todd Communications for aggregate consideration of $5.0 million, consisting of the cancellation of the Todd Communications note held by the Company in the principal amount of approximately $1.8 million, the assumption and immediate repayment by the Company of the note to Mr. Paxson and the issuance of shares of Class A Common Stock valued at approximately $1.5 million to the shareholders of Todd Communications.

     WHITEHEAD MEDIA. The Company initially financed the acquisition by Whitehead Media of each of WTVX-TV and WOAC-TV. Whitehead Media subsequently obtained refinancing from Banque Paribas, an affiliate of a holder of the Private Preferred Stock, and Canadian Imperial Bank of Commerce, the proceeds of which were used to repay the debt owed by Whitehead Media to the Company and to fund Whitehead Media's acquisition of WNGM-TV, and, in connection with such refinancing, Mr. Paxson and Second Crystal Diamond, Limited Partnership unconditionally guaranteed the obligations of Whitehead Media thereunder. In December, 1996, the terms and conditions of the financing to Whitehead Media were amended to, among other things, remove Canadian Imperial Bank of Commerce as a lender thereunder, terminate the guaranty of Mr. Paxson and Second Crystal Diamond, extend the term and change the interest rate thereof, and provide for an unconditional guaranty by the Company of all obligations owed by Whitehead Media to Banque Paribas thereunder. Subsequent to March 31, 1998, all remaining indebtedness under this financing was repaid upon the Company's exercise of its option to purchase WNGM-TV and payment of the option exercise price in connection with the Company's sale of the station.

     WORLD TRAVELERS NETWORK. Effective January 1, 1996, Mr. Paxson purchased certain assets of World Travelers Network, Inc. ("WTN"), a wholly-owned subsidiary of the Company. WTN's business was unprofitable and the Company had determined to discontinue its operations. Mr. Paxson purchased all of the assets of WTN except for its accounts receivable for $70,322 in cash, which price was equal to the book value of such assets. WTN retained its accounts receivable and accounts payable.

     SOUTH CAROLINA RADIO NETWORK. Effective January 1, 1996, Mr. Paxson purchased from the Company certain assets of the Company's unprofitable South Carolina Radio Network. Mr. Paxson purchased all of the assets of the South Carolina Radio Network other than cash and accounts receivable for $45,413 in cash paid to the Company, which price was equal to the book value of such assets. The Company retained the cash, accounts receivable and accounts payable of the South Carolina Radio Network operation. The parties agreed that if Mr. Paxson resold such assets at a profit prior to April 1, 1996, the amount of any profit would be paid to the Company. Mr. Paxson subsequently sold such assets to a third-party for $150,000, with the excess over $45,413 being paid to the Company.

     HOME SHOPPING NETWORK, INC. In connection with Mr. Paxson's departure from HSN in 1990, he executed a consulting agreement containing various restrictions upon activities by him that might be considered competitive with HSN, including activities as an investor in competitive and other enterprises. Although Mr. Paxson's consulting services to HSN terminated in 1994, certain of the restrictions survived. As the Company's business evolved, the possible effect of the consulting agreement upon Mr. Paxson's role as the Company's chief executive officer and controlling stockholder became unclear. The Company considered it advisable to eliminate doubts concerning, among other matters, Mr. Paxson's role as a chief executive officer and controlling stockholder as the Company's business developed, and the scope of HSN's rights under the consulting agreement. Accordingly, on August 25, 1995, the Company and Mr. Paxson agreed with HSN to, among other things, terminate HSN's rights under the consulting agreement in consideration of a payment to HSN by the Company of $1.2 million. In conjunction with this transaction Mr. Paxson advanced $1.2 million to the Company and the Company executed a note bearing interest at 6%. The Company repaid the note in October 1995.

     DP MEDIA, INC. In connection with the acquisition by DP Media, Inc. (DP Media) of radio station WEBZ-FM, during September 1996, the Company agreed to loan up to $750,000 to DP Media, a company beneficially owned by members of Mr. Paxson's family. The loan bore interest at the rate of ten percent and required monthly principal and interest payments. In 1996, the Company entered into a five-year sales and related services agreement with DP Media under which the Company agreed to pay a net minimum monthly fee of $22,000 for all of the thirty and sixty second spot time of WEBZ-FM and agreed to provide certain other services. The agreement is cancelable upon six months written notice by either party.

     During May 1997, the Company sold WWPX-TV serving the Washington, D.C. market to DP Media in exchange for a $2.5 million promissory note. The note bore interest at an annual rate of 8.25% with the entire principal due twenty-four months from the date of closing. Upon its sale to DP Media, the station became a Company network affiliate.

     During June 1997, the Company financed DP Media's purchase of WRPX-TV serving the Raleigh, North Carolina market from Roberts Broadcasting through a loan of approximately $10.0 million (of which approximately $7.5 million, which was assumed by DP Media, had been advanced to Roberts Broadcasting through the date of closing). Upon its sale to DP Media, the station became a Company network affiliate. The loan bore interest at an annual rate of 8.25%.

     The loans to DP Media for WEBZ-FM, WWPX-TV and WRPX-TV were repaid to the Company on July 30, 1997, using proceeds of third-party financing obtained by DP Media from Banque Paribas, an affiliate of a holder of the Company's Private Preferred Stock.

     During July 1997, the Company entered into contracts to sell its interest in television stations WPXS-TV and WZPX-TV, serving the St. Louis, Missouri and Grand Rapids, Michigan markets for $4.8 million and $7.0 million, respectively, to DP Media. The sale of WPXS-TV to DP Media was consummated in December 1997. The sale of WZPX-TV was completed in January 1998. Upon their sale to DP Media, these stations became Company network affiliates.

     During February 1998, the Company contracted to sell WPXE-TV serving the Milwaukee, Wisconsin market to DP Media for $6.0 million. Upon its sale to DP Media, the station will become a Company network affiliate.

     During 1997, the Company granted 33,000 fully vested non-qualified stock options with a fair value of approximately $299,000 to the President and Vice-President of DP Media, members of Mr. Paxson's family, as consideration for past services as former employees of the Company.

     DISCONTINUED OPERATIONS. In order to accelerate the payment of the proceeds from the sales of the Paxson Network-Affiliated Television segment and the Paxson Radio segment, the Company entered into certain bridge agreements with Mr. Paxson or corporations owned and controlled by Mr. Paxson under similar terms and conditions to those with the ultimate buyers. As of December 31, 1997, all Paxson Network-Affiliated Television and Paxson Radio properties under these bridge agreements had been sold to the ultimate buyers. Mr. Paxson did not realize any direct financial benefit from these transactions with the Company and, in accordance with the terms of the Company's Existing Notes and Existing Preferred Stock, the Company obtained a written opinion as to the fairness of such transactions from an independent investment banking firm.

     STOCKHOLDERS AGREEMENT. The Company, certain entities controlled by Mr. Paxson and entities which are affiliates of the holder of the Company's Private Preferred Stock are parties to a stockholders agreement whereby the parties to such agreement were granted registration rights with respect to certain shares of common stock held by such parties and a right of first refusal to acquire a pro rata share of any new securities the Company may issue. Additionally, the stockholders agreement grants certain co-sale rights in the event that Mr. Paxson should sell more than a predetermined percentage of his ownership interest in the Company.

     S. WILLIAM SCOTT. S. William Scott, a director of the Company from February 1995 until his resignation from the Board in February 1998, had an arrangement with the Company to provide consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. Mr. Scott was paid approximately $10,000, $81,000 and $80,000 for such services during the years ended December 31, 1997, 1996 and 1995. Additionally, in 1996, Mr. Scott received benefits under the Company's health and benefits plan and was granted options to purchase 20,000 shares of stock under the Company's Stock Incentive Plan. During 1997 the Company hired Mr. Scott and subsequently named him President of Programming on January 1, 1998.

     WILLIAM E. SIMON, JR. The Company issued to an affiliate of Mr. Simon, who was elected Vice Chairman of the Board of Directors in May 1998, warrants expiring June 30, 2003 entitling the holder to purchase 155,500 shares of Class A Common Stock at an exercise price of $16.00 per share. The Company has the right to redeem the warrants with respect to up to 93,750 of the shares subject thereto, at a price of $30.00 per share (less the warrant exercise price), at such time as the public trading price of the Class A Common Stock averages $30 or more over any ten consecutive trading days.

     An affiliate of Mr. Simon purchased, as part of the Convertible Preferred Offering, $10 million aggregate liquidation preference of Convertible Preferred Stock and warrants expiring June 30, 2003 to purchase 32,000 shares of Class A Common Stock at an exercise price of $16.00 per share. The Company paid William
E. Simon & Sons, L.L.C., of which Mr. Simon serves as executive director, $500,000 for consulting services provided in connection with the Convertible Preferred Offering and $550,000 in placement fees relating to the placement of additional Convertible Preferred Stock in the Convertible Preferred Offering.

     OFFICER LOANS. During December, 1996, the Company agreed to extend loans to certain of its key employees, including its executive officers, to finance the purchase by such persons of shares of Class A Common Stock on the open market. The loans are the personal obligations of each borrower and are secured by a pledge of the shares of Class A Common Stock purchased with the loan proceeds. Each loan accrues interest at a fixed annual rate of 5.75% and is due and payable in full, with all accrued and unpaid interest, upon the earlier of March 31, 1999, or the sale of the shares of Class A Common Stock pledged as security for the loan. As of March 31, 1998, the outstanding balance of principal and accrued interest on such loans to the Company's Executive Officers was as follows: Mr. Bocock, $517,882; Mr. Goodman, $520,763; Mr. Hoker, $416,051; Mr. Tek, $343,315; Mr. Morrison, $273,488; Mr. Gamache, $154,201; and
Mr. Grossman, $125,106.

                 DESCRIPTION OF NEW JUNIOR PREFERRED STOCK AND
                            NEW EXCHANGE DEBENTURES

THE NEW JUNIOR PREFERRED STOCK

     The shares of New Junior Preferred Stock which may be issued in exchange for shares of Original Junior Preferred Stock in the Exchange Offer will be issued pursuant to a Certificate of Designation relating thereto, the provisions of which will be identical in all material respects to the provisions of the Certificate of Designation relating to the Original Junior Preferred Stock. The summary contained herein of certain provisions of the New Junior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation relating thereto. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions" below. Other capitalized terms used herein and not otherwise defined under "-- Certain Definitions" below are defined in the Certificate of Designation.

GENERAL

     The Company is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, 231,282 shares of Preferred Stock are outstanding, including 20,000 shares of Original Junior Preferred Stock. The Certificate of Incorporation of the Company authorizes the Board of Directors, without stockholder approval, to issue classes of preferred stock from time to time in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. The Board of Directors of the Company has adopted resolutions creating a maximum of 72,000 shares of Junior Preferred Stock and has filed a Certificate of Designation with respect thereto with the Secretary of State of the State of Delaware as required by Delaware law. Of the authorized shares of Junior Preferred Stock, 20,000 shares were issued in the Private Offering and may be exchanged for a like number of shares of New Junior Preferred Stock in the Exchange Offer, and the balance will be reserved for issuance as dividends in the event the Company elects to pay dividends on the Junior Preferred Stock by issuing additional shares of Junior Preferred Stock. See "-- Dividends" below. Subject to certain conditions, the Junior Preferred Stock is exchangeable for New Exchange Debentures at the option of the Company on any dividend payment date. The Junior Preferred Stock is fully paid and nonassessable, and the holders thereof do not have any subscription or preemptive rights.

RANKING

     The Junior Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up or dissolution of the Company, ranks (i) senior to the Convertible Preferred Stock, to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Junior Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors of the Company the terms of which expressly provide that such class will rank on a parity with the Junior Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to the Existing Preferred Stock and, subject to certain conditions, to each other class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior Securities"). The Junior Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Company may not issue any new class of Parity Securities or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the holders of at least a majority of the shares of Junior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Company may: (A) issue additional shares of Junior Preferred Stock to pay dividends on the Junior Preferred Stock in accordance with its terms on the Issue Date, (B) issue additional shares of (i) Public Preferred Stock or Senior Securities, which Senior Securities are pari passu with the Public Preferred Stock, or (ii) Junior Preferred Stock or Parity Securities, and which Senior Securities or Parity Securities require cash dividends at a time and in an amount not in excess of one percentage point greater than the dividend rate borne by the Private Preferred Stock (as existing on the Issue Date) and which does not prevent either the payment of cash dividends on the Junior Preferred Stock or the exchange of the Junior Preferred Stock for the New Exchange Debentures, in an amount sufficient to acquire the Private Preferred Stock in accordance with its terms on the Issue Date (including any premium required to be paid), plus the amount of reasonable expenses incurred by the Company in acquiring such Private Preferred Stock and issuing such additional Junior Preferred Stock, Public Preferred Stock, Parity Securities or Senior Securities (as the case may be); with such shares being issued no sooner than the date the Company repurchases, redeems or otherwise retires the Private Preferred Stock and (C) issue additional shares of Public Preferred Stock as dividends on the Public Preferred Stock in accordance with the certificate of designation of the Public Preferred Stock, as in existence on the Issue Date.

DIVIDENDS

     Holders of the Junior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Junior Preferred Stock at a rate per annum equal to 13 1/4% of the liquidation preference per share of Junior Preferred Stock, payable semi-annually. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998, to holders of record on May 1 and November 1 immediately preceding the relevant Dividend Payment Date. Dividends may be paid, at the Company's option, on any Dividend Payment Date either in cash or by the issuance of additional shares of Junior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that dividends are declared and paid through the issuance of additional shares of Junior Preferred Stock, such dividends shall be deemed paid in full and will not accumulate. If any dividend payable on any Dividend Payment Date subsequent to May 15, 2003 is not paid in full in cash, the per annum dividend rate will be increased by 1.00% per annum for such dividend payment period. After the date of which such dividend is paid in cash, the dividend rate will revert to the rate originally borne by the Junior Preferred Stock. The Credit Facility, the Existing Debt Indentures and the Existing Preferred Stock restrict the Company's ability to pay cash dividends on its Capital Stock and will prohibit such payments in certain instances and other future agreements may provide the same. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

     Unpaid dividends accumulating on the Junior Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

OPTIONAL REDEMPTION

     The Junior Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after May 15, 2003, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date) if redeemed during the 12-month period beginning May 15 of each of the years set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   106.625%
2004........................................................   103.313%
2005 and thereafter.........................................   100.000%

     In addition, on or prior to May 15, 2001, the Company may, at its option, use the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales to redeem for cash up to an aggregate of 35% of the shares of Junior Preferred Stock (whether initially issued or issued as a dividend payment) at a redemption price equal to 113.25% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date); provided, however, that after any such redemption, there is at least (i) $75,000,000 aggregate liquidation preference of the Junior Preferred Stock or (ii) $130,000,000 of combined aggregate liquidation preference of the Junior Preferred Stock and aggregate principal amount of the New Exchange Debentures remaining outstanding. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Company of the proceeds of each Public Equity Offering or Major Asset Sale.

     In the event of partial redemptions of Junior Preferred Stock, the shares to be redeemed will be determined pro rata, except that the Company may redeem all shares held by any holders of fewer than one share (or shares held by holders who would hold less than one share as a result of such redemption), as may be determined by the Company. No optional redemption may be authorized or made unless prior thereto all accumulated and unpaid dividends shall have been paid in cash or a sum set apart for such payment on the Junior Preferred Stock.

     The certificates of designation governing the Existing Preferred Stock prohibit or restrict the redemption of the Junior Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Credit Facility and the Existing Debt Indentures also restrict the ability of the Company to redeem the Junior Preferred Stock. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

MANDATORY REDEMPTION

     The Junior Preferred Stock is subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on November 15, 2006 at a price equal to the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption. The certificates of designation governing the Existing Preferred Stock prohibit or restrict the redemption of the Junior Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Existing Debt Indentures and the Credit Facility also restrict the ability of the Company to redeem the Junior Preferred Stock and will prohibit any such redemption in certain instances and other future agreements or certificates of designation with respect to Senior Securities or Parity Securities may contain similar restrictions and/or prohibitions. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

PROCEDURE FOR REDEMPTION

     On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Junior Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. If a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accumulate to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then at the close of business on the day when such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Junior Preferred Stock, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Junior Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company.

EXCHANGE

     The Company may at its option from time to time on any Dividend Payment Date exchange, in whole or in part, on a pro rata basis, the then outstanding shares of Junior Preferred Stock for New Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be shares of Junior Preferred Stock outstanding with an aggregate liquidation preference of not less than $75,000,000 and not less than $75,000,000 aggregate principal amount of New Exchange Debentures are then outstanding; and provided, further, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Junior Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Existing Preferred Stock, to the extent then outstanding, and immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the New Exchange Indenture) would exist under the New Exchange Indenture, no default or event of default would exist under the Credit Facility or the Existing Debt Indentures and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the New Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with the exchange, to the extent applicable. The certificates of designation governing the Existing Preferred Stock prohibit or restrict the Company from exchanging the Junior Preferred Stock so long as any shares of Existing Preferred Stock are outstanding. The Credit Facility and the Existing Debt Indentures currently prohibit or restrict the exchange of the Junior Preferred Stock and may restrict the Company's ability to exchange the Junior Preferred Stock in the future. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

     The holders of outstanding shares of Junior Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of New Exchange Debentures for each $1.00 liquidation preference of Junior Preferred Stock held by them. The New Exchange Debentures will be issued in registered form, without coupons. New Exchange Debentures issued in exchange for Junior Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Junior Preferred Stock will receive certificates representing the entire amount of New Exchange Debentures to which such holder's shares of Junior Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing a New Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of Junior Preferred Stock not less than 30 nor more than 60 days before the date fixed for such exchange. On and after the exchange date, dividends will cease to accumulate on the outstanding shares of Junior Preferred Stock that are to be exchanged, and all rights of the holders of Junior Preferred Stock that is to be exchanged (except the right to receive the New Exchange Debentures, an amount in cash equal to the accumulated and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any New Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The Person entitled to receive the New Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such New Exchange Debentures. See "-- The New Exchange Debentures."

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Junior Preferred Stock will initially be entitled to be paid, out of the assets of the Company available for distribution, $10,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, the Convertible Preferred Stock and the common stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Junior Preferred Stock and all other Parity Securities are not paid in full, the holders of the Junior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Junior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation for the Junior Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Junior Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Junior Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Junior Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the Junior Preferred Stock will exceed the par value and there will be no remedies available to holders of the Junior Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Junior Preferred Stock and its par value.

VOTING RIGHTS

     Holders of the Junior Preferred Stock will have no voting rights with respect to general corporate matters except as provided by Delaware law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (i) the Company fails to redeem the Junior Preferred Stock on or before November 15, 2006 or fails to discharge any redemption obligation with respect to the Junior Preferred Stock or (ii) the Company fails to make a Change of Control Offer if such an offer is required by the provisions set forth under "-- Change of Control" below or fails to purchase shares of Junior Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer or (iii) a breach or violation of any of the provisions described under the caption "-- Certain Covenants" below occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Junior Preferred Stock then outstanding or (iv) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded, or (v) any event occurs or condition exists which results in an increase in the dividend rate borne by the Private Preferred Stock in accordance with the terms thereof, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of a majority of the then outstanding shares of Junior Preferred Stock, voting separately and as a class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors of the Company. Such voting rights will continue until such time as any failure, breach or default giving rise to such voting rights is remedied, cured (including, but not limited to, in the case of clause (iv) through the issuance of Refinancing Indebtedness or the waiver of any breach or default by the holder of such Indebtedness) or waived by the holders of at least a majority of the shares of Junior Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity.

     In addition, the Certificate of Designation provides that except as stated above under "-- Ranking," the Company will not authorize any additional shares of Junior Preferred Stock or any class of Senior Securities or Parity Securities without the affirmative vote or consent of holders of at least a majority of the shares of Junior Preferred Stock of the Company then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the holders of shares of Junior Preferred Stock, or authorize the issuance of any additional shares of Junior Preferred Stock (other than shares of Junior Preferred Stock issued as a dividend on shares of Junior Preferred Stock or under "-- Ranking"), without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Junior Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Junior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Junior Preferred Stock.

     Under Delaware law, holders of Junior Preferred Stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation of the Company, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

CHANGE OF CONTROL

     Within 30 days of the occurrence of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") all then outstanding Junior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price")) in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, the Company shall
(i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and
(ii) send by first-class mail, postage prepaid, to each holder of Junior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent, a notice stating:

          (i) that the Change of Control Offer is being made and that all Junior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth in the Certificate of Designation;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 Business Days and no more than 60 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Junior Preferred Stock not tendered will continue to accumulate dividends;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their Junior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Junior Preferred Stock to the Company at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Junior Preferred Stock delivered for purchase and a statement that such holder is withdrawing his election to have such Junior Preferred Stock purchased;

          (vii) that holders whose Junior Preferred Stock is being purchased only in part will be issued a new certificate representing the number of shares of Junior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

          (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

     On the Change of Control Payment Date, the Company shall accept for payment the Junior Preferred Stock tendered pursuant to the Change of Control Offer and promptly mail to each holder of Junior Preferred Stock so accepted payment in an amount equal to the purchase price for such Junior Preferred Stock, and the Company shall execute and issue a new Junior Preferred Stock certificate equal to any unpurchased shares represented by a certificate surrendered.

     Prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Junior Preferred Stock would violate or constitute a default or be prohibited under the Credit Facility, any then outstanding Senior Debt, the Existing Debt Indentures or the Existing Preferred Stock, then the Company will, to the extent needed to permit such purchase of Junior Preferred Stock, either (i) repay in full all Indebtedness under the Credit Facility, such Senior Debt, the Existing Notes and the Existing Exchange Debentures and, in the case of the Credit Facility and such other Senior Debt, terminate all commitments thereunder and effect the termination of any such prohibition under the Existing Preferred Stock or (ii) obtain the requisite consents under the Credit Facility, the instruments governing such Senior Debt, the Existing Debt Indentures and the certificates of designation governing the Existing Preferred Stock required to permit the repurchase of the Junior Preferred Stock as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Junior Preferred Stock pursuant to the provisions described above.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the Junior Preferred Stock pursuant to a Change of Control Offer.

     This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of Junior Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of Junior Preferred Stock but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all the Junior Preferred Stock that the Company might be required to redeem.

Moreover, as of the date of this Prospectus, after giving effect to the sale of the Junior Preferred Stock and the application of the proceeds therefrom, the Company would not have sufficient funds available to redeem all the Junior Preferred Stock pursuant to a Change of Control Offer. In the event that the Company is required to redeem the Junior Preferred Stock pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its redemption obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Credit Facility, the Existing Debt Indentures and the Existing Preferred Stock restrict the Company's ability to redeem the Junior Preferred Stock, including pursuant to a Change of Control Offer. See "Description of Indebtedness" and "Description of Capital Stock -- Existing Preferred Stock."

     None of the provisions in the Certificate of Designation relating to a repurchase upon a Change of Control may be waived by the Board of Directors of the Company.

EXCHANGE OFFER; REGISTRATION RIGHTS

     Holders of shares of New Junior Preferred Stock will not be entitled to any registration rights. The Company entered into the Registration Rights Agreement pursuant to which it agreed, for the benefit of the holders of the Original Junior Preferred Stock, that it will, at its cost, (i) within 60 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Original Junior Preferred Stock for the New Junior Preferred Stock, which will have terms substantially identical in all material respects to the Original Junior Preferred Stock (except that the Original Junior Preferred Stock will not contain terms with respect to transfer restrictions), and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. The registration statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Junior Preferred Stock in exchange for surrender of the Original Junior Preferred Stock. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Junior Preferred Stock. For each share of Original Junior Preferred Stock surrendered to the Company pursuant to the Exchange Offer, the holder of such shares of Original Junior Preferred Stock will receive shares of New Junior Preferred Stock having a liquidation preference equal to that of the surrendered shares of Original Junior Preferred Stock. Dividends on the New Junior Preferred Stock will accumulate from (A) the later of (i) the last dividend payment date on which dividends were paid on the Original Junior Preferred Stock surrendered in exchange therefor or (ii) if the Original Junior Preferred Stock is surrendered for exchange on a date in a period which includes the record date for a dividend payment date to occur on or after the date of such exchange and as to which dividends will be paid, the date of such dividend payment date or (B) the Issue Date, if no dividend has been paid on the Original Junior Preferred Stock.

     Under existing Commission interpretations, shares of New Junior Preferred Stock would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act will be delivered as required. The Company has agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Junior Preferred Stock acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of shares of Original Junior Preferred Stock who wishes to exchange such shares for shares of New Junior Preferred Stock in the Exchange Offer is required to make certain representations including representations that
(i) any shares of New Junior Preferred Stock to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Junior Preferred Stock and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Junior Preferred Stock. If the holder is a broker-dealer that will receive shares of New Junior Preferred Stock for its own account in exchange for shares of Original Junior Preferred Stock that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such shares of New Junior Preferred Stock.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 150 days of the Issue Date or, under certain circumstances, if the Initial Purchaser shall so request, the Company will, at its own expense, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Junior Preferred Stock (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Original Junior Preferred Stock covered by the Shelf Registration Statement or two years after the Issue Date (or such earlier time when the shares of Original Junior Preferred Stock are eligible for resale pursuant to Rule 144(k) under the Securities Act). The Company will, in the event of the Shelf Registration, provide to each holder of shares of the Original Junior Preferred Stock copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Junior Preferred Stock. A holder of shares of Original Junior Preferred Stock that sells such shares pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

     If the Company fails to comply with the above provisions or if any such registration statement fails to become effective, then, as liquidated damages, additional dividends shall become payable in respect of the Original Junior Preferred Stock as follows:

          If (i) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement;

          (ii) (A) the Exchange Offer registration statement or Shelf Registration Statement is not declared effective within 150 days after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed; or

          (iii) either (A) the Company has not exchanged the New Junior Preferred Stock for all Original Junior Preferred Stock validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date;

(each such event referred to in clauses (i) through (iii) above is a "Junior Preferred Stock Registration Default"), the sole remedy available to holders of the Original Junior Preferred Stock will be the immediate assessment of additional dividends ("Additional Dividends") as follows: the per annum dividend rate on the Original Junior Preferred Stock will increase by 50 basis points, and the per annum accumulate rate will increase by an additional 25 basis points premium for each subsequent 90-day period during which the Junior Preferred Stock Registration Default remains uncured, up to a maximum additional dividend rate of 200 basis points per annum in excess of the dividend rate on the cover of this Prospectus. All Additional Dividends will be payable to holders of the Original Junior Preferred Stock in cash on each dividend payment date, commencing with the first such date occurring after any such Additional Dividend commences to accrue, until such Junior Preferred Stock Registration Default is cured. After the date on which such Junior Preferred Stock Registration Default is cured, the dividend rate on the Original Junior Preferred Stock will revert to the dividend rate originally borne by the Original Junior Preferred Stock (as shown on the cover of this Prospectus).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request.

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitation, the Company and its Restricted Subsidiaries may incur Indebtedness if on the date of the incurrence of such Indebtedness (i) no Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof and (ii) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's Adjusted EBITDA (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Adjusted EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's Adjusted EBITDA in making the determinations described above.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) any Voting Rights Triggering Event shall have occurred and be continuing; or

          (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

          (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (a) 100% of the Company's Cumulative Consolidated EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Company or Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, plus (c) $10,000,000.

     (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; or (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock, (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of, Disqualified Capital Stock that has a redemption date no earlier than, is issued by the Company or the same Person as and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired and which Disqualified Capital Stock does not prohibit cash dividends on the Junior Preferred Stock or the exchange thereof for New Exchange Debentures.

     Limitations on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, the Company must obtain a Board Resolution certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5,000,000 which are not permitted under clause (i) above, unless such transaction is with a Subsidiary in which no Affiliate has a minority interest therein the Company must obtain a valuation of the assets subject to such transaction by an Independent Appraiser or a written opinion as to the fairness of such a transaction from an independent investment banking firm or an Independent Appraiser.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments" contained herein, (ii) any transaction approved by the Board of Directors of the Company with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the broadcasting industry, or (iii) modifications of the Existing Preferred Stock.

     Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the issued and outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, as a separate class, the Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to, another Person (other than a Wholly-Owned Subsidiary with, into or to another Wholly-Owned Subsidiary) or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Company have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the Junior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Junior Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause
(2) of the foregoing clause (i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iv) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing; and (v) the Company shall have delivered to the Transfer Agent for the Junior Preferred Stock prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Certificate of Designation and that all conditions precedent in the Certificate of Designation relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

     Transfer Agent and Registrar. First Union National Bank, Charlotte, North Carolina, is the transfer agent (the "Transfer Agent") and registrar for the Junior Preferred Stock.

     Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will be obligated to provide to the holders of Junior Preferred Stock all annual and quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13 and 15(d) had it been so subject and provide to all holders of Junior Preferred Stock, without costs to such holders, copies of such reports and documents.

THE NEW EXCHANGE DEBENTURES

     The New Exchange Debentures, if issued, will be issued under a new Exchange Indenture (the "New Exchange Indenture"), to be dated as of June 10, 1998 between the Company, the Guarantors and The Bank of New York (the "Trustee"). The following summary of certain provisions of the New Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended, as in effect on the date of the New Exchange Indenture (the "TIA"), and to all of the provisions of the New Exchange Indenture, including the definitions of certain terms therein and those terms made a part of the New Exchange Indenture by reference to the TIA as in effect on the date of the New Exchange Indenture. A copy of the form of the New Exchange Indenture may be obtained from the Company by any prospective investor upon request. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions" below. The Credit Facility, the Existing Debt Indentures and the Existing Preferred Stock restrict the Company's ability to issue the New Exchange Debentures. See "Description of Indebtedness" and "Description of Capital
Stock -- Existing Preferred Stock."

     The New Exchange Debentures will be general unsecured obligations of the Company and will be limited in aggregate principal amount to the liquidation preference of the Junior Preferred Stock, plus, without duplication, accumulated and unpaid dividends, on the date or dates on which it is exchanged for New Exchange Debentures (plus any additional New Exchange Debentures issued in lieu of cash interest as described herein). The New Exchange Debentures will be issued in fully registered form only, in denominations of $1,000 and integral multiples thereof (other than as described in "-- The Junior Preferred Stock -- Exchange" or with respect to additional New Exchange Debentures issued in lieu of cash interest as described herein). The New Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company and will rank pari passu with the Senior Subordinated Notes and the Existing Exchange Debentures.

     Principal of, premium, if any, and interest on the New Exchange Debentures will be payable, and the New Exchange Debentures may be presented for registration of transfer or exchange at the office of the Paying Agent and Registrar. At the Company's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the New Exchange Debentures as shown on the register for the New Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the New Exchange Debentures. Holders of the New Exchange Debentures must surrender New Exchange Debentures to the Paying Agent to collect principal payments.

     The New Exchange Debentures will mature on November 15, 2006. Each Exchange Debenture will bear interest at the rate of 13 1/4% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semi-annually in cash (or, on or prior to May 15, 2003, in additional New Exchange Debentures, at the option of the Company) in arrears on each May 15 and November 15, commencing with the first such date after the Exchange Date. Interest on the New Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed.

OPTIONAL REDEMPTION

     The New Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2003 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   106.625%
2004........................................................   103.313%
2005 and thereafter.........................................   100.000%

     In addition, on or prior to May 15, 2001, the Company may, at its option, use the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales to redeem for cash up to an aggregate of 35% of the aggregate principal amount of the New Exchange Debentures whether initially issued or issued in payment of interest obligations thereon at a redemption price equal to 113.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date; provided, however, that after any such redemption, at least
(i) $75,000,000 aggregate principal amount of New Exchange Debentures or (ii) $130,000,000 of the combined aggregate liquidation preference of the Junior Preferred Stock and aggregate principal amount of the New Exchange Debentures remain outstanding. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Company of the proceeds of each Public Equity Offering or Major Asset Sale.

     The Credit Facility restricts the Company's ability to optionally redeem the New Exchange Debentures. See "Description of Indebtedness."

CHANGE OF CONTROL

     Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding New Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, the Company shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the New Exchange Debentures, at the address appearing in the register maintained by the Registrar of the New Exchange Debentures, a notice stating:

          (i) that the Change of Control Offer is being made and that all New Exchange Debentures tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth in the New Exchange Indenture;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 business days nor more than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any New Exchange Debenture not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any New Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their New Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the New Exchange Debentures to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the New Exchange Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have such New Exchange Debentures purchased;

          (vii) that holders whose New Exchange Debentures are being purchased only in part will be issued a new certificate representing New Exchange Debentures equal in principal amount to the unpurchased portion of the New Exchange Debentures surrendered, provided that each New Exchange Debenture purchased and each such New Exchange Debenture issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment New Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all New Exchange Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee New Exchange Debentures so accepted together with an Officers' Certificate stating the New Exchange Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of New Exchange Debentures so accepted payment in an amount equal to the purchase price for such New Exchange Debentures, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a New Exchange Debenture equal in principal amount to any unpurchased portion of the New Exchange Debentures surrendered; provided that each such New Exchange Debenture shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The New Exchange Indenture will provide that, prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants that if the purchase of the New Exchange Debentures would violate or constitute a default under the Credit Facility or any other then outstanding Senior Debt, then the Company will, to the extent needed to permit such purchase of New Exchange Debentures, either (i) repay in full all Indebtedness on the basis required by the Credit Facility and such Senior Debt (and terminate all commitments thereunder) or (ii) obtain the requisite consents under the Credit Facility and the instrument governing such Senior Debt to permit the repurchase of the New Exchange Debentures as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase New Exchange Debentures pursuant to the provisions described below; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (iii) under "Events of Default" below.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of New Exchange Debentures pursuant to a Change of Control Offer.

     This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of New Exchange Debentures protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of New Exchange Debentures, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all New Exchange Debentures, Existing Notes and Existing Exchange Debentures that the Company might be required to purchase. Moreover, as of the date of this Memorandum, after giving effect to the sale of the Junior Preferred Stock and the application of the proceeds therefrom, the Company would not have sufficient funds available to purchase all the New Exchange Debentures, assuming they had been issued, pursuant to a Change of Control Offer. In the event that the Company were required to purchase New Exchange Debentures pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Credit Facility restricts and any Credit Agreement the Company enters into is likely to restrict the Company's ability to repurchase the New Exchange Debentures, including pursuant to a Change of Control Offer. See "Description of Indebtedness."

     None of the provisions in the New Exchange Indenture relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Company. In addition, the Trustee may not waive the right of any holder of the New Exchange Debentures to redeem its New Exchange Debentures upon a Change of Control, except to the extent the Trustee is acting at the direction of the holders of the New Exchange Debentures then outstanding.

SUBORDINATION

     The Obligations represented by the New Exchange Debentures are, to the extent and in the manner provided in the New Exchange Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full of all existing and future Senior Debt of the Company.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation and Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Debt of the Company will be entitled to receive payment and satisfaction in full of all amounts due on or in respect of all Senior Debt of the Company before the holders of the New Exchange Debentures are entitled to receive or retain any payment or distribution of any kind on account of the New Exchange Debentures. In the event that, notwithstanding the foregoing, the Trustee or any holder of New Exchange Debentures receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the New Exchange Debentures before all Senior Debt of the Company is paid and satisfied in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Debt or of the New Exchange Debentures may recover more, ratably, than the holders of the New Exchange Debentures.

     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the New Exchange Debentures by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the New Exchange Debentures, or for or on account of the purchase, redemption or other acquisition of the New Exchange Debentures, and neither the Trustee nor any holder or owner of any New Exchange Debentures shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of New Exchange Debentures following the delivery by the representative of the holders of Designated Senior Debt (the "Representative") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the New Exchange Debentures, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt, no payment or distribution of any assets of the Company of any kind may be made by the Company, including, without limitation, by way of set-off or otherwise, on account of the New Exchange Debentures, or on account of the purchase or redemption or other acquisition of New Exchange Debentures, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the New Exchange Debentures, including any missed payments. Notwithstanding any other provision of the New Exchange Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the New Exchange Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (such period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the New Exchange Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

     Each Guarantee will, to the extent set forth in the New Exchange Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the respective Guarantor, including obligations of such Guarantor with respect to the Credit Facility (including any guarantee thereof) to the extent then existing, and will be subject to the rights of holders of Designated Senior Debt of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the New Exchange Debentures to all Senior Debt of the Company.

     If the Company or any Guarantor fails to make any payment on the New Exchange Debentures or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the New Exchange Indenture and would enable the holders of the New Exchange Debentures to accelerate the maturity thereof. See "-- Events of Default."

     A holder of New Exchange Debentures by his acceptance of New Exchange Debentures agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

GUARANTEES

     The New Exchange Debentures are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Debt of the Guarantor, to the same extent and in the same manner that all payments pursuant to the New Exchange Debentures are subordinated in right of payment to the prior payment in full of all Senior Debt of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the New Exchange Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "-- Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "-- Merger, Consolidation and Sale of Assets," and such Guarantor has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

CERTAIN COVENANTS

     The New Exchange Indenture will contain, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's Adjusted EBITDA (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Adjusted EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's Adjusted EBITDA in making the determinations described above and
(b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) any Default or Event of Default shall have occurred and be continuing; or

          (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

          (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (a) 100% of the Company's Cumulative Consolidated EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Company or Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, plus (c) $10,000,000.

     (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the New Exchange Debentures either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company that is subordinate or junior in right of payment to the New Exchange Debentures, at least to the extent that the Indebtedness being acquired is subordinated to the New Exchange Debentures and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the New Exchange Debentures, at least to the extent that the Indebtedness being acquired is subordinated to the New Exchange Debentures and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;
(4) the retirement of the Junior Preferred Stock in accordance with the optional and mandatory redemption and put provisions as in effect on the Issue Date and the payment of cash dividends on the Junior Preferred Stock; or (5) as long as no Default or Event of Default shall have occurred and be continuing, the payment of cash dividends on the Existing Preferred Stock or the redemption at times and in amounts no less favorable to holders of the New

Exchange Debentures than such provisions as are in effect in the related certificate of designations on the Issue Date; provided, however, that any cash dividends or cash redemptions or premiums in respect thereof paid with respect to the Existing Preferred Stock shall reduce amounts otherwise available for Restricted Payments.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

     Limitations on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiaries, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, the Company must obtain a resolution of the board of directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5,000,000, which are not permitted under clause (i) above, unless such transaction is with a Subsidiary in which no Affiliate has a minority interest therein, the Company must obtain a valuation of the assets subject to such transaction by an Independent Appraiser or a written opinion as to the fairness of such a transaction from an independent investment banking firm or an Independent Appraiser.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments" contained herein, (ii) any transaction, approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the broadcasting industry or (iii) modifications of the Existing Preferred Stock.

     Limitation on Certain Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value thereof on the date the Company or Restricted Subsidiary (as applicable) entered into the agreement to consummate such Asset Sale (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Company is exchanging all or substantially all of the assets of one or more media properties operated by the Company (including by way of the transfer of capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more media properties operated by another Person, provided that not less than 75% of the consideration received by the Company in such exchange is in the form of cash or Cash Equivalents considering, for this purpose only, the media properties, valued at their fair market value, as Cash Equivalents; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Debt of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to make an Investment in assets (including

Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; (c) third, to make any required Excess Proceeds Offer (as defined in the Existing Debt Indentures) to holders of the Existing Notes and Existing Exchange Debentures in accordance with the terms of the Indenture; and (d) fourth, to make an offer for the New Exchange Debentures as described under "-- Optional Redemption" above following a Major Asset Sale or, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the New Exchange Debentures, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase New Exchange Debentures.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the registered holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such New Exchange Debentures at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such New Exchange Debentures repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such New Exchange Debentures.

     Limitation on Other Senior Subordinated Debt. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Debt of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the New Exchange Debentures and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the New Exchange Debentures and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Debt at least to the same extent as the New Exchange Debentures and the Guarantees, as the case may be, are subordinate to Senior Debt.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

     Limitation on Creation of Subsidiaries. The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the New Exchange Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date hereof, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall at the time it has either assets or stockholder's equity in excess of $5,000 execute a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the New Exchange Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. As of the Issue Date, the Company will have no Subsidiaries other than the Guarantors.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (a) the Company, is the survivor of such merger or consolidation or (b) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all the obligations of the Company, under the New Exchange Debentures and the New Exchange Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and (iv) the Company has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with the New Exchange Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in the New Exchange Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Company will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to, any Person unless: (i) the transaction will comply with "-- Limitation on Certain Asset Sales," or (ii)(A) the Person into which such Guarantor consolidates or merges or to which it transfers its assets is (x) the Company or a Guarantor or (y) a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia that shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and the Exchange Debenture Indenture, (B) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and continuing; and (C) except when the Person into which such Guarantor consolidates or merges or to which it transfers its assets is the Company or a Wholly Owned Subsidiary that is a Guarantor, immediately after giving effect to such transaction, on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Limitation on Additional Indebtedness."

EVENTS OF DEFAULT

     The following events are defined in the New Exchange Indenture as "Events of Default": (i) the failure to pay interest on any New Exchange Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the subordination provisions of the New Exchange Indenture); (ii) the failure to pay the principal, or premium, if any, on any New Exchange Debentures, when such principal becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the subordination provisions of the New Exchange Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the New Exchange Debentures or the New Exchange Indenture which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding New Exchange Debentures; (iv) default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the New Exchange Indenture; (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Restricted Subsidiaries.

     Upon the happening of any Event of Default specified in the New Exchange Indenture, the Trustee may, and the Trustee upon the request of 25% in principal amount of the New Exchange Debentures shall or the holders of at least 25% in aggregate principal amount of outstanding New Exchange Debentures may, declare the principal of and accrued but unpaid interest, if any, on all the New Exchange Debentures to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under any of the instruments constituting the Senior Debt, will become due and payable upon the first to occur of an acceleration under any of the instruments constituting the Senior Debt or five Business Days after receipt by the Company and the Representative under any of the Senior Debt of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of New Exchange Debentures.

     The New Exchange Indenture will provide that, at any time after a declaration of acceleration with respect to the New Exchange Debentures as described in the preceding paragraph, the holders of a majority in principal amount of the New Exchange Debentures then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the New Exchange Debentures that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the New Exchange Debentures) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee has received an officers' certificate and an opinion of counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the New Exchange Debentures may waive any existing Default or Event of Default under the New Exchange Indenture, and its consequences, except a default in the payment of the principal of or interest on any New Exchange Debentures.

     The Company will deliver to the Trustee, on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of the first, second and third fiscal quarters of such years, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year or quarter, as the case may be, and whether the Company has complied with its obligations under the New Exchange Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default within five business days after the Company becomes aware of the same.

     Subject to the provisions of the New Exchange Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the New Exchange Indenture at the request or direction of any of the holders of the New Exchange Debentures unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the New Exchange Indenture, the holders of a majority in principal amount of the outstanding New Exchange Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF NEW EXCHANGE INDENTURE; DEFEASANCE

     The New Exchange Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the New Exchange Debentures (except for the obligations to register the transfer or exchange of such New Exchange Debentures, to replace temporary or mutilated, destroyed, lost or stolen New Exchange Debentures, to maintain an office or agency in respect of the New Exchange Debentures and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the New Exchange Debentures under certain covenants contained in the New Exchange Indenture and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the New Exchange Debentures on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the New Exchange Indenture. Such a trust may only be established if, among other things, the Company had delivered to the Trustee an opinion of counsel (as specified in the New Exchange Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the New Exchange Debentures or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of a defeasance only, must be based upon a private ruling concerning the New Exchange Debentures, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law.

REPORTS TO HOLDERS

     The Company will file with the Trustee and provide to the holders of New Exchange Debentures, within 15 days after it would have been required to file with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act had it been so subject, copies of the annual reports and of the information, documents and other financial reports (or copies of such portions of any of the foregoing).

MODIFICATION OF THE NEW EXCHANGE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of the holders of the New Exchange Debentures, amend the New Exchange Indenture or the New Exchange Debentures or supplement the New Exchange Indenture for certain specified purposes, including curing any ambiguity, defect or inconsistency or making any change that does not materially and adversely affect the rights of any of the holders. The New Exchange Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding New Exchange Debentures, to modify or supplement the New Exchange Indenture and the New Exchange Debentures except that, without the consent of each holder of the New Exchange Debentures affected thereby, no such modification shall: (i) reduce the amount of New Exchange Debentures whose holders must consent to an amendment, supplement or waiver to the New Exchange Indenture or the New Exchange Debentures; (ii) reduce the rate of or change the time for payment of, interest on any New Exchange Debentures; (iii) reduce the principal of or premium on or change the stated maturity of any Exchange Debenture; (iv) make any New Exchange Debentures payable in money other than that stated in the New Exchange Debentures or change the place of payment from New York, New York; (v) change the amount or time of any payment required by the New Exchange Debentures or reduce the premium payable upon any redemption of New Exchange Debentures or change the time before which no redemption may be made; (vi) waive a default in the payment of principal or interest on, or redemption payment with respect to any New Exchange Debentures; or (vii) take any other action otherwise prohibited by the New Exchange

Indenture to be taken without the consent of each holder affected thereby. In addition, as long as any Shares of Junior Preferred Stock remain outstanding, the holders of Junior Preferred Stock will have the right to vote together with the holders of New Exchange Debentures with respect to amendments and modifications of the New Exchange Indenture.

     The consent of holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Certificate of Designation and the New Exchange Indenture. Reference is made to the Certificate of Designation and the New Exchange Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means, for any Person, prior to the date specified by the Company in a written notice delivered to the Trustee of the Company's election of its one time right to change the calculation of Adjusted EBITDA (the "Calculation Change Notice"), the sum of (a) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available, minus inTV EBITDA for the most recent four fiscal quarter period and (b) inTV EBITDA for the most recent quarterly period, multiplied by four and, subsequent to the effective date specified by the Company in its Calculation Change Notice, the Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair ratable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" means, for any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to the Company, Affiliate will also include any Permitted Holders or Persons controlled by the Permitted Holders.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $2,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company other than in a transaction where the Company or a Restricted Subsidiary receives therefor one or more media properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Company or the Restricted Subsidiary (with such fair market values being determined by the board of directors of the Company), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any media property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or the sale of all or substantially all of the assets of the Company or a Restricted Subsidiary in a transaction complying with the "Merger Consolidation and Sale of Assets" covenant, in which case only the assets not so sold shall be deemed an Asset Sale.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clause (iii)(a), (b) or (c) and which has not yet been the subject of an Excess Proceeds Offer in accordance with clause (iii)(d) of the first paragraph of "-- New Exchange Debentures -- Certain
Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or (v) any "change in control" occurs (as defined at such time) with respect to the Existing Preferred Stock or any issue of Disqualified Capital Stock.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period (including, for this purpose, dividends on the Existing Preferred Stock and the Junior Preferred Stock and the Convertible Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) depreciation for such period on a consolidated basis, plus
(iv) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, all time brokerage fees relating to financing of radio or television stations which the Company has an agreement or option to acquire, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary,
(b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the New Exchange Debentures, the Existing Exchange Debentures or the Existing Notes) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual and non-recurring gains and losses shall be excluded, (e) losses associated with discontinued and terminated operations in an amount not to exceed $1,000,000 per annum shall be excluded and (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Company and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.

     "Credit Facility" means the Credit Agreement dated as of December 19, 1995, and amended and restated as of April 30, 1998, among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Union Bank, as agent, as the same may be amended from time to time, and any one or more agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

     "Cumulative Consolidated EBITDA" means, with respect to any Person, as of any date of determination, Consolidated EBITDA from June 10, 1998 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense plus, for purposes of the Certificate of Designation, any cash dividends paid on Senior Securities or Parity Securities not already reflected in Consolidated Interest Expense that do not require the approval of the holders of a majority of the shares of Junior Preferred Stock outstanding to be issued, in each case from June 10, 1998 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Facility and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 (or accreted value in the case of Indebtedness issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to (i) the mandatory redemption date of the Junior Preferred Stock, in the case of the Junior Preferred Stock or (ii) the final maturity date of the New Exchange Debentures, in the case of the New Exchange Debentures. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary, (ii) any

Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Junior Preferred Stock or the maturity date of the New Exchange Debentures; and (iii) as long as the Junior Preferred Stock remains outstanding, Senior Securities and Parity Securities; provided, however, that (i) Preferred Stock of the Company or any Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Certificates of Designation, Existing Debt Indentures and the New Exchange Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; (ii) the Junior Preferred Stock, the Existing Preferred Stock and the Convertible Preferred Stock, as in effect on the Issue Date, shall not be considered Disqualified Capital Stock; (iii) Disqualified Capital Stock paid as dividends on Preferred Stock existing on the date hereof or subsequently issued, in each case in accordance with the terms of such Preferred Stock at the time it was issued, shall not be considered Disqualified Capital Stock; and (iv) issuances of Junior Preferred Stock, Senior Securities and Parity Securities that the Company is permitted to issue, as described under "-- Ranking", without the approval of the holders of at least a majority of the shares of Junior Preferred Stock then outstanding.

     "Exchange Date" means the date of original issuance of the New Exchange Debentures.

     "Existing Exchange Indenture" means the indenture dated October 4, 1996 between the Company, the guarantors thereto and The Bank of New York, as trustee, which governs the Existing Exchange Debentures.

     "Existing Exchange Debentures" means the 12 1/2% Exchange Debentures due 2006 (if issued) issued under the Existing Exchange Indenture.

     "Existing Indenture" means the indenture dated as of September 28, 1995 among the Company and The Bank of New York, as trustee which governs the Existing Notes.

     "Existing Debt Indentures" means the Existing Indenture and the Existing Exchange Indenture.

     "Existing Notes" means the 11 5/8% Senior Subordinated Notes due 2002 issued under the Existing Indenture.

     "Existing Preferred Stock" means the Private Preferred Stock and the Public Preferred Stock, collectively.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issue Date and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the New Exchange Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the New Exchange Indenture.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business, including, without limitation, any and all programming broadcast obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Independent Appraiser" means an appraiser of national reputation in the United States (i) which does not, and whose directors, executive officers and Affiliates do not, have a direct or indirect financial interest in excess of 5% of fully diluted outstanding voting securities of the Company at the time of determination and (ii) which, in the judgment of the Company, is independent from the Company as evidenced by an Officer's Certificate.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "inTV EBITDA" means Consolidated EBITDA for the Infomall TV Network determined on a basis consistent with the Company's internal financial statements, generated by stations declared by the Board of Directors as inTV properties.

     "Investment" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Existing Notes, the New Exchange Debentures, the Existing Exchange Debentures, the Existing Preferred Stock, the Junior Preferred Stock or the Convertible Preferred Stock by the Company.

     "Issue Date" means the date of original issuance of the Junior Preferred Stock or the New Exchange Debentures, as the case may be.

     "Junior Preferred Stock" means the 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Major Asset Sale" means an Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, an Asset Sale or a Major Asset Sale, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "New Exchange Debentures" shall mean the 13 1/4% Exchange Debentures due 2006, issuable pursuant to an indenture dated as of June 10, 1998 among the Company and The Bank of New York, as trustee.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

     "Permitted Holders" means collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the New Exchange Debentures and the Guarantees, including any New Exchange Debentures issued in accordance with the New Exchange Indenture as payment of interest on the New Exchange Debentures;

          (ii) Indebtedness under the Existing Exchange Debentures, and the Guarantees related thereto, including any Existing Exchange Debentures issued in accordance with the Existing Exchange Indenture as payment of interest on the Existing Exchange Debentures;

          (iii) Indebtedness incurred pursuant to any Credit Facility in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

          (iv) all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, including, without limitation, the Existing Notes, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (v) Obligations under Interest Rate Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Certificate of Designations or the New Exchange

     Indenture to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates;

          (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the New Exchange Indenture and the New Exchange Debentures and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets at any one time;

          (ix) Refinancing Indebtedness; and

          (x) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Cash Equivalents;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees not to exceed $5,000,000 in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "-- Limitation on Certain Asset Sales";

          (vi) time brokerage and other similar agreements under which separately owned and licensed broadcast properties enter into cooperative arrangements and which may include an option to acquire the broadcast property at a future date;

          (vii) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

          (viii) loans and guarantees of loans by third-party lenders to third parties in connection with the acquisition of media properties, secured by substantially all of such Person's assets (to the extent permitted by FCC rules), which are made in conjunction with the execution of a time brokerage agreement;

          (ix) options on media properties having an exercise price of an amount not in excess of $100,000 plus the forgiveness of any loan referred to in clause (viii) above entered into in connection with the execution of time brokerage agreements; and

          (x) additional Investments of the Company and its Restricted Subsidiaries from time to time of an amount not to exceed $75,000,000.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

     "Private Preferred Stock" means the Junior Cumulative Compounding Redeemable Preferred Stock, $.001 par value, 12% dividend rate per annum, of which 33,000 shares are outstanding with a liquidation preference of $1,000 per share.

     "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "Public Preferred Stock" means the Cumulative Exchangeable Preferred Stock, $.001 par value, 12 1/2% dividend rate per annum, of which 170,782 shares are currently outstanding with a liquidation preference of $1,000 per share.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the New Exchange Debentures, then such Refinancing Indebtedness shall be subordinate to the New Exchange Debentures at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Restricted Payment" means the following:

     (A) For purposes of the New Exchange Indenture, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Capital Stock other than the Existing Preferred Stock, the Junior Preferred Stock and the Convertible Preferred Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than the exchange of shares of Public Preferred Stock for the Existing Exchange Debentures or the exchange of shares of Junior Preferred Stock for the New Exchange Debentures or through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the New Exchange Debentures, (iv) the making of any Investment (other than a Permitted Investment), (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors, excluding any such Subsidiary with a fair market value equal to or less than $500 or (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

     (B) For purposes of the Certificate of Designation, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of Parity Securities or Junior Securities, (ii) any purchase, redemption, retirement or other acquisition for value of any Parity Securities or Junior Securities, or any warrants, rights or options to acquire shares of Parity Securities or Junior Securities, other than through the exchange of such Parity Securities or Junior Securities or any warrants, rights or options to acquire shares of any class of such Parity Securities or Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,
(iii) the making of any Investment (other than a Permitted Investment), (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors, excluding any such Subsidiary with a fair market value equal to or less than $500, or (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Senior Debt" means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed under the Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the New Exchange Debentures and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the New

Exchange Debentures, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the New Exchange Indenture.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is not in violation of the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors under this provision, together with a copy of each such resolution adopted.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                   DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

     Concurrently with the Private Offering, the Company issued and sold 7,500 shares ($75,000,000 aggregate liquidation preference) of 9 3/4% Series A Convertible Preferred Stock, par value $.001 per share. The summary contained herein of certain provisions of the Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of designation relating thereto. Capitalized terms used herein and not otherwise defined below are defined in the certificate of designation relating thereto.

     Dividends. The holders of the Convertible Preferred Stock are entitled to receive dividends at a rate equal to 9 3/4% per annum of the liquidation preference thereof per share, payable quarterly beginning September 30, 1998 and accumulating from the Issue Date. The Company, at its option, may pay dividends on any dividend payment date either in cash or by the issuance of additional shares of Convertible Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends or shares of Class A Common Stock having a market value equal to the amount of such dividends; provided that if the Company elects to pay such dividends in shares of Class A Common Stock and such shares are not freely tradeable without volume or manner of sale limitations by any holder of Convertible Preferred Stock which is not an Affiliate of the Company, the dividend rate per annum for such payment shall be increased to 12 1/4%.

     Voting Rights. Holders of the Convertible Preferred Stock will have voting rights (voting as a class with the Class A Common Stock) on all matters equivalent to one vote for each share of Class A Common Stock into which their Convertible Preferred Stock is convertible. In addition, if the Company (i) fails to make a mandatory redemption or a Change of Control Offer (as defined),
(ii) fails to comply with certain covenants or make certain payments on its indebtedness or (iii) any event occurs or condition exists which results in an increase in the dividend rate on the Private Preferred Stock, holders of a majority of the outstanding shares of Convertible Preferred Stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Board of Directors.

     Liquidation Rights. The Convertible Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock and junior to all other classes of preferred stock of the Company outstanding on the Issue Date, including the Junior Preferred Stock.

     Redemption. The Convertible Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or after June 30, 2003 at the redemption prices set forth in the certificate of designation relating thereto, plus, without duplication, accumulated and unpaid dividends to the date of redemption. The Company is required, subject to certain conditions, to redeem all of the Convertible Preferred Stock outstanding on December 31, 2006 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

     Conversion Rights. The Convertible Preferred Stock will be convertible at any time, on or after June 30, 1999, or immediately in the event of a Change of Control or a Major Asset Sale, or at any time after the trading price of the Class A Common Stock averages $25.00 or more above for five consecutive trading days, at the option of the holder thereof. The Convertible Preferred Stock is convertible into a number of shares of Class A Common Stock equal to the aggregate liquidation preference of the shares of Convertible Preferred Stock surrendered for conversion divided by the Conversion Price. The Conversion Price will be an initial conversion rate of 625 shares of Common Stock for each share of Convertible Preferred Stock (equivalent to a conversion price of $16.00 per share of Class A Common Stock, representing a 45.5% conversion premium per share of Class A Common Stock over the closing sale price of the Class A Common Stock on June 4, 1998), subject to adjustment in certain events.

     Warrants. In conjunction with the Convertible Preferred Offering, the Company issued warrants to purchase 240,000 shares of Class A Common Stock of the Company at an exercise price equivalent to the Conversion Price, which warrants are exercisable until June 30, 2003.

                          DESCRIPTION OF INDEBTEDNESS

CREDIT FACILITY

     In May 1998, the Company refinanced its outstanding indebtedness under its prior revolving credit facility with a $122.0 million senior credit facility maturing June 2002 (the "Credit Facility"). The following summary of the Credit Facility is based upon the terms of the credit agreement and related documents ("Credit Facility Loan Documents"), and is subject to and qualified in its entirety by reference to the terms and conditions of the Credit Facility Loan Documents.

     The Company is required to begin making quarterly principal payments under the Credit Facility beginning December 31, 2000. The Credit Facility matures on June 30, 2002, unless previously terminated. The Company is required to be in compliance with certain financial ratios subsequent to March 2000.

     Borrowings under the Credit Facility bear interest at a rate equal to, at the option of the Company, either (i) the Base Rate (which is defined as the higher of 1/2% plus the Federal Funds Rate or the prime rate most recently announced by the agent under the Credit Facility) plus 1.75%, or (ii) LIBOR plus 2.75%.

     The obligations of the Company under the Credit Facility are unconditionally guaranteed, jointly and severally, by all material subsidiaries of the Company. The obligations of the Company and such guarantors under the Credit Facility are secured primarily by a first priority lien on all the assets of the Company and such guarantors.

     The Credit Facility contains customary representations, warranties and indemnities, and contains, among other things, covenants restricting the ability of the Company and its subsidiaries to dispose of assets, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into transactions with affiliates and otherwise restrict corporate activities. The Credit Facility also contains the following financial covenants: maximum ratio of total debt to operating cash flow, minimum permitted interest coverage and a minimum permitted fixed charge coverage ratio, beginning March 31, 2000.

     Events of defaults under the Credit Facility include those usual and customary for transactions of this type, including, among other things, default in the payment of principal or interest in respect of material amounts of indebtedness of the Company or its subsidiaries, any non-payment default on such indebtedness and a change of control, any material breach of the covenants or representations and warranties included in the Credit Facility and related documents, the institution of any bankruptcy proceedings and the failure of any security agreement related to the Credit Facility or lien granted thereunder to be valid and enforceable. Upon the occurrence and continuance of an event of default under the Credit Facility, the lenders may declare the then outstanding loans due and payable.

SENIOR SUBORDINATED NOTES MATURING OCTOBER 1, 2002 (THE "EXISTING NOTES")

     The following summary is based upon the terms of the Existing Notes and the Existing Indenture. This summary does not purport to be a complete description of the Existing Notes or the Existing Indenture and is subject to and qualified in its entirety by reference to the terms of the Existing Notes and the Existing Indenture (including the definitions contained therein), copies of which are available from the Company upon request.

     The Existing Notes are limited in aggregate principal amount to $230.0 million. The Existing Notes are general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness (as defined in the Existing Indenture) of the Company and senior in right of payment to any current or future indebtedness of the Company subordinated thereto.

     The Existing Notes are fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally (the "Existing Guarantees"), by all of the direct and indirect subsidiaries of the Company (the "Guarantors"). The Existing Guarantees are subordinated to all Senior Indebtedness of the respective Guarantors.

     The Existing Notes will mature on October 1, 2002. The Existing Notes bear interest at a rate of 11 5/8% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on April 1 and October 1, commencing April 1, 1996.

     The Existing Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 1999 at a redemption price equal to 104% of the principal amount thereof during the twelve-month period beginning on October 1, 1999, 102% of the principal amount thereof during the twelve-month period beginning on October 1, 2000, and 100% of the principal amount thereof on or after October 1, 2001, together with accrued and unpaid interest to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of the Existing Notes at any time prior to October 1, 1998, at a redemption price equal to 110% of the principal amount thereof plus accrued interest to the redemption date with the Net Proceeds of one or more Public Equity Offerings or Major Asset Sales (each as defined in the Existing Indenture); provided, however, that at least $172.5 million aggregate principal amount of Existing Notes remains outstanding and that such redemption occurs within 90 days following the closing of any such Public Equity Offering or Major Asset Sale.

     In the event of a Change of Control (as defined in the Existing Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Existing Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     The Existing Indenture contains covenants for the benefit of the holders of the Existing Notes that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Existing Indenture) to: (i) incur additional indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) enter into sale and leaseback transactions;
(ix) merge or consolidate the Company or the Guarantors; and (x) transfer and sell assets.

EXISTING EXCHANGE DEBENTURES

     The following summary is based on the terms of the Existing Exchange Debentures and the indenture relating to the Existing Exchange Debentures (the "Existing Exchange Indenture"). This summary does not purport to be a complete description of the Existing Exchange Debentures and the Existing Exchange Indenture and is qualified in its entirety by reference to the terms of the Existing Exchange Debentures and the Existing Exchange Indenture (including the definitions contained therein), copies of which are available from the Company upon request.

     Currently, no Existing Exchange Debentures are outstanding. At the Company's option, the Public Preferred Stock is exchangeable into the Existing Exchange Debentures, subject to certain conditions, in whole or in part; provided that immediately after giving effect to any such partial exchange, there shall be outstanding shares of Public Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of Existing Exchange Debentures. Subject to certain conditions, the Company has agreed to exchange all outstanding Public Preferred Stock for Existing Exchange Debentures when such an exchange is permitted under the terms of certain indebtedness and capital stock of the Company.

     The Existing Exchange Debentures are limited in aggregate principal amount to $440.0 million, which amount approximates the maximum amount of Existing Exchange Debentures that could be outstanding if the Company immediately exchanged all of the outstanding Public Preferred Stock into Existing Exchange Debentures and paid all interest accruing on the Existing Exchange Debentures, prior to October 31, 2001, by issuing additional Existing Exchange Debentures in lieu of cash interest payments. If issued, the Existing Exchange Debentures will be general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness (as defined in the Existing Exchange Indenture) of the Company and senior in right of payment to any current or future indebtedness of the Company subordinated thereto.

     If issued, the Existing Exchange Debentures will be fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally (the

"Existing Exchange Guarantees"), by all of the direct and indirect Guarantors. The Existing Exchange Debentures are subordinated to all Senior Indebtedness of the respective Guarantors.

     If issued, the Existing Exchange Debentures will mature on October 31, 2006, and bear interest at a rate of 12 1/2% per annum from the date of original issuance until maturity. Interest would be payable semi-annually in arrears on April 30 and October 31.

     If issued, the Existing Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after October 31, 2001, at a redemption price equal to 106.25% of the principal amount thereof during the twelve-month period beginning on October 31, 2001, 104.167% of the principal amount thereof during the twelve-month period beginning on October 31, 2002, 102.083% of the principal amount thereof during the twelve-month period beginning on October 31, 2003, and 100% of the principal amount thereof on or after October 1, 2004, together with accrued and unpaid interest to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Existing Exchange Debentures at any time prior to October 31, 1999, at a redemption price equal to 112.50% of the principal amount thereof plus accrued interest to the redemption date with the Net Proceeds of one or more Public Equity Offerings or Major Asset Sales (each as defined in the Existing Exchange Indenture); provided, however, that at least $75.0 million aggregate principal amount of Existing Exchange Debentures remains outstanding and that such redemption occurs within 90 days following the closing of any such Public Equity Offering or Major Asset Sale.

     In the event of a Change of Control (as defined in the Existing Exchange Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Existing Exchange Debentures at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     The Existing Exchange Indenture contains covenants for the benefit of the holders of the Existing Exchange Debentures that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Existing Exchange Indenture) to: (i) incur additional indebtedness; (ii) pay dividends and make certain other restricted payments; (iii) issue certain stock of subsidiaries; (iv) enter into transactions with affiliates; (v) merge or consolidate the Company or the Guarantors; and (vi) transfer and sell assets.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 197,500,000 shares of common stock with a par value of $.001 per share, and 1,000,000 shares of preferred stock with a par value of $.001 per share. Of the 197,500,000 shares of common stock that the Company is authorized to issue: (a) 150,000,000 shares are designated as Class A Common Stock (the "Class A Common Stock"), (b) 35,000,000 shares are designated as Class B common stock (the "Class B Common Stock"), and (c) 12,500,000 shares are designated as Class C non-voting common stock (the "Class C Common Stock" and with the Class A Common Stock and Class B Common Stock, collectively, the "Common Stock"). Of the 1,000,000 shares of preferred stock that the Company is authorized to issue: (a) 33,000 shares have been designated as Junior Cumulative Compounding Redeemable Preferred Stock (the "Private Preferred Stock,"), (b) 440,000 shares have been designated as 12 1/2% Cumulative Exchangeable Preferred Stock (the "Public Preferred Stock"), with 150,000 of such shares originally issued by the Company and the remaining shares reserved to be available from time to time to be issued as dividends on the then outstanding shares of Public Preferred Stock, in lieu of the payment of cash dividends thereon, (c) 72,000 shares have been designated as Original Junior Preferred Stock, (d) 17,500 shares have been designated as 9 3/4% Series A Convertible Preferred Stock (collectively with the Junior Preferred Stock and the Existing Preferred Stock, the "Preferred Stock"), and (e) effective upon consummation of the Exchange Offer, 72,000 shares have been designated as New Junior Preferred Stock. As of March 31, 1998, 51,868,800 shares of Class A Common Stock, 8,311,639 shares of Class B Common Stock, no shares of Class C Common Stock, 33,000 shares of Private Preferred Stock and 170,782 shares of Public Preferred Stock were outstanding. In addition, 12,267,138 shares of Class A Common Stock are reserved for issuance with respect to: (a) the conversion of shares of Class B Common Stock to Class A Common Stock, (b) the exercise of warrants issued in connection with the Private Preferred Stock, and (c) the exercise of outstanding options under the Company's Stock Incentive Plans.

COMMON STOCK

     Dividends. Subject to the Preferred Stock's prior right to dividends, holders of record of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. No dividends may be declared or paid in cash or property on any share of any class of the Common Stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of Common Stock. In the case of any stock dividend, holders of Class A Common Stock are entitled to receive the same percentage dividend (payable in shares of Class A Common Stock) as holders of Class B Common Stock receive (payable in shares of Class B Common Stock) and holders of Class C Common Stock receive (payable in shares of Class C Common Stock). So long as any Existing Preferred Stock is outstanding, the Company cannot declare dividends on its Common Stock, except under certain limited circumstances.

     Voting Rights. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders of the Company, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except as otherwise provided by law. Holders of Class C Common Stock have no right to vote on any matter voted on by the stockholders of the Company, except as may be provided by law or as provided in limited circumstances in the Company's certificate of incorporation.

     Liquidation Rights. Upon liquidation, dissolution, or winding-up of the Company, the holders of the Common Stock are entitled to share pro rata in all assets available for distribution after payment in full to creditors and payment in full to any holders of Preferred Stock then outstanding of any amount required to be paid under the terms of such Preferred Stock.

     Other Provisions. Each share of Class B Common Stock and Class C Common Stock is generally convertible or exchangeable at the option of its holder into one share of Class A Common Stock at any time, subject to certain restrictions in the case of the conversion or exchange of Class C Common Stock. Holders of Common Stock do not have preemptive rights, although holders of Private Preferred Stock have limited preemptive rights under the Stockholders Agreement.

PRIVATE PREFERRED STOCK

     Dividends. The holders of the Private Preferred Stock are entitled under the Company's certificate of incorporation to cumulative dividends on a basis preferential to the holders of Common Stock and all other Preferred Stock. The Company may not declare or pay any dividends, whether in cash, property or otherwise or make any distributions in respect of any other Preferred Stock until all accrued and unpaid dividends on the Private Preferred Stock have been declared and paid and, in the event the Company is required to redeem the Private Preferred Stock, monies sufficient for such purpose have been set aside. Until December 22, 2001, the holders of Private Preferred Stock are entitled to receive cumulative dividends from the Company on each share of Private Preferred Stock at the per annum rate of 12% of the liquidation price of such share ($1,000) plus all accrued and unpaid dividends with respect to such share, including any deferred dividends as described below and any dividends thereon. For each year thereafter, the per annum rate shall increase by 1%. The dividend rate on the Private Preferred Stock will increase to an annual rate of 30% (i) upon the occurrence of certain bankruptcy events, (ii) upon a change of control (as defined in the Stockholders Agreement) of the Company, (iii) upon the failure to choose a successor to Mr. Paxson in the event of his death or incapacity as provided in the Stockholders Agreement, (iv) if the Company incurs indebtedness in excess of that permitted by certain financial leverage ratios,
(v) upon the failure to pay dividends on or after December 22, 2000 equal to the amount of dividends payable in any twelve month period or (vi) if the Private Preferred Stock remains outstanding after December 22, 2003. Such increased dividend rate shall remain in effect for so long as any such event continues and will increase by 5% on each anniversary of such event or, in the case of a bankruptcy event, upon the failure of the Company to redeem the Private Preferred Stock at the request of the holders thereof.

     Accrued dividends on the Private Preferred Stock are payable semi-annually to the holders of record of the Private Preferred Stock as of the close of business on the applicable record date. Until December 22, 1999, the Company may at its option defer the payment of accrued dividends until the earlier of the date the Private Preferred Stock is redeemed or the liquidation, dissolution or winding up of the Company. On January 1 and July 1 of each year, all dividends that have accrued on each share of Private Preferred Stock and that have not theretofore been accumulated shall, to the extent not paid for any reason, be accumulated, and dividends will accrue on such accumulation until such accumulated dividends are paid. As of December 31, 1997, the Company has not paid any cash dividends on the Private Preferred Stock, and there were $13,949,641 in accrued and unpaid dividends on the Private Preferred Stock.

     Voting Rights. The affirmative vote or written consent of the holders of a majority of the outstanding shares of Private Preferred Stock is required in order for the Company to take the following actions: amend, alter or repeal any of the provisions of the certificate of incorporation or any resolution of the Company's Board of Directors or any other instrument establishing and designating the Private Preferred Stock or any other capital stock of the Company so as to adversely affect the rights, privileges, preferences or powers of the Private Preferred Stock; create or designate any stock on a parity with or senior to the Private Preferred Stock; enter into an agreement that would prevent the Company from performing its obligations with respect to the Private Preferred Stock; or pay dividends to the holders of, or redeem, securities of the Company or its subsidiaries junior to the Private Preferred Stock, except as specifically provided therein.

     Liquidation Rights. Upon liquidation, dissolution or winding-up of the Company, the holders of Private Preferred Stock are entitled to a preference of $1,000 per share, plus accrued and unpaid dividends, over all classes and series of junior stock, including the Common Stock, with respect to the assets available for distribution after payment in full of creditors.

     Redemption Rights; Priorities. So long as any shares of Private Preferred Stock remain outstanding, the Company may not directly or indirectly purchase, redeem, exchange or otherwise acquire any other Preferred Stock or any Common Stock. All the shares of Private Preferred Stock are redeemable, at the option of the Company, in whole at any time, at a redemption price equal to the liquidation price for such shares, plus the amount of all accrued and unpaid dividends thereon, as of the redemption date, payable in cash. The Company is obligated to redeem on December 22, 2003, out of unrestricted funds legally available therefor, all the shares of the Private Preferred Stock then outstanding, at a redemption price equal to the liquidation price for such shares, as of the redemption date (plus a 2% premium if redeemed between December 23, 1997, and December 22, 1998), plus the amount of all accrued and unpaid dividends thereon, payable in cash. Holders of shares of the Private Preferred Stock are entitled to require the Company to redeem their shares of Private Preferred Stock upon the occurrence of a bankruptcy or similar event relating to the Company or the default by the Company under the terms of the Stockholders Agreement.

PUBLIC PREFERRED STOCK

     Dividends. The holders of the Public Preferred Stock are entitled to receive dividends at a rate equal to 12 1/2% per annum of the liquidation preference per share, payable semi-annually beginning April 30, 1997 and accumulating from the Issue Date. The Company, at its option, may pay dividends on any dividend payment date occurring on or before October 31, 2002 either in cash or by the issuance of additional shares of Public Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. To date the Company has paid no cash dividends on the Public Preferred Stock, but has
issued approximately           additional shares of Public Preferred Stock in
lieu of cash dividends.

     Voting Rights. The Public Preferred Stock is non-voting, except as otherwise required by law and except in certain circumstances, including (i) amending certain rights of the holders of the Public Preferred Stock and (ii) the issuance of any class of equity securities that ranks on a parity with or senior to the Public Preferred Stock, other than certain additional shares of Public Preferred Stock or parity securities issued to finance the redemption by the Company of the Private Preferred Stock. In addition, if the Company (i) after October 31, 2002, fails to pay cash dividends in respect of three or more semi-annual dividend periods in the aggregate, (ii) fails to make a mandatory redemption or a Change of Control Offer (as defined) or (iii) fails to comply with certain covenants or make certain payments on its indebtedness, holders of a majority of the outstanding shares of Public Preferred Stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Board of Directors.

     Liquidation Rights. The Public Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock and junior to all other classes of preferred stock of the Company outstanding on October 1, 1996.

     Redemption; Priorities. The Public Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or after October 31, 2001 at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to October 31, 1999, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to an aggregate of 35% of the shares of Public Preferred Stock (whether initially issued or issued in lieu of cash dividends) at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption, there is at least $75.0 million aggregate liquidation preference of the Public Preferred Stock outstanding and that such redemption occurs within 90 days following the closing of such Public Equity Offering or Major Asset Sale. The Company is required, subject to certain conditions, to redeem all of the Public Preferred Stock outstanding on October 31, 2006 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

     Exchange Provisions. The Public Preferred Stock is exchangeable into the Existing Exchange Debentures, at the Company's option, subject to certain conditions in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any such partial exchange, there shall be outstanding shares of Public Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of Existing Exchange Debentures.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Limitation of Liability and Indemnification. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide that the Company shall, to the fullest extent authorized by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all directors and officers and all persons serving at the request of the company as director, trustee, officer, employee or agent of another corporation or of a partnership, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

     Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law (Section 203) provides that, subject to certain exceptions specified therein, an interested stockholder of a Delaware corporation shall not engage in any business combination with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The certificate of incorporation does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company's Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations relating to the Exchange Offer which may be applicable to holders of shares of Original Junior Preferred Stock. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to a holder of shares of Original Junior Preferred Stock. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action (possibly on a retroactive basis). The Company has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Exchange Offer which are different from those discussed herein.

     HOLDERS OF SHARES OF ORIGINAL JUNIOR PREFERRED STOCK SHOULD CONSULT THEIR OWN ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

     The exchange of shares of Original Junior Preferred Stock for shares of New Junior Preferred Stock pursuant to the Exchange Offer should not constitute a taxable exchange. As a result, (i) a holder should not recognize taxable gain or loss as a result of exchanging shares of Original Junior Preferred Stock for shares of New Junior Preferred Stock pursuant to the Exchange Offer; (ii) the holding period of the shares of New Junior Preferred Stock should include the holding period of the shares of Original Junior Preferred Stock exchanged therefor; and (iii) the adjusted tax basis of the shares of New Junior Preferred Stock should be the same as the adjusted tax basis of the shares of Original Junior Preferred Stock exchanged therefor immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that received shares of New Junior Preferred Stock for its own account pursuant to the Exchange Offer ("Restricted Holder") must acknowledge that it will deliver a prospectus in connection with any resale of such shares of New Junior Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time may be used by a Restricted Holder in connection with resales of shares of New Junior Preferred Stock received in exchange for shares of Original Junior Preferred Stock where such shares of Original Junior Preferred Stock were acquired as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will use reasonable efforts to make this Prospectus available to any Restricted Holder for use in connection with any such resale, provided that such Restricted Holder indicates in the Letter of Transmittal that
it is a broker-dealer. In addition, until             , all Restricted Holders
effecting transactions in the New Junior Preferred Stock may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of shares of New Junior Preferred Stock by Restricted Holders. Shares of New Junior Preferred Stock received by Restricted Holders for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Junior Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices on negotiated prices. Any such resale may be made directly to purchasers or to or through Restricted Holders who may receive compensation in the form of commissions or concessions from any such Restricted Holder and/or the purchasers of any New Junior Preferred Stock. Any Restricted Holder that resells shares of New Junior Preferred Stock that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such New Junior Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of shares of New Junior Preferred Stock and any commissions or concessions received by any such Restricted Holders may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Restricted Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment of supplement to this Prospectus to any Restricted Holder that requires such documents in the Letter of Transmittal.

     By acceptance of the Exchange Offer, each Restricted Holder that receives shares of New Junior Preferred Stock pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such Restricted Holder), such Restricted Holder will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Restricted Holder. If the Company gives any such notice to suspend the use of the Prospectus, it shall extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when Restricted Holders shall have received copies of the supplemental or amended Prospectus necessary to permit resales of shares of New Junior Preferred Stock.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the New Junior Preferred Stock will be passed upon for the Company by Holland & Knight LLP (a registered limited liability partnership).

                                    EXPERTS

     The financial statements of Paxson Communications Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                       PAXSON COMMUNICATIONS CORPORATION

                         INDEX OF FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
PAXSON COMMUNICATIONS CORPORATION

Consolidated Financial Statements -- December 31, 1997,
  1996, and 1995

Report of Independent Certified Public Accountants..........   F-2

Consolidated Balance Sheets.................................   F-3

Consolidated Statements of Operations.......................   F-4

Consolidated Statement of Changes in Common Stockholders'
  Equity....................................................   F-5

Consolidated Statements of Cash Flows.......................   F-6

Notes to Consolidated Financial Statements..................   F-8

PAXSON COMMUNICATIONS CORPORATION

Unaudited Interim Consolidated Financial Statements --
  March 31, 1997 and 1998

Consolidated Balance Sheets March 31, 1998 and December 31,
  1997......................................................  F-33

Consolidated Statements of Operations.......................  F-34

Consolidated Statement of Changes in Common Stockholders'
  Equity....................................................  F-35

Consolidated Statements of Cash Flows.......................  F-36

Notes to Consolidated Financial Statements..................  F-37

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Paxson Communications Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Paxson Communications Corporation and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
March 13, 1998

                       PAXSON COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                   1997             1996
                                                              --------------    ------------
                                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $   82,641,444    $ 61,748,788
  Restricted cash...........................................      17,000,000              --
  Accounts receivable, less allowance for doubtful accounts
    of $911,941 and $1,576,593, respectively................       4,813,524      29,860,998
  Prepaid expenses and other current assets.................       2,765,984       2,713,565
  Current program rights....................................              --       1,512,019
                                                              --------------    ------------
         Total current assets...............................     107,220,952      95,835,370
Cash held by qualified intermediary.........................     418,949,550              --
Property and equipment, net.................................     105,896,873     144,415,412
Intangible assets, net......................................     205,400,029     220,409,421
Investments in broadcast properties.........................      72,762,195      53,297,022
Investment in cable network.................................      58,974,491              --
Other assets, net...........................................      87,908,884      28,149,699
Program rights, net.........................................              --       1,075,536
                                                              --------------    ------------
         Total assets.......................................  $1,057,112,974    $543,182,460
                                                              ==============    ============
             LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..................  $   11,305,782    $ 10,676,692
  Accrued interest..........................................       8,475,686       6,684,373
  Current portion of program rights payable.................              --       1,628,959
  Current portion of long-term debt.........................         496,378         644,509
                                                              --------------    ------------
         Total current liabilities..........................      20,277,846      19,634,533
Program rights payable......................................              --       1,000,260
Deferred gain...............................................      12,100,000              --
Deferred income taxes.......................................      95,747,156              --
Long-term debt..............................................     122,299,025       3,407,688
Senior subordinated notes, net..............................     227,958,736     227,655,096
Redeemable Cumulative Compounding Junior preferred stock,
  $0.001 par value; 12% dividend rate per annum, 33,000
  shares authorized, issued and outstanding.................      42,610,662      36,780,496
Redeemable Exchangeable preferred stock, $0.001 par value;
  12.5% dividend rate per annum, 440,000 shares authorized,
  170,782 and 150,000 shares issued and outstanding.........     168,375,990     147,929,150
Class A common stock, $0.001 par value; one vote per share;
  150,000,000 shares authorized, 50,701,600 and 40,442,482
  shares issued and outstanding.............................          50,702          40,442
Class B common stock, $0.001 par value; ten votes per share;
  35,000,000 shares authorized and 8,311,639 shares issued
  and outstanding...........................................           8,312           8,312
Class A and B common stock warrants.........................       2,316,225       6,862,647
Class C common stock warrants...............................              --       2,335,528
Stock subscription notes receivable.........................      (2,813,250)     (1,873,139)
Additional paid-in capital..................................     285,795,787     209,621,241
Deferred option plan compensation...........................      (2,205,240)     (6,397,916)
Retained earnings (accumulated deficit).....................      84,591,023    (103,821,878)
Commitments and contingencies (Note 18).....................              --              --
                                                              --------------    ------------
         Total liabilities, redeemable securities and common
           stockholders' equity.............................  $1,057,112,974    $543,182,460
                                                              ==============    ============

The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                           1997           1996           1995
                                                       ------------   ------------   ------------
Revenues:
  Local and national advertising.....................  $ 87,654,004   $ 60,772,499   $ 29,464,515
  Other..............................................       545,344      1,400,169      2,131,037
  Trade and barter...................................       222,105        159,950        188,763
                                                       ------------   ------------   ------------
Total revenues.......................................    88,421,453     62,332,618     31,784,315
                                                       ------------   ------------   ------------
Operating expenses:
  Direct.............................................    14,648,173     10,609,812      6,771,051
  Programming........................................     5,010,635      2,607,796      1,349,787
  Sales and promotion................................     5,809,864      3,642,038      2,424,629
  Technical..........................................     8,982,149      5,011,353      2,259,341
  General and administrative.........................    23,562,985     20,814,808     12,259,416
  Trade and barter...................................       266,674        110,449        118,339
  Time brokerage and affiliation agreement fees .....    16,961,427      3,568,192        898,643
  Option plan compensation...........................     3,369,812      6,975,830      9,052,003
  Compensation associated with Paxson Radio asset
     sales...........................................     9,700,000             --             --
  Depreciation and amortization......................    22,044,109     12,887,776      4,647,942
                                                       ------------   ------------   ------------
Total operating expenses.............................   110,355,828     66,228,054     39,781,151
                                                       ------------   ------------   ------------
Operating loss.......................................   (21,934,375)    (3,895,436)    (7,996,836)
Other income (expense):
  Interest expense...................................   (37,728,307)   (31,525,927)   (17,151,099)
  Interest income....................................     9,494,894      6,741,552      1,651,193
  Other expenses, net................................    (5,721,743)    (1,755,660)      (488,725)
  Equity in loss of unconsolidated investment........    (2,492,691)            --             --
                                                       ------------   ------------   ------------
Loss from continuing operations before income tax
  benefit and extraordinary item.....................   (58,382,222)   (30,435,471)   (23,985,467)
Income tax benefit...................................    21,879,260             --      1,280,000
                                                       ------------   ------------   ------------
Loss from continuing operations before extraordinary
  item...............................................   (36,502,962)   (30,435,471)   (22,705,467)
                                                       ------------   ------------   ------------
Discontinued operations:
  Income (loss) from discontinued operations, net of
     applicable income taxes.........................    (3,555,186)     4,216,570       (142,096)
  Gain on disposal of discontinued operations, net of
     applicable income taxes.........................   254,748,055             --             --
                                                       ------------   ------------   ------------
                                                        251,192,869      4,216,570       (142,096)
                                                       ------------   ------------   ------------
Income (loss) before extraordinary item..............   214,689,907    (26,218,901)   (22,847,563)
Extraordinary item...................................            --             --    (10,625,727)
                                                       ------------   ------------   ------------
Net income (loss)....................................   214,689,907    (26,218,901)   (33,473,290)
Dividends and accretion on redeemable preferred stock
  and redeemable common stock warrants...............   (26,277,006)   (21,908,584)   (13,297,206)
                                                       ------------   ------------   ------------
Net income (loss) attributable to common stock.......  $188,412,901   $(48,127,485)  $(46,770,496)
                                                       ============   ============   ============
Basic and diluted (loss) earnings per share:
Loss from continuing operations before extraordinary
  item...............................................  $      (1.17)  $      (1.20)  $      (1.05)
Discontinued operations..............................          4.67           0.10             --
Extraordinary item...................................            --             --          (0.31)
                                                       ------------   ------------   ------------
Net income (loss)....................................  $       3.50   $      (1.10)  $      (1.36)
                                                       ============   ============   ============
Weighted average shares outstanding..................    53,808,472     43,836,526     34,429,517
                                                       ============   ============   ============

The accompanying Notes to Consolidated Financial statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

        CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCKHOLDERS' EQUITY

                                                                CLASS        CLASS C        STOCK                        DEFERRED
                                           COMMON STOCK        A AND B       COMMON      SUBSCRIPTION    ADDITIONAL       OPTION
                                         -----------------      STOCK         STOCK         NOTES         PAID-IN          PLAN
                                         CLASS A   CLASS B    WARRANTS      WARRANTS      RECEIVABLE      CAPITAL      COMPENSATION
                                         -------   -------   -----------   -----------   ------------   ------------   ------------
Balance at December 31, 1994...........  $26,042   $8,312                  $ 5,338,952   $   (77,666)   $ 20,647,647
Stock issued for Cookeville
  acquisition..........................       95                                                           1,199,905
Deferred option plan compensation......       90                                                          12,187,508   $(12,187,508)
Option plan compensation...............                                                                                  10,803,241
Stock options exercised................                                                                      307,026
Increase in stock subscription
  receivable...........................                                                      (48,029)
Repayments of stock subscription notes
  receivable...........................                                                        9,981
Dividends on redeemable preferred
  stock................................
Accretion on Senior redeemable
  preferred stock......................
Accretion on Series B preferred
  stock................................
Accretion on Junior preferred stock....
Accretion on Class A and B common stock
  warrants.............................
Net loss...............................
                                         -------   ------    -----------   -----------   -----------    ------------   ------------
Balance at December 31, 1995...........   26,227    8,312                    5,338,952      (115,714)     34,342,086     (1,384,267)
Release of put option on Class A and B
  common stock warrants................                      $ 9,116,399
Issuance of common stock, net of
  issuance costs of $10,000,000........   10,300                                                         154,789,700
Exercise of Class A, B and C common
  stock warrants.......................    3,623              (2,253,752)   (3,003,424)                    5,253,548
Stock issued for Todd Communications
  acquisition..........................      139                                                           1,534,967
Deferred option plan compensation......                                                                   12,932,506    (12,932,506)
Option plan compensation...............                                                                                   7,918,857
Stock options exercised................      153                                                             768,434
Increase in stock subscription
  receivable...........................                                                   (1,873,139)
Repayment of stock subscription notes
  receivable...........................                                                      115,714
Dividends on redeemable preferred
  stock................................
Accretion on Senior redeemable
  preferred stock......................
Accretion on Series B preferred
  stock................................
Accretion on Junior preferred stock....
Accretion on Redeemable Exchangeable
  preferred stock......................
Accretion on Class A and B common stock
  warrants.............................
Net loss...............................
                                         -------   ------    -----------   -----------   -----------    ------------   ------------
Balance at December 31, 1996...........   40,442    8,312      6,862,647     2,335,528    (1,873,139)    209,621,241     (6,397,916)
Stock issued for acquisitions..........    6,069                                                          66,118,931
Exercise of Class A, B and C common
  stock warrants.......................    3,923              (4,546,422)   (2,335,528)                    6,878,028
Deferred option plan compensation......                                                                    2,263,167     (2,263,167)
Option plan compensation...............                                                                                   6,455,843
Stock options exercised................      268                                                             914,420
Increase in stock subscription notes
  receivable...........................                                                     (940,111)
Dividends on redeemable preferred
  stock................................
Accretion on Junior preferred stock....
Accretion on Redeemable Exchangeable
  preferred stock......................
Net income.............................
                                         -------   ------    -----------   -----------   -----------    ------------   ------------
Balance at December 31, 1997...........  $50,702   $8,312    $ 2,316,225   $        --   $(2,813,250)   $285,795,787   $ (2,205,240)
                                         =======   ======    ===========   ===========   ===========    ============   ============

                                           RETAINED
                                           EARNINGS
                                         (ACCUMULATED
                                           DEFICIT)
                                         -------------
Balance at December 31, 1994...........  $  (8,923,897)
Stock issued for Cookeville
  acquisition..........................
Deferred option plan compensation......
Option plan compensation...............
Stock options exercised................
Increase in stock subscription
  receivable...........................
Repayments of stock subscription notes
  receivable...........................
Dividends on redeemable preferred
  stock................................     (7,275,516)
Accretion on Senior redeemable
  preferred stock......................       (332,156)
Accretion on Series B preferred
  stock................................       (325,208)
Accretion on Junior preferred stock....       (634,988)
Accretion on Class A and B common stock
  warrants.............................     (4,729,338)
Net loss...............................    (33,473,290)
                                         -------------
Balance at December 31, 1995...........    (55,694,393)
Release of put option on Class A and B
  common stock warrants................
Issuance of common stock, net of
  issuance costs of $10,000,000........
Exercise of Class A, B and C common
  stock warrants.......................
Stock issued for Todd Communications
  acquisition..........................
Deferred option plan compensation......
Option plan compensation...............
Stock options exercised................
Increase in stock subscription
  receivable...........................
Repayment of stock subscription notes
  receivable...........................
Dividends on redeemable preferred
  stock................................    (13,223,227)
Accretion on Senior redeemable
  preferred stock......................     (1,805,599)
Accretion on Series B preferred
  stock................................     (3,418,615)
Accretion on Junior preferred stock....       (650,084)
Accretion on Redeemable Exchangeable
  preferred stock......................       (159,977)
Accretion on Class A and B common stock
  warrants.............................     (2,651,082)
Net loss...............................    (26,218,901)
                                         -------------
Balance at December 31, 1996...........   (103,821,878)
Stock issued for acquisitions..........
Exercise of Class A, B and C common
  stock warrants.......................
Deferred option plan compensation......
Option plan compensation...............
Stock options exercised................
Increase in stock subscription notes
  receivable...........................
Dividends on redeemable preferred
  stock................................    (24,942,740)
Accretion on Junior preferred stock....       (665,540)
Accretion on Redeemable Exchangeable
  preferred stock......................       (668,726)
Net income.............................    214,689,907
                                         -------------
Balance at December 31, 1997...........  $  84,591,023
                                         =============

The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                  1997            1996            1995
                                                              -------------   -------------   -------------
Cash flows from operating activities:
  Net income (loss).........................................  $ 214,689,907   $ (26,218,901)  $ (33,473,290)
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities:
    Depreciation and amortization...........................     35,511,000      25,974,909      17,771,109
    Option plan compensation................................      6,455,843       7,918,857      10,803,241
    Program rights amortization.............................        703,789       1,381,582       1,765,942
    Provision for doubtful accounts.........................      2,011,337       1,287,819       1,098,181
    Deferred income tax benefit.............................    (21,879,260)             --      (1,280,000)
    Loss on sale or disposal of assets......................      3,794,027         181,586         145,857
    Loss on extinguishment of long-term debt................             --              --      10,625,727
    Equity in loss of unconsolidated investment.............      2,492,691              --              --
    Gain on disposal of discontinued operations, net........   (254,748,055)             --              --
    Changes in assets and liabilities:
      Increase in restricted cash...........................    (17,000,000)             --              --
      Decrease (increase) in accounts receivable............      5,172,545     (13,422,402)     (5,255,398)
      (Increase) decrease in prepaid expenses and other
         current assets.....................................     (1,631,864)     (1,742,202)        608,591
      Increase in intangible assets.........................             --              --      (1,200,000)
      (Increase) decrease in other assets...................     (5,352,711)     (1,886,853)      2,578,733
      (Decrease) increase in accounts payable and accrued
         liabilities........................................    (10,590,638)      5,646,000         131,529
      Increase (decrease) in accrued interest...............      1,815,673        (247,969)      6,707,814
                                                              -------------   -------------   -------------
         Net cash (used in) provided by operating
           activities.......................................    (38,555,716)     (1,127,574)     11,028,036
                                                              -------------   -------------   -------------
Cash flows from investing activities:
  Acquisitions of broadcasting and billboard properties.....   (253,804,699)   (186,662,299)    (58,510,509)
  Increase in investments in broadcast properties...........     (8,026,173)    (32,104,992)    (19,442,030)
  Deposits on broadcasting properties.......................    (26,597,000)     (3,837,000)     (2,381,619)
  Increase in programming deposits..........................    (36,682,500)             --              --
  Cash held by qualified intermediary.......................   (418,949,550)             --              --
  Purchases of property and equipment.......................    (44,473,918)    (36,709,477)    (25,016,816)
  Investment in cable network...............................     (5,342,182)             --              --
  Deposits (made) refunded on buildings and equipment.......       (320,000)        555,341        (735,074)
  Proceeds from sales of discontinued operations............    721,978,459              --              --
  Proceeds from sale of assets..............................     13,764,020         228,279         466,820
                                                              -------------   -------------   -------------
         Net cash used in investing activities..............    (58,453,543)   (258,530,148)   (105,619,228)
                                                              -------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net...............             --     154,800,000              --
  Proceeds from issuance of long-term debt..................    120,000,000      17,700,000     327,539,000
  Repayments of long-term debt..............................     (1,269,978)    (28,230,464)   (169,722,340)
  Payment of loan origination costs.........................             --      (2,985,742)    (15,896,473)
  Payments for program rights...............................       (802,684)     (1,424,912)     (1,098,731)
  Proceeds from issuance of redeemable preferred stock,
    net.....................................................             --     143,197,254              --
  Redemption of Senior and Series B preferred stock.........             --     (28,455,758)             --
  Proceeds from exercise of common stock options, net.......        914,688         492,567         307,116
  Increase in stock subscription notes receivable...........       (940,111)     (1,873,139)        (48,029)
  Repayment of stock subscription notes receivable..........             --         115,714           9,981
                                                              -------------   -------------   -------------
         Net cash provided by financing activities..........    117,901,915     253,335,520     141,090,524
                                                              -------------   -------------   -------------
Increase (decrease) in cash and cash equivalents............     20,892,656      (6,322,202)     46,499,332
Cash and cash equivalents, beginning of year................     61,748,788      68,070,990      21,571,658
                                                              -------------   -------------   -------------
Cash and cash equivalents, end of year......................  $  82,641,444   $  61,748,788   $  68,070,990
                                                              =============   =============   =============

                       PAXSON COMMUNICATIONS CORPORATION

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                  1997            1996            1995
                                                              -------------   -------------   -------------
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $  33,895,837   $  28,342,148   $   8,292,274
                                                              =============   =============   =============
  Cash paid for income taxes................................  $     975,000   $          --   $          --
                                                              =============   =============   =============
Non-cash operating, investing and financing activities:
  Accretion of discount on Senior Subordinated Notes........  $     303,640   $     280,185   $      65,911
                                                              =============   =============   =============
  Issuance of common stock in connection with
    acquisitions............................................  $  66,125,000   $   1,535,106   $   1,200,000
                                                              =============   =============   =============
  Note payable incurred for WYPX-TV acquisition.............  $          --   $   1,650,000   $          --
                                                              =============   =============   =============
  Dividends accreted on redeemable preferred stock..........  $  24,942,740   $  12,273,227   $   7,275,516
                                                              =============   =============   =============
  Discount accretion on redeemable securities...............  $   1,334,266   $   9,635,357   $   6,021,690
                                                              =============   =============   =============
  Trade and barter revenue..................................  $   3,656,597   $   4,154,986   $   3,068,354
                                                              =============   =============   =============
  Trade and barter expense..................................  $   3,732,765   $   4,166,918   $   2,604,950
                                                              =============   =============   =============
  Sale of broadcast property for note receivable............  $  15,000,000   $          --   $          --
                                                              =============   =============   =============

The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     Paxson Communications Corporation (the "Company"), a Delaware corporation, was organized in December 1993 for the purpose of owning and operating radio and television broadcasting stations and networks.

OPERATIONS

     The Company currently operates a nationwide network of owned, operated or affiliated television stations carrying programming from its proprietary network, which presently broadcasts long form paid programming consisting primarily of infomercials. At December 31, 1997, the Company operates 33 owned, 11 time brokered and 7 affiliated television stations. The Company announced in November 1997 its intention to launch a new broadcast television network of family values oriented programming ("PAX NET") effective August 31, 1998. The Company also owns a 30% interest in The Travel Channel, L.L.C., a cable television network joint venture with Discovery Communications, Inc. ("DCI"). (See Note 3.)

     During January 1998, the Company adopted new call letters for 39 of its television stations in an effort to more closely align the station call letters with PAX NET. These new call letters have been utilized in the notes to the financial statements.

     Two other business segments, Paxson Radio and Paxson Network-Affiliated Television, have been classified as discontinued operations in the accompanying consolidated statements of operations for all periods presented as a result of the Company's sale of these operations during 1997 (see Note 2).

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company accounts for its investment in The Travel Channel L.L.C. under the equity method of accounting. All intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less. At December 31, 1997 and 1996, approximately $96 million and $45 million, respectively, of debt securities, all classified as available for sale and consisting of money market accounts, commercial paper and overnight repurchase agreements, were included in cash and cash equivalents.

RESTRICTED CASH

     Restricted cash consists of cash held in an escrow account to be applied to the payment of interest due pursuant to an amendment to the Company's revolving credit facility executed in March 1998 (see Note 10).

CASH HELD BY QUALIFIED INTERMEDIARY

     The Company placed a portion of the proceeds received from the Paxson Radio segment sale with a qualified intermediary in order to reinvest such proceeds and, to the extent reinvested, qualify for tax deferred exchange treatment in connection with such sale. In order to qualify for deferral, these funds must be used to fund broadcast properties acquisitions prior to March 27, 1998. Accordingly, they have been classified as long term in the accompanying Consolidated Balance Sheet at December 31, 1997.

                       PAXSON COMMUNICATIONS CORPORATION

PROPERTY AND EQUIPMENT

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using the straight line method over their estimated useful lives as follows (see Note 6):

Broadcasting towers and equipment...........................     6-13 years
Office furniture and equipment..............................     5-10 years
Buildings and building improvements.........................    15-40 years
Leasehold improvements......................................  Term of lease
Aircraft, vehicles and other................................        5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

     The excess of cost over the fair value of acquired net assets has been recorded as goodwill. Intangible assets are being amortized using the straight line method over their estimated useful lives as follows (see Note 7):

FCC licenses................................................           25 years
Goodwill....................................................           25 years
Covenants not to compete....................................  Generally 3 years
Favorable lease and other contracts.........................      Contract term

INVESTMENTS IN BROADCAST PROPERTIES

     Investments in broadcast properties primarily represent the Company's financing of television and radio station acquisitions by third parties, and purchase options or equity investments in entities owning broadcasting stations or television construction permits. In connection with the financing of acquisitions by third parties, the Company has entered into time brokerage agreements ("TBAs") with such parties for the broadcast operations and has written options to purchase certain of the related station assets and Federal Communications Commission ("FCC") licenses at various amounts and terms (see Notes 9 and 18).

PROGRAM RIGHTS

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability when programming is available to air. Program rights are amortized on a method that approximates the straight line method per the number of available runs. Program rights which will not be aired are charged to expense. Current program rights represent programs which will be amortized during the next year; current liabilities represent program rights which will be paid within the next year under contractual arrangements (see Note 18).

OTHER ASSETS

     Other assets consist primarily of escrow funds, programming deposits and loan origination costs. Escrow funds represent funds held in escrow on acquisitions pending FCC approval. Programming deposits represent deposits for broadcast rights contracts available for airing beginning in August 1998. Loan origination costs are stated at cost and are amortized to interest expense over the life of the loan or agreement using the effective interest method. Other assets are stated at cost (see Note 8).

                       PAXSON COMMUNICATIONS CORPORATION

LONG-LIVED ASSETS

     The Company reviews long-lived assets, identifiable intangibles and goodwill and reserves for impairment whenever events or changes in circumstances indicate, based on estimated undiscounted future cash flows, the carrying amount of the assets may not be fully recoverable.

REVENUE RECOGNITION

     Revenue is recognized as advertising air time is broadcast.

TRADE AND BARTER AGREEMENTS

     The Company enters into trade and barter agreements which give rise to sales of advertising air time in exchange for products, services and programming. Sales from trade and barter agreements are recognized at the fair market value of products, services or programs received as the related advertising air time is broadcast. Products, services and programs received are expensed when used or when programs are broadcast. If the Company uses trade products or services before advertising air time is provided, a trade liability is recognized. At times, the Company trades air time for property and equipment.

TIME BROKERAGE AGREEMENTS

     The Company operates certain stations under TBAs whereby the Company has agreed to purchase from the broadcast station licensee certain broadcast time on the station and to provide programming to and sell advertising on the station during the purchased time.

     Accordingly, the Company receives all the revenue derived from the advertising sold during the purchased time, pays certain expenses of the station and performs other functions. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. The Company currently operates 11 stations under TBAs which expire from May 1998 through October 2005. The financial results of TBA operated stations have been included in the Company's statements of operations since the respective date of commencement of the TBA.

STOCK-BASED COMPENSATION

     The Company's employee stock option plans are accounted for using the intrinsic value method. The Company also provides disclosure of certain pro forma information as if the Company's employee stock option plans were accounted for using the fair value method (see Note 13).

INCOME TAXES

     The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

PER SHARE DATA

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which require the retroactive restatement of previously reported earnings per share data. SFAS 128 requires the presentation of basic and diluted earnings per share. Because

                       PAXSON COMMUNICATIONS CORPORATION
of losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.

     Basic and diluted loss per share from continuing operations was computed by dividing the loss from continuing operations before extraordinary item less dividends and accretion on redeemable preferred stock and redeemable common stock warrants by the weighted average number of common shares outstanding during the period.

     Potentially dilutive common shares in the amount of 4,523,210, 8,433,108, and 10,218,205 for the years ended December 31, 1997, 1996 and 1995, respectively, have been excluded from the computation of diluted earnings per share as the effect of their inclusion is antidilutive.

USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior years' financial statements to conform with the 1997 presentation.

2. DISCONTINUED OPERATIONS

     During 1997, the Company sold its interests in WTVX-TV and WPBF-TV and thus discontinued the operations of the Paxson Network-Affiliated Television segment. The results of operations for the Paxson Network-Affiliated Television segment through the date of disposition, net of applicable income taxes, have been reclassified and presented as discontinued operations in the accompanying Consolidated Statements of Operations for all periods presented. Aggregate consideration of approximately $119 million was received in conjunction with the disposition of these operations during the second and third quarters of 1997. Of the consideration received, approximately $19 million was used to exercise the Company's option to acquire WTVX-TV from Whitehead Media, Inc. The Company realized a gain of approximately $69 million from these sales which is net of brokerage fees and other estimated costs in connection with such sale.

     The Paxson Network Affiliated Television operations generated revenues of approximately $12,319,000, $20,517,000 and $16,537,000 for the years ended
December 31, 1997, 1996 and 1995, respectively.

     During 1997, the Company also sold substantially all of its Paxson Radio segment assets for approximately $602 million. The results of operations for Paxson Radio, net of applicable income taxes, have been presented as discontinued operations in the accompanying Consolidated Statements of Operations for all periods presented. The Company realized a gain of approximately $186 million from the sale of these assets which is net of applicable income taxes, closing costs and other estimated costs attributable to the segment disposal. The sale of certain assets was structured as a tax deferred exchange, permitting the Company to defer a substantial portion of the gain for tax purposes to the extent the sales proceeds are reinvested in like kind broadcasting properties during the first quarter of 1998. It is anticipated that the Company will not pay current taxes on the remaining non-deferred gain as it has sufficient net operating losses to offset such gain.

     Included in operating expenses are approximately $9.7 million of cash bonuses paid to certain members of the Company's management in connection with their efforts in assimilating, operating and arranging for the sale of the radio stations and related properties. Although the payment of such bonuses was contingent upon the

                       PAXSON COMMUNICATIONS CORPORATION
successful disposition of the segment and directly associated with such disposition, the Company has recorded these amounts as operating expenses because the actual amount of such payments was discretionary in nature.

     In order to accelerate the payment of the proceeds from the sales of the Paxson Network-Affiliated Television segment and the Paxson Radio segment, the Company entered into certain bridge agreements with its principal shareholder under similar terms and conditions to those with the ultimate buyers. As of December 31, 1997, all Network-Affiliated Television and Radio properties under these bridge agreements had been sold to the ultimate third party. The principal shareholder did not realize any direct financial benefit from the transactions with the Company and, in accordance with the terms of the Company's senior subordinated notes and preferred stock, the Company obtained a written opinion as to the fairness of such transactions from an independent investment banking firm.

     The Paxson Radio operations generated revenues of approximately $78,190,000, $82,165,000 and $54,752,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

     The net assets of discontinued operations at December 31, 1997 consist of the assets of two remaining radio stations which are under contract to be sold for $3,000,000. The components of net assets of discontinued operations included in the consolidated balance sheets at December 31, 1997 and December 31, 1996, are as follows:

                                                                 1997          1996
                                                              ----------   ------------
Current assets..............................................               $ 23,017,001
Noncurrent assets...........................................  $2,956,042    180,194,830
                                                              ----------   ------------
          Total assets......................................   2,956,042    203,211,831
                                                              ----------   ------------
Current liabilities.........................................          --      8,344,163
Noncurrent liabilities......................................          --      1,576,467
                                                              ----------   ------------
          Total liabilities.................................          --      9,920,630
                                                              ----------   ------------
Total net assets............................................  $2,956,042   $193,291,201
                                                              ==========   ============

3. INVESTMENT IN CABLE NETWORK

     On July 11, 1997, the Company, through a wholly-owned unconsolidated subsidiary, acquired the assets of The Travel Channel ("Travel") from Landmark Communications, Inc. for aggregate consideration of $75,000,000, including $55,000,000 of the Company's Class A common stock (4,773,097 shares issued at closing) and $20,000,000 in cash. The Company also issued 97,632 shares ($1,125,000) of its Class A common stock to Communications Equity Associates, Inc. in connection with their role as financial advisor in the Travel Channel transaction (see Note 5).

     In November 1997, the Company completed transactions with Discovery Communications, Inc. ("DCI") whereby the Company received a 30% ownership interest in a newly formed entity, The Travel Channel, L.L.C. ("Travel L.L.C.") in exchange for the assets of Travel. DCI effectively contributed $20,000,000 along with certain programming and intangible assets, including operating services such as sales, affiliations, marketing, promotion and accounting, for a 70% ownership interest in Travel L.L.C. DCI will serve as the managing partner of Travel L.L.C., overseeing all operations. The Company will receive an annual consulting fee of $300,000.

     The results of operations of Travel and Travel L.L.C. have been included in the Company's December 31, 1997 consolidated statement of operations using the equity method of accounting. The investment in cable network balance on the Company's December 31, 1997 consolidated balance sheet reflects the Company's issuance of common stock in connection with the Travel acquisition from Landmark Communications, Inc. discussed above along with closing costs and advances to Travel prior to the formation of Travel

                       PAXSON COMMUNICATIONS CORPORATION

L.L.C. Goodwill of approximately $32.5 million included in the investment in cable network amount is being amortized over 25 years. For the year ended December 31, 1997 approximately $130,000 was amortized related to this goodwill.

4. ACQUISITIONS

Acquisitions

     During 1997, the Company acquired the assets of seventeen television stations, for total consideration of approximately $120,290,000, one network-affiliated television station for total consideration of approximately $19,001,000 (see Note 2), seven radio stations for total consideration of approximately $123,014,000 and easements for three billboard locations for total consideration of approximately $1,500,000.

     During 1996, the Company acquired the assets of ten television stations and eighteen radio stations for total consideration of approximately $165,700,000 and three billboard companies for total consideration of approximately $21,000,000.

     All of the previously described acquisitions have been accounted for using the purchase method of accounting. Goodwill recorded in connection with the television acquisitions (approximately $11,388,000 and $2,567,000 in 1997 and 1996, respectively) will be amortized over a period of 25 years.

Pro Forma (unaudited)

     The Company's results of operations for the years ended December 31, 1997 and 1996 include the results of operations for acquisitions and investments in television stations from their respective dates of commencement. The following unaudited pro forma statement of operations data gives effect to the 1997 and 1996 television acquisitions as if they had occurred on January 1, 1996. Depreciation and amortization has been increased each period to reflect the initial purchase price allocation on all acquisitions and investments (whether businesses or assets), and interest expense on associated debt financing as if such transactions and debt issuance had occurred on January 1, 1996. Pro forma results of operations for the years ended December 31, 1997 and 1996 exclude the results of operations of the Company's Network-Affiliated Television and Radio segment operations sold in 1997 (see Note 2).

                                                                     PRO FORMA
                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                               (IN THOUSANDS, EXCEPT
                                                                 FOR SHARE AMOUNTS)
Revenues....................................................  $   88,421    $   63,738
                                                              ----------    ----------
Operating loss..............................................  $  (26,602)   $  (13,928)
                                                              ----------    ----------
Loss from continuing operations.............................  $  (43,339)   $  (51,357)
                                                              ----------    ----------
Basic and diluted loss per share from continuing operations,
  before extraordinary item.................................  $    (1.18)   $    (1.36)
                                                              ----------    ----------
Pro forma weighted average shares outstanding...............  58,850,806    58,710,426
                                                              ----------    ----------

5. CERTAIN TRANSACTIONS

     The Company has entered into certain operating and financing transactions with related parties as described below.

THE CHRISTIAN NETWORK, INC.

     The Company has entered into several agreements with The Christian Network, Inc. and certain of its for profit subsidiaries (individually and collectively referred to herein as "CNI"). The Christian Network, Inc. is

                       PAXSON COMMUNICATIONS CORPORATION
a section 501(c)(3) not-for-profit corporation to which Mr. Lowell W. Paxson, the majority stockholder of the Company, has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

     Investment in Broadcast Properties. At December 31, 1997 and 1996 the Company had approximately $15.4 million and $12.8 million of advances to CNI relating to television stations recorded as investments in broadcast properties. (See Note 9.)

     During 1997 and 1996, the Company acquired television stations from CNI in Miami, Orlando, Tampa, Denver, Milwaukee and Dayton, for total consideration of approximately $14,000,000 and $17,200,000, respectively.

     CNI Agreement. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any actions under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company.

     Demand Note. On December 30, 1997, the Company's advances to CNI totaling $5,485,000 under a demand note bearing interest at the prime rate were repaid out of the proceeds of television stations sold by CNI to the Company. At December 31, 1996, amounts outstanding under the demand note to CNI totaled approximately $2,993,000 and were included in investment in broadcast properties.

     Worship Channel Studio. CNI and the Company have contracted for the Company to lease CNI's television production and distribution facility for the purpose of producing television programming for the Company's television network. During the years ended December 31, 1997, 1996 and 1995, the Company incurred rental charges in connection with this agreement of $231,000, $193,000 and $174,000, respectively.

AIRCRAFT LEASE

     During 1997, the Company entered into a three year aircraft lease with a company which is owned by Mr. Paxson. The lease is for a Boeing 727 aircraft and calls for monthly payments of $63,600. In connection with such lease, the Company incurred rental costs of approximately $382,000 during 1997. Additionally, the Company has recorded at December 31, 1997 leasehold improvements of approximately $107,000 in connection with the lease.

SPORTS VENTURES

     During 1996, the Company invested in various ventures which would own and operate interests in two Arena Football League teams located in West Palm Beach and Miami, Florida, an inactive American Hockey League franchise for Palm Beach County, Florida and a proposed sports arena in West Palm Beach, Florida. During 1996, the Company included in other expenses, net the write-off of approximately $1,200,000 relating to its investments in the West Palm Beach Arena Football League team and the proposed sports arena and in connection with its acquisition of the Arena Football League team in Miami, Florida. During 1997, in conjunction with the decision to dispose of the Paxson Radio segment, the Company wrote-off its investments in the remaining sports ventures, resulting in a 1997 charge to other expenses, net of approximately $2,900,000, which is net of anticipated proceeds on the sale of the hockey franchise which the Company has contracted to sell for $2,000,000.

                       PAXSON COMMUNICATIONS CORPORATION

HOME SHOPPING NETWORK, INC.

     On August 25, 1995, the Company and Mr. Paxson agreed with Home Shopping Network, Inc. ("HSN") to, among other things, terminate HSN's rights under a consulting agreement between Mr. Paxson and HSN in consideration of a payment to HSN by the Company of $1,200,000. Mr. Paxson has agreed with the Company that he will not compete with the Company for a period ending on December 31, 1999 (the date that the HSN consulting agreement would have otherwise terminated) or the date of a change in control (as defined with respect thereto) of the Company. In connection with its payment to HSN, the Company recorded an intangible asset of $1,200,000 which is being amortized through December 1999.

TODD COMMUNICATIONS, INC.

     During June 1996, the Company acquired Todd Communications, Inc. ("Todd Communications"), a company which owned WFSJ-FM (St. Augustine, Florida) and was beneficially owned by members of Mr. Paxson's family. The Company gave aggregate consideration of $5,000,000, consisting of the cancellation of a note receivable held by the Company from Todd Communications in the principal amount of $1,822,000, the assumption and immediate repayment by the Company of a note payable to Mr. Paxson by Todd Communications in the amount of $1,643,000 and the issuance of shares of Class A Common Stock valued at approximately $1,535,000 to the shareholders of Todd Communications. During 1996, the Company recognized approximately $71,000 of interest income on its note receivable from Todd Communications. The Todd Communications assets were sold as part of the disposal of the Paxson Radio segment.

DP MEDIA, INC.

     In connection with the acquisition by DP Media, Inc. (DP Media) of WEBZ-FM, during September 1996, the Company agreed to loan up to $750,000 to DP Media, a company beneficially owned by members of Mr. Paxson's family. The loan bore interest at the rate of 10% and required monthly principal and interest payments.

     During May 1997, the Company sold WWPX-TV to DP Media in exchange for a $2,470,000 promissory note. Upon its sale to DP Media the station became a Company network affiliate.

     During June 1997, the Company financed DP Media's purchase of WRPX-TV from Roberts Broadcasting through a loan of approximately $10,000,000 (of which approximately $7,500,000, which was assumed by DP Media, had been advanced to Roberts Broadcasting through the date of closing). Upon its sale to DP Media the station became a Company network affiliate.

     During July 1997, the Company entered into contracts to sell its interest in television stations WPXS-TV and WZPX-TV, serving the St. Louis, Missouri and Grand Rapids, Michigan markets for $4,800,000 and $7,000,000, respectively, to DP Media. The sale of WPXS-TV to DP Media was consummated in December 1997. The sale of the tangible assets of WZPX-TV was transacted separately from the sale of the FCC license. As of December 31, 1997, the Company had received approximately $5,250,000 for the sale of the tangible assets, and received $1,750,000 in January 1998 for the sale of the station license upon receipt of regulatory approval to transfer the station license.

     The DP Media loans for WEBZ-FM, WWPX-TV, and WRPX-TV were repaid to the Company on July 30, 1997, using proceeds of third party financing obtained by DP Media from Banque Paribas, an affiliate of a holder of the Company's Junior preferred stock.

     During February 1998, the Company contracted to sell WPXE-TV to DP Media for $6,000,000. Upon its sale to DP Media the station will become a Company network affiliate.

                       PAXSON COMMUNICATIONS CORPORATION

     During 1997, the Company granted 33,000 fully vested non-qualified stock options with a fair value of approximately $299,000 to the President and Vice President of DP Media, members of Mr. Paxson's family, as consideration for past services as former employees of the Company.

CONSULTING AGREEMENT

     During 1996, the Company entered into a one year consulting arrangement with the former Chairman of American Network Group to provide review, implementation and development consulting services to the Company with respect to its general and medical insurance programs and policies and executive insurance, deferred compensation and benefit planning as well as general financial consulting services. Consulting expense in 1997 and 1996 related to this agreement totaled $600,000 for each year. This agreement expired in June 1997. The consultant was also granted 75,000 nonqualified stock options with a fair value of $930,000 during February 1996.

BOARD OF DIRECTORS

     The Company has entered into transactions with certain members of its Board of Directors.

     Communications Equity Associates, Inc. ("CEA"). The Chairman of the Board and Chief Executive Officer of CEA had been a director of the Company since February 1995, resigning in August 1997. The Company engaged CEA as a financial advisor in connection with private debt and equity placements and various other lending, acquisition and divestiture services. Fees paid to CEA for these services totaled approximately $2,365,000, $250,000 and $1,300,000 for the years ended December 31, 1997, 1996 and 1995, respectively, including $1,125,000 of the Company's Class A common stock during 1997 in conjunction with The Travel Channel acquisition.

     Stockholders Agreement. Certain entities controlled by Mr. Paxson and entities which are affiliates of a former director of the Company are parties to a stockholders agreement whereby the parties to such agreement were granted registration rights with respect to certain shares of common stock held by such parties and the right of first refusal to acquire a pro rata share of any new securities the Company may issue. Additionally, the stockholders agreement grants certain cosale rights in the event that Mr. Paxson should sell more than a predetermined percentage of his ownership interest in the Company.

     S. William Scott. S. William Scott, a director of the Company since February 1995, had an arrangement with the Company to provide consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. Mr. Scott was paid approximately $10,000, $81,000 and $80,000 for such services during the years ended December 31, 1997, 1996 and 1995, respectively. Additionally, Mr. Scott received benefits under the Company's health and benefits plan and was granted options to purchase 20,000 shares of stock under the Company's stock incentive plan. During 1997 the Company hired Mr. Scott and subsequently named him President of Network Programming, on January 1, 1998. Mr. Scott resigned as a director of the Company on February 23, 1998.

                       PAXSON COMMUNICATIONS CORPORATION

6. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                1997           1996
                                                            ------------   ------------
Broadcasting towers and equipment.........................  $105,585,397   $122,771,345
Office furniture and equipment............................     6,619,896     12,833,246
Buildings, billboards and leasehold improvements..........     7,594,594     21,354,005
Land and land improvements................................     5,840,840     13,830,692
Aircraft, vehicles and other..............................     6,910,458      9,422,324
                                                            ------------   ------------
                                                             132,551,185    180,211,612
Accumulated depreciation..................................   (26,654,312)   (35,796,200)
                                                            ------------   ------------
Property and equipment, net...............................  $105,896,873   $144,415,412
                                                            ============   ============

     Depreciation expense aggregated $19,148,793, $15,197,945 and $10,083,135 for the years ended December 31, 1997, 1996 and 1995, respectively.

7. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                1997           1996
                                                            ------------   ------------
FCC licenses..............................................  $196,268,719   $191,624,748
Goodwill..................................................    18,359,013     36,467,957
Covenants not to compete..................................     3,777,770     17,425,145
Favorable lease and other contracts.......................       437,407      8,598,155
                                                            ------------   ------------
                                                             218,842,909    254,116,005
Accumulated amortization..................................   (13,442,880)   (33,706,584)
                                                            ------------   ------------
Intangible assets, net....................................  $205,400,029   $220,409,421
                                                            ============   ============

     Amortization expense related to intangible assets aggregated $15,208,244, $10,669,065 and $7,621,848 for the years ended December 31, 1997, 1996 and 1995, respectively.

8. OTHER ASSETS

     Other assets consist of the following:

                                                                1997           1996
                                                            ------------   ------------
Escrow funds for station acquisitions.....................  $ 37,107,000   $ 10,510,000
Programming deposits......................................    36,682,500             --
Loan origination costs....................................    12,333,649     11,958,684
Other.....................................................     5,303,271      7,630,717
                                                            ------------   ------------
                                                              91,426,420     30,099,401
Accumulated amortization..................................    (3,517,536)    (1,949,702)
                                                            ------------   ------------
                                                            $ 87,908,884   $ 28,149,699
                                                            ============   ============

     Amortization expense related to organization costs and other assets aggregated $1,153,963, $107,899 and $66,126 for the years ended December 31, 1997, 1996 and 1995, respectively. Additionally, during the years ended December 31, 1997, 1996 and 1995, the Company recorded amortization of loan origination costs of $1,782,000, $1,643,000 and $948,000, respectively, and classified such amortization as interest expense.

                       PAXSON COMMUNICATIONS CORPORATION

     Loan origination costs of $10,625,727 associated with debt extinguished through proceeds from the senior subordinated notes are reflected in the 1995 statement of operations as an extraordinary item.

9. INVESTMENTS IN BROADCAST PROPERTIES

     Investments in broadcast properties represent primarily the Company's financing of broadcasting asset acquisitions by third party licensees, purchase options and equity investments in entities owning broadcasting stations or television construction permits. Interest rates on financing arrangements range from 7% to 11.875% with loans maturing in five to seven years. In connection with the financing of acquisitions by third parties, the Company has obtained the right to provide programming for the related stations pursuant to TBAs and has obtained options to purchase certain stations. Unpaid principal balances will be applied toward the acquisition cost upon exercise of purchase options. The Company records interest on certain investments as received. Investments in broadcast properties consist of:

ENTITY                                                           1997          1996
------                                                        -----------   -----------
Roberts Broadcasting........................................  $17,260,394   $ 6,459,163
CNI.........................................................   15,483,364    12,810,087
Cocola Broadcasting.........................................   12,240,934     3,213,122
Ponce-Nicasio Broadcasting..................................    8,630,655     8,549,583
America 51, L.P.............................................    5,480,713            --
Flinn Investments...........................................    4,025,000            --
Kaleidoscope Investments....................................    3,081,000            --
United Broadcast Group......................................           --     3,771,672
Southern Land Investors.....................................           --     4,460,000
Fant Broadcasting...........................................           --     8,068,500
Others......................................................    6,560,135     5,964,895
                                                              -----------   -----------
                                                              $72,762,195   $53,297,022
                                                              ===========   ===========

     During February 1997, the Company sold WHPX-TV to Roberts Broadcasting in exchange for a $15,000,000 note receivable and entered into a five year time brokerage agreement to operate the station. The note bears interest at LIBOR plus 3.5% and has been included by the Company in investments in broadcast properties. Interest is payable monthly with principal payments commencing February 1998 and payable monthly in 84 equal installments. The Company recognized a deferred gain on the sale of approximately $12,100,000 which will be accreted to income using the installment method.

10. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  1997          1996
                                                              ------------   ----------
Revolving credit facility, interest at LIBOR plus 3.00%
  (8.75% to 8.91% at December 31, 1997), maturing June 30,
  2002......................................................  $120,000,000
Mortgage note payable, interest at 10%, repaid in September
  1997......................................................            --   $  167,778
Mortgage note payable, interest at 8.83%, principal and
  interest payment of $8,284 due monthly from June 1995 to
  May 2010..................................................       754,071      784,463
Notes payable, interest at 8.25% to 9.325%, aggregate
  principal and interest payments of $53,129 due monthly,
  maturing at varying dates through June 2003, secured by
  purchased assets..........................................     2,041,332    3,099,956
                                                              ------------   ----------
                                                               122,795,403    4,052,197
Less current portion........................................      (496,378)    (644,509)
                                                              ------------   ----------
                                                              $122,299,025   $3,407,688
                                                              ============   ==========

                       PAXSON COMMUNICATIONS CORPORATION

     Under the terms of its revolving credit facility (the "Credit Facility"), the Company was required to obtain approval from the lenders under such facility for the sale of the Paxson Radio segment. Approval of the sale was obtained under an amendment to the revolving Credit Facility in September 1997. As a result of the sale of the Paxson Radio assets and the related loss of cash flows from such assets, borrowings under the revolving Credit Facility were effectively frozen due to noncompliance with certain leverage ratio covenants.

     Under the amended terms of the revolving Credit Facility, amounts outstanding under the facility at December 31, 1997 bear interest at LIBOR or a base rate (as defined) plus a margin of 3.5% and 2.25%, respectively. Until the revised business plan required under the revolving Credit Facility is ratified by the lenders, the interest rate margins will increase by .5% per quarter through December 31, 1998. The Company is also required to pay quarterly a commitment fee of .5% per year on the unborrowed commitment ($75,000,000 at December 31, 1997). The revolving Credit Facility is secured by substantially all of the Company's assets.

     At December 31, 1997, the Company was not in compliance with certain of the financial covenants under the amended terms of the revolving Credit Facility. In March 1998, the Company obtained a waiver of such noncompliance from its lenders and executed an amendment to the terms of the revolving Credit Facility. The amended terms adjust the covenants of the revolving Credit Facility for the sale of the Company's Network-Affiliated Television and Paxson Radio segments in 1997 and address the Company's business plan related to the PAX NET launch. In addition, certain financial covenants were temporarily modified to allow for anticipated compliance by the Company throughout the remainder of 1998. The waiver and amendment agreement also requires the Company to use its best efforts to raise an additional $150 million of equity prior to May 31, 1998 and apply the net proceeds therefrom to repay the revolving credit facility and requires the Company to fund $17 million of interest into a cash collateral account for the benefit of the lenders.

     On March 11, 1998, the Company obtained a fully underwritten commitment (the "Commitment Letter") for a $122 million senior term credit facility maturing June 2002 (the "Senior Credit Facility") to be used to refinance the amounts outstanding under its revolving credit facility. Under the terms of the Commitment Letter, the outstanding debt will be secured by substantially all of the Company's assets and bear interest at a base rate plus 1.75% or LIBOR plus 2.75%, at the Company's option. The Senior Credit Facility will require the Company to maintain compliance with certain financial ratios subsequent to March 2000 and will contain other restrictions. Management expects to execute a Senior Credit Facility pursuant to the terms of the Commitment Letter before May 31, 1998.

     The revolving Credit Facility contains a number of covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, make investments, pay dividends or make other restricted payments, consummate certain asset sales, consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company.

     Aggregate maturities of long-term debt at December 31, 1997 are as follows:

1998.......................................................  $    496,378
1999.......................................................       578,748
2000.......................................................    35,396,461
2001.......................................................    42,808,332
2002.......................................................    42,835,083
Thereafter.................................................       680,401
                                                             ------------
                                                             $122,795,403
                                                             ============

                       PAXSON COMMUNICATIONS CORPORATION

11. SENIOR SUBORDINATED NOTES

     On September 28, 1995, the Company issued $230,000,000 of senior subordinated notes (the "Notes") at a discount, netting proceeds of $227,309,000 to the Company. The Company accretes the original issue discount over the term of the Notes using the effective interest method. At December 31, 1997, the unamortized discount was $2,041,264 ($2,344,904 in 1996). Interest on the Notes accrues at 11.625% to yield an effective rate per annum of 11.875%. Interest payments are payable semiannually on each April 1 and October 1. The principal balance is due at maturity on October 1, 2002.

     The Notes contain certain covenants which, among other things, restrict additional indebtedness, payment of dividends, stock issuance of subsidiaries, certain investments and transfers or sales of assets, and provide for the repurchase of the Notes in the event of a change in control of the Company. The Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future senior indebtedness of the Company and senior in right to all future subordinated indebtedness of the Company.

     The Notes are redeemable at the option of the Company on October 1, 1999, 2000 and 2001 at a redemption price of 104%, 102% and 100%, respectively, of the outstanding principal amount, plus accrued interest. Additionally, the Company may redeem up to 25% of the original principal amount of the Notes with proceeds from certain sales of Company stock or assets at any time prior to October 1, 1998 at a redemption price of 110% of the outstanding principal amount, plus accrued interest. There are no mandatory redemption requirements.

12. INCOME TAXES

     As a result of tax losses incurred by the Company during previous years, and net operating loss carryforwards available to offset taxable income in 1997, no current tax provision has been recorded by the Company for the years 1995 to 1997. The deferred benefit (provision) for federal and state income taxes for the three years ended December 31, 1997, 1996 and 1995 is as follows:

                                                  1997            1996          1995
                                              -------------    ----------    ----------
CONTINUING OPERATIONS
  Federal...................................  $  19,576,180    $       --    $1,152,000
  State.....................................      2,303,080            --       128,000
                                              -------------    ----------    ----------
                                              $  21,879,260    $       --    $1,280,000
                                              =============    ==========    ==========
DISCONTINUED OPERATIONS
  Federal...................................  $   1,196,191    $       --    $       --
  State.....................................        140,728            --            --
                                              -------------    ----------    ----------
                                              $   1,336,919    $       --    $       --
                                              =============    ==========    ==========
FROM DISPOSAL OF DISCONTINUED OPERATIONS
  Federal...................................  $(106,440,879)   $       --    $       --
  State.....................................    (12,522,456)           --            --
                                              -------------    ----------    ----------
                                              $(118,963,335)   $       --    $       --
                                              =============    ==========    ==========

                       PAXSON COMMUNICATIONS CORPORATION

     Deferred tax assets and deferred tax liabilities reflect the tax effect of differences between financial statement carrying amounts and tax bases of assets and liabilities as follows:

                                                              1997            1996
                                                          -------------   -------------
Deferred tax assets:
  Net operating loss carryforwards......................  $  17,505,309   $  24,338,000
  Deferred compensation.................................      7,231,812       6,359,000
  Allowance for doubtful accounts.......................        346,538         599,000
  Alternative minimum tax payments......................        975,000              --
                                                          -------------   -------------
                                                             26,058,659      31,296,000
  Deferred tax asset valuation allowance................     (3,070,754)    (23,615,000)
                                                          -------------   -------------
                                                             22,987,905       7,681,000
Deferred tax liabilities:
  Tax over book depreciation and amortization...........    (13,904,824)     (7,681,000)
  Deferred gain on disposal of discontinued
     operations.........................................   (104,830,237)             --
                                                          -------------   -------------
          Net deferred tax liabilities..................  $ (95,747,156)  $          --
                                                          =============   =============

     The Company and its subsidiaries have filed consolidated tax returns for all periods subsequent to December 15, 1993.

     The reconciliation of income tax benefit attributable to continuing operations, computed at the U.S. federal statutory tax rate, to the provision for income taxes is as follows:

                                                    1997          1996           1995
                                                ------------   -----------   ------------
Tax benefit at U.S. federal statutory tax
  rate........................................  $(19,849,954)  $(8,914,000)  $(11,417,000)
State income tax benefit, net of federal
  tax.........................................    (2,335,289)   (1,038,000)    (1,343,000)
Non deductible items..........................       305,983     1,346,000        597,000
Valuation allowance...........................            --     8,606,000     10,883,000
                                                ------------   -----------   ------------
Benefit for income taxes......................  $(21,879,260)  $        --   $ (1,280,000)
                                                ============   ===========   ============

     During 1997, the Company reversed approximately $20,544,000 of its deferred tax asset valuation allowance in connection with the disposition of discontinued operations. Accordingly, the benefit of the reversal of this allowance has been included within the gain on disposal of discontinued operations.

As a result of the deferred tax liability created by the tax deferred treatment of the gain on the sale of the Paxson Radio assets during the fourth quarter of 1997, management believes it is more likely than not that the Company's deferred tax assets created by such losses will be realized. Accordingly, the Company recognized a deferred tax benefit from continuing operations in the amount of approximately $21,879,260 during the fourth quarter of 1997.

     The Company has net operating loss carryforwards for income tax purposes subject to certain carryforward limitations of approximately $46,067,000 at December 31, 1997 expiring through 2012. A portion of the net operating losses, amounting to approximately $7,900,000, are limited to annual utilization as a result of a change in ownership. Additionally, further limitations on the utilization of the Company's net operating tax loss carryforwards could result in the event of certain changes in the Company's ownership.

     The tax deferral of the gain upon the sale of Paxson Radio, of approximately $305 million before deferred taxes of approximately $119 million, could be contested by the Internal Revenue Service ("IRS"). Based on the advise of counsel, management believes that, in the event of a challenge by the IRS of these tax positions, it is more likely than not that the Company would prevail. Should the IRS successfully challenge the Company on these matters, the Company could be subject to a material current tax liability.

                       PAXSON COMMUNICATIONS CORPORATION

13. EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

SAVINGS AND PROFIT SHARING PLAN

     The Company has retirement savings and cafeteria plans pursuant to Sections 401(k) and 125 of the Internal Revenue Code which cover substantially all of the Company's employees. Employer contributions to the retirement savings plan are discretionary. For the plan years ended December 31, 1997, 1996 and 1995, the Company made retirement savings contributions of approximately $68,000, $175,000 and $0, respectively. Under the cafeteria plan, employees may elect to participate in health, dental, life and disability insurance benefit plans funded through employee payroll deductions.

DEFERRED COMPENSATION PLAN

     During 1996, the Company established a supplemental deferred compensation plan for certain key executives. Under this program, participants may defer certain amounts of their base compensation and receive a corresponding match by the Company. Participants vest 100% in the company match after five years of service. Upon retirement, participants shall be eligible to receive from the Company certain amounts based on the initial deferral and the Company match. Certain amounts are also due if a participant terminates employment (other than by his voluntary action or discharge for cause) before attaining retirement age. The participants in this plan are general creditors of the Company with respect to the benefits under the plan. The expense associated with this program was approximately $131,200 and $66,000 for 1997 and 1996, respectively. The cash surrender value of the insurance policies under this program at December 31, 1997 is approximately $366,000 and the total liability under this program at December 31, 1997 is approximately $370,000.

LIFE INSURANCE

     The Company maintains a life insurance agreement for the benefit of Mr. Paxson and his spouse (the "Insureds") whereby the Company contributes to the payment of premiums on the policy. Upon the death of the survivor of the Insureds, the Company will be repaid its premium advance. The policy owner will retain all remaining proceeds. Premiums paid with respect to this policy were approximately $176,000 and $220,000 for 1997 and 1996, respectively.

STOCK INCENTIVE PLANS

     In November 1994 and October 1996, the Company established the Stock Incentive Plan (the "1994 Plan") and the 1996 Stock Incentive Plan (the "1996 Plan"), respectively, to provide incentives to officers, employees and others who perform services for the Company through awards of options and shares of restricted stock. Awards granted under each plan are at the discretion of the Company's Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. At December 31, 1997, 27,936 options for shares of Class A common stock were available for additional awards under the plans.

     When options are granted, a non-cash charge representing the difference between the exercise price and the fair market value of the common stock underlying the vested options on the date of grant is recorded as option plan compensation expense with the balance deferred and amortized over the remaining vesting period. For the years ended December 31, 1997, 1996 and 1995, the Company recognized approximately $6,500,000, $7,900,000 and $10,800,000, respectively, of option plan compensation expense and expects to recognize additional expense of approximately $2,200,000 over the next five years as such options vest. To date, no awards of shares of restricted stock have been made under the plans.

     Options granted under the 1994 Plan are pursuant to a five year vesting cycle commencing retroactively to the participant's date of employment or are exercisable in full at the date of grant. Options granted under the 1996 Plan are pursuant to a five year vesting cycle commencing January 1, 1996, if the participant was

                       PAXSON COMMUNICATIONS CORPORATION
employed by the Company at January 1, 1996 and January 1, 1997, if the participant commenced employment with the Company subsequent to January 1, 1996, or, in certain instances, are exercisable in full at the date of grant. All options granted expire ten years after the date of grant.

     A summary of the Company's 1994 and 1996 stock option plans as of December 31, 1997 and 1996 and changes during the years ending on those dates is presented below:

                                                     1997                   1996                   1995
                                             --------------------   --------------------   --------------------
                                                         WEIGHTED               WEIGHTED               WEIGHTED
                                                         AVERAGE                AVERAGE                AVERAGE
                                             NUMBER OF   EXERCISE   NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
                                              OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                             ---------   --------   ---------   --------   ---------   --------
Outstanding, beginning of year.............  3,590,693    $3.41     1,752,405    $3.42           --     $  --
Granted....................................   348,018      2.07     2,030,216     3.38     1,847,005     3.42
Forfeited..................................   (65,800)     3.42      (39,000)     3.42       (4,800)     3.42
Exercised..................................  (267,450)     3.42     (152,928)     3.22      (89,800)     3.42
                                             ---------    -----     ---------    -----     ---------    -----
Outstanding, end of year...................  3,605,461    $3.28     3,590,693    $3.41     1,752,405    $3.42
                                             =========    =====     =========    =====     =========    =====
Weighted average fair value of options
  granted during the year..................               $8.39                  $8.23                  $8.66
                                                          =====                  =====                  =====

     The majority of the Company's option grants have been at exercise prices of $3.42, a price which has historically been below the fair market value of the underlying common stock at the date of grant.

FAIR VALUE DISCLOSURES

     Had compensation expense for the Company's option plans been determined using the fair value method the Company's net income (loss) and net income
(loss) per share would have been as follows:

                                                     YEAR ENDED DECEMBER 31,
                                           --------------------------------------------
                                               1997            1996            1995
                                           ------------    ------------    ------------
Net income (loss):
  As reported............................  $188,412,901    $(48,127,485)   $(46,770,496)
  Pro forma..............................   187,297,693     (50,444,441)    (49,974,777)
Basic and diluted net income (loss) per
  share:
  As reported............................  $       3.50    $      (1.10)   $      (1.36)
  Pro forma..............................          3.48           (1.15)          (1.45)

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility range of 54% to 73%, and risk free interest rates of 6% to 6.9% and weighted average expected option terms of 7.5 years for both periods.

     The following tables summarize information about employee and director stock options at December 31, 1997:

OPTIONS OUTSTANDING AND EXERCISABLE

                                                                   WEIGHTED
                                                    NUMBER          AVERAGE          NUMBER
                                                OUTSTANDING AT     REMAINING     EXERCISABLE AT
                                                 DECEMBER 31,     CONTRACTUAL     DECEMBER 31,
EXERCISE PRICES                                      1997            LIFE             1997
---------------                                 --------------    -----------    --------------
   $0.01......................................      151,071            2             151,071
   $3.42......................................    3,454,390            6           2,591,390

                       PAXSON COMMUNICATIONS CORPORATION

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed under an employment agreement for a term expiring December 31, 1999, unless sooner terminated. The agreement provides that Mr. Paxson's base salary will be $465,850 in 1998 and $500,000 in 1999. In addition to his base salary, Mr. Paxson may receive an annual bonus at the discretion of, and in an amount set by, those members of the Compensation Committee who are not employees of the Company.

NOTES RECEIVABLE FROM THE SALE OF STOCK

     During December 1996, the Company approved a program under which it would extend loans to certain members of management for the purchase, in the open market, of Company common stock by those individuals. The notes are full recourse promissory notes bearing interest at 5.75% per annum and are collateralized by the stock purchased with the loan proceeds. Principal and interest is payable at maturity, March 31, 1999. The outstanding balance on such loans aggregated $2,813,250 and $1,873,139 at December 31, 1997 and 1996,
respectively, and is reflected as stock subscription notes receivable in the accompanying balance sheet.

14. REDEEMABLE PREFERRED STOCK

     The following represents a summary of the changes in the Company's preferred stock during the three years ended December 31, 1997:

                                     REDEEMABLE    REDEEMABLE     REDEEMABLE    REDEEMABLE
                                    EXCHANGEABLE     JUNIOR         SENIOR       SERIES B
                                    ------------   -----------   ------------   -----------
Balance at December 31, 1994......  $         --   $26,808,053   $ 14,060,054   $ 1,274,671
Issuance of shares................            --            --             --            --
Accretion.........................            --       634,988        332,156       325,208
Accrual of cumulative dividends...            --     4,090,869      2,431,872       752,775
                                    ------------   -----------   ------------   -----------
Balance at December 31, 1995......            --    31,533,910     16,824,082     2,352,654
Issuances.........................   143,197,254            --             --            --
Accretion.........................       159,977       650,084      1,805,599     3,418,615
Accrual of cumulative dividends...     4,571,919     4,596,502      2,374,740       730,066
Redemption premium................            --            --        700,000       250,000
Redemptions.......................            --            --    (21,704,421)   (6,751,335)
                                    ------------   -----------   ------------   -----------
Balance at December 31, 1996......   147,929,150    36,780,496             --            --
Accretion.........................       668,726       665,540             --            --
Accrual of cumulative dividends...    19,778,114     5,164,626             --            --
                                    ------------   -----------   ------------   -----------
Balance at December 31, 1997......  $168,375,990   $42,610,662   $         --   $        --
                                    ============   ===========   ============   ===========

REDEEMABLE EXCHANGEABLE PREFERRED STOCK

     The Company issued the Redeemable Exchangeable preferred stock on October 4, 1996 for gross proceeds of $150,000,000. Holders of Redeemable Exchangeable preferred stock are entitled to cumulative dividends at an annual rate of 12.5% of the liquidation price, per annum, payable semi-annually beginning April 30, 1997. The Company, at its option, may pay dividends on or before October 31, 2002 either in cash or by the issuance of additional shares of Redeemable Exchangeable preferred stock.

                       PAXSON COMMUNICATIONS CORPORATION

     The Company is required, subject to certain conditions, to redeem all of the Redeemable Exchangeable preferred stock outstanding on October 31, 2006 plus accumulated and unpaid dividends to the date of redemption. Additionally, the Redeemable Exchangeable preferred stock is redeemable, subject to certain restrictions, at the option of the Company on or after October 31, 2001 at the redemption prices set forth below (expressed as a percentage of liquidation price):

TWELVE MONTH PERIOD
BEGINNING OCTOBER 31,
---------------------
2001........................................................   106.250%
2002........................................................   104.167%
2003........................................................   102.083%
2004 and thereafter.........................................   100.000%

     The Redeemable Exchangeable preferred stock requires the Company to offer to purchase all outstanding shares of such stock in the event of certain changes in ownership control of the Company.

     On or before October 31, 1999, subject to certain restrictions, the Company may use the proceeds of a Public Equity Offering or a Major Asset Sale, as defined, to redeem for cash up to an aggregate of 35% of the shares of Redeemable Exchangeable preferred stock at a redemption price of 112.500% of the liquidation price of such shares plus accumulated and unpaid dividends.

     Subject to certain limitations, the Company may, at its option and provided it is not contractually prohibited from doing so, exchange the outstanding Redeemable Exchangeable preferred stock for Exchange Debentures as defined. Additionally, the Company has agreed to exchange all outstanding Redeemable Exchangeable preferred stock for Exchange Debentures within 60 days from the date on which the Company is no longer contractually prohibited from effecting such exchange.

     The Exchange Debentures bear interest at 12.5% per annum and are due October 31, 2006. The Exchange Debentures have redemption features similar to those of the Redeemable Exchangeable preferred stock.

     During 1997, the Company paid dividends of $20,782,320 by the issuance of additional shares of Redeemable Exchangeable preferred stock. Cumulative Redeemable Exchangeable preferred stock dividends in arrears aggregated $3,567,713 and $4,571,919 at December 31, 1997 and 1996, respectively.

REDEEMABLE JUNIOR PREFERRED STOCK

     The Company issued the Redeemable Junior preferred stock with 4,853,628 detachable Class C common stock warrants (after giving effect to the stock dividend during January 1995) on December 22, 1994 for gross proceeds of $33,000,000. Holders of Redeemable Junior preferred stock are entitled to cumulative dividends at an annual rate of 12% prior to the seventh anniversary of the issue date (December 22, 2001), 13% per annum from the seventh through the eighth anniversary of the issue date (December 22, 2002), and 14% per annum thereafter. Semi-annual dividend payments are required commencing December 31, 1999.

     The Redeemable Junior preferred shares are redeemable, at the option of the Company, at a 2% premium over the liquidation price thereof, plus unpaid, deferred, and accrued dividends after the third and prior to the fourth anniversary of the issue date (December 22, 1998), and at par plus unpaid, deferred, and accrued dividends on or after the fourth anniversary of the issue date. The shares are subject to mandatory redemption on the ninth anniversary of the issue date (December 22, 2003).

     Cumulative Redeemable Junior preferred stock dividends in arrears aggregated $13,949,641 and $8,785,015 at December 31, 1997 and 1996,
respectively.

                       PAXSON COMMUNICATIONS CORPORATION

REDEEMABLE SENIOR PREFERRED STOCK

     On October 4, 1996, the Company redeemed all of the outstanding shares of Redeemable Senior preferred stock for an aggregate of $21,704,421. Of this amount, $700,000 was considered a redemption premium over book value and accounted for as a preferred stock dividend.

REDEEMABLE SERIES B PREFERRED STOCK

     On October 4, 1996, the Company redeemed all of the outstanding shares of Redeemable Series B preferred stock for an aggregate of $6,751,335. Of this amount, $250,000 was considered a redemption premium over book value and accounted for as a preferred stock dividend.

REDEMPTION FEATURES OF PREFERRED STOCK

     The following table presents the redemption value of the two classes of preferred stock outstanding at December 31, 1997 should each be redeemed in the indicated year, assuming no cash dividends are paid prior to redemption, unless required:

                                                                 JUNIOR      EXCHANGEABLE
                                                              PREFERRED(1)   PREFERRED(2)
                                                              ------------   ------------
1998........................................................  $53,412,616             --
1999........................................................   59,102,420             --
2000........................................................   59,102,420             --
2001........................................................   59,102,420    300,494,498
2002........................................................   59,102,420    332,707,505

---------------

(1) Mandatorily redeemable on December 22, 2003; redeemable by the Company prior to that date.
(2) Redeemable at the option of the Company on or after October 31, 2001. See previous discussion for earlier redemption features on up to 35% of the shares.

15. COMMON STOCK WARRANTS

CLASS A AND B COMMON STOCK WARRANTS

     In connection with the 1993 Redeemable Senior preferred stock issuance, the Company issued 225 detachable redeemable common stock purchase warrants. During April 1996, in connection with the Company's offering of 10.3 million previously unissued shares of Class A common stock, the holders of the then outstanding Class A and B warrants surrendered their put provision requiring the Company to repurchase the warrants. The holders of the warrants are entitled to demand registration rights and piggyback registration rights following certain offerings of shares to the public. Additionally, the holders of the warrants have rights to convert shares of Class B common stock acquired in connection with the exercise of the warrants to shares of Class A common stock. On April 3, 1996, 32.2319 warrants were exercised for 893,000 shares of Class A common stock. In July 1997, the holders of the Company's Class A and B common stock warrants exercised 32.5083 warrants for 900,000 shares of Class A common stock and in September 1997, exercised 32.5121 warrants for 900,000 shares of Class A common stock. At December 31, 1997, the Company had 33.1252 Class A and B common stock warrants still outstanding which entitle the holders to purchase 688,312 Class A common shares and 229,437 Class B common shares.

CLASS C COMMON STOCK WARRANTS

     In connection with the Redeemable Junior preferred stock issuance on December 22, 1994, the Company issued 4,853,628 detachable Class C common stock purchase warrants, entitling the holder to purchase one Class C common share per warrant at an exercise price of $0.001 per share. Certain holders of these purchase

                       PAXSON COMMUNICATIONS CORPORATION
warrants are entitled to demand registration rights subsequent to the third anniversary of the issuance date and piggyback registration rights six months following certain offerings of shares to the public. During 1996, the terms of the Class C common stock purchase warrants were modified to allow the issuance of Class A common stock upon exercise of the warrants. Subsequent to such modification, 2,730,385 Class C common stock warrants were exercised for 2,730,173 shares of Class A common stock. During the quarter ended June 30, 1997, 2,123,243 Class C common stock warrants were exercised for approximately 2,123,047 shares of Class A common stock. At December 31, 1997, no class C common stock warrants were outstanding.

16. COMMON STOCK

     The Company has authorized 12,500,000 shares of Class C common stock with a par value of $0.001 per share. No shares of the Company's Class C common stock were issued or outstanding at December 31, 1997 or 1996.

     On April 3, 1996, the Company sold 10,300,000 previously unissued shares of its Class A common stock for net proceeds of approximately $154,800,000.

     Class A common stock and Class B common stock will vote as a single class in all matters submitted to a vote of the stockholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes; Class C common stock is non-voting. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. Under certain circumstances, Class C common stock may be converted, at the option of the holder, into Class A common stock.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

     Cash and cash equivalents, accounts receivable, cash held by qualified intermediary, accounts payable and accrued expenses. The fair values approximate the carrying values due to their short term nature.

     Investments in broadcast properties. The fair value of investments in broadcast properties is estimated based on recent market sale prices for comparable stations and/or markets. The fair value approximates the carrying value.

     Long-term debt and Senior subordinated notes. The fair values of long-term debt and senior subordinated notes are estimated based on current market rates and instruments with the same risk and maturities. The fair values approximate the carrying value.

     Mandatorily redeemable securities. Redeemable preferred stock (Junior and Exchangeable) is being accreted to its respective redemption values.

                       PAXSON COMMUNICATIONS CORPORATION

18. COMMITMENTS AND CONTINGENCIES

     The Company incurred total operating expenses of approximately $4,689,000, $2,876,000 and $1,531,000 for the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases for broadcasting facilities and equipment, employment agreements and on-air talent agreements. Future minimum annual payments under these non-cancelable operating leases and agreements, as of December 31, 1997, are as follows:

1998........................................................  $ 6,236,000
1999........................................................    5,062,000
2000........................................................    3,501,000
2001........................................................    2,962,000
2002........................................................    2,815,000
Thereafter..................................................   10,585,000
                                                              -----------
                                                              $31,161,000
                                                              -----------

     As of December 31, 1997 the Company had entered into TBAs with 11 licensees which require monthly TBA payments ranging from $2,500 to $1,250,000 and have effective terms ranging from one to ten years. The Company expects to acquire four of these TBA stations during the first quarter of 1998, including WPXN-TV which currently requires a monthly payment of $1,250,000.

PROGRAMMING COMMITMENTS

     In conjunction with its announced launch of a new broadcast television network the Company has entered into commitments for broadcast rights related to programs that are not currently available for broadcast and therefore not included in the consolidated financial statements. Future minimum annual payments (including deposits) under these agreements are as follows.

1998.......................................................  $ 46,114,015
1999.......................................................    75,202,626
2000.......................................................    71,015,115
2001.......................................................    62,155,787
2002.......................................................    31,723,792
Thereafter.................................................    39,418,667
                                                             ------------
                                                             $325,630,002
                                                             ============

     As of December 31, 1997, the Company had $36,682,500 of broadcast rights deposits recorded in Other Assets.

     The Company has also committed to purchase at similar terms additional future episodes of these programs should they be made available.

                       PAXSON COMMUNICATIONS CORPORATION

INVESTMENT COMMITMENTS

     The completion of each of the investments discussed below is subject to a variety of factors and to the satisfaction of various conditions, and there can be no assurance that any such investments will be completed. The Company has agreements to purchase significant assets of, or to enter into time brokerage and financing arrangements with respect to, the following properties, which are subject to various conditions, including the receipt of regulatory approvals:

STATION                                            MARKET SERVED(*)                COMMITMENT AMOUNT
-------                                            ----------------                -----------------
WPXN-TV............................  New York, NY(1)                                 $257,500,000
WCFC-TV............................  Chicago, IL(2)                                   135,000,000
WFBI/WCCL..........................  Memphis, TN/New Orleans, LA                       40,000,000
WPXD-TV............................  Detroit, MI(10)                                   35,000,000
Channel 40.........................  Pittsburgh, PA                                    35,000,000
KWPX-TV............................  Seattle, WA(3)(11)                                35,000,000
KBSP-TV............................  Portland, OR(13)                                  30,000,000
KSPX-TV............................  Sacramento, CA(4)                                 17,000,000
WPXP-TV............................  West Palm Beach, FL(6)                            16,635,000
WPXV-TV............................  Norfolk, VA(11)                                   14,750,000
WFHL-TV............................  Champaign, IL                                      9,250,000
WKRP-TV............................  Charleston, WV(7)                                  8,070,000
KPXF-TV............................  Fresno, CA(5)(10)                                  7,960,000
WAUP-TV............................  Syracuse, NY(7)                                    6,750,000
KAJW-TV............................  Phoenix, AZ(7)                                     6,600,000
WQPX-TV............................  Wilkes-Barre, PA                                   6,160,000
Channel 34.........................  Spokane, WA(12)                                    5,676,667
Channel 61.........................  Mobile, AL(12)                                     5,150,000
KAPA-TV............................  Honolulu, HI                                       5,000,000
KPXR-TV............................  Cedar Rapids, IA(8)(10)                            5,000,000
WPXK-TV............................  Knoxville, TN                                      5,000,000
Channel 14.........................  Albuquerque, NM(12)                                4,650,000
WFPX-TV............................  Raleigh, NC(10)                                    4,500,000
WNPX-TV............................  Nashville, TN(10)                                  4,200,000
Channel 21.........................  Shreveport, LA(12)                                 3,939,000
Channel 67.........................  Davenport, IA(12)                                  3,800,000
Channel 39.........................  Des Moines, IA(12)                                 3,750,000
Channel 23.........................  Portland, ME(12)                                   3,550,000
Channel 38.........................  Greenville, NC                                     3,550,000
WAQF-TV............................  Buffalo, NY(9)                                     3,000,000
WLWG-LP............................  Columbus, OH                                       2,500,000
Channel 51.........................  Jackson, MS(12)                                    2,250,000
KWOK-TV............................  San Francisco, CA(2)(6)                            2,215,000
Channel 30.........................  Odessa, TX(12)                                     1,306,000
KVUT-TV............................  Little Rock, AR(7)                                 1,250,000
WDVL-LP............................  Jacksonville, FL                                     600,000
K59ER-LP...........................  Las Vegas, NV(11)                                    500,000
Channel 15.........................  Christiansted, Virgin Islands(12)                    200,000

---------------

     In connection with the above commitments, the Company has made deposits or advances totaling approximately $74 million at December 31, 1997, recorded as escrow deposits or investments in broadcast properties. The Company has additional commitments of approximately $13.9 million in connection with a pending television station acquisition. The commitment amounts do not include capital expenditures required to upgrade or construct the above properties.

   * Each station is licensed by the FCC to serve a specific community, which is included in the listed market.

 (1) The Company began operating the station pursuant to a time brokerage agreement on June 30, 1997. The Company completed the purchase of this station in March 1998.

                       PAXSON COMMUNICATIONS CORPORATION

 (2) The Company is acquiring the station for consideration of $120 million cash, the Company's interests in KWOK-TV and up to $15 million of contingent payments to be determined based upon the seller's ability to deliver its programming to the Chicago market via cable carriage post closing.
 (3) The station purchase price of $35 million includes $10 million of consideration which is contingent upon the subsequent improvement of the station's broadcast signal, if feasible.
 (4) The Company has loaned an aggregate of $8,500,000 to KCMY-TV and began operating the station pursuant to a time brokerage agreement on October 1, 1996, pending completion of the acquisition of the station. The loan will be applied to the purchase price at the date of closing.
 (5) The Company began operating the station pursuant to a time brokerage agreement on June 1, 1997 pending completion of the acquisition of the station.
 (6) The Company has entered into various agreements with Cocola Broadcasting, its subsidiaries and other parties, whereby, the Company will acquire 100% and 90% of the ownership of KWOK-TV and WHBI-TV, respectively.
 (7) The Company has acquired a 49% interest in this property.
 (8) On May 3, 1997, the Company began operating the station pursuant to a time brokerage agreement. The purchase price reflects the cash portion only and does not include additional consideration of 600,000 shares of Class A common stock of the Company.
 (9) Includes the purchase of two low power television stations, W69CS and W63BM.
(10) The Company completed the purchase of this station in January 1998.
(11) The Company completed the purchase of this station in February 1998.
(12) The Company participated in FCC settlements and thereby acquired a construction permit for this property.
(13) Presently under a letter of intent.

GUTHY-RENKER

     During 1997, the Company entered into an agreement with Guthy-Renker Corporation to create transactional, entertainment and direct response programming. The Company has committed to provide the venture with funding of at least $3,000,000, of which $600,000 had been advanced as of December 31, 1997. The parties will share in the revenues generated by this programming.

LEGAL PROCEEDINGS

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations and cash flows.

                       PAXSON COMMUNICATIONS CORPORATION

19. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                     FOR THE 1997 QUARTERS ENDED
                                     -----------------------------------------------------------
                                     DECEMBER 31     SEPTEMBER 30      JUNE 30        MARCH 31
                                     ------------    ------------    -----------    ------------
Total revenue......................  $ 27,168,270    $ 23,778,844    $18,536,999    $ 18,937,340
Operating expenses, less
  depreciation, amortization,
  compensation associated with
  Paxson Radio asset sales and
  option plan compensation.........    26,113,720      20,365,043     14,169,937      14,593,207
Compensation associated with Paxson
  Radio asset sales................     9,700,000              --             --              --
Depreciation and amortization......     7,256,111       5,854,249      4,854,019       4,079,730
Option plan compensation...........     1,215,809         722,166        717,832         714,005
                                     ------------    ------------    -----------    ------------
Operating loss.....................  $(17,117,370)   $ (3,162,614)   $(1,204,789)   $   (449,602)
                                     ============    ============    ===========    ============
Loss from continuing operations....  $ (4,178,923)   $(14,810,071)   $(9,790,548)   $ (7,723,420)
Discontinued operations............   185,065,802      14,553,473     52,309,170        (735,576)
                                     ------------    ------------    -----------    ------------
Net income (loss)..................  $180,886,879    $   (256,598)   $42,518,622    $ (8,458,996)
                                     ============    ============    ===========    ============
Net income (loss) attributable to
  common stock.....................  $174,033,528    $ (6,982,630)   $36,092,638     (14,730,635)
                                     ============    ============    ===========    ============
Basic and diluted earnings per
  share:
  Loss from continuing
     operations....................  $      (0.19)   $      (0.38)   $     (0.33)   $      (0.28)
  Discontinued operations..........  $       3.14    $       0.26    $      1.04    $      (0.02)
  Net income (loss)................  $       2.95    $      (0.12)   $      0.71    $      (0.30)
Weighted average common shares
  outstanding......................    58,980,015      56,835,119     50,495,490      48,777,893
                                     ============    ============    ===========    ============
  Stock price(1)
     High..........................  $    12 1/16    $     14 3/8    $    13 1/8    $     10 1/4
     Low...........................  $     7 3/16    $   10 15/16    $     9 3/4    $    7 15/16

---------------

(1) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PAX.

                       PAXSON COMMUNICATIONS CORPORATION

                                                      FOR THE 1996 QUARTERS ENDED
                                      -----------------------------------------------------------
                                      DECEMBER 31     SEPTEMBER 30      JUNE 30        MARCH 31
                                      ------------    ------------    -----------    ------------
Total revenue.......................  $ 19,335,060    $14,950,507     $14,994,642    $ 13,052,409
Operating expenses, less
  depreciation, amortization and
  option plan compensation..........    16,076,043     11,740,206      10,061,577       8,486,622
Depreciation and amortization.......     4,339,268      3,576,510       2,636,273       2,335,725
Option plan compensation............     4,629,964        308,200         312,702       1,724,964
                                      ------------    -----------     -----------    ------------
Operating income (loss).............  $ (5,710,215)   $  (674,409)    $ 1,984,090    $    505,098
                                      ============    ===========     ===========    ============
Loss from continuing operations.....  $(14,597,739)   $(6,698,736)    $(2,769,195)   $ (6,369,801)
Discontinued operations.............     2,087,784        995,119       1,382,526        (248,859)
                                      ------------    -----------     -----------    ------------
Net (loss)..........................  $(12,509,955)   $(5,703,617)    $(1,386,669)   $ (6,618,660)
                                      ============    ===========     ===========    ============
Net (loss) attributable to common
  stock.............................  $(24,541,413)   $(8,166,709)    $(3,852,754)   $(11,566,609)
                                      ============    ===========     ===========    ============
Basic and diluted earnings per
  share:
  Loss from continuing operations...  $      (0.56)   $     (0.19)    $     (0.11)   $      (0.32)
  Discontinued operations...........  $       0.04    $      0.02     $      0.03    $      (0.01)
  Net loss..........................  $      (0.52)   $     (0.17)    $     (0.08)   $      (0.33)
Weighted average common shares
  outstanding.......................    47,158,019     46,983,274      46,570,794      34,556,861
                                      ============    ===========     ===========    ============
  Stock price(1)
     High...........................  $     11 1/8    $        13     $    15 3/8    $     21 1/4
     Low............................  $      6 5/8    $   9 11/16     $    10 5/8    $     13 7/8

---------------

(1) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PAX.

                       PAXSON COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                MARCH 31,       DECEMBER 31,
                                                                   1998             1997
                                                              --------------   --------------
                                                               (UNAUDITED)
                                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  137,286,453   $   82,641,444
  Restricted cash...........................................      17,000,000       17,000,000
  Accounts receivable, less allowance for doubtful accounts
    of $823,254 and $911,941 respectively...................       4,924,414        4,813,524
  Prepaid expenses and other current assets.................       3,342,301        2,765,984
                                                              --------------   --------------
         Total current assets...............................     162,553,168      107,220,952
Cash held by qualified intermediary.........................              --      418,949,550
Property and equipment, net.................................     141,143,502      105,896,873
Intangible assets, net......................................     536,789,337      205,400,029
Investments in broadcast properties.........................     106,848,464       72,762,195
Investment in cable network.................................      55,551,260       58,974,491
Other assets, net...........................................      71,711,490       87,908,884
                                                              --------------   --------------
         Total assets.......................................  $1,074,597,221   $1,057,112,974
                                                              ==============   ==============
             LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..................  $   13,358,699   $   11,305,782
  Accrued interest..........................................      13,873,176        8,475,686
  Current portion of long-term debt.........................         504,029          496,378
                                                              --------------   --------------
         Total current liabilities..........................      27,735,904       20,277,846
Deferred gain...............................................      12,100,000       12,100,000
Deferred income taxes.......................................      97,303,556       95,747,156
Long-term debt..............................................     122,166,752      122,299,025
Senior subordinated notes, net..............................     228,041,639      227,958,736
Redeemable Cumulative Compounding Junior preferred stock,
  $0.001 par value; 12% dividend rate per annum, 33,000
  shares authorized, issued and outstanding.................      44,189,493       42,610,662
Redeemable Exchangeable Preferred stock, $0.001 par value;
  12.5% dividend rate per annum, 440,000 shares authorized,
  170,782 shares issued and outstanding.....................     173,879,479      168,375,990
Class A common stock, $0.001 par value; one vote per share;
  150,000,000 shares authorized, 51,868,800 and 50,701,600
  shares issued and outstanding.............................          51,869           50,702
Class B common stock, $0.001 par value; ten votes per share,
  35,000,000 shares authorized, 8,311,639 shares issued and
  outstanding...............................................           8,312            8,312
Class A & B common stock warrants...........................       1,153,987        2,316,225
Stock subscription notes receivable.........................      (2,813,250)      (2,813,250)
Additional paid-in capital..................................     292,526,935      285,795,787
Deferred option plan compensation...........................      (1,898,619)      (2,205,240)
Retained earnings...........................................      80,151,164       84,591,023
Commitments and contingencies...............................              --               --
                                                              --------------   --------------
         Total liabilities, redeemable securities and common
           stockholders' equity.............................  $1,074,597,221   $1,057,112,974
                                                              ==============   ==============

The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 FOR THE THREE MONTHS
                                                                    ENDED MARCH 31,
                                                              ---------------------------
                                                                  1998           1997
                                                              ------------   ------------
                                                                      (UNAUDITED)
Revenue:
  Local and national advertising............................  $ 31,401,579   $ 18,498,815
  Other.....................................................       206,721        412,685
  Trade and barter..........................................        56,584         25,840
                                                              ------------   ------------
Total revenues..............................................    31,664,884     18,937,340
Operating expenses:
  Direct....................................................     5,146,368      3,337,759
  Programming...............................................     1,542,514        981,880
  Sales.....................................................     1,467,544        723,513
  Promotion.................................................       989,675        121,832
  Technical.................................................     2,973,139      2,036,166
  General and administrative................................     8,913,945      6,354,393
  Trade and barter..........................................        56,584         12,160
  Time brokerage and affiliation agreement fees.............     6,588,140      1,025,504
  Option plan compensation..................................       306,621        714,005
  Depreciation and amortization.............................     7,949,978      4,079,730
                                                              ------------   ------------
Total operating expenses....................................    35,934,508     19,386,942
                                                              ------------   ------------
Operating loss..............................................    (4,269,624)      (449,602)
Other income (expense):
  Interest expense..........................................   (10,505,642)    (8,735,442)
  Interest income...........................................     6,180,260      1,315,882
  Other expenses, net.......................................      (246,540)       145,742
  Gain on sale of television station........................    14,330,406             --
  Equity in loss of unconsolidated investment...............    (1,290,000)            --
                                                              ------------   ------------
Income (loss) from continuing operations before income tax
  provision.................................................     4,198,860     (7,723,420)
Income tax provision........................................    (1,556,400)            --
                                                              ------------   ------------
Income (loss) from continuing operations before
  extraordinary item........................................     2,642,460     (7,723,420)
                                                              ------------   ------------
Loss from discontinued operations, net of applicable income
  taxes.....................................................            --       (735,576)
                                                              ------------   ------------
Net income (loss)...........................................     2,642,460     (8,458,996)
Dividends and accretion on redeemable preferred stock.......    (7,082,319)    (6,271,639)
                                                              ------------   ------------
Net loss attributable to common stock.......................  $ (4,439,859)  $(14,730,635)
                                                              ============   ============
Basic and diluted loss per common share:
Loss from continuing operations.............................  $      (0.07)  $      (0.28)
Loss from discontinued operations...........................            --          (0.02)
                                                              ------------   ------------
Net loss....................................................  $      (0.07)  $      (0.30)
                                                              ============   ============
Weighted average shares outstanding.........................    59,588,768     48,777,893
                                                              ============   ============

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

        CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCKHOLDERS' EQUITY

                                   COMMON STOCK      CLASS A&B      CLASS C        STOCK
                                 ----------------     COMMON        COMMON      SUBSCRIPTION    ADDITIONAL    DEFERRED OPTION
                                  CLASS    CLASS       STOCK         STOCK         NOTES         PAID-IN           PLAN
                                    A        B       WARRANTS      WARRANTS      RECEIVABLE      CAPITAL       COMPENSATION
                                 -------   ------   -----------   -----------   ------------   ------------   ---------------
Balance at December 31, 1996...  $40,442   $8,312   $ 6,862,647   $ 2,335,528   $(1,873,139)   $209,621,241     $(6,397,916)
Stock issued for acquisition...    6,069                                                         66,118,931
Exercise of Class A, B and C
 common stock warrants.........    3,923             (4,546,422)   (2,335,528)                    6,878,028
Deferred option plan
 compensation..................                                                                   2,263,167      (2,263,167)
Option plan compensation.......                                                                                   6,455,843
Stock options exercised........      268                                                            914,420
Increase in stock subscription
 notes receivable..............                                                    (940,111)
Dividends on redeemable
 preferred stock...............
Accretion on Junior preferred
 stock.........................
Accretion on Redeemable
 Exchangeable preferred
 stock.........................
Net income.....................
                                 -------   ------   -----------   -----------   -----------    ------------     -----------
Balance at December 31, 1997...   50,702    8,312     2,316,225            --    (2,813,250)    285,795,787      (2,205,240)
Stock issued for acquisitions
 (unaudited)...................      600                                                          5,249,400
Exercise of Class A and B
 common stock warrants
 (unaudited)...................      460             (1,162,238)                                  1,161,778
Option plan compensation
 (unaudited)...................                                                                                     306,621
Stock options exercised
 (unaudited)...................      107                                                            319,970
Dividends on redeemable
 preferred stock (unaudited)...
Accretion on Junior preferred
 stock (unaudited).............
Accretion on Redeemable
 Exchangeable preferred stock
 (unaudited)...................
Net income (unaudited).........
                                 -------   ------   -----------   -----------   -----------    ------------     -----------
Balance at March 31, 1998
 (unaudited)...................  $51,869   $8,312   $ 1,153,987   $        --   $(2,813,250)   $292,526,935     $(1,898,619)
                                 =======   ======   ===========   ===========   ===========    ============     ===========


                                 RETAINED EARNINGS
                                   (ACCUMULATED
                                     DEFICIT)
                                 -----------------
Balance at December 31, 1996...    $(103,821,878)
Stock issued for acquisition...
Exercise of Class A, B and C
 common stock warrants.........
Deferred option plan
 compensation..................
Option plan compensation.......
Stock options exercised........
Increase in stock subscription
 notes receivable..............
Dividends on redeemable
 preferred stock...............      (24,942,740)
Accretion on Junior preferred
 stock.........................         (665,540)
Accretion on Redeemable
 Exchangeable preferred
 stock.........................         (668,726)
Net income.....................      214,689,907
                                   -------------
Balance at December 31, 1997...       84,591,023
Stock issued for acquisitions
 (unaudited)...................
Exercise of Class A and B
 common stock warrants
 (unaudited)...................
Option plan compensation
 (unaudited)...................
Stock options exercised
 (unaudited)...................
Dividends on redeemable
 preferred stock (unaudited)...       (6,744,549)
Accretion on Junior preferred
 stock (unaudited).............         (170,340)
Accretion on Redeemable
 Exchangeable preferred stock
 (unaudited)...................         (167,430)
Net income (unaudited).........        2,642,460
                                   -------------
Balance at March 31, 1998
 (unaudited)...................    $  80,151,164
                                   =============

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  FOR THE THREE MONTHS
                                                                     ENDED MARCH 31,
                                                              -----------------------------
                                                                  1998            1997
                                                              -------------   -------------
                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).........................................  $   2,642,460   $  (8,458,996)
  Adjustments to reconcile net income (loss) to net cash
    (used in)
    provided by operating activities:
    Depreciation and amortization...........................      7,949,978       8,738,098
    Option plan compensation................................        306,621       1,036,231
    Program rights amortization.............................             --         302,825
    Provision for doubtful accounts.........................        575,660         356,485
    Deferred income tax provision...........................      1,556,400              --
    Loss (gain) on sale or disposal of assets...............         82,027        (153,577)
    Equity in loss of unconsolidated investment.............      1,290,000              --
    Gain on sale of television station......................    (14,330,406)             --
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable............       (686,550)      3,005,161
      Increase in prepaid expenses and other current
       assets...............................................       (576,317)     (1,450,604)
      Increase in programming deposits......................     (7,013,750)             --
      Decrease (increase) in other assets...................        373,829      (2,399,573)
      Increase (decrease) in accounts payable and accrued
       liabilities..........................................      2,052,917        (373,334)
      Increase in accrued interest..........................      5,397,490       8,008,697
      Payments for program rights...........................             --        (338,898)
                                                              -------------   -------------
         Net cash (used in) provided by operating
           activities.......................................       (379,641)      8,272,515
                                                              -------------   -------------
Cash flows from investing activities:
  Acquisitions of broadcasting properties...................   (358,669,960)    (94,184,131)
  Increase in investments in broadcast properties...........    (34,552,839)     (4,862,838)
  Refunds of deposits on broadcast properties...............     22,853,732       4,200,000
  Refund of cash held by qualified intermediary.............    418,949,550              --
  Purchases of property and equipment.......................    (14,147,177)    (12,106,406)
  Distribution received from unconsolidated investment......      2,133,231              --
  Proceeds from sales of broadcast properties...............     18,262,658         751,050
                                                              -------------   -------------
         Net cash provided by (used in) investing
           activities.......................................     54,829,195    (106,202,325)
                                                              -------------   -------------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..................             --      80,000,000
  Repayments of long-term debt..............................       (124,622)       (193,915)
  Proceeds from exercise of common stock options, net.......        320,077         129,960
  Increase in stock subscription notes receivable...........             --        (840,111)
                                                              -------------   -------------
         Net cash provided by financing activities..........        195,455      79,095,934
                                                              -------------   -------------
Increase (decrease) in cash and cash equivalents............     54,645,009     (18,833,876)
Cash and cash equivalents at beginning of period............     82,641,444      61,748,788
                                                              -------------   -------------
Cash and cash equivalents at end of period..................  $ 137,286,453   $  42,914,912
                                                              =============   =============
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $   4,599,246   $     245,082
                                                              =============   =============
  Cash paid for income taxes................................  $          --   $          --
                                                              =============   =============
Non-cash operating and financing activities:
  Accretion of discount on senior subordinated notes........  $      82,903   $      73,103
                                                              =============   =============
  Issuance of common stock for acquisition..................  $   5,250,000   $          --
                                                              =============   =============
  Dividends accrued on redeemable preferred stock...........  $   6,744,549   $   5,941,050
                                                              =============   =============
  Accretion on redeemable securities........................  $     337,770   $     330,589
                                                              =============   =============
  Trade and barter revenue..................................  $      56,584   $   1,012,528
                                                              =============   =============
  Trade and barter expense..................................  $      56,584   $     983,841
                                                              =============   =============
  Sale of broadcast property for note receivable............  $          --   $  15,000,000
                                                              =============   =============

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     Paxson Communications Corporation's (the "Company") financial information contained in the financial statements and notes thereto as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997, is unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no changes in accounting policies since the period ended December 31, 1997. The composition of accounts has changed since December 31, 1997 to reflect the operations of acquisitions discussed elsewhere herein.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain reclassifications have been made to the prior year's financial statements to conform with the 1998 presentation. These financial statements, footnotes, and discussions should be read in conjunction with the December 31, 1997 financial statements and related footnotes and discussions contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the definitive proxy statement for the annual meeting of stockholders held April 17, 1998, and Form 8-K dated March 6, 1998, all of which were filed with the United States Securities and Exchange Commission.

2. DISCONTINUED OPERATIONS

     During 1997, the Company sold its interests in WTVX-TV and WPBF-TV and substantially all of its Paxson Radio segment assets and thus discontinued the operations of the Paxson Network-Affiliated Television and Paxson Radio segments. The results of operations for the Paxson Network-Affiliated Television and Paxson Radio segments for the three months ended March 31, 1997, net of applicable income taxes, have been presented as discontinued operations in the accompanying Consolidated Statements of Operations. The Paxson Network Affiliated Television operations generated revenues of approximately $5,284,000 for the three months ended March 31, 1997. The Paxson Radio operations generated revenues of approximately $24,139,000 for the three months ended March 31, 1997.

     The net assets of discontinued operations, totaling approximately $3 million at March 31, 1998 and December 31, 1997 consist of the assets of two remaining radio stations which are under contract to be sold for aggregate consideration of $3 million.

3. CASH HELD BY QUALIFIED INTERMEDIARY

     At December 31, 1997, the Company had placed a portion of the proceeds received from the Paxson Radio segment sale with a qualified intermediary in order to reinvest such proceeds and, to the extent reinvested, qualify for tax deferred exchange treatment in connection with such sale. All but approximately $66 million of these funds were reinvested in broadcast properties acquisitions during the first quarter of 1998. The funds not reinvested in like kind broadcasting properties were returned to the Company and placed in its operating cash accounts. The Company does not anticipate paying current income taxes on the non-deferred gain as it has sufficient net operating loss carryforwards to offset such gain.

4. INVESTMENT IN CABLE NETWORK

     The Company's investment in cable network represents a 30% interest in The Travel Channel, L.L.C., a joint venture with Discovery Communications, Inc. The results of operations of The Travel Channel, L.L.C. have been included in the Company's March 31, 1998 consolidated statement of operations using the equity method of accounting.

                       PAXSON COMMUNICATIONS CORPORATION

5. LONG-TERM DEBT

     In order to address the Company's business plan related to the PAX NET launch, the Company refinanced, in May 1998, substantially all of its long-term debt with a $122 million senior credit facility maturing June 2002 (the "Senior Credit Facility"). Under the terms of the Senior Credit Facility, the outstanding debt will be secured by substantially all of the Company's assets and bear interest at a base rate plus 1.75% or LIBOR plus 2.75%, at the Company's option. The Senior Credit Facility requires the Company to maintain compliance with certain financial ratios subsequent to March 2000 and also contains other restrictions. The Senior Credit Facility requires quarterly principal payments commencing December 31, 2000.

6. COMMON STOCK WARRANTS

     In March 1998, the holders of the Company's Class A and B common stock warrants exercised 16.6217 warrants for 460,000 shares of Class A common stock. The Company has 16.5036 common stock warrants outstanding which entitle the holders to purchase 342,929 Class A common shares and 114,309 Class B common shares.

7. PER SHARE DATA

     Basic and diluted loss per share from continuing operations was computed by dividing the loss from continuing operations before extraordinary item less dividends and accretion on redeemable preferred stock by the weighted average number of common shares outstanding during the period. Because of losses from continuing operations, the effect of stock options and warrants is antidilutive. Potentially dilutive common shares in the amount of 4,044,149 and 8,433,108 for the three months ended March 31, 1998 and 1997, respectively, have been excluded from the computation of diluted earnings per share as the effect of their inclusion is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.

=================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITY OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    1
Risk Factors...............................   18
The Exchange Offer.........................   28
The Transactions...........................   37
Use of Proceeds............................   39
Capitalization.............................   40
Unaudited Pro Forma Balance Sheet Data.....   41
Selected Historical and Pro Forma Financial
  Data.....................................   44
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   47
Business...................................   53
Management.................................   68
Ownership of Common Stock..................   75
Certain Relationships and Related
  Transactions.............................   75
Description of New Junior Preferred Stock
  and New Exchange Debentures..............   80
Description of Convertible Preferred
  Stock....................................  114
Description of Indebtedness................  115
Description of Capital Stock...............  117
Certain Federal Income Tax
  Considerations...........................  121
Plan of Distribution.......................  122
Legal Matters..............................  122
Experts....................................  123
Index of Financial Statements..............  F-1

=================================================================

=================================================================
                                  $200,000,000

                                  (PAXSON LOGO)

                                     PAXSON
                                 COMMUNICATIONS
                                  CORPORATION

OFFER TO EXCHANGE SHARES OF ITS 13 1/4% CUMULATIVE JUNIOR EXCHANGEABLE PREFERRED STOCK, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OUTSTANDING SHARES OF ITS 13 1/4% CUMULATIVE JUNIOR EXCHANGEABLE
                                PREFERRED STOCK
                               ------------------

                                   PROSPECTUS

                               ------------------
                               ____________, 1998


=================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Company's Certificate of Incorporation and Bylaws also contain provisions making indemnification of the Company's directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  3.1.1       --   Certificate of Incorporation of the Company(2)
  3.1.2       --   Bylaws of the Company(5)
  3.2.1       --   Certificate of Designation of the Company's Junior
                   Cumulative Compounding Redeemable Preferred Stock(2)
  3.2.2       --   Certificate of Designation of the Company's 12 1/2%
                   Cumulative Exchangeable Preferred Stock(5)
  3.2.3       --   Certificate of Designation of the Company's original 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock
  3.2.4       --   Certificate of Designation of the Company's 9 3/4% Series A
                   Convertible Preferred Stock
  3.2.5       --   Certificate of Designation of the Company's new 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock+
  3.3.1       --   Articles of Incorporation of Paxson Communications
                   Management Company(4)
  3.3.2       --   Bylaws of Paxson Communications Management Company(4)
  3.4.1       --   Articles of Incorporation of Excel Marketing Enterprises,
                   Inc.(4)
  3.4.2       --   Bylaws of Excel Marketing Enterprises, Inc.(4)
  3.5.1       --   Articles of Incorporation of Paxson Communications
                   Television, Inc.(4)
  3.5.2       --   Bylaws of Paxson Communications Television, Inc.(4)
  3.6.1       --   Articles of Incorporation of Paxson Communications of
                   Atlanta-14, Inc.(4)
  3.6.2       --   Bylaws of Paxson Communications of Atlanta-14, Inc.(4)
  3.7.1       --   Articles of Incorporation of Paxson Atlanta License, Inc.(4)
  3.7.2       --   Bylaws of Paxson Atlanta License, Inc.(4)
  3.8.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-60, Inc.(4)
  3.8.2       --   Bylaws of Paxson Communications of Boston-60, Inc.(4)
  3.9.1       --   Articles of Incorporation of Paxson Boston License, Inc.(4)
  3.9.1       --   Bylaws of Paxson Boston License, Inc.(4)
 3.10.1       --   Articles of Incorporation of Paxson Communications of
                   Dallas-68, Inc.(4)
 3.10.2       --   Bylaws of Paxson Communications of Dallas-68, Inc.(4)
 3.11.1       --   Articles of Incorporation of Paxson Dallas License, Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.11.2       --   Bylaws of Paxson Dallas License, Inc.(4)
 3.12.1       --   Articles of Incorporation of Paxson Communications of New
                   London-26, Inc.(4)
 3.12.2       --   Bylaws of Paxson Communications of New London-26, Inc.(4)
 3.13.1       --   Articles of Incorporation of Paxson Communications of
                   Philadelphia-61, Inc.(4)
 3.13.2       --   Bylaws of Paxson Communications of Philadelphia-61, Inc.(4)
 3.14.1       --   Articles of Incorporation of Paxson Philadelphia License,
                   Inc.(4)
 3.14.2       --   Bylaws of Paxson Philadelphia License, Inc.(4)
 3.15.1       --   Articles of Incorporation of Paxson Communications of
                   Miami-35, Inc.(4)
 3.15.2       --   Bylaws of Paxson Communications of Miami-35, Inc.(4)
 3.16.1       --   Articles of Incorporation of Paxson Communications of San
                   Jose-65, Inc.(4)
 3.16.2       --   Bylaws of Paxson Communications of San Jose-65, Inc.(4)
 3.17.1       --   Articles of Incorporation of Paxson San Jose License,
                   Inc.(4)
 3.17.2       --   Bylaws of Paxson San Jose License, Inc.(4)
 3.18.1       --   Articles of Incorporation of Paxson Communications of
                   Tampa-66, Inc.(4)
 3.18.2       --   Bylaws of Paxson Communications of Tampa-66, Inc.(4)
 3.19.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-30, Inc.(4)
 3.19.2       --   Bylaws of Paxson Communications of Los Angeles-30, Inc.(4)
 3.20.1       --   Articles of Incorporation of Paxson Los Angeles License,
                   Inc.(4)
 3.20.2       --   Bylaws of Paxson Los Angeles License, Inc.(4)
 3.21.1       --   Articles of Incorporation of Paxson Communications of
                   Minneapolis-41, Inc.(4)
 3.21.2       --   Bylaws of Paxson Communications of Minneapolis-41, Inc.(4)
 3.22.1       --   Articles of Incorporation of Paxson Communications of St.
                   Louis-13, Inc.(4)
 3.22.2       --   Bylaws of Paxson Communications of St. Louis-13, Inc.(4)
 3.23.1       --   Articles of Incorporation of Paxson Minneapolis License,
                   Inc.(4)
 3.23.2       --   Bylaws of Paxson Minneapolis License, Inc.(4)
 3.24.1       --   Articles of Incorporation of Paxson Communications of
                   Orlando-56, Inc.(4)
 3.24.2       --   Bylaws of Paxson Communications of Orlando-56, Inc.(4)
 3.25.1       --   Articles of Incorporation of Paxson Communications of
                   Houston-49, Inc.(4)
 3.25.2       --   Bylaws of Paxson Communications of Houston-49, Inc.(4)
 3.26.1       --   Articles of Incorporation of Paxson Houston License, Inc.(4)
 3.26.2       --   Bylaws of Paxson Houston License, Inc.(4)
 3.27.1       --   Certificate of Incorporation of Infomall TV Network, Inc.(4)
 3.27.2       --   Bylaws of Infomall TV Network, Inc.(4)
 3.28.1       --   Articles of Incorporation of Paxson Communications of
                   Cleveland-67, Inc.(4)
 3.28.2       --   Bylaws of Paxson Communications of Cleveland-67, Inc.(4)
 3.29.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-60, Inc.(4)
 3.29.2       --   Bylaws of Paxson Communications of Washington-60, Inc.(4)
 3.30.1       --   Articles of Incorporation of Paxson Washington License,
                   Inc.(4)
 3.30.2       --   Bylaws of Paxson Washington License, Inc.(4)
 3.31.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-13, Inc.(4)
 3.31.2       --   Bylaws of Paxson Communications of Phoenix-13, Inc.(4)
 3.32.1       --   Articles of Incorporation of Paxson Phoenix License, Inc.(4)
 3.32.2       --   Bylaws of Paxson Phoenix License, Inc.(4)
 3.33.1       --   Articles of Incorporation of Infomall Los Angeles, Inc.(4)
 3.33.2       --   Bylaws of Infomall Los Angeles, Inc.(4)
 3.34.1       --   Articles of Incorporation of Paxson Communications of
                   Milwaukee-55, Inc.(4)
 3.34.2       --   Bylaws of Paxson Communications of Milwaukee-55, Inc.(4)
 3.35.1       --   Articles of Incorporation of Paxson Communications of
                   Denver-59, Inc.(4)
 3.35.2       --   Bylaws of Paxson Communications of Denver-59, Inc.(4)
 3.36.1       --   Articles of Incorporation of Paxson Communications of New
                   York-43, Inc.(4)
 3.36.2       --   Bylaws of Paxson Communications of New York-43, Inc.(4)
 3.37.1       --   Articles of Incorporation of Paxson New York License,
                   Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.37.2       --   Bylaws of Paxson New York License, Inc.(4)
 3.38.1       --   Articles of Incorporation of Paxson Communications of
                   Akron-23, Inc.(4)
 3.38.2       --   Bylaws of Paxson Communications of Akron-23, Inc.(4)
 3.39.1       --   Articles of Incorporation of Paxson Akron License, Inc.(4)
 3.39.2       --   Bylaws of Paxson Akron License, Inc.(4)
 3.40.1       --   Articles of Incorporation of Paxson Communications of
                   Dayton-26, Inc.(4)
 3.40.2       --   Bylaws of Paxson Communications of Dayton-26, Inc.(4)
 3.41.1       --   Articles of Incorporation of Paxson Communications of San
                   Juan, Inc.(7)
 3.41.2       --   Bylaws of Paxson Communications of San Juan, Inc.(7)
 3.42.1       --   Articles of Incorporation of Paxson Communications of Battle
                   Creek-43, Inc.(7)
 3.42.2       --   Bylaws of Paxson Communications of Battle Creek-43, Inc.(7)
 3.43.1       --   Articles of Incorporation of Paxson Communications of
                   Albany-55, Inc.(7)
 3.43.2       --   Bylaws of Paxson Communications of Albany-55, Inc.(7)
 3.44.1       --   Articles of Incorporation of Paxson Albany License, Inc.(7)
 3.44.2       --   Bylaws of Paxson Albany License, Inc.(7)
 3.45.1       --   Articles of Incorporation of Paxson Communications of
                   Raleigh Durham-47, Inc.(7)
 3.45.2       --   Bylaws of Paxson Communications of Raleigh Durham-47,
                   Inc.(7)
 3.46.1       --   Articles of Incorporation of Paxson Communications L.P.T.V.,
                   Inc.(7)
 3.46.2       --   Bylaws of Paxson Communications L.P.T.V., Inc.(7)
 3.47.1       --   Articles of Incorporation of Paxson Dayton License, Inc.(7)
 3.47.2       --   Bylaws of Paxson Dayton License, Inc.(7)
 3.48.1       --   Articles of Incorporation of Paxson Denver License, Inc.(7)
 3.48.2       --   Bylaws of Paxson Denver License, Inc.(7)
 3.49.1       --   Articles of Incorporation of Paxson Communications of
                   Providence-69, Inc.(7)
 3.49.2       --   Bylaws of Paxson Communications of Providence-69, Inc.(7)
 3.50.1       --   Articles of Incorporation of Paxson Communications of
                   Greensboro-16, Inc.(7)
 3.50.2       --   Bylaws of Paxson Communications of Greensboro-16, Inc.(7)
 3.51.1       --   Articles of Incorporation of Paxson Greensboro License,
                   Inc.(7)
 3.51.2       --   Bylaws of Paxson Greensboro License, Inc.(7)
 3.52.1       --   Articles of Incorporation of Paxson Communications of
                   Tulsa-44, Inc.(7)
 3.52.2       --   Bylaws of Paxson Communications of Tulsa-44, Inc.(7)
 3.53.1       --   Articles of Incorporation of Paxson Sports Ventures
                   Company(7)
 3.53.2       --   Bylaws of Paxson Sports Ventures Company(7)
 3.54.1       --   Articles of Incorporation of PCC Direct, Inc.(7)
 3.54.2       --   Bylaws of PCC Direct, Inc.(7)
 3.55.1       --   Articles of Incorporation of Paxson Communications of
                   Oklahoma City-62, Inc.(7)
 3.55.2       --   Bylaws of Paxson Communications of Oklahoma City-62, Inc.(7)
 3.56.1       --   Articles of Incorporation of Paxson Communications of
                   Sacramento-29, Inc.(7)
 3.56.2       --   Bylaws of Paxson Communications of Sacramento-29, Inc.(7)
 3.57.1       --   Articles of Incorporation of Paxson Sacramento License,
                   Inc.(7)
 3.57.2       --   Bylaws of Paxson Sacramento License, Inc.(7)
 3.58.1       --   Articles of Incorporation of Paxson Communications of
                   Seattle-33, Inc.(7)
 3.58.2       --   Bylaws of Paxson Communications of Seattle-33, Inc.(7)
 3.59.1       --   Articles of Incorporation of Paxson Seattle License, Inc.(7)
 3.59.2       --   Bylaws of Paxson Seattle License, Inc.(7)
 3.60.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-46, Inc.(7)
 3.60.2       --   Bylaws of Paxson Communications of Boston-46, Inc.(7)
 3.61.1       --   Articles of Incorporation of Paxson Communications of Little
                   Rock-42, Inc.(7)
 3.61.2       --   Bylaws of Paxson Communications of Little Rock-42, Inc.(7)
 3.62.1       --   Articles of Incorporation of Paxson Little Rock License,
                   Inc.(7)
 3.62.2       --   Bylaws of Paxson Little Rock License, Inc.(7)
 3.63.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-51, Inc.(7)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.63.2       --   Bylaws of Paxson Communications of Phoenix-51, Inc.(7)
 3.64.1       --   Articles of Incorporation of Paxson Communications of
                   Birmingham-44, Inc.(7)
 3.64.2       --   Bylaws of Paxson Communications of Birmingham-44, Inc.(7)
 3.65.1       --   Articles of Incorporation of Paxson Birmingham License,
                   Inc.(7)
 3.65.2       --   Bylaws of Paxson Birmingham License, Inc.(7)
 3.66.1       --   Articles of Incorporation of Paxson Sports of Miami, Inc.(7)
 3.66.2       --   Bylaws of Paxson Sports of Miami, Inc.(7)
 3.67.1       --   Articles of Incorporation of Paxson Communications of Salt
                   Lake City-30, Inc.+
 3.67.2       --   Bylaws of Paxson Communications of Salt Lake City-30, Inc.+
 3.68.1       --   Articles of Incorporation of Paxson Salt Lake City License,
                   Inc.+
 3.68.2       --   Bylaws of Paxson Salt Lake City License, Inc.+
 3.69.1       --   Articles of Incorporation of Paxson Oklahoma City License,
                   Inc.+
 3.69.2       --   Bylaws of Paxson Oklahoma City License, Inc.+
 3.70.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-66, Inc.+
 3.70.2       --   Bylaws of Paxson Communications of Washington-66, Inc.+
 3.71.1       --   Articles of Incorporation of Paxson Communications of
                   Scranton-64, Inc.+
 3.71.2       --   Bylaws of Paxson Communications of Scranton-64, Inc.+
 3.72.1       --   Articles of Incorporation of Paxson Scranton License, Inc.+
 3.72.2       --   Bylaws of Paxson Scranton License, Inc.+
 3.73.1       --   Articles of Incorporation of Paxson Communications of Kansas
                   City-50, Inc.+
 3.73.2       --   Bylaws of Paxson Communications of Kansas City-50, Inc.+
 3.74.1       --   Articles of Incorporation of Paxson Milwaukee License, Inc.+
 3.74.2       --   Bylaws of Paxson Milwaukee License, Inc.+
 3.75.1       --   Articles of Incorporation of Paxson Communications of
                   Hartford-18, Inc.+
 3.75.2       --   Bylaws of Paxson Communications of Hartford-18, Inc.+
 3.76.1       --   Articles of Incorporation of Paxson Communications of
                   Pittsburgh-40, Inc.+
 3.76.2       --   Bylaws of Paxson Communications of Pittsburgh-40, Inc.+
 3.77.1       --   Articles of Incorporation of Paxson Communications of
                   Detroit-31, Inc.+
 3.77.2       --   Bylaws of Paxson Communications of Detroit-31, Inc.+
 3.78.1       --   Articles of Incorporation of Paxson Detroit License, Inc.+
 3.78.2       --   Bylaws of Paxson Detroit License, Inc.+
 3.79.1       --   Articles of Incorporation of Paxson Pittsburgh License,
                   Inc.+
 3.79.2       --   Bylaws of Paxson Pittsburgh License, Inc.+
 3.80.1       --   Articles of Incorporation of Paxson Communications of
                   Roanoke-38, Inc.+
 3.80.2       --   Bylaws of Paxson Communications of Roanoke-38, Inc.+
 3.81.1       --   Articles of Incorporation of Paxson Roanoke License, Inc.+
 3.81.2       --   Bylaws of Paxson Roanoke License, Inc.+
 3.82.1       --   Articles of Incorporation of Paxson Communications of
                   Fresno-61, Inc.+
 3.82.2       --   Bylaws of Paxson Communications of Fresno-61, Inc.+
 3.83.1       --   Articles of Incorporation of Paxson Fresno License, Inc.+
 3.83.2       --   Bylaws of Paxson Fresno License, Inc.+
 3.84.1       --   Articles of Incorporation of Paxson Communications of
                   Nashville-28, Inc.+
 3.84.2       --   Bylaws of Paxson Communications of Nashville-28, Inc.+
 3.85.1       --   Articles of Incorporation of Paxson Tennessee License, Inc.+
 3.85.2       --   Bylaws of Paxson Tennessee License, Inc.+
 3.86.1       --   Articles of Incorporation of Paxson Communications of Cedar
                   Rapids-48, Inc.+
 3.86.2       --   Bylaws of Paxson Communications of Cedar Rapids-48, Inc.+
 3.87.1       --   Articles of Incorporation of Paxson Cedar Rapids License,
                   Inc.+
 3.87.2       --   Bylaws of Paxson Cedar Rapids License, Inc.+
 3.88.1       --   Articles of Incorporation of Paxson Communications of
                   Buffalo-51, Inc.+
 3.88.2       --   Bylaws of Paxson Communications of Buffalo-51, Inc.+
 3.89.1       --   Articles of Incorporation of Paxson Buffalo License, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.89.2       --   Bylaws of Paxson Buffalo License, Inc.+
 3.90 1       --   Articles of Incorporation of Paxson Communications of Green
                   Bay-14, Inc.+
 3.90.2       --   Bylaws of Paxson Communications of Green Bay-14, Inc.+
 3.91.1       --   Articles of Incorporation of Paxson Green Bay License, Inc.+
 3.91.2       --   Bylaws of Paxson Green Bay License, Inc.+
 3.92.1       --   Articles of Incorporation of Paxson Communications of
                   Tucson-46, Inc.+
 3.92.2       --   Bylaws of Paxson Communications of Tucson-46, Inc.+
 3.93.1       --   Articles of Incorporation of Paxson Tucson License, Inc.+
 3.93.2       --   Bylaws of Paxson Tucson License, Inc.+
 3.94.1       --   Articles of Incorporation of Paxson Communications of New
                   York-31, Inc.+
 3.94.2       --   Bylaws of Paxson Communications of New York-31, Inc.+
 3.95.1       --   Articles of Incorporation of Paxson Miami-35 License, Inc.+
 3.95.2       --   Bylaws of Paxson Miami-35 License, Inc.+
 3.96.1       --   Articles of Incorporation of Paxson Tampa-66 License, Inc.+
 3.96.2       --   Bylaws of Paxson Tampa-66 License, Inc.+
 3.97.1       --   Articles of Incorporation of Paxson Communications of
                   Hawaii-66, Inc.+
 3.97.2       --   Bylaws of Paxson Communications of Hawaii-66, Inc.+
 3.98.1       --   Articles of Incorporation of Paxson Hawaii License, Inc.+
 3.98.2       --   Bylaws of Paxson Hawaii License, Inc.+
 3.99.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-63, Inc.+
 3.99.2       --   Bylaws of Paxson Communications of Los Angeles-63, Inc.+
3.100.1       --   Articles of Incorporation of Paxson Communications of
                   Albuquerque-14, Inc.+
3.100.2       --   Bylaws of Paxson Communications of Albuquerque-14, Inc.+
3.101.1       --   Articles of Incorporation of Paxson Communications of
                   Fayetteville-62, Inc.+
3.101.2       --   Bylaws of Paxson Communications of Fayetteville-62, Inc.+
3.102.1       --   Articles of Incorporation of Paxson Fayetteville License,
                   Inc.+
3.102.2       --   Bylaws of Paxson Fayetteville License, Inc.+
3.103.1       --   Operating Agreement of Ocean State Television L.L.C.+
3.103.2       --   Certificate of Organization of Ocean State Television
                   L.L.C.+
3.104.1       --   Articles of Incorporation of United Broadcast Group II,
                   Inc.+
3.104.2       --   Bylaws of United Broadcast Group II, Inc.+
3.105.1       --   Articles of Incorporation of Paxson Communications of
                   Charleston-29, Inc.+
3.105.2       --   Bylaws of Paxson Communications of Charleston-29, Inc.+
3.106.1       --   Articles of Incorporation of Paxson Charleston License,
                   Inc.+
3.106.2       --   Bylaws of Paxson Charleston License, Inc.+
3.107.1       --   Articles of Incorporation of Jetstar Development, Inc.+
3.107.2       --   Bylaws of Jetstar Development, Inc.+
3.108.1       --   Certificate of Incorporation of Pax Net, Inc.+
3.108.2       --   Bylaws of Pax Net, Inc.+
3.109.1       --   Articles of Incorporation of Paxson Television Productions,
                   Inc.+
3.109.2       --   Bylaws of Paxson Television Productions, Inc.+
3.110.1       --   Articles of Incorporation of Paxson Communications of
                   Syracuse-56, Inc.+
3.110.2       --   Bylaws of Paxson Communications of Syracuse-56, Inc.+
3.111.1       --   Articles of Incorporation of Paxson Syracuse License, Inc.+
3.111.2       --   Bylaws of Paxson Syracuse License, Inc.+
3.112.1       --   Articles of Incorporation of Paxson Communications of
                   Decatur-23, Inc.+
3.112.2       --   Bylaws of Paxson Communications of Decatur-23, Inc.+
3.113.1       --   Articles of Incorporation of Paxson Decatur License, Inc.+
3.113.2       --   Bylaws of Paxson Decatur License, Inc.+
3.114.1       --   Articles of Incorporation of Paxson Communications of
                   Memphis-50, Inc.+
3.114.2       --   Bylaws of Paxson Communications of Memphis-50, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.115.1       --   Articles of Incorporation of Paxson Communications of
                   Knoxville-54, Inc.+
3.115.2       --   Bylaws of Paxson Communications of Knoxville-54, Inc.+
3.116.1       --   Articles of Incorporation of Paxson Communications of New
                   Orleans-49, Inc.+
3.116.2       --   Bylaws of Paxson Communications of New Orleans-49, Inc.+
3.117.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-23, Inc.+
3.117.2       --   Bylaws of Paxson Communications of Portland-23, Inc.+
3.118.1       --   Articles of Incorporation of Paxson Orlando License, Inc.+
3.118.2       --   Bylaws of Paxson Orlando License, Inc.+
3.119.1       --   Articles of Incorporation of Paxson Communications of
                   Chicago-38, Inc.+
3.119.2       --   Bylaws of Paxson Communications of Chicago-38, Inc.+
3.120.1       --   Articles of Incorporation of Paxson Chicago License, Inc.+
3.120.2       --   Bylaws of Paxson Chicago License, Inc.+
3.121.1       --   Articles of Incorporation of Paxson Communications of
                   Norfolk-49, Inc.+
3.121.2       --   Bylaws of Paxson Communications of Norfolk-49, Inc.+
3.122.1       --   Articles of Incorporation of Paxson Albuquerque License,
                   Inc.+
3.122.2       --   Bylaws of Paxson Albuquerque License, Inc.+
3.123.1       --   Articles of Incorporation of Paxson Communications of
                   Davenport-67, Inc.+
3.123.2       --   Bylaws of Paxson Communications of Davenport-67, Inc.+
3.124.1       --   Articles of Incorporation of Paxson Davenport License, Inc.+
3.124.2       --   Bylaws of Paxson Davenport License, Inc.+
3.125.1       --   Articles of Incorporation of Paxson Communications of Des
                   Moines-39, Inc.+
3.125.2       --   Bylaws of Paxson Communications of Des Moines-39, Inc.+
3.126.1       --   Articles of Incorporation of Paxson Des Moines License,
                   Inc.+
3.126.2       --   Bylaws of Paxson Des Moines License, Inc.+
3.127.1       --   Articles of Incorporation of Paxson Communications of
                   Greenville-38, Inc.+
3.127.2       --   Bylaws of Paxson Communications of Greenville-38, Inc.+
3.128.1       --   Articles of Incorporation of Paxson Greenville License,
                   Inc.+
3.128.2       --   Bylaws of Paxson Greenville License, Inc.+
3.129.1       --   Articles of Incorporation of Paxson Communications of
                   Jackson-51, Inc.+
3.129.2       --   Bylaws of Paxson Communications of Jackson-51, Inc.+
3.130.1       --   Articles of Incorporation of Paxson Jackson License, Inc.+
3.130.2       --   Bylaws of Paxson Jackson License, Inc.+
3.131.1       --   Articles of Incorporation of Paxson Communications of
                   Mobile-61, Inc.+
3.131.2       --   Bylaws of Paxson Communications of Mobile-61, Inc.+
3.132.1       --   Articles of Incorporation of Paxson Mobile License, Inc.+
3.132.2       --   Bylaws of Paxson Mobile License, Inc.+
3.133.1       --   Articles of Incorporation of Paxson Communications of
                   Odessa-30, Inc.+
3.133.2       --   Bylaws of Paxson Communications of Odessa-30, Inc.+
3.134.1       --   Articles of Incorporation of Paxson Odessa License, Inc.+
3.134.2       --   Bylaws of Paxson Odessa License, Inc.+
3.135.1       --   Articles of Incorporation of Paxson Portland License, Inc.+
3.135.2       --   Bylaws of Paxson Portland License, Inc.+
3.136.1       --   Articles of Incorporation of Paxson Communications of
                   Shreveport-21, Inc.+
3.136.2       --   Bylaws of Paxson Communications of Shreveport-21, Inc.+
3.137.1       --   Articles of Incorporation of Paxson Shreveport License,
                   Inc.+
3.137.2       --   Bylaws of Paxson Shreveport License, Inc.+
3.138.1       --   Articles of Incorporation of Paxson Communications of
                   Spokane-34, Inc.+
3.138.2       --   Bylaws of Paxson Communications of Spokane-34, Inc.+
3.139.1       --   Articles of Incorporation of Paxson Spokane License, Inc.+
3.139.2       --   Bylaws of Paxson Spokane License, Inc.+
3.140.1       --   Articles of Incorporation of Paxson Communications of St.
                   Croix-15, Inc.+
3.140.2       --   Bylaws of Paxson Communications of St. Croix-15, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.141.1       --   Articles of Incorporation of Paxson St. Croix License, Inc.+
3.141.2       --   Bylaws of Paxson St. Croix License, Inc.+
3.142.1       --   Articles of Incorporation of Paxson Communications of
                   Springfield-34, Inc.+
3.142.2       --   Bylaws of Paxson Communications of Springfield-34, Inc.+
3.143.1       --   Articles of Incorporation of Paxson Springfield License,
                   Inc.+
3.143.2       --   Bylaws of Paxson Springfield License, Inc.+
3.144.1       --   Articles of Incorporation of S&E Network, Inc.+
3.144.2       --   Bylaws of S&E Network, Inc.+
3.145.1       --   Articles of Incorporation of Channel 56 of Orlando, Inc.+
3.145.2       --   Bylaws of Channel 56 of Orlando, Inc.+
3.146.1       --   Certificate of Incorporation of Travel Channel Acquisition
                   Corporation+
3.146.2       --   Bylaws of Travel Channel Acquisition Corporation+
3.147.1       --   Articles of Incorporation of Paxson Communications of West
                   Palm Beach-67, Inc.+
3.147.2       --   Bylaws of Paxson Communications of West Palm Beach-67, Inc.+
3.148.1       --   Articles of Incorporation of Paxson Communications of
                   Lexington-67, Inc.+
3.148.2       --   Bylaws of Paxson Communications of Lexington-67, Inc.+
3.149.1       --   Articles of Incorporation of Paxson Lexington License, Inc.+
3.149.2       --   Bylaws of Paxson Lexington License, Inc.+
3.150.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-22, Inc.+
3.150.2       --   Bylaws of Paxson Communications of Portland-22, Inc.+
3.151.1       --   Articles of Incorporation of Paxson Salem License, Inc.+
3.151.2       --   Bylaws of Paxson Salem License, Inc.+
3.152.1       --   Articles of Incorporation of Paxson Communications of San
                   Antonio-26, Inc.+
3.152.2       --   Bylaws of Paxson Communications of San Antonio-26, Inc.+
3.153.1       --   Articles of Incorporation of Paxson Communications of
                   Fargo-27, Inc.+
3.153.2       --   Bylaws of Paxson Communications of Fargo-27, Inc.+
3.154.1       --   Articles of Incorporation of Paxson Tulsa License, Inc.+
3.154.2       --   Bylaws of Paxson Tulsa License, Inc.+
3.155.1       --   Articles of Incorporation of Paxson Knoxville License, Inc.+
3.155.2       --   Bylaws of Paxson Knoxville License, Inc.+
3.156.1       --   Articles of Incorporation of Pax Net Television Productions,
                   Inc.+
3.156.2       --   Bylaws of Pax Net Television Productions, Inc.+
3.157.1       --   Articles of Incorporation of Paxson Communications of
                   Wausau-46, Inc.+
3.157.2       --   Bylaws of Paxson Communications of Wausau-46, Inc.+
3.158.1       --   Articles of Incorporation of Paxson Wausau License, Inc.+
3.158.2       --   Bylaws of Paxson Wausau License, Inc.+
3.159.1       --   Articles of Incorporation of Paxson Fargo License, Inc.+
3.159.2       --   Bylaws of Paxson Fargo License, Inc.+
3.160.1       --   Operating Agreement of Paxson Communications License
                   Company, LLC+
3.160.2       --   Certificate of Organization of Paxson Communications License
                   Company, LLC+
3.161.1       --   Articles of Incorporation of Cocola Media Corporation of San
                   Francisco+
3.161.2       --   Bylaws of Cocola Media Corporation of San Francisco+
3.162.1       --   Articles of Incorporation of Channel 44 of Tulsa, Inc.+
3.162.2       --   Bylaws of Channel 44 of Tulsa, Inc.+
3.163.1       --   Certificate of Incorporation of Cocola Media Corporation of
                   Florida+
3.163.2       --   Bylaws of Cocola Media Corporation of Florida +
3.164.1       --   Articles of Incorporation of Paxson Kansas City License,
                   Inc.+
3.164.2       --   Bylaws of Paxson Kansas City License, Inc.+
    4.1       --   Indenture dated as of September 28, 1995 by and between the
                   Company, the guarantors named therein and The Bank of New
                   York, as Trustee, with respect to the Senior Subordinated
                   Notes(4)
    4.2       --   Form of Senior Subordinated Note with Form of Guarantee(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    4.3       --   Indenture dated as of October 4, 1996 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the Exchange Debentures(7)
    4.4       --   Indenture dated as of June 10, 1998 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the New Exchange
                   Debentures
    4.5       --   Second Amended and Restated Credit Agreement, dated as of
                   April 28, 1998, among Paxson Communications Corporation, the several lenders from time to time parties thereto and Union
                   Bank of California, N.A., as the Agent
    4.6       --   Form of Stock Certificate of the 13 1/4% Cumulative Junior
                   Exchangeable Preferred Stock
    5.1       --   Opinion of Holland & Knight LLP regarding the legality of
                   the New Junior Preferred Stock, including consent+
    9.1       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof(2)
    9.2       --   Agreement, dated March 26, 1996, amending the Amended and
                   Restated Stockholders Agreement, dated as of December 22,
                   1994, by and among the Company and certain stockholders
                   thereof and certain related agreements(5)
   10.1       --   Securities Purchase Agreement, dated as of September 22,
                   1995, by and among the Company, the Guarantors named therein and the Initial Purchasers named therein(4)
   10.3       --   Stock Purchase Agreement, dated as of December 22, 1994, by and among the Company and certain purchasers of Company
                   securities(2)
   10.4       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof (incorporated by reference to Exhibit
                   9.1)(2)
 10.4.1       --   Agreement, dated March 26, 1996 amending the Amended and
                   Restated Stockholders Agreement, by and among the Company
                   and certain stockholders thereof and certain related
                   agreements (incorporated by reference to Exhibit 9.2)
   10.5       --   Exchange and Consent Agreement, dated as of December 22,
                   1994 by and among the Company and certain stockholders
                   thereof(2)
  10.26       --   Employment Agreement, dated as of June 30, 1994, by and
                   between the Company and Lowell W. Paxson(1)
  10.27       --   Paxson Communications Corp. Profit Sharing Plan(1)
  10.28       --   Paxson Communications Corp. Stock Incentive Plan(1)
  10.36       --   Real Estate Sale and Purchase Agreement, dated as of May 18,
                   1995, by and between F&M Bank--Martinsburg and Paxson
                   Communications of Washington-60, Inc.(3)
  10.46       --   Non-compete Agreement, dated August 18, 1995, between the
                   Company and Lowell W. Paxson(4)
  10.54       --   Indenture, dated as of September 28, 1995, among the
                   Company, the Guarantors named therein and The Bank of New
                   York, as Trustee with respect to the Senior Subordinated
                   Notes(4)
  10.83       --   Lease Agreement, dated June 14, 1994, between Paxson
                   Communications of Tampa-66, Inc. and The Christian Network,
                   Inc. for lease of production and distribution facilities at
                   WFCT-TV(5)
  10.89       --   Amended and Restated Promissory Note dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
  10.90       --   First Amendment to Loan Agreement dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
 10.103       --   Construction Agreement, dated April 16, 1996, by and among
                   Offshore Broadcasting Corporation, Ocean State Television,
                   L.L.C. and Paxson Communications of Providence-69, Inc.(6)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.104       --   Loan Agreement, dated April 16, 1996, by and among Paxson
                   Communications of Providence-69, Inc., Offshore Broadcasting
                   Corporation and Ocean State Television, L.L.C.(6)
 10.110       --   Subordinated Note between MacDonald Communications
                   Corporation and the Company for $3,000,000 dated June 7,
                   1996.(6)
 10.116       --   Asset Purchase Agreement, dated July 1, 1996, by and among
                   Paxson Communications of New London-26, Inc., Paxson New
                   London License, Inc., and Roberts Broadcasting of Hartford,
                   L.L.C.(6)
 10.123       --   Asset Exchange Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44, Inc. and
                   WNAL-TV Inc.(6)
 10.124       --   Loan Agreement, dated August 7, 1996, by and between Paxson
                   Broadcasting of Birmingham-44 Inc. and WNAL-TV Inc.(6)
 10.125       --   Time Brokerage Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44 Inc. and
                   WNAL-TV Inc.(6)
 10.126       --   Option Agreement by and among Paxson Communications of Salt
                   Lake City-16, Inc. and Roberts Broadcasting of Salt Lake
                   City L.L.C., dated August 5, 1996(6)
 10.127       --   Asset Purchase Agreement, dated July 31, 1996, by and
                   between Paxson Communications of Oklahoma City-62, Inc. and
                   Aracelis Ortiz for Television Station KMNZ-TV, Oklahoma
                   City, Oklahoma(8)
 10.128       --   Purchase Agreement, dated July 31, 1996, by and among
                   America 51, L.P., Paxson Communications of Phoenix-51, Inc.,
                   and Hector Garcia Salvatierra for Television Station Channel
                   51, Tolleson, Arizona(8)
 10.129       --   Loan, Option and Related Transactions, dated August 19,
                   1996, between Paxson Communications of Seattle-24, Inc. and
                   World Television of Washington, L.L.C. for Television
                   Station KBCB(TV), Bellingham, Washington(8)
 10.130       --   Stock Purchase and Related Transactions, dated August 21,
                   1996, between Paxson Communications of Little Rock-42, Inc.,
                   Leininger-Geddes Partnership and Channel 42 of Little Rock,
                   Inc. for Television Station KVUT(TV), Little Rock,
                   Arkansas(8)
 10.131       --   Asset Purchase and Sale Agreement, dated August 27, 1996,
                   between Intermart Broadcasting First Coast, Inc., and Paxson
                   Broadcasting of Jacksonville, Limited Partnership for Radio
                   Station WPVJ-FM of Ponte Verda Beach, Florida(8)
 10.132       --   Purchase Agreement, dated August 29, 1996, by and between
                   Boardworks Outdoor Advertising Company, Inc., and Paxson
                   Outdoor, Inc.(8)
 10.133       --   Asset Purchase Agreement, dated August 30, 1996, by and
                   between Paxson Communications Television, Inc. and Alpha &
                   Omega Communications, L.L.C. for Television Station KOOG-TV,
                   Ogden, Utah(8)
 10.134       --   Loan Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento-29, Inc. for Television Station
                   KCMY-TV, Sacramento, California(8)
 10.135       --   Option Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento for Television Station KCMY-TV,
                   Sacramento, California(8)
 10.136       --   Asset Purchase Agreement, dated September 12, 1996, by and between The Moody Bible Institute of Chicago and Paxson
                   Broadcasting of Tampa, Limited Partnership for Radio Station
                   WKES-FM, St., Petersburg, Florida(8)
 10.137       --   Asset Purchase Agreement, dated September 27, 1996, by and between Channel 46 of Boston, Inc. and Massachusetts
                   Redevelopment Limited Liability Company for Television
                   Station WHRC(TV), Norwell, Massachusetts(8)
 10.138       --   Easement Agreement, dated October 9, 1996, by and between
                   Kartworlds of Central Florida L.C. and Paxson Outdoor,
                   Inc.(8)
 10.139       --   Contract for Sale and Purchase, dated October 22, 1996,
                   between Southern Land Investors, LTD., and Paxson Outdoor,
                   Inc.(8)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
10.139.1      --   Promissory Note, dated October 22, 1996, between Southern
                   Land Investors, LTD. and Paxson Outdoor, Inc.(8)
10.139.2      --   Real Estate Mortgage, dated October 22, 1996, Southern Land
                   Investors, Ltd. and Paxson Outdoor, Inc.(8)
10.139.3      --   Assignment of Rights Under Pre-annexation Agreement, dated
                   October 22, 1996, by and between Michael J. Grinstaff and
                   Southern Land Investors, Ltd.(8)
 10.140       --   Stock Purchase Agreement, dated November 12, 1996, by and
                   between Housing Development Associates S.E. and Paxson
                   Communications of San Juan, Inc.(10)
 10.141       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   among Value Vision International, Inc., VVI Manassas, Inc.,
                   WVVI(TV), Inc., Paxson Communications of Washington-66,
                   Inc., and the Company(10)
 10.142       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   between Paxson Communications of Milwaukee-55, Inc. and
                   Channel 55 of Milwaukee, Inc.(10)
 10.143       --   Asset Purchase Agreement, dated December 13, 1996, by and
                   between Paxson Communications of the Keys, Inc., and Key
                   Chain, Inc. for Radio Stations WFKZ-FM, Plantation Key,
                   Florida, WAVK-FM, Marathon, Florida, and WKRY-FM, Key West,
                   Florida(10)
 10.144       --   Asset Purchase Agreement, dated December 10, 1996, by and
                   between Paxson Communications of Kansas City-50, Inc. and
                   Kansas City Youth for Christ, Inc. for Television Station
                   KYFC-TV, Kansas City, Missouri(10)
 10.145       --   Stock Purchase Agreement, dated December 11, 1996, by and
                   among Channel 64 of Scranton, Inc., Paxson Communication of
                   Scranton-64, Inc. and Ted Ehrhardt D/B/A Ehrhardt
                   Broadcasting(10)
 10.146       --   Asset Purchase Agreement, dated February 19, 1997, by and
                   between Paxson Communications of Ft. Pierce-34, Inc., and
                   Paramount Stations Group, Inc. for Television Station
                   WTVX(TV), Ft. Pierce, Florida(10)
 10.147       --   Promissory Note, dated February 12, 1997, by and between
                   Roberts Broadcasting of Hartford, L.L.C. and Paxson
                   Communications of New London-26, Inc. for Television Station
                   WTWS (TV), New London, Connecticut(10)
10.147.1      --   Time Brokerage Agreement, dated February 12, 1997, by and
                   between Roberts Broadcasting of Hartford, L. L. C. and
                   Paxson Communications of New London-26, Inc. for Television
                   Station WTWS(TV), New London, Connecticut(10)
10.147.2      --   Amendment to Asset Purchase Agreement, dated December 16,
                   1996, by and among Roberts Broadcasting of Hartford, L.L.P.,
                   Paxson Communications of New London-26, Inc., and Paxson New
                   London License, Inc.(10)
 10.148       --   Amended and Restated Promissory Note, dated April 16, 1996, by and between Ocean State Television, L. L. C. and Paxson
                   Communications of Providence-69, Inc.(10)
 10.149       --   Second Amendment to Stock Purchase and Option Agreement,
                   dated September 27, 1996, by and among Paxson Communications of Battle Creek-43, Inc., Western Michigan Christian
                   Broadcasting, Inc., Western Michigan Family Broadcasting,
                   Inc., Horizon Broadcasting Corporation, and William B.
                   Popjes.(10)
 10.150       --   Partnership Interest Purchase Agreement, dated February 14,
                   1997, by and among DP Media, Inc., Roberts Broadcasting,
                   L.L.C., and Roberts Broadcasting company of Raleigh-Durham,
                   L.P.(10)
 10.151       --   Option Purchase Agreement, dated February 14, 1997, by and between Paxson Communications of Raleigh-Durham-47, Inc.,
                   and D P. Media, Inc.(10)
 10.153       --   Asset Purchase Agreement, dated March 13, 1997 by and among
                   Paxson Communications of Detroit-31, Inc. and Blackstar
                   Communications, Inc. for Television Stations WBSX(TV) and
                   W48AV(10)
 10.154       --   Asset Purchase Agreement, dated March 25, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc.
                   and The Hearst Corporation, for Television Station WPBF(TV),
                   West Palm Beach, Florida(10)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.155       --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Cleveland-67, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WOAC(TV), Cleveland, Ohio(10)
10.155.1      --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Atlanta-14, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WNGM(TV), Atlanta, Georgia(10)
 10.156       --   Asset purchase agreement, dated March 21, 1997, by and
                   between Whitehead Media of Florida, Inc., Whitehead
                   Broadcasting of Florida, Inc. and Paxson Communications of
                   Ft. Pierce-34, Inc. for Television Station WTVX(TV), Ft.
                   Pierce, Florida(10)
 10.157       --   Paxson Communications Corporation 1996 Stock Incentive
                   Plan(9)
 10.158       --   Loan agreement, dated March 26, 1996, by and between Paxson
                   Communications Corporation and Cocola Media Corporation of
                   San Francisco for television station KWOK-TV, Novato,
                   California(12)
 10.159       --   Asset purchase agreement, dated April 1, 1997, by and
                   between Paxson Communications Corporation and The Kralowec
                   Children's Family Trust and KKAK-TV, Inc. for television
                   station KKAG(TV), Porterville, California(12)
 10.160       --   Asset purchase agreement, dated May 5, 1997, by and among
                   Paxson Communications of Cedar Rapids-48, Inc., Fant
                   Broadcasting Company of Iowa, Inc. and Paxson Communications
                   Corporation for television station KTVC-TV, Cedar Rapids,
                   Iowa(12)
 10.161       --   Asset purchase agreement, dated April 15, 1997, by and among
                   Paxson Communications of Buffalo-51, Inc., Fant Broadcasting
                   of New York, L.L.C., Anthony Fant and Paxson Communications
                   Corporation for television station WAQF-TV(12)
 10.162       --   Assignment and acceptance agreement, dated April 18, 1997, among WQED Pittsburgh and Paxson Communications of
                   Pittsburgh-40, Inc.(12)
 10.163       --   Merger agreement, dated April 29, 1997, among WPBF Merger,
                   Inc. and WPBF License, Inc. and Paxson Communications of
                   West Palm Beach-25, Inc. and Paxson West Palm Beach License,
                   Inc.(11)
10.163.1      --   Paxson Communications of West Palm Beach-25, Inc. and Paxson
                   West Palm Beach License, Inc. Subordinated Promissory Note,
                   dated April 29, 1997(11)
10.163.2      --   Time brokerage agreement, dated April 29, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc., and Paxson West Palm Beach License, Inc., and Paxson
                   Communications of Florida, Inc.(11)
 10.164       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Miami-35, Inc. and Channel
                   35 of Miami, Inc.(12)
 10.165       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Tampa-66, Inc. and Channel
                   66 of Tampa, Inc.(12)
 10.166       --   Asset purchase agreement, dated April 30, 1997, by and
                   between Paxson Communications of Green Bay-14, Inc and VCY
                   America, Inc. for television station WSCO(TV), Green Bay,
                   Wisconsin(12)
 10.167       --   Asset purchase agreement, dated May 12, 1997, by and between the Company, Paxson communications of New York City, ITT-Dow
                   Jones Television, ITT Corporation and Dow Jones & Company
                   for Television Station WBIS(TV), New York City, New York(12)
10.167.1      --   Time brokerage agreement, dated May 1997, by and between
                   ITT-Dow Jones Television and Paxson Communications of New
                   York-31, Inc. for Television Station WBIS(TV), New York
                   City, New York(12)
 10.168       --   Construction Agreement, dated December 23, 1996, between
                   WHCT Broadcasting, Inc., and Paxson Communications of
                   Hartford-18, Inc. for WHCT(TV), Channel 18, Hartford,
                   Connecticut(13)
 10.169       --   Asset Purchase Agreement, dated April 11, 1997, by and
                   between Roberts Broadcasting of Cookeville, L.L.C. and
                   Paxson Communications of Nashville-28, Inc. (13)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.170       --   Amended and Restated Asset Purchase Agreement, dated April
                   15, 1997, by and among Paxson Communications of Buffalo-51,
                   Inc., Fant Broadcasting Company of New York, L.L.C., Anthony
                   Fant and Paxson Communications Corporation(13)
 10.171       --   Asset Purchase Agreement, dated May 14, 1997, by and between
                   Paxson Communications of West Palm Beach, Inc. and American
                   Radio Systems Corporation(13)
 10.172       --   Option Agreement, dated May 20, 1997, by and between Paxson
                   Communications of Honolulu-66, Inc. and Dove Broadcasting
                   Company of Hawaii, Inc. for television station KAPA(TV),
                   Kaneohe, Hawaii(13)
10.172.1      --   Loan Agreement, dated May 20, 1997, by and among Paxson
                   Communications of Honolulu-66, Inc., and Dove Broadcasting
                   Company of Hawaii(13)
 10.173       --   Asset Purchase Agreement, dated May 28, 1997, by and among
                   Paxson Communications of Roanoke-38, Inc., Vine and Branch,
                   Inc. and Evangel Foursquare Church for television station
                   WEFC, Roanoke, Virginia(13)
 10.174       --   Loan Agreement, dated June 10, 1997, by and between Paxson
                   Communications of Boston-46, Inc. and Channel 46 of Boston,
                   Inc. for television station WHRC(TV), Norwell,
                   Massachusetts(13)
 10.175       --   Asset Acquisition Agreement, dated June 13, 1997, by and
                   among Landmark Communications, Inc., The Travel Channel,
                   Inc., and Paxson Communications(13)
 10.176       --   Asset Purchase Agreement, dated June 23, 1997, by and
                   between Paxson Communications of Orlando-56, Inc. and
                   Channel 56 of Orlando, Inc.(13)
 10.177       --   Loan Agreement, dated June 30, 1997, by and between Roberts
                   Broadcasting Company of Albuquerque and Paxson
                   Communications of Albuqurque-14, Inc. relating to television station (Channel 14), Albuquerque, New Mexico(13)
 10.178       --   Asset Purchase Agreement, dated June 25, 1997, by and
                   between John W. Hyde, as Chapter 11 Trustee of the Chapter
                   11 Debtor Estate of Riklis Broadcasting Corporation, AKA
                   KADY-TV, AKA Pacific Rim Video and Paxson Communications of
                   Los Angeles-63, Inc.(13)
 10.179       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, Clear Channel
                   Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and
                   Clear Channel Communications, Inc. (filed as exhibit 2.1
                   with the Company's Form 8-K, dated October 1, 1997 and
                   incorporated herein by reference)
 10.180       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, L. Paxson, Inc.,
                   Clear Channel Metroplex, Inc., Clear Channel Metroplex
                   Licenses, Inc. and Clear Channel Communications, Inc. (filed as exhibit 2.2 with the Company's Form 8-K, dated October 1,
                   1997 and incorporated herein by reference)
 10.181       --   Asset Purchase Agreement, dated August 29, 1997, by and
                   among Paxson Communications of Fayetteville-62, Inc.,
                   Fayetteville-Cumberland Telecasters, Inc.,
                   Fayetteville-Cumberland Telecasters Inc.,
                   Debtor-in-Possession, and Poplar Apartments Limited
                   Partnership for Television station WFAY, Fayetteville, North
                   Carolina(14)
 10.182       --   Stock Purchase Agreement, dated September 2, 1997, by and
                   among Channel 29 of Charleston, Inc., Paxson Communications of Charleston-29, Inc. and Mountaineer Broadcasting
                   Corporation and William L. Kepper(14)
 10.183       --   Stock Purchase Agreement, dated September 9, 1997, by and
                   among Channel 46 of Tucson, Inc., Paxson Communications of
                   Tucson-46, Inc. and Sungilt Corporation, Inc. (14)
 10.184       --   Asset Purchase Agreement, dated October 16, 1997, by and
                   between Paxson Communications Corporation and Channel 49
                   Acquisition Corporation for television station WJCB-TV,
                   Norfolk, Virginia(14)
 10.185       --   Asset Purchase Agreement, dated October 24, 1997, between
                   Universal Outdoor, Inc. and Paxson Communications
                   Corporation(14)
 10.186       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WCCL-TV, New Orleans,
                   Louisiana(15)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.187       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WFBI-TV, Memphis,
                   Tennessee(15)
 10.188       --   Asset Purchase Agreement, dated January 26, 1998, by and
                   among DP Media of Milwaukee, Inc., Paxson Communications of
                   Milwaukee-55, Inc. and Paxson Milwaukee License, Inc. for
                   Television station WPXE(TV), Kenosha, Wisconsin(15)
 10.189       --   Asset and Stock Purchase and Option Grant Agreement, dated as of November 14, 1997, by and among ValueVision
                   International, Inc., VVI Seattle, Inc., VVI LPTV, Inc., VVI
                   Spokane, Inc., VVI Tallahassee, Inc. and Paxson
                   Communications Corporation(15)
 10.190       --   Limited Liability Company Agreement of The Travel Channel,
                   L.L.C. dated as of November 24, 1997(15)
 10.191       --   Asset Purchase Agreement, dated as of November 24, 1997, by and among Travel Channel Acquisition Corporation, Project
                   Discovery, Inc., Paxson Communications Corporation and
                   Discovery Communications, Inc.(15)
 10.192       --   Guaranty Agreement, dated as of November 24, 1997, made by
                   Discovery Communications, Inc., in favor of Travel Channel
                   Acquisition Corporation(15)
 10.193       --   Asset Exchange Agreement, dated January 26, 1998, by and
                   among Paxson Communications of Chicago-38, Inc., Christian
                   Communications of Chicagoland, Inc., and Paxson
                   Communications Corporation(15)
10.193.1      --   Programming Agreement by and between Paxson Communications of Chicago-38, Inc. and Christian Communications of
                   Chicagoland Inc.(15)
 10.194       --   Asset Purchase Agreement, dated March 19, 1998, by and
                   between Paxson Communications of Atlanta-14, Inc. and SKMD
                   Broadcasting Partnership and USA Station Group of Maryland,
                   Inc.(16)
 10.195       --   Asset Purchase Agreement, dated March 19, 1998, by and among
                   Paxson Communications of Portland-22, Inc.; Paxson
                   Communications Corporation; Blackstar Communications of
                   Oregon, Inc.; and Blackstar of Salem, Inc.(16)
 10.196       --   Membership Purchase Agreement, dated January 14, 1998, by
                   and among Dr. Joseph A. Zavaletta, South Texas Vision,
                   L.L.C., Paxson Communications of San Antonio-26, Inc., and
                   Paxson Communications Corporation for television station
                   Channel 26, Uvalde, Texas(16)
 10.197       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Jeffrey Sagansky
 10.198       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and James B. Bocock
 10.199       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Dean M. Goodman
 10.200       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and J. Jay Hoker
 10.201       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Arthur D. Tek
 10.202       --   Paxson Communications Corporation 1998 Stock Incentive Plan+
     12       --   Computation of Ratio of Earnings to Fixed Charges
     21       --   List of Subsidiaries+
   23.1       --   Consent of Holland & Knight LLP (contained in Exhibit 5.1)
   23.2       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants
     24       --   Powers of Attorney (included on signature pages of
                   Registration Statement)
     25       --   Statement of Eligibility of Trustee, The Bank of New York,
                   on Form T-1
   99.1       --   Form of Letter of Transmittal+
   99.2       --   Form of Notice of Guaranteed Delivery+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   99.3       --   Exchange Agent Agreement+

---------------

 (1) Filed with the Company's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.
 (2) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (3) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
 (4) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.
 (5) Filed with the Company's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.
 (6) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.
 (7) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.
 (8) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.
 (9) Filed with the Company's Registration Statement on Form S-8, filed January 22, 1997, Registration No. 333-20163 and incorporated herein by reference.
(10) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.
(11) Filed with the Company's Report on Form 8-K, dated April 29, 1997, under
     Item 7. Financial Statements and Exhibits and incorporated herein by reference.
(12) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
(13) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference.
(14) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
(15) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.
(16) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.
  +  To be filed by amendment.

     (b) Financial Statement Schedules

     All required financial statement schedules have been filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.

     (c) Not Applicable.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on July 20, 1998.

                                        PAXSON COMMUNICATIONS CORPORATION

                                        By:       /s/ JEFFREY SAGANSKY
                                           -------------------------------------
                                           Jeffrey Sagansky
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                     TITLE                        DATE
                 ----------                                     -----                        ----

            /s/ JEFFREY SAGANSKY               Chief Executive Officer, President and    July 20, 1998
---------------------------------------------  Director (Principal Executive Officer)
              Jeffrey Sagansky

              /s/ ARTHUR D. TEK                Vice President, Chief Financial Officer   July 20, 1998
---------------------------------------------  and Director (Principal Financial
                Arthur D. Tek                  Officer)

           /s/ KENNETH M. GAMACHE              Vice President and Controller (Principal  July 20, 1998
---------------------------------------------  Accounting Officer)
             Kenneth M. Gamache

            /s/ LOWELL W. PAXSON               Chairman of the Board, Director           July 20, 1998
---------------------------------------------
              Lowell W. Paxson

          /s/ WILLIAM E. SIMON, JR.            Vice Chairman, Director                   July 20, 1998
---------------------------------------------
            William E. Simon, Jr.

             /s/ JAMES B. BOCOCK               Co-President, Director                    July 20, 1998
---------------------------------------------
               James B. Bocock

                 SIGNATURES                                     TITLE                        DATE
                 ----------                                     -----                        ----

            /s/ BRUCE L. BURNHAM               Director                                  July 20, 1998
---------------------------------------------
              Bruce L. Burnham

           /s/ JAMES L. GREENWALD              Director                                  July 20, 1998
---------------------------------------------
             James L. Greenwald

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants listed directly below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on July 20, 1998.

GUARANTORS:

PAXSON COMMUNICATIONS MANAGEMENT COMPANY, a Florida corporation
EXCEL MARKETING ENTERPRISES, INC., a Florida corporation
PAXSON COMMUNICATIONS TELEVISION, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ATLANTA-14, INC., a Florida corporation
PAXSON ATLANTA LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BOSTON-60, INC., a Florida corporation
PAXSON BOSTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DALLAS-68, INC., a Florida corporation
PAXSON DALLAS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW LONDON-26, INC., a Florida corporation PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC., a Florida corporation PAXSON PHILADELPHIA LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MIAMI-35, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC., a Florida corporation PAXSON SAN JOSE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TAMPA-66, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC., a Florida corporation PAXSON LOS ANGELES LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC., a Florida corporation PAXSON COMMUNICATIONS OF ST. LOUIS-13, INC., a Florida corporation PAXSON MINNEAPOLIS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ORLANDO-56, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HOUSTON-49, INC., a Florida corporation
PAXSON HOUSTON LICENSE, INC., a Florida corporation
INFOMALL TV NETWORK, INC., a Delaware corporation
PAXSON COMMUNICATIONS OF CLEVELAND-67, INC., a Florida corporation PAXSON COMMUNICATIONS OF WASHINGTON-60, INC., a Florida corporation PAXSON WASHINGTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PHOENIX-13, INC., a Florida corporation
PAXSON PHOENIX LICENSE, INC., a Florida corporation
INFOMALL LOS ANGELES, INC., Florida corporation
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC., a Florida corporation PAXSON COMMUNICATIONS OF DENVER-59, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW YORK-43, INC., a Florida corporation PAXSON NEW YORK LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF AKRON-23, INC., a Florida corporation
PAXSON AKRON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DAYTON-26, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC., a Florida corporation PAXSON COMMUNICATIONS OF ALBANY-55, INC., a Florida corporation
PAXSON COMMUNICATIONS OF RALEIGH DURHAM-47, INC., a Florida corporation PAXSON COMMUNICATIONS L.P.T.V., INC., a Florida corporation
PAXSON DAYTON LICENSE, INC., a Florida corporation
PAXSON DENVER LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC., a Florida corporation PAXSON COMMUNICATIONS OF GREENSBORO-16, INC., a Florida corporation

PAXSON GREENSBORO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TULSA-44, INC., a Florida corporation
PAXSON SPORTS VENTURES COMPANY, a Florida corporation
PCC DIRECT, INC., a Florida corporation
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC., a Florida corporation PAXSON ALBANY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC., a Florida corporation PAXSON SACRAMENTO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SEATTLE-33, INC., a Florida corporation
PAXSON SEATTLE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN JUAN, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BOSTON-46, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PHOENIX-51, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LITTLE ROCK-42, INC., a Florida corporation PAXSON LITTLE ROCK LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation PAXSON BIRMINGHAM LICENSE, INC., a Florida corporation
PAXSON SPORTS OF MIAMI, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC., a Florida corporation PAXSON SALT LAKE CITY LICENSE, INC., a Florida corporation
PAXSON OKLAHOMA CITY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC., a Florida corporation PAXSON COMMUNICATIONS OF SCRANTON-64, INC., a Florida corporation PAXSON SCRANTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC., a Florida corporation PAXSON KANSAS CITY LICENSE, INC., a Florida corporation
PAXSON MILWAUKEE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HARTFORD-18, INC., a Florida corporation PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC., a Florida corporation PAXSON COMMUNICATIONS OF DETROIT-31, INC., a Florida corporation
PAXSON DETROIT LICENSE, INC., a Florida corporation
PAXSON PITTSBURGH LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ROANOKE-38, INC., a Florida corporation
PAXSON ROANOKE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF FRESNO-61, INC., a Florida corporation
PAXSON FRESNO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC., a Florida corporation PAXSON TENNESSEE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC., a Florida corporation PAXSON CEDAR RAPIDS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BUFFALO-51, INC., a Florida corporation
PAXSON BUFFALO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF GREEN BAY-14, INC., a Florida corporation PAXSON GREEN BAY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TUCSON-46, INC., a Florida corporation
PAXSON TUCSON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW YORK-31, INC., a Florida corporation PAXSON MIAMI-35 LICENSE, INC., a Florida corporation
PAXSON TAMPA-66 LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HAWAII-66, INC., a Florida corporation
PAXSON HAWAII LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LOS ANGELES-63, INC., a Florida corporation PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC., a Florida corporation

PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC., a Florida corporation PAXSON FAYETTEVILLE LICENSE, INC., a Florida corporation
UNITED BROADCAST GROUP II, INC., a Texas corporation
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC., a Florida corporation PAXSON CHARLESTON LICENSE, INC., a Florida corporation
JETSTAR DEVELOPMENT, INC., a Florida corporation
PAX NET, INC., a Delaware corporation
PAXSON TELEVISION PRODUCTIONS, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC., a Florida corporation
PAXSON SYRACUSE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DECATUR-23, INC., a Florida corporation
PAXSON DECATUR LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC., a Florida corporation
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC., a Florida corporation PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC., a Florida corporation PAXSON COMMUNICATIONS OF PORTLAND-23, INC., a Florida corporation
PAXSON ORLANDO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF CHICAGO-38, INC., a Florida corporation
PAXSON CHICAGO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NORFOLK-49, INC., a Florida corporation
PAXSON ALBUQUERQUE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DAVENPORT-67, INC., a Florida corporation PAXSON DAVENPORT LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DES MOINES-39, INC., a Florida corporation PAXSON DES MOINES LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC., a Florida corporation PAXSON GREENVILLE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF JACKSON-51, INC., a Florida corporation
PAXSON JACKSON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MOBILE-61, INC., a Florida corporation
PAXSON MOBILE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ODESSA-30, INC., a Florida corporation
PAXSON ODESSA LICENSE, INC., a Florida corporation
PAXSON PORTLAND LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC., a Florida corporation PAXSON SHREVEPORT LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SPOKANE-34, INC., a Florida corporation
PAXSON SPOKANE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ST. CROIX-15, INC., a Florida corporation PAXSON ST. CROIX LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SPRINGFIELD-34, INC., a Florida corporation PAXSON SPRINGFIELD LICENSE, INC., a Florida corporation
CHANNEL 56 OF ORLANDO, INC., a Florida corporation
TRAVEL CHANNEL ACQUISITION CORPORATION, a Delaware corporation
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC., a Florida corporation PAXSON COMMUNICATIONS OF LEXINGTON-67, INC., a Florida corporation PAXSON LEXINGTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PORTLAND-22, INC., a Florida corporation
PAXSON SALEM LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC., a Florida corporation PAXSON COMMUNICATIONS OF FARGO-27, INC., a Florida corporation
PAXSON TULSA LICENSE, INC., a Florida corporation

PAXSON KNOXVILLE LICENSE, INC., a Florida corporation
PAX NET TELEVISION PRODUCTIONS, INC., a Florida corporation
PAXSON COMMUNICATIONS OF WAUSAU-46, INC., a Florida corporation
PAXSON WAUSAU LICENSE, INC., a Florida corporation
PAXSON FARGO LICENSE, INC., a Florida corporation
COCOLA MEDIA CORPORATION OF SAN FRANCISCO, a California corporation CHANNEL 44 OF TULSA, INC., a Delaware corporation
COCOLA MEDIA CORPORATION OF FLORIDA, a Delaware corporation

By:     /s/ LOWELL W. PAXSON
    --------------------------------
    Lowell W. Paxson
    Chairman and Director

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Registrants listed directly above for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                /s/ LOWELL W. PAXSON                   Chairman and Director (Principal  July 20, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                  /s/ ARTHUR D. TEK                    Vice President and Treasurer      July 20, 1998
-----------------------------------------------------  (Principal Financial and
                    Arthur D. Tek                      Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants listed directly below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on July 20, 1998.

GUARANTORS:

S & E NETWORK, INC., a Puerto Rico corporation

By:      /s/ JAMES B. BOCOCK
    --------------------------------
    James B. Bocock
    President and Director

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Registrant listed directly above for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                /s/ LOWELL W. PAXSON                   Chairman and Director (Principal  July 20, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                  /s/ ARTHUR D. TEK                    Vice President and Treasurer      July 20, 1998
-----------------------------------------------------  (Principal Financial and
                    Arthur D. Tek                      Accounting Officer)

                 /s/ JAMES B. BOCOCK                   President and Director            July 20, 1998
-----------------------------------------------------
                   James B. Bocock

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants listed directly below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on July 20, 1998.

GUARANTORS:

OCEAN STATE TELEVISION, L.L.C., a Delaware limited liability company

PAXSON COMMUNICATIONS LICENSE COMPANY, LLC, A Delaware limited liability company

By:     /s/ LOWELL W. PAXSON
    --------------------------------
    Lowell W. Paxson
    Manager

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Registrants listed directly above (the "Company"), for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                /s/ LOWELL W. PAXSON                   Chairman and Manager (Principal   July 20, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                  /s/ ARTHUR D. TEK                    Vice President and Treasurer      July 20, 1998
-----------------------------------------------------  (Principal Financial and
                    Arthur D. Tek                      Accounting Officer)

                               INDEX TO EXHIBITS

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  3.1.1       --   Certificate of Incorporation of the Company(2)
  3.1.2       --   Bylaws of the Company(5)
  3.2.1       --   Certificate of Designation of the Company's Junior
                   Cumulative Compounding Redeemable Preferred Stock(2)
  3.2.2       --   Certificate of Designation of the Company's 12 1/2%
                   Cumulative Exchangeable Preferred Stock(5)
  3.2.3       --   Certificate of Designation of the Company's original 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock
  3.2.4       --   Certificate of Designation of the Company's 9 3/4% Series A
                   Convertible Preferred Stock
  3.2.5       --   Certificate of Designation of the Company's new 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock+
  3.3.1       --   Articles of Incorporation of Paxson Communications
                   Management Company(4)
  3.3.2       --   Bylaws of Paxson Communications Management Company(4)
  3.4.1       --   Articles of Incorporation of Excel Marketing Enterprises,
                   Inc.(4)
  3.4.2       --   Bylaws of Excel Marketing Enterprises, Inc.(4)
  3.5.1       --   Articles of Incorporation of Paxson Communications
                   Television, Inc.(4)
  3.5.2       --   Bylaws of Paxson Communications Television, Inc.(4)
  3.6.1       --   Articles of Incorporation of Paxson Communications of
                   Atlanta-14, Inc.(4)
  3.6.2       --   Bylaws of Paxson Communications of Atlanta-14, Inc.(4)
  3.7.1       --   Articles of Incorporation of Paxson Atlanta License, Inc.(4)
  3.7.2       --   Bylaws of Paxson Atlanta License, Inc.(4)
  3.8.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-60, Inc.(4)
  3.8.2       --   Bylaws of Paxson Communications of Boston-60, Inc.(4)
  3.9.1       --   Articles of Incorporation of Paxson Boston License, Inc.(4)
  3.9.1       --   Bylaws of Paxson Boston License, Inc.(4)
 3.10.1       --   Articles of Incorporation of Paxson Communications of
                   Dallas-68, Inc.(4)
 3.10.2       --   Bylaws of Paxson Communications of Dallas-68, Inc.(4)
 3.11.1       --   Articles of Incorporation of Paxson Dallas License, Inc.(4)
 3.11.2       --   Bylaws of Paxson Dallas License, Inc.(4)
 3.12.1       --   Articles of Incorporation of Paxson Communications of New
                   London-26, Inc.(4)
 3.12.2       --   Bylaws of Paxson Communications of New London-26, Inc.(4)
 3.13.1       --   Articles of Incorporation of Paxson Communications of
                   Philadelphia-61, Inc.(4)
 3.13.2       --   Bylaws of Paxson Communications of Philadelphia-61, Inc.(4)
 3.14.1       --   Articles of Incorporation of Paxson Philadelphia License,
                   Inc.(4)
 3.14.2       --   Bylaws of Paxson Philadelphia License, Inc.(4)
 3.15.1       --   Articles of Incorporation of Paxson Communications of
                   Miami-35, Inc.(4)
 3.15.2       --   Bylaws of Paxson Communications of Miami-35, Inc.(4)
 3.16.1       --   Articles of Incorporation of Paxson Communications of San
                   Jose-65, Inc.(4)
 3.16.2       --   Bylaws of Paxson Communications of San Jose-65, Inc.(4)
 3.17.1       --   Articles of Incorporation of Paxson San Jose License,
                   Inc.(4)
 3.17.2       --   Bylaws of Paxson San Jose License, Inc.(4)
 3.18.1       --   Articles of Incorporation of Paxson Communications of
                   Tampa-66, Inc.(4)
 3.18.2       --   Bylaws of Paxson Communications of Tampa-66, Inc.(4)
 3.19.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-30, Inc.(4)
 3.19.2       --   Bylaws of Paxson Communications of Los Angeles-30, Inc.(4)
 3.20.1       --   Articles of Incorporation of Paxson Los Angeles License,
                   Inc.(4)
 3.20.2       --   Bylaws of Paxson Los Angeles License, Inc.(4)
 3.21.1       --   Articles of Incorporation of Paxson Communications of
                   Minneapolis-41, Inc.(4)
 3.21.2       --   Bylaws of Paxson Communications of Minneapolis-41, Inc.(4)
 3.22.1       --   Articles of Incorporation of Paxson Communications of St.
                   Louis-13, Inc.(4)
 3.22.2       --   Bylaws of Paxson Communications of St. Louis-13, Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.23.1       --   Articles of Incorporation of Paxson Minneapolis License,
                   Inc.(4)
 3.23.2       --   Bylaws of Paxson Minneapolis License, Inc.(4)
 3.24.1       --   Articles of Incorporation of Paxson Communications of
                   Orlando-56, Inc.(4)
 3.24.2       --   Bylaws of Paxson Communications of Orlando-56, Inc.(4)
 3.25.1       --   Articles of Incorporation of Paxson Communications of
                   Houston-49, Inc.(4)
 3.25.2       --   Bylaws of Paxson Communications of Houston-49, Inc.(4)
 3.26.1       --   Articles of Incorporation of Paxson Houston License, Inc.(4)
 3.26.2       --   Bylaws of Paxson Houston License, Inc.(4)
 3.27.1       --   Certificate of Incorporation of Infomall TV Network, Inc.(4)
 3.27.2       --   Bylaws of Infomall TV Network, Inc.(4)
 3.28.1       --   Articles of Incorporation of Paxson Communications of
                   Cleveland-67, Inc.(4)
 3.28.2       --   Bylaws of Paxson Communications of Cleveland-67, Inc.(4)
 3.29.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-60, Inc.(4)
 3.29.2       --   Bylaws of Paxson Communications of Washington-60, Inc.(4)
 3.30.1       --   Articles of Incorporation of Paxson Washington License,
                   Inc.(4)
 3.30.2       --   Bylaws of Paxson Washington License, Inc.(4)
 3.31.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-13, Inc.(4)
 3.31.2       --   Bylaws of Paxson Communications of Phoenix-13, Inc.(4)
 3.32.1       --   Articles of Incorporation of Paxson Phoenix License, Inc.(4)
 3.32.2       --   Bylaws of Paxson Phoenix License, Inc.(4)
 3.33.1       --   Articles of Incorporation of Infomall Los Angeles, Inc.(4)
 3.33.2       --   Bylaws of Infomall Los Angeles, Inc.(4)
 3.34.1       --   Articles of Incorporation of Paxson Communications of
                   Milwaukee-55, Inc.(4)
 3.34.2       --   Bylaws of Paxson Communications of Milwaukee-55, Inc.(4)
 3.35.1       --   Articles of Incorporation of Paxson Communications of
                   Denver-59, Inc.(4)
 3.35.2       --   Bylaws of Paxson Communications of Denver-59, Inc.(4)
 3.36.1       --   Articles of Incorporation of Paxson Communications of New
                   York-43, Inc.(4)
 3.36.2       --   Bylaws of Paxson Communications of New York-43, Inc.(4)
 3.37.1       --   Articles of Incorporation of Paxson New York License,
                   Inc.(4)
 3.37.2       --   Bylaws of Paxson New York License, Inc.(4)
 3.38.1       --   Articles of Incorporation of Paxson Communications of
                   Akron-23, Inc.(4)
 3.38.2       --   Bylaws of Paxson Communications of Akron-23, Inc.(4)
 3.39.1       --   Articles of Incorporation of Paxson Akron License, Inc.(4)
 3.39.2       --   Bylaws of Paxson Akron License, Inc.(4)
 3.40.1       --   Articles of Incorporation of Paxson Communications of
                   Dayton-26, Inc.(4)
 3.40.2       --   Bylaws of Paxson Communications of Dayton-26, Inc.(4)
 3.41.1       --   Articles of Incorporation of Paxson Communications of San
                   Juan, Inc.(7)
 3.41.2       --   Bylaws of Paxson Communications of San Juan, Inc.(7)
 3.42.1       --   Articles of Incorporation of Paxson Communications of Battle
                   Creek-43, Inc.(7)
 3.42.2       --   Bylaws of Paxson Communications of Battle Creek-43, Inc.(7)
 3.43.1       --   Articles of Incorporation of Paxson Communications of
                   Albany-55, Inc.(7)
 3.43.2       --   Bylaws of Paxson Communications of Albany-55, Inc.(7)
 3.44.1       --   Articles of Incorporation of Paxson Albany License, Inc.(7)
 3.44.2       --   Bylaws of Paxson Albany License, Inc.(7)
 3.45.1       --   Articles of Incorporation of Paxson Communications of
                   Raleigh Durham-47, Inc.(7)
 3.45.2       --   Bylaws of Paxson Communications of Raleigh Durham-47,
                   Inc.(7)
 3.46.1       --   Articles of Incorporation of Paxson Communications L.P.T.V.,
                   Inc.(7)
 3.46.2       --   Bylaws of Paxson Communications L.P.T.V., Inc.(7)
 3.47.1       --   Articles of Incorporation of Paxson Dayton License, Inc.(7)
 3.47.2       --   Bylaws of Paxson Dayton License, Inc.(7)
 3.48.1       --   Articles of Incorporation of Paxson Denver License, Inc.(7)
 3.48.2       --   Bylaws of Paxson Denver License, Inc.(7)
 3.49.1       --   Articles of Incorporation of Paxson Communications of
                   Providence-69, Inc.(7)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.49.2       --   Bylaws of Paxson Communications of Providence-69, Inc.(7)
 3.50.1       --   Articles of Incorporation of Paxson Communications of
                   Greensboro-16, Inc.(7)
 3.50.2       --   Bylaws of Paxson Communications of Greensboro-16, Inc.(7)
 3.51.1       --   Articles of Incorporation of Paxson Greensboro License,
                   Inc.(7)
 3.51.2       --   Bylaws of Paxson Greensboro License, Inc.(7)
 3.52.1       --   Articles of Incorporation of Paxson Communications of
                   Tulsa-44, Inc.(7)
 3.52.2       --   Bylaws of Paxson Communications of Tulsa-44, Inc.(7)
 3.53.1       --   Articles of Incorporation of Paxson Sports Ventures
                   Company(7)
 3.53.2       --   Bylaws of Paxson Sports Ventures Company(7)
 3.54.1       --   Articles of Incorporation of PCC Direct, Inc.(7)
 3.54.2       --   Bylaws of PCC Direct, Inc.(7)
 3.55.1       --   Articles of Incorporation of Paxson Communications of
                   Oklahoma City-62, Inc.(7)
 3.55.2       --   Bylaws of Paxson Communications of Oklahoma City-62, Inc.(7)
 3.56.1       --   Articles of Incorporation of Paxson Communications of
                   Sacramento-29, Inc.(7)
 3.56.2       --   Bylaws of Paxson Communications of Sacramento-29, Inc.(7)
 3.57.1       --   Articles of Incorporation of Paxson Sacramento License,
                   Inc.(7)
 3.57.2       --   Bylaws of Paxson Sacramento License, Inc.(7)
 3.58.1       --   Articles of Incorporation of Paxson Communications of
                   Seattle-33, Inc.(7)
 3.58.2       --   Bylaws of Paxson Communications of Seattle-33, Inc.(7)
 3.59.1       --   Articles of Incorporation of Paxson Seattle License, Inc.(7)
 3.59.2       --   Bylaws of Paxson Seattle License, Inc.(7)
 3.60.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-46, Inc.(7)
 3.60.2       --   Bylaws of Paxson Communications of Boston-46, Inc.(7)
 3.61.1       --   Articles of Incorporation of Paxson Communications of Little
                   Rock-42, Inc.(7)
 3.61.2       --   Bylaws of Paxson Communications of Little Rock-42, Inc.(7)
 3.62.1       --   Articles of Incorporation of Paxson Little Rock License,
                   Inc.(7)
 3.62.2       --   Bylaws of Paxson Little Rock License, Inc.(7)
 3.63.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-51, Inc.(7)
 3.63.2       --   Bylaws of Paxson Communications of Phoenix-51, Inc.(7)
 3.64.1       --   Articles of Incorporation of Paxson Communications of
                   Birmingham-44, Inc.(7)
 3.64.2       --   Bylaws of Paxson Communications of Birmingham-44, Inc.(7)
 3.65.1       --   Articles of Incorporation of Paxson Birmingham License,
                   Inc.(7)
 3.65.2       --   Bylaws of Paxson Birmingham License, Inc.(7)
 3.66.1       --   Articles of Incorporation of Paxson Sports of Miami, Inc.(7)
 3.66.2       --   Bylaws of Paxson Sports of Miami, Inc.(7)
 3.67.1       --   Articles of Incorporation of Paxson Communications of Salt
                   Lake City-30, Inc.+
 3.67.2       --   Bylaws of Paxson Communications of Salt Lake City-30, Inc.+
 3.68.1       --   Articles of Incorporation of Paxson Salt Lake City License,
                   Inc.+
 3.68.2       --   Bylaws of Paxson Salt Lake City License, Inc.+
 3.69.1       --   Articles of Incorporation of Paxson Oklahoma City License,
                   Inc.+
 3.69.2       --   Bylaws of Paxson Oklahoma City License, Inc.+
 3.70.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-66, Inc.+
 3.70.2       --   Bylaws of Paxson Communications of Washington-66, Inc.+
 3.71.1       --   Articles of Incorporation of Paxson Communications of
                   Scranton-64, Inc.+
 3.71.2       --   Bylaws of Paxson Communications of Scranton-64, Inc.+
 3.72.1       --   Articles of Incorporation of Paxson Scranton License, Inc.+
 3.72.2       --   Bylaws of Paxson Scranton License, Inc.+
 3.73.1       --   Articles of Incorporation of Paxson Communications of Kansas
                   City-50, Inc.+
 3.73.2       --   Bylaws of Paxson Communications of Kansas City-50, Inc.+
 3.74.1       --   Articles of Incorporation of Paxson Milwaukee License, Inc.+
 3.74.2       --   Bylaws of Paxson Milwaukee License, Inc.+
 3.75.1       --   Articles of Incorporation of Paxson Communications of
                   Hartford-18, Inc.+
 3.75.2       --   Bylaws of Paxson Communications of Hartford-18, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.76.1       --   Articles of Incorporation of Paxson Communications of
                   Pittsburgh-40, Inc.+
 3.76.2       --   Bylaws of Paxson Communications of Pittsburgh-40, Inc.+
 3.77.1       --   Articles of Incorporation of Paxson Communications of
                   Detroit-31, Inc.+
 3.77.2       --   Bylaws of Paxson Communications of Detroit-31, Inc.+
 3.78.1       --   Articles of Incorporation of Paxson Detroit License, Inc.+
 3.78.2       --   Bylaws of Paxson Detroit License, Inc.+
 3.79.1       --   Articles of Incorporation of Paxson Pittsburgh License,
                   Inc.+
 3.79.2       --   Bylaws of Paxson Pittsburgh License, Inc.+
 3.80.1       --   Articles of Incorporation of Paxson Communications of
                   Roanoke-38, Inc.+
 3.80.2       --   Bylaws of Paxson Communications of Roanoke-38, Inc.+
 3.81.1       --   Articles of Incorporation of Paxson Roanoke License, Inc.+
 3.81.2       --   Bylaws of Paxson Roanoke License, Inc.+
 3.82.1       --   Articles of Incorporation of Paxson Communications of
                   Fresno-61, Inc.+
 3.82.2       --   Bylaws of Paxson Communications of Fresno-61, Inc.+
 3.83.1       --   Articles of Incorporation of Paxson Fresno License, Inc.+
 3.83.2       --   Bylaws of Paxson Fresno License, Inc.+
 3.84.1       --   Articles of Incorporation of Paxson Communications of
                   Nashville-28, Inc.+
 3.84.2       --   Bylaws of Paxson Communications of Nashville-28, Inc.+
 3.85.1       --   Articles of Incorporation of Paxson Tennessee License, Inc.+
 3.85.2       --   Bylaws of Paxson Tennessee License, Inc.+
 3.86.1       --   Articles of Incorporation of Paxson Communications of Cedar
                   Rapids-48, Inc.+
 3.86.2       --   Bylaws of Paxson Communications of Cedar Rapids-48, Inc.+
 3.87.1       --   Articles of Incorporation of Paxson Cedar Rapids License,
                   Inc.+
 3.87.2       --   Bylaws of Paxson Cedar Rapids License, Inc.+
 3.88.1       --   Articles of Incorporation of Paxson Communications of
                   Buffalo-51, Inc.+
 3.88.2       --   Bylaws of Paxson Communications of Buffalo-51, Inc.+
 3.89.1       --   Articles of Incorporation of Paxson Buffalo License, Inc.+
 3.89.2       --   Bylaws of Paxson Buffalo License, Inc.+
 3.90 1       --   Articles of Incorporation of Paxson Communications of Green
                   Bay-14, Inc.+
 3.90.2       --   Bylaws of Paxson Communications of Green Bay-14, Inc.+
 3.91.1       --   Articles of Incorporation of Paxson Green Bay License, Inc.+
 3.91.2       --   Bylaws of Paxson Green Bay License, Inc.+
 3.92.1       --   Articles of Incorporation of Paxson Communications of
                   Tucson-46, Inc.+
 3.92.2       --   Bylaws of Paxson Communications of Tucson-46, Inc.+
 3.93.1       --   Articles of Incorporation of Paxson Tucson License, Inc.+
 3.93.2       --   Bylaws of Paxson Tucson License, Inc.+
 3.94.1       --   Articles of Incorporation of Paxson Communications of New
                   York-31, Inc.+
 3.94.2       --   Bylaws of Paxson Communications of New York-31, Inc.+
 3.95.1       --   Articles of Incorporation of Paxson Miami-35 License, Inc.+
 3.95.2       --   Bylaws of Paxson Miami-35 License, Inc.+
 3.96.1       --   Articles of Incorporation of Paxson Tampa-66 License, Inc.+
 3.96.2       --   Bylaws of Paxson Tampa-66 License, Inc.+
 3.97.1       --   Articles of Incorporation of Paxson Communications of
                   Hawaii-66, Inc.+
 3.97.2       --   Bylaws of Paxson Communications of Hawaii-66, Inc.+
 3.98.1       --   Articles of Incorporation of Paxson Hawaii License, Inc.+
 3.98.2       --   Bylaws of Paxson Hawaii License, Inc.+
 3.99.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-63, Inc.+
 3.99.2       --   Bylaws of Paxson Communications of Los Angeles-63, Inc.+
3.100.1       --   Articles of Incorporation of Paxson Communications of
                   Albuquerque-14, Inc.+
3.100.2       --   Bylaws of Paxson Communications of Albuquerque-14, Inc.+
3.101.1       --   Articles of Incorporation of Paxson Communications of
                   Fayetteville-62, Inc.+
3.101.2       --   Bylaws of Paxson Communications of Fayetteville-62, Inc.+
3.102.1       --   Articles of Incorporation of Paxson Fayetteville License,
                   Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.102.2       --   Bylaws of Paxson Fayetteville License, Inc.+
3.103.1       --   Operating Agreement of Ocean State Television L.L.C.+
3.103.2       --   Certificate of Organization of Ocean State Television
                   L.L.C.+
3.104.1       --   Articles of Incorporation of United Broadcast Group II,
                   Inc.+
3.104.2       --   Bylaws of United Broadcast Group II, Inc.+
3.105.1       --   Articles of Incorporation of Paxson Communications of
                   Charleston-29, Inc.+
3.105.2       --   Bylaws of Paxson Communications of Charleston-29, Inc.+
3.106.1       --   Articles of Incorporation of Paxson Charleston License,
                   Inc.+
3.106.2       --   Bylaws of Paxson Charleston License, Inc.+
3.107.1       --   Articles of Incorporation of Jetstar Development, Inc.+
3.107.2       --   Bylaws of Jetstar Development, Inc.+
3.108.1       --   Certificate of Incorporation of Pax Net, Inc.+
3.108.2       --   Bylaws of Pax Net, Inc.+
3.109.1       --   Articles of Incorporation of Paxson Television Productions,
                   Inc.+
3.109.2       --   Bylaws of Paxson Television Productions, Inc.+
3.110.1       --   Articles of Incorporation of Paxson Communications of
                   Syracuse-56, Inc.+
3.110.2       --   Bylaws of Paxson Communications of Syracuse-56, Inc.+
3.111.1       --   Articles of Incorporation of Paxson Syracuse License, Inc.+
3.111.2       --   Bylaws of Paxson Syracuse License, Inc.+
3.112.1       --   Articles of Incorporation of Paxson Communications of
                   Decatur-23, Inc.+
3.112.2       --   Bylaws of Paxson Communications of Decatur-23, Inc.+
3.113.1       --   Articles of Incorporation of Paxson Decatur License, Inc.+
3.113.2       --   Bylaws of Paxson Decatur License, Inc.+
3.114.1       --   Articles of Incorporation of Paxson Communications of
                   Memphis-50, Inc.+
3.114.2       --   Bylaws of Paxson Communications of Memphis-50, Inc.+
3.115.1       --   Articles of Incorporation of Paxson Communications of
                   Knoxville-54, Inc.+
3.115.2       --   Bylaws of Paxson Communications of Knoxville-54, Inc.+
3.116.1       --   Articles of Incorporation of Paxson Communications of New
                   Orleans-49, Inc.+
3.116.2       --   Bylaws of Paxson Communications of New Orleans-49, Inc.+
3.117.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-23, Inc.+
3.117.2       --   Bylaws of Paxson Communications of Portland-23, Inc.+
3.118.1       --   Articles of Incorporation of Paxson Orlando License, Inc.+
3.118.2       --   Bylaws of Paxson Orlando License, Inc.+
3.119.1       --   Articles of Incorporation of Paxson Communications of
                   Chicago-38, Inc.+
3.119.2       --   Bylaws of Paxson Communications of Chicago-38, Inc.+
3.120.1       --   Articles of Incorporation of Paxson Chicago License, Inc.+
3.120.2       --   Bylaws of Paxson Chicago License, Inc.+
3.121.1       --   Articles of Incorporation of Paxson Communications of
                   Norfolk-49, Inc.+
3.121.2       --   Bylaws of Paxson Communications of Norfolk-49, Inc.+
3.122.1       --   Articles of Incorporation of Paxson Albuquerque License,
                   Inc.+
3.122.2       --   Bylaws of Paxson Albuquerque License, Inc.+
3.123.1       --   Articles of Incorporation of Paxson Communications of
                   Davenport-67, Inc.+
3.123.2       --   Bylaws of Paxson Communications of Davenport-67, Inc.+
3.124.1       --   Articles of Incorporation of Paxson Davenport License, Inc.+
3.124.2       --   Bylaws of Paxson Davenport License, Inc.+
3.125.1       --   Articles of Incorporation of Paxson Communications of Des
                   Moines-39, Inc.+
3.125.2       --   Bylaws of Paxson Communications of Des Moines-39, Inc.+
3.126.1       --   Articles of Incorporation of Paxson Des Moines License,
                   Inc.+
3.126.2       --   Bylaws of Paxson Des Moines License, Inc.+
3.127.1       --   Articles of Incorporation of Paxson Communications of
                   Greenville-38, Inc.+
3.127.2       --   Bylaws of Paxson Communications of Greenville-38, Inc.+
3.128.1       --   Articles of Incorporation of Paxson Greenville License,
                   Inc.+
3.128.2       --   Bylaws of Paxson Greenville License, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.129.1       --   Articles of Incorporation of Paxson Communications of
                   Jackson-51, Inc.+
3.129.2       --   Bylaws of Paxson Communications of Jackson-51, Inc.+
3.130.1       --   Articles of Incorporation of Paxson Jackson License, Inc.+
3.130.2       --   Bylaws of Paxson Jackson License, Inc.+
3.131.1       --   Articles of Incorporation of Paxson Communications of
                   Mobile-61, Inc.+
3.131.2       --   Bylaws of Paxson Communications of Mobile-61, Inc.+
3.132.1       --   Articles of Incorporation of Paxson Mobile License, Inc.+
3.132.2       --   Bylaws of Paxson Mobile License, Inc.+
3.133.1       --   Articles of Incorporation of Paxson Communications of
                   Odessa-30, Inc.+
3.133.2       --   Bylaws of Paxson Communications of Odessa-30, Inc.+
3.134.1       --   Articles of Incorporation of Paxson Odessa License, Inc.+
3.134.2       --   Bylaws of Paxson Odessa License, Inc.+
3.135.1       --   Articles of Incorporation of Paxson Portland License, Inc.+
3.135.2       --   Bylaws of Paxson Portland License, Inc.+
3.136.1       --   Articles of Incorporation of Paxson Communications of
                   Shreveport-21, Inc.+
3.136.2       --   Bylaws of Paxson Communications of Shreveport-21, Inc.+
3.137.1       --   Articles of Incorporation of Paxson Shreveport License,
                   Inc.+
3.137.2       --   Bylaws of Paxson Shreveport License, Inc.+
3.138.1       --   Articles of Incorporation of Paxson Communications of
                   Spokane-34, Inc.+
3.138.2       --   Bylaws of Paxson Communications of Spokane-34, Inc.+
3.139.1       --   Articles of Incorporation of Paxson Spokane License, Inc.+
3.139.2       --   Bylaws of Paxson Spokane License, Inc.+
3.140.1       --   Articles of Incorporation of Paxson Communications of St.
                   Croix-15, Inc.+
3.140.2       --   Bylaws of Paxson Communications of St. Croix-15, Inc.+
3.141.1       --   Articles of Incorporation of Paxson St. Croix License, Inc.+
3.141.2       --   Bylaws of Paxson St. Croix License, Inc.+
3.142.1       --   Articles of Incorporation of Paxson Communications of
                   Springfield-34, Inc.+
3.142.2       --   Bylaws of Paxson Communications of Springfield-34, Inc.+
3.143.1       --   Articles of Incorporation of Paxson Springfield License,
                   Inc.+
3.143.2       --   Bylaws of Paxson Springfield License, Inc.+
3.144.1       --   Articles of Incorporation of S&E Network, Inc.+
3.144.2       --   Bylaws of S&E Network, Inc.+
3.145.1       --   Articles of Incorporation of Channel 56 of Orlando, Inc.+
3.145.2       --   Bylaws of Channel 56 of Orlando, Inc.+
3.146.1       --   Certificate of Incorporation of Travel Channel Acquisition
                   Corporation+
3.146.2       --   Bylaws of Travel Channel Acquisition Corporation+
3.147.1       --   Articles of Incorporation of Paxson Communications of West
                   Palm Beach-67, Inc.+
3.147.2       --   Bylaws of Paxson Communications of West Palm Beach-67, Inc.+
3.148.1       --   Articles of Incorporation of Paxson Communications of
                   Lexington-67, Inc.+
3.148.2       --   Bylaws of Paxson Communications of Lexington-67, Inc.+
3.149.1       --   Articles of Incorporation of Paxson Lexington License, Inc.+
3.149.2       --   Bylaws of Paxson Lexington License, Inc.+
3.150.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-22, Inc.+
3.150.2       --   Bylaws of Paxson Communications of Portland-22, Inc.+
3.151.1       --   Articles of Incorporation of Paxson Salem License, Inc.+
3.151.2       --   Bylaws of Paxson Salem License, Inc.+
3.152.1       --   Articles of Incorporation of Paxson Communications of San
                   Antonio-26, Inc.+
3.152.2       --   Bylaws of Paxson Communications of San Antonio-26, Inc.+
3.153.1       --   Articles of Incorporation of Paxson Communications of
                   Fargo-27, Inc.+
3.153.2       --   Bylaws of Paxson Communications of Fargo-27, Inc.+
3.154.1       --   Articles of Incorporation of Paxson Tulsa License, Inc.+
3.154.2       --   Bylaws of Paxson Tulsa License, Inc.+
3.155.1       --   Articles of Incorporation of Paxson Knoxville License, Inc.+

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.155.2       --   Bylaws of Paxson Knoxville License, Inc.+
3.156.1       --   Articles of Incorporation of Pax Net Television Productions,
                   Inc.+
3.156.2       --   Bylaws of Pax Net Television Productions, Inc.+
3.157.1       --   Articles of Incorporation of Paxson Communications of
                   Wausau-46, Inc.+
3.157.2       --   Bylaws of Paxson Communications of Wausau-46, Inc.+
3.158.1       --   Articles of Incorporation of Paxson Wausau License, Inc.+
3.158.2       --   Bylaws of Paxson Wausau License, Inc.+
3.159.1       --   Articles of Incorporation of Paxson Fargo License, Inc.+
3.159.2       --   Bylaws of Paxson Fargo License, Inc.+
3.160.1       --   Operating Agreement of Paxson Communications License
                   Company, LLC+
3.160.2       --   Certificate of Organization of Paxson Communications License
                   Company, LLC+
3.161.1       --   Articles of Incorporation of Cocola Media Corporation of San
                   Francisco+
3.161.2       --   Bylaws of Cocola Media Corporation of San Francisco+
3.162.1       --   Articles of Incorporation of Channel 44 of Tulsa, Inc.+
3.162.2       --   Bylaws of Channel 44 of Tulsa, Inc.+
3.163.1       --   Certificate of Incorporation of Cocola Media Corporation of
                   Florida+
3.163.2       --   Bylaws of Cocola Media Corporation of Florida +
3.164.1       --   Articles of Incorporation of Paxson Kansas City License,
                   Inc.+
3.164.2       --   Bylaws of Paxson Kansas City License, Inc.+
    4.1       --   Indenture dated as of September 28, 1995 by and between the
                   Company, the guarantors named therein and The Bank of New
                   York, as Trustee, with respect to the Senior Subordinated
                   Notes(4)
    4.2       --   Form of Senior Subordinated Note with Form of Guarantee(4)
    4.3       --   Indenture dated as of October 4, 1996 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the Exchange Debentures(7)
    4.4       --   Indenture dated as of June 10, 1998 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the New Exchange
                   Debentures
    4.5       --   Second Amended and Restated Credit Agreement, dated as of
                   April 28, 1998, among Paxson Communications Corporation, the several lenders from time to time parties thereto and Union
                   Bank of California, N.A., as the Agent
    4.6       --   Form of Stock Certificate of the 13 1/4% Cumulative Junior
                   Exchangeable Preferred Stock
    5.1       --   Opinion of Holland & Knight LLP regarding the legality of
                   the New Junior Preferred Stock, including consent+
    9.1       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof(2)
    9.2       --   Agreement, dated March 26, 1996, amending the Amended and
                   Restated Stockholders Agreement, dated as of December 22,
                   1994, by and among the Company and certain stockholders
                   thereof and certain related agreements(5)
   10.1       --   Securities Purchase Agreement, dated as of September 22,
                   1995, by and among the Company, the Guarantors named therein and the Initial Purchasers named therein(4)
   10.3       --   Stock Purchase Agreement, dated as of December 22, 1994, by and among the Company and certain purchasers of Company
                   securities(2)
   10.4       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof (incorporated by reference to Exhibit
                   9.1)(2)
 10.4.1       --   Agreement, dated March 26, 1996 amending the Amended and
                   Restated Stockholders Agreement, by and among the Company
                   and certain stockholders thereof and certain related
                   agreements (incorporated by reference to Exhibit 9.2)
   10.5       --   Exchange and Consent Agreement, dated as of December 22,
                   1994 by and among the Company and certain stockholders
                   thereof(2)
  10.26       --   Employment Agreement, dated as of June 30, 1994, by and
                   between the Company and Lowell W. Paxson(1)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  10.27       --   Paxson Communications Corp. Profit Sharing Plan(1)
  10.28       --   Paxson Communications Corp. Stock Incentive Plan(1)
  10.36       --   Real Estate Sale and Purchase Agreement, dated as of May 18,
                   1995, by and between F&M Bank--Martinsburg and Paxson
                   Communications of Washington-60, Inc.(3)
  10.46       --   Non-compete Agreement, dated August 18, 1995, between the
                   Company and Lowell W. Paxson(4)
  10.54       --   Indenture, dated as of September 28, 1995, among the
                   Company, the Guarantors named therein and The Bank of New
                   York, as Trustee with respect to the Senior Subordinated
                   Notes(4)
  10.83       --   Lease Agreement, dated June 14, 1994, between Paxson
                   Communications of Tampa-66, Inc. and The Christian Network,
                   Inc. for lease of production and distribution facilities at
                   WFCT-TV(5)
  10.89       --   Amended and Restated Promissory Note dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
  10.90       --   First Amendment to Loan Agreement dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
 10.103       --   Construction Agreement, dated April 16, 1996, by and among
                   Offshore Broadcasting Corporation, Ocean State Television,
                   L.L.C. and Paxson Communications of Providence-69, Inc.(6)
 10.104       --   Loan Agreement, dated April 16, 1996, by and among Paxson
                   Communications of Providence-69, Inc., Offshore Broadcasting
                   Corporation and Ocean State Television, L.L.C.(6)
 10.110       --   Subordinated Note between MacDonald Communications
                   Corporation and the Company for $3,000,000 dated June 7,
                   1996.(6)
 10.116       --   Asset Purchase Agreement, dated July 1, 1996, by and among
                   Paxson Communications of New London-26, Inc., Paxson New
                   London License, Inc., and Roberts Broadcasting of Hartford,
                   L.L.C.(6)
 10.123       --   Asset Exchange Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44, Inc. and
                   WNAL-TV Inc.(6)
 10.124       --   Loan Agreement, dated August 7, 1996, by and between Paxson
                   Broadcasting of Birmingham-44 Inc. and WNAL-TV Inc.(6)
 10.125       --   Time Brokerage Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44 Inc. and
                   WNAL-TV Inc.(6)
 10.126       --   Option Agreement by and among Paxson Communications of Salt
                   Lake City-16, Inc. and Roberts Broadcasting of Salt Lake
                   City L.L.C., dated August 5, 1996(6)
 10.127       --   Asset Purchase Agreement, dated July 31, 1996, by and
                   between Paxson Communications of Oklahoma City-62, Inc. and
                   Aracelis Ortiz for Television Station KMNZ-TV, Oklahoma
                   City, Oklahoma(8)
 10.128       --   Purchase Agreement, dated July 31, 1996, by and among
                   America 51, L.P., Paxson Communications of Phoenix-51, Inc.,
                   and Hector Garcia Salvatierra for Television Station Channel
                   51, Tolleson, Arizona(8)
 10.129       --   Loan, Option and Related Transactions, dated August 19,
                   1996, between Paxson Communications of Seattle-24, Inc. and
                   World Television of Washington, L.L.C. for Television
                   Station KBCB(TV), Bellingham, Washington(8)
 10.130       --   Stock Purchase and Related Transactions, dated August 21,
                   1996, between Paxson Communications of Little Rock-42, Inc.,
                   Leininger-Geddes Partnership and Channel 42 of Little Rock,
                   Inc. for Television Station KVUT(TV), Little Rock,
                   Arkansas(8)
 10.131       --   Asset Purchase and Sale Agreement, dated August 27, 1996,
                   between Intermart Broadcasting First Coast, Inc., and Paxson
                   Broadcasting of Jacksonville, Limited Partnership for Radio
                   Station WPVJ-FM of Ponte Verda Beach, Florida(8)
 10.132       --   Purchase Agreement, dated August 29, 1996, by and between
                   Boardworks Outdoor Advertising Company, Inc., and Paxson
                   Outdoor, Inc.(8)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.133       --   Asset Purchase Agreement, dated August 30, 1996, by and
                   between Paxson Communications Television, Inc. and Alpha &
                   Omega Communications, L.L.C. for Television Station KOOG-TV,
                   Ogden, Utah(8)
 10.134       --   Loan Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento-29, Inc. for Television Station
                   KCMY-TV, Sacramento, California(8)
 10.135       --   Option Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento for Television Station KCMY-TV,
                   Sacramento, California(8)
 10.136       --   Asset Purchase Agreement, dated September 12, 1996, by and between The Moody Bible Institute of Chicago and Paxson
                   Broadcasting of Tampa, Limited Partnership for Radio Station
                   WKES-FM, St., Petersburg, Florida(8)
 10.137       --   Asset Purchase Agreement, dated September 27, 1996, by and between Channel 46 of Boston, Inc. and Massachusetts
                   Redevelopment Limited Liability Company for Television
                   Station WHRC(TV), Norwell, Massachusetts(8)
 10.138       --   Easement Agreement, dated October 9, 1996, by and between
                   Kartworlds of Central Florida L.C. and Paxson Outdoor,
                   Inc.(8)
 10.139       --   Contract for Sale and Purchase, dated October 22, 1996,
                   between Southern Land Investors, LTD., and Paxson Outdoor,
                   Inc.(8)
10.139.1      --   Promissory Note, dated October 22, 1996, between Southern
                   Land Investors, LTD. and Paxson Outdoor, Inc.(8)
10.139.2      --   Real Estate Mortgage, dated October 22, 1996, Southern Land
                   Investors, Ltd. and Paxson Outdoor, Inc.(8)
10.139.3      --   Assignment of Rights Under Pre-annexation Agreement, dated
                   October 22, 1996, by and between Michael J. Grinstaff and
                   Southern Land Investors, Ltd.(8)
 10.140       --   Stock Purchase Agreement, dated November 12, 1996, by and
                   between Housing Development Associates S.E. and Paxson
                   Communications of San Juan, Inc.(10)
 10.141       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   among Value Vision International, Inc., VVI Manassas, Inc.,
                   WVVI(TV), Inc., Paxson Communications of Washington-66,
                   Inc., and the Company(10)
 10.142       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   between Paxson Communications of Milwaukee-55, Inc. and
                   Channel 55 of Milwaukee, Inc.(10)
 10.143       --   Asset Purchase Agreement, dated December 13, 1996, by and
                   between Paxson Communications of the Keys, Inc., and Key
                   Chain, Inc. for Radio Stations WFKZ-FM, Plantation Key,
                   Florida, WAVK-FM, Marathon, Florida, and WKRY-FM, Key West,
                   Florida(10)
 10.144       --   Asset Purchase Agreement, dated December 10, 1996, by and
                   between Paxson Communications of Kansas City-50, Inc. and
                   Kansas City Youth for Christ, Inc. for Television Station
                   KYFC-TV, Kansas City, Missouri(10)
 10.145       --   Stock Purchase Agreement, dated December 11, 1996, by and
                   among Channel 64 of Scranton, Inc., Paxson Communication of
                   Scranton-64, Inc. and Ted Ehrhardt D/B/A Ehrhardt
                   Broadcasting(10)
 10.146       --   Asset Purchase Agreement, dated February 19, 1997, by and
                   between Paxson Communications of Ft. Pierce-34, Inc., and
                   Paramount Stations Group, Inc. for Television Station
                   WTVX(TV), Ft. Pierce, Florida(10)
 10.147       --   Promissory Note, dated February 12, 1997, by and between
                   Roberts Broadcasting of Hartford, L.L.C. and Paxson
                   Communications of New London-26, Inc. for Television Station
                   WTWS (TV), New London, Connecticut(10)
10.147.1      --   Time Brokerage Agreement, dated February 12, 1997, by and
                   between Roberts Broadcasting of Hartford, L. L. C. and
                   Paxson Communications of New London-26, Inc. for Television
                   Station WTWS(TV), New London, Connecticut(10)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
10.147.2      --   Amendment to Asset Purchase Agreement, dated December 16,
                   1996, by and among Roberts Broadcasting of Hartford, L.L.P.,
                   Paxson Communications of New London-26, Inc., and Paxson New
                   London License, Inc.(10)
 10.148       --   Amended and Restated Promissory Note, dated April 16, 1996, by and between Ocean State Television, L. L. C. and Paxson
                   Communications of Providence-69, Inc.(10)
 10.149       --   Second Amendment to Stock Purchase and Option Agreement,
                   dated September 27, 1996, by and among Paxson Communications of Battle Creek-43, Inc., Western Michigan Christian
                   Broadcasting, Inc., Western Michigan Family Broadcasting,
                   Inc., Horizon Broadcasting Corporation, and William B.
                   Popjes.(10)
 10.150       --   Partnership Interest Purchase Agreement, dated February 14,
                   1997, by and among DP Media, Inc., Roberts Broadcasting,
                   L.L.C., and Roberts Broadcasting company of Raleigh-Durham,
                   L.P.(10)
 10.151       --   Option Purchase Agreement, dated February 14, 1997, by and between Paxson Communications of Raleigh-Durham-47, Inc.,
                   and D P. Media, Inc.(10)
 10.153       --   Asset Purchase Agreement, dated March 13, 1997 by and among
                   Paxson Communications of Detroit-31, Inc. and Blackstar
                   Communications, Inc. for Television Stations WBSX(TV) and
                   W48AV(10)
 10.154       --   Asset Purchase Agreement, dated March 25, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc.
                   and The Hearst Corporation, for Television Station WPBF(TV),
                   West Palm Beach, Florida(10)
 10.155       --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Cleveland-67, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WOAC(TV), Cleveland, Ohio(10)
10.155.1      --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Atlanta-14, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WNGM(TV), Atlanta, Georgia(10)
 10.156       --   Asset purchase agreement, dated March 21, 1997, by and
                   between Whitehead Media of Florida, Inc., Whitehead
                   Broadcasting of Florida, Inc. and Paxson Communications of
                   Ft. Pierce-34, Inc. for Television Station WTVX(TV), Ft.
                   Pierce, Florida(10)
 10.157       --   Paxson Communications Corporation 1996 Stock Incentive
                   Plan(9)
 10.158       --   Loan agreement, dated March 26, 1996, by and between Paxson
                   Communications Corporation and Cocola Media Corporation of
                   San Francisco for television station KWOK-TV, Novato,
                   California(12)
 10.159       --   Asset purchase agreement, dated April 1, 1997, by and
                   between Paxson Communications Corporation and The Kralowec
                   Children's Family Trust and KKAK-TV, Inc. for television
                   station KKAG(TV), Porterville, California(12)
 10.160       --   Asset purchase agreement, dated May 5, 1997, by and among
                   Paxson Communications of Cedar Rapids-48, Inc., Fant
                   Broadcasting Company of Iowa, Inc. and Paxson Communications
                   Corporation for television station KTVC-TV, Cedar Rapids,
                   Iowa(12)
 10.161       --   Asset purchase agreement, dated April 15, 1997, by and among
                   Paxson Communications of Buffalo-51, Inc., Fant Broadcasting
                   of New York, L.L.C., Anthony Fant and Paxson Communications
                   Corporation for television station WAQF-TV(12)
 10.162       --   Assignment and acceptance agreement, dated April 18, 1997, among WQED Pittsburgh and Paxson Communications of
                   Pittsburgh-40, Inc.(12)
 10.163       --   Merger agreement, dated April 29, 1997, among WPBF Merger,
                   Inc. and WPBF License, Inc. and Paxson Communications of
                   West Palm Beach-25, Inc. and Paxson West Palm Beach License,
                   Inc.(11)
10.163.1      --   Paxson Communications of West Palm Beach-25, Inc. and Paxson
                   West Palm Beach License, Inc. Subordinated Promissory Note,
                   dated April 29, 1997(11)
10.163.2      --   Time brokerage agreement, dated April 29, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc., and Paxson West Palm Beach License, Inc., and Paxson
                   Communications of Florida, Inc.(11)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.164       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Miami-35, Inc. and Channel
                   35 of Miami, Inc.(12)
 10.165       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Tampa-66, Inc. and Channel
                   66 of Tampa, Inc.(12)
 10.166       --   Asset purchase agreement, dated April 30, 1997, by and
                   between Paxson Communications of Green Bay-14, Inc and VCY
                   America, Inc. for television station WSCO(TV), Green Bay,
                   Wisconsin(12)
 10.167       --   Asset purchase agreement, dated May 12, 1997, by and between the Company, Paxson communications of New York City, ITT-Dow
                   Jones Television, ITT Corporation and Dow Jones & Company
                   for Television Station WBIS(TV), New York City, New York(12)
10.167.1      --   Time brokerage agreement, dated May 1997, by and between
                   ITT-Dow Jones Television and Paxson Communications of New
                   York-31, Inc. for Television Station WBIS(TV), New York
                   City, New York(12)
 10.168       --   Construction Agreement, dated December 23, 1996, between
                   WHCT Broadcasting, Inc., and Paxson Communications of
                   Hartford-18, Inc. for WHCT(TV), Channel 18, Hartford,
                   Connecticut(13)
 10.169       --   Asset Purchase Agreement, dated April 11, 1997, by and
                   between Roberts Broadcasting of Cookeville, L.L.C. and
                   Paxson Communications of Nashville-28, Inc. (13)
 10.170       --   Amended and Restated Asset Purchase Agreement, dated April
                   15, 1997, by and among Paxson Communications of Buffalo-51,
                   Inc., Fant Broadcasting Company of New York, L.L.C., Anthony
                   Fant and Paxson Communications Corporation(13)
 10.171       --   Asset Purchase Agreement, dated May 14, 1997, by and between
                   Paxson Communications of West Palm Beach, Inc. and American
                   Radio Systems Corporation(13)
 10.172       --   Option Agreement, dated May 20, 1997, by and between Paxson
                   Communications of Honolulu-66, Inc. and Dove Broadcasting
                   Company of Hawaii, Inc. for television station KAPA(TV),
                   Kaneohe, Hawaii(13)
10.172.1      --   Loan Agreement, dated May 20, 1997, by and among Paxson
                   Communications of Honolulu-66, Inc., and Dove Broadcasting
                   Company of Hawaii(13)
 10.173       --   Asset Purchase Agreement, dated May 28, 1997, by and among
                   Paxson Communications of Roanoke-38, Inc., Vine and Branch,
                   Inc. and Evangel Foursquare Church for television station
                   WEFC, Roanoke, Virginia(13)
 10.174       --   Loan Agreement, dated June 10, 1997, by and between Paxson
                   Communications of Boston-46, Inc. and Channel 46 of Boston,
                   Inc. for television station WHRC(TV), Norwell,
                   Massachusetts(13)
 10.175       --   Asset Acquisition Agreement, dated June 13, 1997, by and
                   among Landmark Communications, Inc., The Travel Channel,
                   Inc., and Paxson Communications(13)
 10.176       --   Asset Purchase Agreement, dated June 23, 1997, by and
                   between Paxson Communications of Orlando-56, Inc. and
                   Channel 56 of Orlando, Inc.(13)
 10.177       --   Loan Agreement, dated June 30, 1997, by and between Roberts
                   Broadcasting Company of Albuquerque and Paxson
                   Communications of Albuqurque-14, Inc. relating to television station (Channel 14), Albuquerque, New Mexico(13)
 10.178       --   Asset Purchase Agreement, dated June 25, 1997, by and
                   between John W. Hyde, as Chapter 11 Trustee of the Chapter
                   11 Debtor Estate of Riklis Broadcasting Corporation, AKA
                   KADY-TV, AKA Pacific Rim Video and Paxson Communications of
                   Los Angeles-63, Inc.(13)
 10.179       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, Clear Channel
                   Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and
                   Clear Channel Communications, Inc. (filed as exhibit 2.1
                   with the Company's Form 8-K, dated October 1, 1997 and
                   incorporated herein by reference)
 10.180       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, L. Paxson, Inc.,
                   Clear Channel Metroplex, Inc., Clear Channel Metroplex
                   Licenses, Inc. and Clear Channel Communications, Inc. (filed as exhibit 2.2 with the Company's Form 8-K, dated October 1,
                   1997 and incorporated herein by reference)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.181       --   Asset Purchase Agreement, dated August 29, 1997, by and
                   among Paxson Communications of Fayetteville-62, Inc.,
                   Fayetteville-Cumberland Telecasters, Inc.,
                   Fayetteville-Cumberland Telecasters Inc.,
                   Debtor-in-Possession, and Poplar Apartments Limited
                   Partnership for Television station WFAY, Fayetteville, North
                   Carolina(14)
 10.182       --   Stock Purchase Agreement, dated September 2, 1997, by and
                   among Channel 29 of Charleston, Inc., Paxson Communications of Charleston-29, Inc. and Mountaineer Broadcasting
                   Corporation and William L. Kepper(14)
 10.183       --   Stock Purchase Agreement, dated September 9, 1997, by and
                   among Channel 46 of Tucson, Inc., Paxson Communications of
                   Tucson-46, Inc. and Sungilt Corporation, Inc. (14)
 10.184       --   Asset Purchase Agreement, dated October 16, 1997, by and
                   between Paxson Communications Corporation and Channel 49
                   Acquisition Corporation for television station WJCB-TV,
                   Norfolk, Virginia(14)
 10.185       --   Asset Purchase Agreement, dated October 24, 1997, between
                   Universal Outdoor, Inc. and Paxson Communications
                   Corporation(14)
 10.186       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WCCL-TV, New Orleans,
                   Louisiana(15)
 10.187       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WFBI-TV, Memphis,
                   Tennessee(15)
 10.188       --   Asset Purchase Agreement, dated January 26, 1998, by and
                   among DP Media of Milwaukee, Inc., Paxson Communications of
                   Milwaukee-55, Inc. and Paxson Milwaukee License, Inc. for
                   Television station WPXE(TV), Kenosha, Wisconsin(15)
 10.189       --   Asset and Stock Purchase and Option Grant Agreement, dated as of November 14, 1997, by and among ValueVision
                   International, Inc., VVI Seattle, Inc., VVI LPTV, Inc., VVI
                   Spokane, Inc., VVI Tallahassee, Inc. and Paxson
                   Communications Corporation(15)
 10.190       --   Limited Liability Company Agreement of The Travel Channel,
                   L.L.C. dated as of November 24, 1997(15)
 10.191       --   Asset Purchase Agreement, dated as of November 24, 1997, by and among Travel Channel Acquisition Corporation, Project
                   Discovery, Inc., Paxson Communications Corporation and
                   Discovery Communications, Inc.(15)
 10.192       --   Guaranty Agreement, dated as of November 24, 1997, made by
                   Discovery Communications, Inc., in favor of Travel Channel
                   Acquisition Corporation(15)
 10.193       --   Asset Exchange Agreement, dated January 26, 1998, by and
                   among Paxson Communications of Chicago-38, Inc., Christian
                   Communications of Chicagoland, Inc., and Paxson
                   Communications Corporation(15)
10.193.1      --   Programming Agreement by and between Paxson Communications of Chicago-38, Inc. and Christian Communications of
                   Chicagoland Inc.(15)
 10.194       --   Asset Purchase Agreement, dated March 19, 1998, by and
                   between Paxson Communications of Atlanta-14, Inc. and SKMD
                   Broadcasting Partnership and USA Station Group of Maryland,
                   Inc.(16)
 10.195       --   Asset Purchase Agreement, dated March 19, 1998, by and among
                   Paxson Communications of Portland-22, Inc.; Paxson
                   Communications Corporation; Blackstar Communications of
                   Oregon, Inc.; and Blackstar of Salem, Inc.(16)
 10.196       --   Membership Purchase Agreement, dated January 14, 1998, by
                   and among Dr. Joseph A. Zavaletta, South Texas Vision,
                   L.L.C., Paxson Communications of San Antonio-26, Inc., and
                   Paxson Communications Corporation for television station
                   Channel 26, Uvalde, Texas(16)
 10.197       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Jeffrey Sagansky
 10.198       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and James B. Bocock

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.199       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Dean M. Goodman
 10.200       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and J. Jay Hoker
 10.201       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Arthur D. Tek
 10.202       --   Paxson Communications Corporation 1998 Stock Incentive Plan+
     12       --   Computation of Ratio of Earnings to Fixed Charges
     21       --   List of Subsidiaries+
   23.1       --   Consent of Holland & Knight LLP (contained in Exhibit 5.1)
   23.2       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants
     24       --   Powers of Attorney (included on signature pages of
                   Registration Statement)
     25       --   Statement of Eligibility of Trustee, The Bank of New York,
                   on Form T-1
   99.1       --   Form of Letter of Transmittal+
   99.2       --   Form of Notice of Guaranteed Delivery+
   99.3       --   Exchange Agent Agreement+

---------------

 (1) Filed with the Company's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.
 (2) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (3) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
 (4) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.
 (5) Filed with the Company's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.
 (6) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.
 (7) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.
 (8) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.
 (9) Filed with the Company's Registration Statement on Form S-8, filed January 22, 1997, Registration No. 333-20163 and incorporated herein by reference.
(10) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.
(11) Filed with the Company's Report on Form 8-K, dated April 29, 1997, under
     Item 7. Financial Statements and Exhibits and incorporated herein by reference.
(12) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
(13) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference.
(14) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
(15) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.
(16) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.
  +  To be filed by amendment.